     As filed with the Securities and Exchange Commission on April 12, 2011

                              FILE NO. 333-158183

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
                       POST-EFFECTIVE AMENDMENT NO. 3 TO

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                           (Exact Name of Registrant)

                               NEW YORK 36-2608394
                  (State or Other Jurisdiction (I.R.S. Employer
            of Incorporation or Organization) Identification Number)

                                      6300
            (Primary Standard Industrial Classification Code Number)

                                100 MOTOR PARKWAY
                                    SUITE 132
                            HAUPPAUGE, NEW YORK 11788
                                  631/357-8920
            (Address and Phone Number of Principal Executive Office)

                                 SUSAN L. LEES
                        DIRECTOR, SENIOR VICE PRESIDENT,
                          GENERAL COUNSEL AND SECRETARY
                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-5000
       (Name, Complete Address and Telephone Number of Agent for Service)

                                   COPIES TO:

                              JOCELYN LIU, ESQUIRE
                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                           3100 SANDERS ROAD SUITE J5B
                              NORTHBROOK, IL 60062

Approximate date of commencement of proposed sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]   Accelerated filer [ ]

Non-accelerated filer [X] (Do not check if a smaller reporting company)

Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

                                     Proposed maximum   Proposed maximum
Title of securities   Amount to be    offering price   aggregate offering    Amount of
to be registered     registered (1)      per unit           price (1)      registration fee (2)
-------------------  --------------  ----------------  ------------------  ----------------
Deferred annuity           N/A             (1)                  N/A               N/A
interests and
participating
interests therein

(1) The Contract does not provide for a predetermined amount or number of units.
(2) By filing dated March 24, 2009, Allstate Life Insurance Company of New York registered $20,000,000 ($20 million) in market value adjusted annuity contract securities and paid a filing fee of $1,116.00 therefor. In this Registration Statement, Registrant continues that offering.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Contingent on regulatory approval, ALFS, Inc ("ALFS") is expected to merge into Allstate Distributors, LLC ("ADLLC"), effective April 29, 2011. At that time, ALFS will assign its rights and delegate its duties as principal underwriter to ADLLC. This change will have no effect on Allstate Life Insurance Company of New York's obligations to you under your Contract.

Contingent on regulatory approval, ADLLC serves as distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC, an affiliate of Allstate Life Insurance Company of New York, is a wholly owned subsidiary of Allstate Life Insurance Company. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered.

                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

                         Supplement Dated May 1, 2011
                To the following Prospectuses, as supplemented

                ALLSTATE PROVIDER PROSPECTUS DATED MAY 1, 2002
               SELECTDIRECTIONS PROSPECTUS DATED APRIL 30, 2005
               AIM LIFETIME PLUS PROSPECTUS DATED APRIL 30, 2005
             AIM LIFETIME PLUS II PROSPECTUS DATED APRIL 30, 2005
               CUSTOM PORTFOLIO PROSPECTUS DATED APRIL 30, 2005

   The following information supplements the prospectus for your variable annuity contract issued by Allstate Life Insurance Company of New York.

                        SUPPLEMENTAL INFORMATION ABOUT
                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

                                     INDEX

                                                                                                   PAGE
                                                                                                   ----
Item 3(c)   Risk Factors..........................................................................   1
Item 11(a)  Description of Business...............................................................   9
Item 11(b)  Description of Property...............................................................  11
Item 11(c)  Legal Proceedings.....................................................................  11
Item 11(e)  Financial Statements and Notes to Financial Statements................................  12
Item 11(f)  Selected Financial Data...............................................................  71
Item 11(h)  Management's Discussion and Analysis of Financial Condition and Results of Operations.  71
Item 11(i)  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.. 106
Item 11(j)  Quantitative and Qualitative Disclosures About Market Risk............................ 106
Item 11(k)  Directors, Executive Officers, Promoters and Control Persons.......................... 106
Item 11(l)  Executive Compensation................................................................ 110
Item 11(m)  Security Ownership of Certain Beneficial Owners and Management........................ 133
Item 11(n)  Transactions with Related Persons, Promoters and Certain Control Persons.............. 134
Other Information................................................................................. 136

ITEM 3(C). RISK FACTORS

   This document contains "forward-looking statements" that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

   These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like "plans," "seeks," "expects," "will," "should," "anticipates," "estimates," "intends," "believes," "likely," "targets" and other words with similar meanings. These statements may address, among other things, our strategy for growth, product development, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements.

   In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those listed below, which apply to us as an insurer and a provider of other financial services. These risks

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constitute our cautionary statements under the Private Securities Litigation
Reform Act of 1995 and readers should carefully review such cautionary statements as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and historical trends. These cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this document, in our filings with the Securities and Exchange Commission ("SEC") or in materials incorporated therein by reference.

CHANGES IN UNDERWRITING AND ACTUAL EXPERIENCE COULD MATERIALLY AFFECT PROFITABILITY AND FINANCIAL CONDITION

   Our product pricing includes long-term assumptions regarding investment returns, mortality, morbidity, persistency and operating costs and expenses of the business. We establish target returns for each product based upon these factors and the average amount of capital that we must hold to support in-force contracts taking into account rating agencies and regulatory requirements. We monitor and manage our pricing and overall sales mix to achieve target new business returns on a portfolio basis, which could result in the discontinuation or de-emphasis of products or distribution relationships and a decline in sales. Profitability from new business emerges over a period of years depending on the nature and life of the product and is subject to variability as actual results may differ from pricing assumptions. Additionally, many of our products have fixed or guaranteed terms that limit our ability to increase revenues or reduce benefits, including credited interest, once the product has been issued.

   Our profitability depends on the adequacy of investment spreads, the management of market and credit risks associated with investments, the sufficiency of premiums and contract charges to cover mortality and morbidity benefits, the persistency of policies to ensure recovery of acquisition expenses, and the management of operating costs and expenses within anticipated pricing allowances. Legislation and regulation of the insurance marketplace and products could also affect our profitability and financial condition.

CHANGES IN RESERVE ESTIMATES MAY ADVERSELY AFFECT OUR OPERATING RESULTS

   The reserve for life-contingent contract benefits is computed on the basis of long-term actuarial assumptions of future investment yields, mortality, morbidity, persistency and expenses. We periodically review the adequacy of these reserves on an aggregate basis and if future experience differs significantly from assumptions, adjustments to reserves and amortization of deferred policy acquisition costs ("DAC") may be required which could have a material adverse effect on our operating results.

CHANGES IN MARKET INTEREST RATES MAY LEAD TO A SIGNIFICANT DECREASE IN THE SALES AND PROFITABILITY OF SPREAD-BASED PRODUCTS

   Our ability to manage our spread-based products, such as fixed annuities, is dependent upon maintaining profitable spreads between investment yields and interest crediting rates. When market interest rates decrease or remain at relatively low levels, proceeds from investments that have matured or have been prepaid or sold may be reinvested at lower yields, reducing investment spread. Lowering interest crediting rates on some products in such an environment can partially offset decreases in investment yield. However, these changes could be limited by market conditions, regulatory minimum rates or contractual minimum rate guarantees on many contracts and may not match the timing or magnitude of changes in investment yields. Decreases in the interest crediting rates offered on products could make those products less attractive, leading to lower sales and/or changes in the level of policy loans, surrenders and withdrawals. Non-parallel shifts in interest rates, such as increases in short-term rates without accompanying increases in medium- and long-term rates, can influence customer demand for fixed annuities, which could impact the level and profitability of new customer deposits. Increases in market interest rates can also have negative effects, for example by increasing the attractiveness of other investments to our customers, which can lead to higher surrenders at a time when our fixed income investment asset values are lower as a result of the increase in interest rates. This could lead to the sale of fixed income securities at a loss.

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For certain products, principally fixed annuity and interest-sensitive life products, the earned rate on assets could lag behind rising market yields. We may react to market conditions by increasing crediting rates, which could narrow spreads and reduce profitability. Unanticipated surrenders could result in accelerated amortization of DAC or affect the recoverability of DAC and thereby increase expenses and reduce profitability.

CHANGES IN ESTIMATES OF PROFITABILITY ON INTEREST-SENSITIVE LIFE, FIXED ANNUITIES AND OTHER INVESTMENT PRODUCTS MAY ADVERSELY AFFECT OUR PROFITABILITY AND FINANCIAL CONDITION THROUGH THE AMORTIZATION OF DAC

   DAC related to interest-sensitive life, fixed annuities and other investment contracts is amortized in proportion to actual historical gross profits and estimated future gross profits ("EGP") over the estimated lives of the contracts. The principal assumptions for determining the amount of EGP are investment returns, including capital gains and losses on assets supporting contract liabilities, interest crediting rates to contractholders, and the effects of persistency, mortality, expenses, and hedges if applicable. Updates to these assumptions (commonly referred to as "DAC unlocking") could adversely affect our profitability and financial condition.

REDUCING OUR CONCENTRATION IN FIXED ANNUITIES MAY ADVERSELY AFFECT REPORTED RESULTS

   We have been pursuing strategies to reduce our concentration in fixed annuities. Lower new sales of these products, as well as our ongoing risk mitigation and return optimization programs, could negatively impact investment portfolio levels, complicate settlement of expiring contracts including forced sales of assets with unrealized capital losses, and affect insurance reserves deficiency testing.

A LOSS OF KEY PRODUCT DISTRIBUTION RELATIONSHIPS COULD MATERIALLY AFFECT SALES, RESULTS OF OPERATIONS OR CASH FLOWS

   Certain products are distributed under agreements with other members of the financial services industry that are not affiliated with us. Termination of one or more of these agreements due to, for example, a change in control of one of these distributors or market conditions that make it difficult to achieve our target return on certain products, resulting in relatively uncompetitive pricing, or a decision by us to discontinue selling products through a distribution channel, could have a detrimental effect on the sales, results of operations or cash flows if it were to result in an elevated level of surrenders of in-force contracts sold through terminated distribution relationships.

CHANGES IN TAX LAWS MAY DECREASE SALES AND PROFITABILITY OF PRODUCTS AND ADVERSELY AFFECT OUR FINANCIAL CONDITION

   Under current federal and state income tax law, certain products we offer, primarily life insurance and annuities, receive favorable tax treatment. This favorable treatment may give certain of our products a competitive advantage over noninsurance products. Congress from time to time considers legislation that would reduce or eliminate the favorable policyholder tax treatment currently applicable to life insurance and annuities. Congress also considers proposals to reduce the taxation of certain products or investments that may compete with life insurance or annuities. Legislation that increases the taxation on insurance products or reduces the taxation on competing products could lessen the advantage or create a disadvantage for certain of our products making them less competitive. Such proposals, if adopted, could have a material adverse effect on our profitability and financial condition or ability to sell such products and could result in the surrender of some existing contracts and policies. In addition, changes in the federal estate tax laws could negatively affect the demand for the types of life insurance used in estate planning.

RISKS RELATING TO INVESTMENTS

WE ARE SUBJECT TO MARKET RISK AND DECLINES IN CREDIT QUALITY WHICH MAY ADVERSELY IMPACT INVESTMENT INCOME, CAUSE ADDITIONAL REALIZED LOSSES, AND CAUSE INCREASED UNREALIZED LOSSES

   Although we continually reevaluate our risk mitigation and return optimization programs, we remain subject to the risk that we will incur losses due to adverse changes in interest rates, credit spreads and equity prices.

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

Adverse changes to these rates, spreads and prices may occur due to changes in the liquidity of a market or market segment, insolvency or financial distress of key market makers or participants, or changes in market perceptions of credit worthiness and/or risk tolerance.

   We are subject to risks associated with potential declines in credit quality related to specific issuers or specific industries and a general weakening in the economy, which are typically reflected through credit spreads. Credit spread is the additional yield on fixed income securities above the risk-free rate (typically defined as the yield on U.S. Treasury securities) that market participants require to compensate them for assuming credit, liquidity and/or prepayment risks. Credit spreads vary (i.e. increase or decrease) in response to the market's perception of risk and liquidity in a specific issuer or specific sector and are influenced by the credit ratings, and the reliability of those ratings, published by external rating agencies. Although we use derivative financial instruments to manage certain of these risks, the effectiveness of such instruments is subject to the same risks.

   A decline in market interest rates or credit spreads could have an adverse effect on our investment income as we invest cash in new investments that may earn less than the portfolio's average yield. In a declining interest rate environment, borrowers may prepay or redeem securities more quickly than expected as they seek to refinance at lower rates. A decline could also lead us to purchase longer-term or riskier assets in order to obtain adequate investment yields resulting in a duration gap when compared to the duration of liabilities. An increase in market interest rates or credit spreads could have an adverse effect on the value of our investment portfolio by decreasing the fair values of the fixed income securities that comprise a substantial majority of our investment portfolio. A decline in the quality of our investment portfolio as a result of adverse economic conditions or otherwise could cause additional realized losses on securities.

DETERIORATING FINANCIAL PERFORMANCE IMPACTING SECURITIES COLLATERALIZED BY RESIDENTIAL AND COMMERCIAL MORTGAGE LOANS, COLLATERALIZED CORPORATE LOANS, AND COMMERCIAL MORTGAGE LOANS MAY LEAD TO WRITE-DOWNS AND IMPACT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION

   Changes in residential or commercial mortgage delinquencies, loss severities or recovery rates, declining residential or commercial real estate prices, corporate loan delinquencies or recovery rates, changes in credit or bond insurer strength ratings and the quality of service provided by service providers on securities in our portfolio could lead us to determine that write-downs are necessary in the future.

CONCENTRATION OF OUR INVESTMENT PORTFOLIO IN ANY PARTICULAR SEGMENT OF THE ECONOMY MAY HAVE ADVERSE EFFECTS ON OUR OPERATING RESULTS AND FINANCIAL CONDITION

   The concentration of our investment portfolio in any particular industry, collateral type, group of related industries or geographic sector could have an adverse effect on our investment portfolio and consequently on our results of operations and financial condition. Events or developments that have a negative impact on any particular industry, group of related industries or geographic region may have a greater adverse effect on the investment portfolio to the extent that the portfolio is concentrated rather than diversified.

THE DETERMINATION OF THE AMOUNT OF REALIZED CAPITAL LOSSES RECORDED FOR IMPAIRMENTS OF OUR INVESTMENTS IS HIGHLY SUBJECTIVE AND COULD MATERIALLY IMPACT OUR OPERATING RESULTS AND FINANCIAL CONDITION

   The determination of the amount of realized capital losses recorded for impairments vary by investment type and is based upon our periodic evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. We update our evaluations regularly and reflect changes in other-than-temporary impairments in our results of operations. The assessment of whether other-than-temporary impairments have occurred is based on our case-by-case evaluation of the underlying reasons for the decline in fair value. There can be no assurance that we have accurately assessed the level of or amounts recorded for other-than-temporary impairments taken in

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our financial statements. Furthermore, historical trends may not be indicative of future impairments and additional impairments may need to be recorded in the future.

THE DETERMINATION OF THE FAIR VALUE OF OUR FIXED INCOME AND EQUITY SECURITIES IS HIGHLY SUBJECTIVE AND COULD MATERIALLY IMPACT OUR OPERATING RESULTS AND FINANCIAL CONDITION

   In determining fair values we generally utilize market transaction data for the same or similar instruments. The degree of management judgment involved in determining fair values is inversely related to the availability of market observable information. The fair value of assets may differ from the actual amount received upon sale of an asset in an orderly transaction between market participants at the measurement date. Moreover, the use of different valuation assumptions may have a material effect on the assets' fair values. The difference between amortized cost or cost and fair value, net of deferred income taxes, certain DAC, certain deferred sales inducement costs ("DSI"), and certain reserves for life-contingent contract benefits, is reflected as a component of accumulated other comprehensive income in shareholder's equity. Changing market conditions could materially effect the determination of the fair value of securities and unrealized net capital gains and losses could vary significantly. Determining fair value is highly subjective and could materially impact our operating results and financial condition.

RISKS RELATING TO THE INSURANCE INDUSTRY

OUR FUTURE RESULTS ARE DEPENDENT IN PART ON OUR ABILITY TO SUCCESSFULLY OPERATE IN AN INSURANCE INDUSTRY THAT IS HIGHLY COMPETITIVE

   The insurance industry is highly competitive. Our competitors include other insurers and, because some of our products include a savings or investment component, securities firms, investment advisers, mutual funds, banks and other financial institutions. Many of our competitors have well-established national reputations and market similar products. Because of the competitive nature of the insurance industry, including competition for producers such as exclusive and independent agents, there can be no assurance that we will continue to effectively compete with our industry rivals, or that competitive pressures will not have a material adverse effect on our business, operating results or financial condition. Furthermore, certain competitors operate using a mutual insurance company structure and therefore may have dissimilar profitability and return targets. Our ability to successfully operate may also be impaired if we are not effective in filling critical leadership positions, in developing the talent and skills of our human resources, in assimilating new executive talent into our organization, or in deploying human resource talent consistently with our business goals.

DIFFICULT CONDITIONS IN THE ECONOMY GENERALLY COULD ADVERSELY AFFECT OUR BUSINESS AND OPERATING RESULTS

   As with most businesses, we believe difficult conditions in the economy, such as significant negative macroeconomic trends, including relatively high and sustained unemployment, reduced consumer spending, lower home prices, and substantial increases in delinquencies on consumer debt, including defaults on home mortgages, and the relatively low availability of credit could have an adverse effect on our business and operating results.

   General economic conditions could adversely affect us in the form of consumer behavior and pressure investment results. Consumer behavior changes could include decreased demand for our products. In addition, holders of some of our interest-sensitive life insurance and annuity products may engage in an elevated level of discretionary withdrawals of contractholder funds. Our investment results could be adversely affected as deteriorating financial and business conditions affect the issuers of the securities in our investment portfolio.

THERE CAN BE NO ASSURANCE THAT ACTIONS OF THE U.S. FEDERAL GOVERNMENT, FEDERAL RESERVE AND OTHER GOVERNMENTAL AND REGULATORY BODIES FOR THE PURPOSE OF STABILIZING THE FINANCIAL MARKETS AND STIMULATING THE ECONOMY WILL ACHIEVE THE INTENDED EFFECT

   In response to the financial crises affecting the banking system, the financial markets and the broader economy in recent years, the U.S. federal government, the Federal Reserve and other governmental and

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regulatory bodies have taken actions such as purchasing mortgage-backed and other securities from financial institutions, investing directly in banks, thrifts and bank and savings and loan holding companies and increasing federal spending to stimulate the economy. There can be no assurance as to the long term impact such actions will have on the financial markets or on economic conditions, including potential inflationary affects. Continued volatility and any further economic deterioration could materially and adversely affect our business, financial condition and results of operations.

LOSSES FROM LITIGATION MAY BE MATERIAL TO OUR OPERATING RESULTS OR CASH FLOWS AND FINANCIAL CONDITION

   As is typical for a large company, we are involved in various legal actions, including class action litigation challenging a range of company practices and coverage provided by our insurance products. In the event of an unfavorable outcome in one or more of these matters, the ultimate liability may be in excess of amounts currently reserved and may be material to our operating results or cash flows for a particular quarter or annual period and to our financial condition.

WE ARE SUBJECT TO EXTENSIVE REGULATION AND POTENTIAL FURTHER RESTRICTIVE REGULATION MAY INCREASE OUR OPERATING COSTS AND LIMIT OUR GROWTH

   As an insurance company, we are subject to extensive laws and regulations. These laws and regulations are complex and subject to change. Moreover, they are administered and enforced by a number of different governmental authorities, including state insurance regulators, state securities administrators, the SEC, Financial Industry Regulatory Authority, the U.S. Department of Justice, and state attorneys general, each of which exercises a degree of interpretive latitude. Consequently, we are subject to the risk that compliance with any particular regulator's or enforcement authority's interpretation of a legal issue may not result in compliance with another's interpretation of the same issue, particularly when compliance is judged in hindsight. In addition, there is risk that any particular regulator's or enforcement authority's interpretation of a legal issue may change over time to our detriment, or that changes in the overall legal environment may, even absent any particular regulator's or enforcement authority's interpretation of a legal issue changing, cause us to change our views regarding the actions we need to take from a legal risk management perspective, thus necessitating changes to our practices that may, in some cases, limit our ability to grow and improve the profitability of our business. Furthermore, in some cases, these laws and regulations are designed to protect or benefit the interests of a specific constituency rather than a range of constituencies. For example, state insurance laws and regulations are generally intended to protect or benefit purchasers or users of insurance products. In many respects, these laws and regulations limit our ability to grow and improve the profitability of our business.

   In recent years, the state insurance regulatory framework has come under public scrutiny and members of Congress have discussed proposals to provide for federal chartering of insurance companies. We can make no assurances regarding the potential impact of state or federal measures that may change the nature or scope of insurance regulation.

REGULATORY REFORMS, AND THE MORE STRINGENT APPLICATION OF EXISTING REGULATIONS, MAY MAKE IT MORE EXPENSIVE FOR US TO CONDUCT OUR BUSINESS

   The federal government has enacted comprehensive regulatory reforms for financial services entities. As part of a larger effort to strengthen the regulation of the financial services market, certain reforms are applicable to the insurance industry, including the establishment of a Federal Insurance Office within the Department of Treasury.

   These regulatory reforms and any additional legislation or regulatory requirements imposed upon us in connection with the federal government's regulatory reform of the financial services industry, and any more stringent enforcement of existing regulations by federal authorities, may make it more expensive for us to conduct our business.

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REINSURANCE MAY BE UNAVAILABLE AT CURRENT LEVELS AND PRICES, WHICH MAY LIMIT
OUR ABILITY TO WRITE NEW BUSINESS

   Market conditions beyond our control impact the availability and cost of the reinsurance we purchase. No assurances can be made that reinsurance will remain continuously available to us to the same extent and on the same terms and rates as is currently available. If we were unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient and at prices that we consider acceptable, we would have to either accept an increase in our exposure risk, reduce our insurance writings, or develop or seek other alternatives.

REINSURANCE SUBJECTS US TO THE CREDIT RISK OF OUR REINSURERS AND MAY NOT BE ADEQUATE TO PROTECT US AGAINST LOSSES ARISING FROM CEDED INSURANCE, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATING RESULTS AND FINANCIAL CONDITION

   The collectability of reinsurance recoverables is subject to uncertainty arising from a number of factors, including changes in market conditions, whether insured losses meet the qualifying conditions of the reinsurance contract and whether reinsurers, or their affiliates, have the financial capacity and willingness to make payments under the terms of a reinsurance treaty or contract. Our inability to collect a material recovery from a reinsurer could have a material adverse effect on our operating results and financial condition.

A LARGE SCALE PANDEMIC, THE CONTINUED THREAT OF TERRORISM OR ONGOING MILITARY ACTIONS MAY HAVE AN ADVERSE EFFECT ON THE LEVEL OF CLAIM LOSSES WE INCUR, THE VALUE OF OUR INVESTMENT PORTFOLIO, OUR COMPETITIVE POSITION, MARKETABILITY OF PRODUCT OFFERINGS, LIQUIDITY AND OPERATING RESULTS

   A large scale pandemic, the continued threat of terrorism, within the United States and abroad, or ongoing military and other actions and heightened security measures in response to these types of threats, may cause significant volatility and losses in our investment portfolio from declines in the equity markets and from interest rate changes in the United States, Europe and elsewhere, and result in loss of life, property damage, disruptions to commerce and reduced economic activity. Some of the assets in our investment portfolio may be adversely affected by declines in the equity markets and reduced economic activity caused by a large scale pandemic or the continued threat of terrorism. Additionally, a large scale pandemic or terrorist act could have a material adverse effect on the sales, profitability, competitiveness, marketability of product offerings, liquidity, and operating results.

A DOWNGRADE IN OUR FINANCIAL STRENGTH RATINGS MAY HAVE AN ADVERSE EFFECT ON OUR COMPETITIVE POSITION, THE MARKETABILITY OF OUR PRODUCT OFFERINGS, AND OUR LIQUIDITY, OPERATING RESULTS AND FINANCIAL CONDITION

   Financial strength ratings are important factors in establishing the competitive position of insurance companies and generally have an effect on an insurance company's business. On an ongoing basis, rating agencies review the financial performance and condition of insurers and could downgrade or change the outlook on an insurer's ratings due to, for example, a change in an insurer's statutory capital; a change in a rating agency's determination of the amount of risk-adjusted capital required to maintain a particular rating; an increase in the perceived risk of an insurer's investment portfolio; a reduced confidence in management or a host of other considerations that may or may not be under the insurer's control. Our insurance financial strength ratings from A.M. Best, Standard & Poor's and Moody's are, subject to continuous review, and the retention of current ratings cannot be assured. A downgrade in any of these ratings could have a material adverse effect on our sales, our competitiveness, the marketability of our product offerings, and our liquidity, operating results and financial condition.

ADVERSE CAPITAL AND CREDIT MARKET CONDITIONS MAY SIGNIFICANTLY AFFECT OUR ABILITY TO MEET LIQUIDITY NEEDS OR OUR ABILITY TO OBTAIN CREDIT ON ACCEPTABLE TERMS

   In periods of extreme volatility and disruption in the capital and credit markets, liquidity and credit capacity may be severely restricted. In such circumstances, our ability to obtain capital to fund operating expenses may be limited, and the cost of any such capital may be significant. Our access to additional financing will depend on a variety of factors such as market conditions, the general availability of credit, the overall availability of credit to our industry, our credit ratings and credit capacity, as well as lenders' perception of our long- or short-term financial prospects. Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us. If a combination of these factors were to occur, our internal sources of liquidity may prove to be insufficient and in such case, we may not be able to successfully obtain additional financing on favorable terms.

CHANGES IN ACCOUNTING STANDARDS ISSUED BY THE FINANCIAL ACCOUNTING STANDARDS BOARD ("FASB") OR OTHER STANDARD-SETTING BODIES MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION

   Our financial statements are subject to the application of generally accepted accounting principles, which are periodically revised, interpreted and/or expanded. Accordingly, we are required to adopt new guidance or interpretations, or could be subject to existing guidance as we enter into new transactions, which may have a material adverse effect on our results of operations and financial condition that is either unexpected or has a greater impact than expected. For a description of changes in accounting standards that are currently pending and, if known, our estimates of their expected impact, see Note 2 of the financial statements.

THE CHANGE IN OUR UNRECOGNIZED TAX BENEFIT DURING THE NEXT 12 MONTHS IS SUBJECT TO UNCERTAINTY

   We have disclosed our estimate of net unrecognized tax benefits and the reasonably possible increase or decrease in its balance during the next 12 months in Note 12 of the financial statements. However, actual results may differ from our estimate for reasons such as changes in our position on specific issues, developments with respect to the governments' interpretations of income tax laws or changes in judgment resulting from new information obtained in audits or the appeals process.

THE OCCURRENCE OF EVENTS UNANTICIPATED IN OUR DISASTER RECOVERY SYSTEMS AND MANAGEMENT CONTINUITY PLANNING OR A SUPPORT FAILURE FROM EXTERNAL PROVIDERS DURING A DISASTER COULD IMPAIR OUR ABILITY TO CONDUCT BUSINESS EFFECTIVELY

   The occurrence of a disaster such as a natural catastrophe, an industrial accident, a terrorist attack or war, events unanticipated in our disaster recovery systems, or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems. In the event that a significant number of our managers could be unavailable in the event of a disaster, our ability to effectively conduct our business could be severely compromised.

LOSS OF KEY VENDOR RELATIONSHIPS OR FAILURE OF A VENDOR TO PROTECT PERSONAL INFORMATION OF OUR CUSTOMERS, CLAIMANTS OR EMPLOYEES COULD AFFECT OUR OPERATIONS

   We rely on services and products provided by many vendors in the United States and abroad. These include, for example, vendors of computer hardware and software. In the event that one or more of our vendors suffers a bankruptcy or otherwise becomes unable to continue to provide products or services, or fails to protect personal information of our customers, claimants or employees, we may suffer operational impairments and financial losses.

ITEM 11(A).DESCRIPTION OF BUSINESS

   Allstate Life Insurance Company of New York ("Allstate Life of New York" or "ALNY") was incorporated in 1967 as a stock life insurance company under the laws of the State of New York. In 1984, Allstate Life of New York was purchased by Allstate Life Insurance Company ("ALIC"). Allstate Life of New York is a wholly owned subsidiary of ALIC, a stock life insurance company incorporated under the laws of the State of Illinois. ALIC is a wholly owned subsidiary of Allstate Insurance Company ("AIC"), a stock property-liability insurance company organized under the laws of the State of Illinois. All of the outstanding capital stock of AIC is owned by Allstate Insurance Holdings, LLC, which is wholly owned by The Allstate Corporation (the "Corporation" or "Allstate"), a publicly owned holding company incorporated under the laws of the State of Delaware. The Allstate Corporation is the largest publicly held personal lines insurer in the United States. Widely known through the "You're In Good Hands With Allstate(R)" slogan, Allstate is reinventing protection and retirement to help individuals in approximately 16 million households protect what they have today and better prepare for tomorrow. Customers can access Allstate products and services such as auto insurance and homeowners insurance through more than 13,000 exclusive Allstate agencies and financial representatives in the United States and Canada. Allstate is the 2/nd/ largest personal property and casualty insurer in the United States on the basis of 2009 statutory direct premiums earned. In addition, according to A.M. Best, it is the nation's 16/th/ largest issuer of life insurance business on the basis of 2009 ordinary life insurance in force and 21/st/ largest on the basis of 2009 statutory admitted assets.

   In our reports, we occasionally refer to statutory financial information. All domestic United States insurance companies are required to prepare statutory-basis financial statements. As a result, industry data is available that enables comparisons between insurance companies, including competitors that are not subject to the requirement to prepare financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP"). We frequently use industry publications containing statutory financial information to assess our competitive position.

   We provide life insurance, retirement and investment products, and voluntary accident and health insurance products. Our principal products are interest-sensitive, traditional and variable life insurance; fixed annuities, including deferred and immediate; and voluntary accident and health insurance.

   We sell products through multiple intermediary distribution channels, including Allstate exclusive agencies and exclusive financial specialists, independent agents (including workplace enrolling agents) and specialized structured settlement brokers. Through March 31, 2010, we also sold products through banks and broker-dealers. Although we continue to service in force contracts sold through these distribution channels, we no longer solicit new sales through direct relationships with banks or broker-dealers.

   We compete on a wide variety of factors, including the scope of our distribution systems, the types of our product offerings, the recognition of our brand, our financial strength and ratings, our differentiated product features and prices, and the level of customer service that we provide.

   The market for life insurance, retirement and investment products continues to be highly fragmented and competitive. As of December 31, 2010, there were approximately 470 groups of life insurance companies in the United States, most of which offered one or more similar products. In addition, because many of these products include a savings or investment component, our competition includes domestic and foreign securities firms, investment advisors, mutual funds, banks and other financial institutions. Competitive pressure continues to grow due to several factors, including cross marketing alliances between unaffiliated businesses, as well as consolidation activity in the financial services industry.

   Allstate Life of New York is subject to extensive regulation, primarily, but not exclusively, from the New York State Insurance Department. The method, extent and substance of such regulation generally has its source in statutes that establish standards and requirements for conducting the business of insurance and that delegate regulatory authority to the New York State Insurance Department. In general, such regulation is intended for the protection of those who purchase or use insurance products. These rules have a substantial effect on our business and relate to a wide variety of matters, including insurance company licensing and examination, agent licensing, price setting, trade practices, policy forms, statutory accounting methods, corporate governance, the nature and amount of investments, claims practices, participation in guaranty funds, reserve adequacy, insurer solvency, transactions with affiliates, the payment of dividends, and underwriting standards. For a discussion of statutory financial information, see Note 13 of the financial statements. For a discussion of regulatory contingencies, see
Note 11 of the financial statements. Notes 11 and 13 are incorporated in this,
Item 11(a) by reference.

   In recent years, the state insurance regulatory framework has come under increased federal scrutiny. Legislation that would provide for increased federal regulation of insurance, including the federal chartering of insurance companies, has been proposed. Moreover, as part of an effort to strengthen the regulation of the financial services market, the Dodd-Frank Wall Street Reform and Consumer Protection Act was enacted. Hundreds of regulations must be promulgated and implemented pursuant to this new law, and we cannot predict what the final regulations will require, but do not expect a material impact on Allstate Life of New York's operations. The new law also creates the Federal Office of Insurance ("FIO") within the Treasury Department. The FIO will monitor the insurance industry, provide advice to the new Financial Stability Oversight Council, represent the U.S. on international insurance matters and study the current regulatory system and submit a report to Congress in 2012. In addition, state legislators and insurance regulators continue to examine the appropriate nature and scope of state insurance regulation. We cannot predict whether any specific state or federal measures will be adopted to change the nature or scope of the regulation of insurance or what effect any such measures would have on Allstate Life of New York.

ITEM 11(B).DESCRIPTION OF PROPERTY

   Allstate Life of New York occupies office space in Hauppauge, New York and Northbrook, Illinois that is owned or leased by Allstate Insurance Company. Expenses associated with these facilities are allocated to us on both a direct and indirect basis, depending on the nature and use. We believe that these facilities are suitable and adequate for our operations.

ITEM 11(C).LEGAL PROCEEDINGS

   Information required for Item 11(c) is incorporated by reference to the discussion under the heading "Regulation and Compliance" and under the heading "Legal and regulatory proceedings and inquiries" in Note 11 of the financial statements.

ITEM 11(E).FINANCIAL STATEMENTS AND NOTES TO FINANCIAL STATEMENTS

                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
               STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

                                                                                   YEAR ENDED DECEMBER 31,
($ IN THOUSANDS)                                                                -----------------------------
                                                                                  2010      2009       2008
                                                                                --------  --------  ---------
REVENUES
Premiums (net of reinsurance ceded of $30,578, $29,907 and $18,215)............ $ 45,087  $ 47,659  $  59,248
Contract charges (net of reinsurance ceded of $29,092, $25,999 and
  $18,780).....................................................................   52,063    51,834     61,108
Net investment income..........................................................  368,695   372,395    402,931
Realized capital gains and losses:
   Total other-than-temporary impairment losses................................  (45,075)  (52,207)  (117,790)
   Portion of loss recognized in other comprehensive income....................    2,479     1,131         --
                                                                                --------  --------  ---------
       Net other-than-temporary impairment losses recognized in
         earnings..............................................................  (42,596)  (51,076)  (117,790)
   Sales and other realized capital gains and losses...........................   (3,253)  196,544     40,585
                                                                                --------  --------  ---------
       Total realized capital gains and losses.................................  (45,849)  145,468    (77,205)
                                                                                --------  --------  ---------
                                                                                 419,996   617,356    446,082
COSTS AND EXPENSES
Contract benefits (net of reinsurance ceded of $25,524, $5,510 and
  $40,307).....................................................................  182,786   170,075    184,192
Interest credited to contractholder funds (net of reinsurance ceded of $8,457,
  $8,757 and $10,485)..........................................................  168,085   201,549    191,208
Amortization of deferred policy acquisition costs..............................   16,437   148,450     17,778
Operating costs and expenses...................................................   36,540    41,183     40,869
                                                                                --------  --------  ---------
                                                                                 403,848   561,257    434,047
Loss on disposition of operations..............................................       --        --       (358)
                                                                                --------  --------  ---------
INCOME FROM OPERATIONS BEFORE INCOME TAX EXPENSE...............................   16,148    56,099     11,677
Income tax expense.............................................................    5,851    19,729      4,005
                                                                                --------  --------  ---------
NET INCOME.....................................................................   10,297    36,370      7,672
                                                                                --------  --------  ---------
OTHER COMPREHENSIVE INCOME (LOSS), AFTER-TAX
Change in unrealized net capital gains and losses..............................  109,160   153,340   (174,102)
                                                                                --------  --------  ---------
COMPREHENSIVE INCOME (LOSS).................................................... $119,457  $189,710  $(166,430)
                                                                                ========  ========  =========


                      See notes to financial statements.

                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                       STATEMENTS OF FINANCIAL POSITION

                                                                                          DECEMBER 31,
($ IN THOUSANDS, EXCEPT PAR VALUE DATA)                                              ----------------------
                                                                                        2010        2009
                                                                                     ----------  ----------
ASSETS
Investments
   Fixed income securities, at fair value (amortized cost $6,000,293 and
     $6,073,235).................................................................... $6,300,109  $6,073,765
   Mortgage loans...................................................................    501,476     543,007
   Equity securities, at fair value (cost $99,348 and $100,168).....................    124,559     123,311
   Limited partnership interests....................................................      4,814          --
   Short-term, at fair value (amortized cost $198,601 and $348,456).................    198,601     348,453
   Policy loans.....................................................................     41,862      40,569
   Other............................................................................     18,776      10,292
                                                                                     ----------  ----------
       Total investments............................................................  7,190,197   7,139,397
Cash................................................................................      6,534       8,977
Deferred policy acquisition costs...................................................    169,937     213,325
Reinsurance recoverables............................................................    309,498     327,173
Accrued investment income...........................................................     69,673      69,557
Current income taxes receivable.....................................................     14,387      18,032
Other assets........................................................................     15,873      24,686
Separate Accounts...................................................................    577,756     587,044
                                                                                     ----------  ----------
       TOTAL ASSETS................................................................. $8,353,855  $8,388,191
                                                                                     ==========  ==========
LIABILITIES
Contractholder funds................................................................ $4,688,791  $4,990,879
Reserve for life-contingent contract benefits.......................................  1,990,214   1,875,579
Deferred income taxes...............................................................    102,308      37,887
Other liabilities and accrued expenses..............................................    158,069     180,061
Payable to affiliates, net..........................................................      6,709       6,591
Reinsurance payable to parent.......................................................      3,667       3,266
Separate Accounts...................................................................    577,756     587,044
                                                                                     ----------  ----------
       TOTAL LIABILITIES............................................................  7,527,514   7,681,307
                                                                                     ----------  ----------
COMMITMENTS AND CONTINGENT LIABILITIES (NOTE 11)
SHAREHOLDER'S EQUITY
Common stock, $25 par value, 100 thousand shares authorized, issued and
  outstanding.......................................................................      2,500       2,500
Additional capital paid-in..........................................................    140,529     140,529
Retained income.....................................................................    550,102     539,805
Accumulated other comprehensive income:
   Unrealized net capital gains and losses:
       Unrealized net capital gains and losses on fixed income securities with
         OTTI.......................................................................      1,488      (2,452)
       Other unrealized net capital gains and losses................................    209,780      18,038
       Unrealized adjustment to DAC, DSI and insurance reserves.....................    (78,058)      8,464
                                                                                     ----------  ----------
          Total unrealized net capital gains and losses.............................    133,210      24,050
                                                                                     ----------  ----------
              Total accumulated other comprehensive income..........................    133,210      24,050
                                                                                     ----------  ----------
              TOTAL SHAREHOLDER'S EQUITY............................................    826,341     706,884
                                                                                     ----------  ----------
              TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY............................ $8,353,855  $8,388,191
                                                                                     ==========  ==========

                      See notes to financial statements.

                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                      STATEMENTS OF SHAREHOLDER'S EQUITY

                                                             YEAR ENDED DECEMBER 31,
($ IN THOUSANDS)                                          -----------------------------
                                                            2010      2009       2008
                                                          -------- ---------  ---------
COMMON STOCK............................................. $  2,500 $   2,500  $   2,500
                                                          -------- ---------  ---------
ADDITIONAL CAPITAL PAID-IN
Balance, beginning of year...............................  140,529   140,000    140,000
Forgiveness of payable due to an affiliate (see Note 4)..       --       529         --
                                                          -------- ---------  ---------
Balance, end of year.....................................  140,529   140,529    140,000
                                                          -------- ---------  ---------
RETAINED INCOME
Balance, beginning of year...............................  539,805   482,982    473,184
Net income...............................................   10,297    36,370      7,672
Cumulative effect of change in accounting principle......       --    20,376         --
Forgiveness of payable due to an affiliate (see Note 4)..       --        77         --
Gain on purchase of investments from parent (see Note 4).       --        --      2,126
                                                          -------- ---------  ---------
Balance, end of year.....................................  550,102   539,805    482,982
                                                          -------- ---------  ---------
ACCUMULATED OTHER COMPREHENSIVE INCOME
Balance, beginning of year...............................   24,050  (108,914)    65,188
Cumulative effect of change in accounting principle......       --   (20,376)        --
Change in unrealized net capital gains and losses........  109,160   153,340   (174,102)
                                                          -------- ---------  ---------
Balance, end of year.....................................  133,210    24,050   (108,914)
                                                          -------- ---------  ---------
TOTAL SHAREHOLDER'S EQUITY............................... $826,341 $ 706,884  $ 516,568
                                                          ======== =========  =========



                      See notes to financial statements.

                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                           STATEMENTS OF CASH FLOWS

                                                                             YEAR ENDED DECEMBER 31,
($ IN THOUSANDS)                                                       -----------------------------------
                                                                           2010         2009        2008
                                                                       -----------  -----------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income............................................................ $    10,297  $    36,370  $   7,672
Adjustments to reconcile net income to net cash provided by operating activities:
   Amortization and other non-cash items..............................     (35,349)     (50,399)   (80,807)
   Realized capital gains and losses..................................      45,849     (145,468)    77,205
   Loss on disposition of operations..................................          --           --        358
   Interest credited to contractholder funds..........................     168,085      201,549    191,208
   Changes in:
       Policy benefit and other insurance reserves....................     (18,993)     (20,919)    (7,034)
       Deferred policy acquisition costs..............................      (8,267)     115,890    (33,612)
       Income taxes...................................................       9,288      (10,125)       383
       Other operating assets and liabilities.........................      (3,523)     (21,232)   (16,998)
                                                                       -----------  -----------  ---------
          Net cash provided by operating activities...................     167,387      105,666    138,375
                                                                       -----------  -----------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sales
   Fixed income securities............................................   1,032,677    1,850,519    640,634
   Equity securities..................................................      69,836          204         --
   Limited partnership interests......................................           6           --         --
   Mortgage loans.....................................................       7,480       12,580     12,175
Investment collections
   Fixed income securities............................................     327,791      309,185    162,268
   Mortgage loans.....................................................      57,603      141,726     52,030
Investment purchases
   Fixed income securities............................................  (1,272,428)  (2,250,840)  (668,526)
   Equity securities..................................................     (50,006)    (100,215)        --
   Limited partnership interests......................................      (4,965)          --         --
   Mortgage loans.....................................................     (45,491)     (10,000)   (41,141)
Change in short-term investments, net.................................     129,007       95,366   (421,483)
Change in policy loans and other investments, net.....................     (33,138)      21,425      7,585
Disposition of operations.............................................          --           --     (2,500)
                                                                       -----------  -----------  ---------
          Net cash provided by (used in) investing activities.........     218,372       69,950   (258,958)
                                                                       -----------  -----------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Contractholder fund deposits..........................................     158,042      296,991    615,564
Contractholder fund withdrawals.......................................    (546,244)    (468,595)  (497,372)
                                                                       -----------  -----------  ---------
          Net cash (used in) provided by financing activities.........    (388,202)    (171,604)   118,192
                                                                       -----------  -----------  ---------
NET (DECREASE) INCREASE IN CASH.......................................      (2,443)       4,012     (2,391)
CASH AT BEGINNING OF YEAR.............................................       8,977        4,965      7,356
                                                                       -----------  -----------  ---------
CASH AT END OF YEAR................................................... $     6,534  $     8,977  $   4,965
                                                                       ===========  ===========  =========

                       See notes to financial statements

NOTES TO FINANCIAL STATEMENTS

1.  GENERAL

BASIS OF PRESENTATION

   The accompanying financial statements include the accounts of Allstate Life Insurance Company of New York (the "Company"), a wholly owned subsidiary of Allstate Life Insurance Company ("ALIC"), which is wholly owned by Allstate Insurance Company ("AIC"). All of the outstanding common stock of AIC is owned by Allstate Insurance Holdings, LLC, a wholly owned subsidiary of The Allstate Corporation (the "Corporation"). These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP").

   The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NATURE OF OPERATIONS

   The Company sells life insurance, retirement and investment products and voluntary accident and health insurance to customers in the State of New York. The principal products are interest-sensitive, traditional and variable life insurance; fixed annuities including deferred and immediate; and voluntary accident and health insurance. The following table summarizes premiums and contract charges by product.

                                                     2010    2009     2008
    ($ IN THOUSANDS)                                ------- ------- --------
    PREMIUMS
    Traditional life insurance..................... $20,215 $20,159 $ 29,597
    Immediate annuities with life contingencies....  14,610  17,934   21,451
    Accident and health insurance..................  10,262   9,566    8,200
                                                    ------- ------- --------
       TOTAL PREMIUMS..............................  45,087  47,659   59,248
    CONTRACT CHARGES
    Interest-sensitive life insurance..............  48,453  47,071   54,972
    Fixed annuities................................   3,610   4,763    6,136
                                                    ------- ------- --------
       TOTAL CONTRACT CHARGES......................  52,063  51,834   61,108
                                                    ------- ------- --------
           TOTAL PREMIUMS AND CONTRACT CHARGES..... $97,150 $99,493 $120,356
                                                    ======= ======= ========

   The Company distributes its products to individuals through multiple distribution channels, including Allstate exclusive agencies, which include exclusive financial specialists, independent agents (including workplace enrolling agents) and specialized structured settlement brokers.

   The Company has exposure to market risk as a result of its investment portfolio. Market risk is the risk that the Company will incur realized and unrealized net capital losses due to adverse changes in interest rates, credit spreads or equity prices. Interest rate risk is the risk that the Company will incur a loss due to adverse changes in interest rates relative to the interest rate characteristics of its interest bearing assets and liabilities. This risk arises from many of the Company's primary activities, as it invests substantial funds in interest-sensitive assets and issues interest-sensitive liabilities. Interest rate risk includes risks related to changes in U.S. Treasury yields and other key risk-free reference yields. Credit spread risk is the risk that the Company will incur a loss due to adverse changes in credit spreads. This risk arises from many of the Company's primary activities, as the Company invests substantial funds in spread-sensitive fixed income assets. Equity price risk is the risk that the Company will incur losses due to adverse changes in the general levels of the equity markets.

   The Company monitors economic and regulatory developments that have the potential to impact its business. The ability of banks to affiliate with insurers may have a material adverse effect on all of the Company's product lines by substantially increasing the number, size and financial strength of potential competitors. Furthermore, federal and state laws and regulations affect the taxation of insurance companies and life insurance and annuity products. Congress from time to time considers legislation that would reduce or eliminate the favorable policyholder tax treatment currently applicable to life insurance and annuities. Congress also considers proposals to reduce the taxation of certain products or investments that may compete with life insurance or annuities. Legislation that increases the taxation on insurance products or reduces the taxation on competing products could lessen the advantage or create a disadvantage for certain of the Company's products making them less competitive. Such proposals, if adopted, could have an adverse effect on the Company's financial position or ability to sell such products and could result in the surrender of some existing contracts and policies. In addition, changes in the federal estate tax laws could negatively affect the demand for the types of life insurance used in estate planning.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVESTMENTS

   Fixed income securities include bonds, residential mortgage-backed securities ("RMBS"), commercial mortgage-backed securities ("CMBS"), asset-backed securities ("ABS") and redeemable preferred stocks. Fixed income securities, which may be sold prior to their contractual maturity, are designated as available for sale and are carried at fair value. The difference between amortized cost and fair value, net of deferred income taxes, certain deferred policy acquisition costs ("DAC"), certain deferred sales inducement costs ("DSI") and certain reserves for life-contingent contract benefits, is reflected as a component of accumulated other comprehensive income. Cash received from calls, principal payments and make-whole payments is reflected as a component of proceeds from sales and cash received from maturities and pay-downs is reflected as a component of investment collections within the Statements of Cash Flows.

   Equity securities include exchange traded funds. Equity securities are designated as available for sale and are carried at fair value. The difference between cost and fair value, net of deferred income taxes, is reflected as a component of accumulated other comprehensive income.

   Mortgage loans are carried at outstanding principal balances, net of unamortized premium or discount and valuation allowances. Valuation allowances are established for impaired loans when it is probable that contractual principal and interest will not be collected. Valuation allowances for impaired loans reduce the carrying value to the fair value of the collateral less costs to sell or the present value of the loan's expected future repayment cash flows discounted at the loan's original effective interest rate.

   Investments in limited partnership interests, including interests in private equity/debt funds, where the Company's interest is so minor that it exercises virtually no influence over operating and financial policies, are accounted for in accordance with the cost method of accounting; otherwise, investments in limited partnership interests are accounted for in accordance with the equity method of accounting.

   Short-term investments, including money market funds, commercial paper and other short-term investments, are carried at fair value. Policy loans are carried at the respective unpaid principle balances. Other investments consist of notes due from related party and derivatives. Notes due from related party are carried at outstanding principal balances. Derivatives are carried at fair value.

   Investment income consists primarily of interest, dividends, income from certain limited partnership interests and income from certain derivative transactions. Interest is recognized on an accrual basis using the effective yield method and dividends are recorded at the ex-dividend date. Interest income for certain RMBS, CMBS and ABS is determined considering estimated principal repayments obtained from third party data sources and internal estimates. Actual prepayment experience is periodically reviewed and effective yields are recalculated when differences arise between the prepayments originally anticipated and the actual prepayments received and currently anticipated. For beneficial interests in securitized financial assets not of high credit quality, the effective yield is recalculated on a prospective basis. For all other RMBS, CMBS and ABS, the effective yield is recalculated on a retrospective basis. For other-than-temporarily impaired fixed income securities, the effective yield method utilizes the difference between the amortized cost basis at impairment and the cash flows expected to be collected. Accrual of income is suspended for other-than-temporarily impaired fixed income securities when the timing and amount of cash flows expected to be received is not reasonably estimable. Accrual of income is suspended for mortgage loans that are in default or when full and timely collection of principal and interest payments is not probable. Cash receipts on investments on nonaccrual status are generally recorded as a reduction of carrying value. Income from investments in limited partnership interests accounted for utilizing the cost method of accounting is recognized upon receipt of amounts distributed by the partnerships as investment income.

   Realized capital gains and losses include gains and losses on investment sales, write-downs in value due to other-than-temporary declines in fair value, adjustments to valuation allowances on mortgage loans, periodic changes in the fair value and settlements of certain derivatives including hedge ineffectiveness, and income from limited partnership interests accounted for utilizing the equity method of accounting ("EMA limited partnerships"). Realized capital gains and losses on investment sales include calls and prepayments and are determined on a specific identification basis. Income from EMA limited partnerships is recognized based on the financial results of the partnership and the Company's proportionate investment interest, and is recognized on a delay due to the availability of the related financial statements. Income recognition on private equity/debt funds is generally on a three month delay.

   The Company recognizes other-than-temporary impairment losses on fixed income securities in earnings when a security's fair value is less than its amortized cost and the Company has made the decision to sell or it is more likely than not the Company will be required to sell the fixed income security before recovery of its amortized cost basis. Additionally, if the Company does not expect to receive cash flows sufficient to recover the entire amortized cost basis of a fixed income security, the credit loss component of the impairment is recorded in earnings, with the remaining amount of the unrealized loss related to other factors recognized in other comprehensive income ("OCI"). The Company recognizes other-than-temporary impairment losses on equity securities in earnings when the decline in fair value is considered other than temporary including when the Company does not have the intent and ability to hold the equity security for a period of time sufficient to recover its cost basis.

DERIVATIVE AND EMBEDDED DERIVATIVE FINANCIAL INSTRUMENTS

   Derivative financial instruments include interest rate swaps and caps, foreign currency swaps, and a reinvestment related risk transfer reinsurance agreement with ALIC that meets the accounting definition of a derivative (see
Note 4). Derivatives required to be separated from the host instrument and accounted for as derivative financial instruments ("subject to bifurcation") are embedded in certain fixed income securities and reinsured variable annuity contracts (see Note 7).

   All derivatives are accounted for on a fair value basis and reported as other investments, other assets, other liabilities and accrued expenses or contractholder funds. Embedded derivative instruments subject to bifurcation are also accounted for on a fair value basis and are reported together with the host contract. The change in fair value of derivatives embedded in certain fixed income securities and subject to bifurcation is reported in realized capital gains and losses. The change in fair value of derivatives embedded in annuity product contracts and subject to bifurcation is reported in contract benefits. Cash flows from embedded derivatives requiring bifurcation and derivatives receiving hedge accounting are reported consistently with the host contracts and hedged risks, respectively, within the Statements of Cash Flows. Cash flows from other derivatives are reported in cash flows from investing activities within the Statements of Cash Flows.

   When derivatives meet specific criteria, they may be designated as accounting hedges and accounted for as fair value, cash flow, foreign currency fair value or foreign currency cash flow hedges. The hedged item may be either all or a specific portion of a recognized asset, liability or an unrecognized firm commitment attributable to a particular risk for fair value hedges. At the inception of the hedge, the Company formally documents the hedging relationship and risk management objective and strategy. The documentation identifies the hedging instrument, the hedged item, the nature of the risk being hedged and the methodology used to assess the effectiveness of the hedging instrument in offsetting the exposure to changes in the hedged item's fair value attributable to the hedged risk. For a cash flow hedge, this documentation includes the exposure to changes in the variability in cash flows attributable to the hedged risk. The Company does not exclude any component of the change in fair value of the hedging instrument from the effectiveness assessment. At each reporting date, the Company confirms that the hedging instrument continues to be highly effective in offsetting the hedged risk. Ineffectiveness in fair value hedges and cash flow hedges, if any, is reported in realized capital gains and losses.

   CASH FLOW HEDGES For hedging instruments used in cash flow hedges, the changes in fair value of the derivatives representing the effective portion of the hedge are reported in accumulated other comprehensive income. Amounts are reclassified to net investment income or realized capital gains and losses as the hedged or forecasted transaction affects net income. Accrued periodic settlements on derivatives used in cash flow hedges are reported in net investment income. The amount reported in accumulated other comprehensive income for a hedged transaction is limited to the lesser of the cumulative gain or loss on the derivative less the amount reclassified to net income, or the cumulative gain or loss on the derivative needed to offset the cumulative change in the expected future cash flows on the hedged transaction from inception of the hedge less the derivative gain or loss previously reclassified from accumulated other comprehensive income to net income. If the Company expects at any time that the loss reported in accumulated other comprehensive income would lead to a net loss on the combination of the hedging instrument and the hedged transaction which may not be recoverable, a loss is recognized immediately in realized capital gains and losses. If an impairment loss is recognized on an asset or an additional obligation is incurred on a liability involved in a hedge transaction, any offsetting gain in accumulated other comprehensive income is reclassified and reported together with the impairment loss or recognition of the obligation.

   TERMINATION OF HEDGE ACCOUNTING If, subsequent to entering into a hedge transaction, the derivative becomes ineffective (including if the hedged item is sold or otherwise extinguished, the occurrence of a hedged forecasted transaction is no longer probable or the hedged asset becomes other-than-temporarily impaired), the Company may terminate the derivative position. The Company may also terminate derivative instruments or redesignate them as non-hedge as a result of other events or circumstances.

   When a derivative instrument used in a cash flow hedge of an existing asset or liability is no longer effective or is terminated, the gain or loss recognized on the derivative is reclassified from accumulated other comprehensive income to net income as the hedged risk impacts net income. If the derivative instrument is not terminated when a cash flow hedge is no longer effective, the future gains and losses recognized on the derivative are reported in realized capital gains and losses. When a derivative instrument used in a cash flow hedge of a forecasted transaction is terminated because it is probable the forecasted transaction will not occur, the gain or loss recognized on the derivative is immediately reclassified from accumulated other comprehensive income to realized capital gains and losses in the period that hedge accounting is no longer applied.

   NON-HEDGE DERIVATIVE FINANCIAL INSTRUMENTS The Company has certain derivatives for which hedge accounting is not applied. The income statement effects, including fair value gains and losses and accrued periodic settlements, of these derivatives are reported on the Statements of Operations and Comprehensive Income either in realized capital gains and losses or in a single line item together with the results of the associated asset or liability for which risks are being managed.

SECURITIES LOANED

   The Company's business activities include securities lending transactions, which are used primarily to generate net investment income. The proceeds received in conjunction with securities lending transactions are reinvested in short-term investments or fixed income securities. These transactions are short-term in nature, usually 30 days or less.

   The Company receives cash collateral for securities loaned in an amount generally equal to 102% of the fair value of securities and records the related obligations to return the collateral in other liabilities and accrued expenses. The carrying value of these obligations approximates fair value because of their relatively short-term nature. The Company monitors the market value of securities loaned on a daily basis and obtains additional collateral as necessary under the terms of the agreements to mitigate counterparty credit risk. The Company maintains the right and ability to redeem the securities loaned on short notice. Substantially all of the Company's securities loaned are placed with large banks.

RECOGNITION OF PREMIUM REVENUES AND CONTRACT CHARGES, AND RELATED BENEFITS AND INTEREST CREDITED

   Traditional life insurance products consist principally of products with fixed and guaranteed premiums and benefits, primarily term and whole life insurance products. Premiums from these products are recognized as revenue when due from policyholders. Benefits are reflected in contract benefits and recognized in relation to premiums, so that profits are recognized over the life of the policy.

   Immediate annuities with life contingencies, including certain structured settlement annuities, provide insurance protection over a period that extends beyond the period during which premiums are collected. Premiums from these products are recognized as revenue when received at the inception of the contract. Benefits and expenses are recognized in relation to premiums. Profits from these policies come from investment income, which is recognized over the life of the contract.

   Interest sensitive life contracts, such as universal life and single premium life, are insurance contracts whose terms are not fixed and guaranteed. The terms that may be changed include premiums paid by the contractholder, interest credited to the contractholder account balance and contract charges assessed against the contractholder account balance. Premiums from these contracts are reported as contractholder fund deposits. Contract charges consist of fees assessed against the contractholder account balance for the cost of insurance (mortality risk), contract administration and surrender of the contract prior to contractually specified dates. These contract charges are recognized as revenues when assessed against the contractholder account balance. Contract benefits include life-contingent benefit payments in excess of the contractholder account balance.

   Contracts that do not subject the Company to significant risk arising from mortality or morbidity are referred to as investment contracts. Fixed annuities, including market value adjusted annuities and immediate annuities without life contingencies, are considered investment contracts. Consideration received for such contracts is reported as contractholder fund deposits. Contract charges for investment contracts consist of fees assessed against the contractholder account balance for maintenance, administration and surrender of the contract prior to contractually specified dates, and are recognized when assessed against the contractholder account balance.

   Interest credited to contractholder funds represents interest accrued or paid on interest-sensitive life contracts and investment contracts. Crediting rates for certain fixed annuities and interest-sensitive life contracts are adjusted periodically by the Company to reflect current market conditions subject to contractually guaranteed minimum rates. Interest credited also includes amortization of DSI expenses. DSI is amortized into interest credited using the same method used to amortize DAC.

   Contract charges for variable life and variable annuity products consist of fees assessed against the contractholder account balances for contract maintenance, administration, mortality, expense and surrender of the contract prior to contractually specified dates. Contract benefits incurred for variable annuity products include guaranteed minimum death, income, withdrawal and accumulation benefits. All of the Company's variable annuity business is ceded through reinsurance agreements and the contract charges and contract benefits related thereto are reported net of reinsurance ceded.

DEFERRED POLICY ACQUISITION AND SALES INDUCEMENT COSTS

   Costs that vary with and are primarily related to acquiring life insurance and investment contracts are deferred and recorded as DAC. These costs are principally agents' and brokers' remuneration and certain underwriting expenses. DSI costs, which are deferred and recorded as other assets, relate to sales inducements offered on sales to new customers, principally on annuity and interest-sensitive life contracts. These sales inducements are primarily in the form of additional credits to the customer's account balance or enhancements to interest credited for a specified period which are in excess of the rates currently being credited to similar contracts without sales inducements. All other acquisition costs are expensed as incurred and included in operating costs and expenses on the Statements of Operations and Comprehensive Income. Amortization of DAC is included in amortization of deferred policy acquisition costs on the Statements of Operations and Comprehensive Income and is described in more detail below. DSI is amortized into income using the same methodology and assumptions as DAC and is included in interest credited to contractholder funds on the Statements of Operations and Comprehensive Income. DAC and DSI are periodically reviewed for recoverability and adjusted if necessary.

   For traditional life insurance, DAC is amortized over the premium paying period of the related policies in proportion to the estimated revenues on such business. Assumptions used in amortization of DAC and reserve calculations are established at the time the policy is issued and are generally not revised during the life of the policy. Any deviations from projected business in force resulting from actual policy terminations differing from expected levels and any estimated premium deficiencies may result in a change to the rate of amortization in the period such events occur. Generally, the amortization periods for these policies approximates the estimated lives of the policies.

   For interest-sensitive life, fixed annuities and other investment contracts, DAC and DSI are amortized in proportion to the incidence of the total present value of gross profits, which includes both actual historical gross profits ("AGP") and estimated future gross profits ("EGP") expected to be earned over the estimated lives of the contracts. The amortization is net of interest on the prior period DAC balance using rates established at the inception of the contracts. Actual amortization periods generally range from 15-30 years; however, incorporating estimates of the rate of customer surrenders, partial withdrawals and deaths generally results in the majority of the DAC being amortized during the surrender charge period, which is typically 10-20 years for interest-sensitive life and 5-10 years for fixed annuities. The cumulative DAC and DSI amortization is reestimated and adjusted by a cumulative charge or credit to results of operations when there is a difference between the incidence of actual versus expected gross profits in a reporting period or when there is a change in total EGP. When DAC or DSI amortization or a component of gross profits for a quarterly period is potentially negative (which would result in an increase of the DAC or DSI balance) as a result of negative AGP, the specific facts and circumstances surrounding the potential negative amortization are considered to determine whether it is appropriate for recognition in the financial statements. Negative amortization is only recorded when the increased DAC or DSI balance is determined to be recoverable based on facts and circumstances. Recapitalization of DAC and DSI is limited to the originally deferred costs plus interest.

   AGP and EGP consist primarily of the following components: contract charges for the cost of insurance less mortality costs and other benefits; investment income and realized capital gains and losses less interest credited; and surrender and other contract charges less maintenance expenses. The principal assumptions for determining the amount of EGP are investment returns, including capital gains and losses on assets supporting contract liabilities, interest crediting rates to contractholders, and the effects of persistency, mortality, expenses, and hedges if applicable. For products whose supporting investments are exposed to capital losses in excess of the

Company's expectations which may cause periodic AGP to become temporarily negative, EGP and AGP utilized in DAC and DSI amortization may be modified to exclude the excess capital losses.

   The Company performs quarterly reviews of DAC and DSI recoverability for interest-sensitive life, fixed annuities and other investment contracts in the aggregate using current assumptions. If a change in the amount of EGP is significant, it could result in the unamortized DAC and DSI not being recoverable, resulting in a charge which is included as a component of amortization of deferred policy acquisition costs or interest credited to contractholder funds, respectively.

   The DAC and DSI balances presented include adjustments to reflect the amount by which the amortization of DAC and DSI would increase or decrease if the unrealized capital gains or losses in the respective product investment portfolios were actually realized. The adjustments are recorded net of tax in accumulated other comprehensive income. DAC, DSI and deferred income taxes detemined on unrealized capital gains and losses and reported in accumulated other comprehensive income recognize the impact on shareholder's equity consistently with the amounts that would be recognized in the income statement on realized capital gains and losses.

   Customers of the Company may exchange one insurance policy or investment contract for another offered by the Company, or make modifications to an existing investment or life contract issued by the Company. These transactions are identified as internal replacements for accounting purposes. Internal replacement transactions determined to result in replacement contracts that are substantially unchanged from the replaced contracts are accounted for as continuations of the replaced contracts. Unamortized DAC and DSI related to the replaced contracts continue to be deferred and amortized in connection with the replacement contracts. For interest-sensitive life insurance and investment contracts, the EGP of the replacement contracts are treated as a revision to the EGP of the replaced contract in the determination of amortization of DAC and DSI. For traditional life insurance policies, any changes to unamortized DAC that result from replacement contracts are treated as prospective revisions. Any costs associated with the issuance of replacement contracts are characterized as maintenance costs and expensed as incurred.

   Internal replacement transactions determined to result in a substantial change to the replaced contracts are accounted for as an extinguishment of the replaced contracts, and any unamortized DAC and DSI related to the replaced contracts are eliminated with a corresponding charge to amortization of deferred policy acquisition costs or interest credited to contractholder funds, respectively.

REINSURANCE

   In the normal course of business, the Company seeks to limit aggregate and single exposure to losses on large risks by purchasing reinsurance (see Note
9). The Company has also used reinsurance to effect the disposition of certain blocks of business. The amounts reported in the Statements of Financial Position as reinsurance recoverables include amounts billed to reinsurers on losses paid as well as estimates of amounts expected to be recovered from reinsurers on insurance liabilities and contractholder funds that have not yet been paid. Reinsurance recoverables on unpaid losses are estimated based upon assumptions consistent with those used in establishing the liabilities related to the underlying reinsured contracts. Insurance liabilities are reported gross of reinsurance recoverables. Reinsurance premiums are generally reflected in income in a manner consistent with the recognition of premiums on the reinsured contracts. Reinsurance does not extinguish the Company's primary liability under the policies written. Therefore, the Company regularly evaluates the financial condition of its reinsurers and establishes allowances for uncollectible reinsurance recoverables as appropriate.

   The Company has a reinsurance treaty with ALIC through which it primarily cedes reinvestment related risk on its structured settlement annuities. The terms of the treaty meet the accounting definition of a derivative. Accordingly, the treaty is recorded in the Statement of Financial Position at fair value. Changes in the fair value of the treaty and premiums paid to ALIC are recognized in realized capital gains and losses (see Note 4).

INCOME TAXES

   The income tax provision is calculated under the liability method. Deferred tax assets and liabilities are recorded based on the difference between the financial statement and tax bases of assets and liabilities at the enacted tax rates. The principal assets and liabilities giving rise to such differences are unrealized capital gains and losses on certain investments, DAC, differences in tax bases of invested assets and insurance reserves. A deferred tax asset valuation allowance is established when there is uncertainty that such assets will be realized.

RESERVE FOR LIFE-CONTINGENT CONTRACT BENEFITS

   The reserve for life-contingent contract benefits payable under insurance policies, including traditional life insurance, life-contingent immediate annuities and voluntary accident and health products, is computed on the basis of long-term actuarial assumptions of future investment yields, mortality, morbidity, policy terminations and expenses (see Note 8). These assumptions, which for traditional life insurance are applied using the net level premium method, include provisions for adverse deviation and generally vary by characteristics such as type of coverage, year of issue and policy duration. To the extent that unrealized gains on fixed income securities would result in a premium deficiency if those gains were realized, the related increase in reserves for certain immediate annuities with life contingencies is recorded net of tax as a reduction of unrealized net capital gains included in accumulated other comprehensive income.

CONTRACTHOLDER FUNDS

   Contractholder funds represent interest-bearing liabilities arising from the sale of products such as interest-sensitive life and fixed annuities. Contractholder funds are comprised primarily of deposits received and interest credited to the benefit of the contractholder less surrenders and withdrawals, mortality charges and administrative expenses (see Note 8). Contractholder funds also include reserves for secondary guarantees on interest-sensitive life insurance and certain guarantees on reinsured variable annuity contracts.

SEPARATE ACCOUNTS

   Separate accounts assets are carried at fair value. The assets of the separate accounts are legally segregated and available only to settle separate account contract obligations. Separate accounts liabilities represent the contractholders' claims to the related assets and are carried at an amount equal to the separate accounts assets. Investment income and realized capital gains and losses of the separate accounts accrue directly to the contractholders and therefore, are not included in the Company's Statements of Operations and Comprehensive Income. Deposits to and surrenders and withdrawals from the separate accounts are reflected in separate accounts liabilities and are not included in cash flows.

   Absent any contract provision wherein the Company provides a guarantee, variable annuity and variable life insurance contractholders bear the investment risk that the separate accounts' funds may not meet their stated investment objectives. All of the Company's variable annuity business was reinsured beginning in 2006.

OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS

   Commitments to invest and financial guarantees have off-balance-sheet risk because their contractual amounts are not recorded in the Company's Statements of Financial Position (see Note 7 and Note 11).

ADOPTED ACCOUNTING STANDARDS

DISCLOSURES ABOUT FAIR VALUE MEASUREMENTS

   In January 2010, the Financial Accounting Standards Board ("FASB") issued new accounting guidance which expands disclosure requirements relating to fair value measurements. The guidance adds requirements for disclosing amounts of and reasons for significant transfers into and out of Levels 1 and 2 and requires gross rather than net disclosures about purchases, sales, issuances and settlements relating to Level 3 measurements. The guidance also provides clarification that fair value measurement disclosures are required for each class of assets and liabilities. Disclosures about the valuation techniques and inputs used to measure fair value for measurements that fall in either Level 2 or Level 3 are also required. The Company adopted the provisions of the new guidance as of December 31, 2010, except for disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements, which are required for fiscal years beginning after December 15, 2010. Disclosures are not required for earlier periods presented for comparative purposes. The new guidance affects disclosures only; and therefore, the adoption had no impact on the Company's results of operations or financial position.

DISCLOSURES ABOUT THE CREDIT QUALITY OF FINANCING RECEIVABLES AND THE ALLOWANCE FOR CREDIT LOSSES

   In July 2010, the FASB issued guidance requiring expanded disclosures relating to the credit quality of financing receivables and the related allowances for credit losses. The new guidance requires a greater level of disaggregated information, as well as additional disclosures about credit quality indicators, past due information and modifications of its financing receivables. The new guidance is effective for reporting periods ending after December 15, 2010, except for disclosures related to troubled debt restructurings which have been deferred until reporting periods ending after December 15, 2011. The new guidance affects disclosures only; and therefore, the adoption as of December 31, 2010 had no impact on the Company's results of operations or financial position.

PENDING ACCOUNTING STANDARDS

CONSOLIDATION ANALYSIS CONSIDERING INVESTMENTS HELD THROUGH SEPARATE ACCOUNTS

   In April 2010, the FASB issued guidance clarifying that an insurer is not required to combine interests in investments held in a qualifying separate account with its interests in the same investments held in the general account when performing a consolidation evaluation. The guidance is effective for fiscal years beginning after December 15, 2010 with early adoption permitted. The adoption of this guidance is not expected to have a material impact on the Company's results of operations or financial position.

ACCOUNTING FOR COSTS ASSOCIATED WITH ACQUIRING OR RENEWING INSURANCE CONTRACTS

   In October 2010, the FASB issued guidance modifying the definition of the types of costs incurred by insurance entities that can be capitalized in the acquisition of new and renewal contracts. The guidance specifies that the costs must be based on successful efforts. The guidance also specifies that advertising costs only should be included as deferred acquisition costs if the direct-response advertising accounting criteria are met. The new guidance is effective for reporting periods beginning after December 15, 2011 and should be applied prospectively, with retrospective application permitted. The Company is in process of evaluating the impact of adoption on the Company's results of operations and financial position.

3.  SUPPLEMENTAL CASH FLOW INFORMATION

   Non-cash investment exchanges, including modifications of certain fixed income securities, totaled $41.6 million and $53.6 million for the years ended December 31, 2010 and 2009, respectively. There were no non-cash investment exchanges or modifications in 2008.

   Liabilities for collateral received in conjunction with the Company's securities lending activities were $128.0 million, $149.4 million and $117.3 million as of December 31, 2010, 2009 and 2008, respectively, and are reported in other liabilities and accrued expenses in the Statements of Financial Position. The accompanying cash flows are included in cash flows from operating activities in the Statements of Cash Flows along with the activities resulting from management of the proceeds, which for the years ended December 31 are as follows:

                                                  2010       2009       2008
($ IN THOUSANDS)                               ---------  ---------  ---------
NET CHANGE IN PROCEEDS MANAGED
Net change in fixed income securities......... $      --  $      --  $  36,778
Net change in short-term investments..........    21,379    (32,065)    44,063
                                               ---------  ---------  ---------
   Operating cash flow provided (used)........ $  21,379  $ (32,065) $  80,841
                                               =========  =========  =========
NET CHANGE IN LIABILITIES
Liabilities for collateral, beginning of year. $(149,362) $(117,297) $(198,138)
Liabilities for collateral, end of year.......  (127,983)  (149,362)  (117,297)
                                               ---------  ---------  ---------
   Operating cash flow (used) provided........ $ (21,379) $  32,065  $ (80,841)
                                               =========  =========  =========

   In 2010 and 2009, the Company sold mortgage loans with carrying values of $19.9 million and $8.3 million, respectively, to an affiliate in exchange for notes receivable with a principal sum equal to the mortgage loans (see Note 4). In addition, in 2009, a payable associated with postretirement benefit obligations due to AIC totaling $606 thousand was forgiven. The forgiveness of the payable reflects a non-cash financing activity.

4.  RELATED PARTY TRANSACTIONS

BUSINESS OPERATIONS

   The Company uses services performed by its affiliates, AIC, ALIC and Allstate Investments LLC, and business facilities owned or leased and operated by AIC in conducting its business activities. In addition, the Company shares the services of employees with AIC. The Company reimburses its affiliates for the operating expenses incurred on behalf of the Company. The Company is charged for the cost of these operating expenses based on the level of services provided. Operating expenses, including compensation, retirement and other benefit programs (see Note 14), allocated to the Company were $45.6 million, $50.4 million and $54.3 million in 2010, 2009 and 2008, respectively. A portion of these expenses relate to the acquisition of business, which are deferred and amortized into income as described in Note 2.

STRUCTURED SETTLEMENT ANNUITIES

   The Company issued $8.6 million, $9.1 million and $12.9 million of structured settlement annuities, a type of immediate annuity, in 2010, 2009 and 2008, respectively, at prices determined using interest rates in effect at the time of purchase, to fund structured settlements in matters involving AIC. Of these amounts, $989 thousand, $806 thousand and $866 thousand relate to structured settlement annuities with life contingencies and are included in premium income for 2010, 2009 and 2008, respectively.

   In most cases, these annuities were issued under a "qualified assignment" whereby prior to July 1, 2001 Allstate Settlement Corporation ("ASC"), and on and subsequent to July 1, 2001 Allstate Assignment Corporation ("AAC"), both wholly owned subsidiaries of ALIC, purchased annuities from the Company and assumed AIC's obligation to make future payments.

   Reserves recorded by the Company for annuities issued to ASC and AAC, including annuities to fund structured settlements in matters involving AIC, were $2.04 billion and $1.99 billion at December 31, 2010 and 2009, respectively.

BROKER-DEALER AGREEMENTS

   The Company has a service agreement with Allstate Distributors, LLC ("ADLLC"), a broker-dealer company owned by ALIC, whereby ADLLC promotes and markets products sold by the Company. In return for these services, the Company recorded expense of $1.2 million, $2.5 million and $4.1 million in 2010, 2009 and 2008, respectively.

   The Company receives distribution services from Allstate Financial Services, LLC ("AFS"), an affiliated broker-dealer company, for certain variable life insurance contracts sold by Allstate exclusive agencies. For these services, the Company incurred commission and other distribution expenses of $306 thousand, $358 thousand and $838 thousand in 2010, 2009 and 2008, respectively.

REINSURANCE TRANSACTIONS

   The Company has reinsurance agreements with ALIC whereby a portion of the Company's premiums and policy benefits are ceded to ALIC (see Note 9).

   In 2008, additional expenses were recorded relating to a rescission of reinsurance coverage due to the nonpayment of premium for certain traditional and interest-sensitive life insurance policies reinsured to ALIC in accordance with an agreement between the Company and ALIC (the "rescission"). The rescission resulted in a reduction to 2008 net income of $4.1 million, which included contract benefits of $7.1 million, accretion of DAC of $876 thousand and an income tax benefit of $2.2 million. The Company paid $8.7 million to ALIC in order to return amounts previously received from ALIC for ceded contract benefits on policies subject to the rescission of coverage.

   The Company has a reinsurance treaty through which it primarily cedes reinvestment related risk on its structured settlement annuities to ALIC. Under the terms of the treaty, the Company pays a premium to ALIC that varies with the aggregate structured settlement annuity statutory reserve balance. In return, ALIC guarantees that the yield on the portion of the Company's investment portfolio that supports structured settlement annuity liabilities will not fall below contractually determined rates. The Company ceded premium related to structured settlement annuities to ALIC of $3.5 million, $3.4 million and $3.3 million for the years ended December 31, 2010, 2009 and 2008, respectively. At December 31, 2010 and 2009, the carrying value of the structured settlement reinsurance treaty was $(4.9) million and $(5.1) million, respectively, which is recorded in other assets. The premiums ceded and changes in the fair value of the reinsurance treaty are reflected as a component of realized capital gains and losses on the Statements of Operations and Comprehensive Income as the treaty is recorded as a derivative instrument.

INCOME TAXES

   The Company is a party to a federal income tax allocation agreement with the Corporation (see Note 12).

INTERCOMPANY LOAN AGREEMENT

   The Company has an intercompany loan agreement with the Corporation. The amount of intercompany loans available to the Company is at the discretion of the Corporation. The maximum amount of loans the Corporation will have outstanding to all its eligible subsidiaries at any given point in time is limited to $1 billion. The Corporation may use commercial paper borrowings, bank lines of credit and repurchase agreements to fund intercompany borrowings. The Company had no amounts outstanding under the intercompany loan agreement as of December 31, 2010 and 2009.

NOTES RECEIVABLE-INVESTMENT SALES

   In 2009, the Company entered into an asset purchase agreement with Road Bay Investments, LLC ("RBI"), a subsidiary of ALIC, which allows RBI to purchase from the Company mortgage loans or participations in mortgage loans with an aggregate fair value of up to $50 million. As consideration for the sale of the assets, RBI issues notes to the Company. As security for the performance of RBI's obligations under the agreement and notes, RBI granted a pledge of and security interest in RBI's right, title and interest in the mortgage loans and their proceeds. The notes due from RBI are classified as other investments in the Statements of Financial Position.

   In March 2010, the Company sold to RBI mortgage loans with a carrying value of $13.7 million on the date of sale, and RBI issued the Company a 7.00% note due March 26, 2017 for the same amount. The Company subsequently received $9.8 million cash payments from RBI on this note. In November 2010, the Company sold to RBI mortgage loans with a carrying value of $2.7 million on the date of sale, and RBI issued the Company a 7.50% note due November 18, 2017 for the same amount. In December 2010, the Company sold to RBI mortgage loans with a carrying value of $3.5 million on the date of sale, and RBI issued the Company a 6.50% note due December 14, 2017 for the same amount.

   In September 2009, the Company sold to RBI mortgage loans with a carrying value of $8.3 million on the date of sale, and RBI issued the Company a 7.00% note due September 25, 2016 for the same amount.

   In 2010 and 2009, the Company recorded net investment income on the notes due from RBI of $1.1 million and $154 thousand, respectively.

INVESTMENT PURCHASE

   In September 2008, the Company purchased investments from its parent ALIC. The Company paid $199.1 million in cash for the investments, which included fixed income securities with a fair value on the date of sale of $197.5 million and $1.6 million of accrued investment income. Since the transaction was between affiliates under common control, the fixed income securities were recorded at the amortized cost basis on the date of sale of $200.8 million. The difference between the fair value and the amortized cost basis of these investments on the date of sale, was recorded as an increase to retained income of $2.1 million after-tax ($3.3 million pre-tax).

POSTRETIREMENT BENEFIT PLANS

   Effective September 30, 2009, the Corporation became the sponsor of a group medical plan and a group life insurance plan to provide covered benefits to certain retired employees ("postretirement benefits"). Prior to September 30, 2009, AIC was the sponsor of these plans. In connection with the change in the sponsorship, amounts payable by the Company to the previous plan sponsor, AIC, totaling $606 thousand were forgiven. The forgiveness of this liability was recorded as an increase in additional capital paid-in of $529 thousand and an increase to retained income of $77 thousand.

5.  INVESTMENTS

FAIR VALUES

   The amortized cost, gross unrealized gains and losses and fair value for fixed income securities are as follows:

                                                GROSS UNREALIZED
                                    AMORTIZED  ------------------    FAIR
                                      COST      GAINS     LOSSES     VALUE
  ($ IN THOUSANDS)                  ---------- -------- ---------  ----------
  DECEMBER 31, 2010
  U.S. government and agencies..... $  288,835 $ 69,934 $    (201) $  358,568
  Municipal........................    874,967   16,539   (37,772)    853,734
  Corporate........................  3,545,565  235,383   (27,856)  3,753,092
  Foreign government...............    268,603   61,683      (683)    329,603
  RMBS.............................    579,801   20,859   (10,362)    590,298
  CMBS.............................    294,494    5,832   (33,282)    267,044
  ABS..............................    138,832    2,917    (3,185)    138,564
  Redeemable preferred stock.......      9,196       10        --       9,206
                                    ---------- -------- ---------  ----------
     Total fixed income securities. $6,000,293 $413,157 $(113,341) $6,300,109
                                    ========== ======== =========  ==========
  DECEMBER 31, 2009
  U.S. government and agencies..... $  534,590 $ 51,977 $    (365) $  586,202
  Municipal........................    929,688   12,502   (63,780)    878,410
  Corporate........................  3,173,030  158,579   (60,407)  3,271,202
  Foreign government...............    241,141   50,715    (1,000)    290,856
  RMBS.............................    666,118   11,539   (25,985)    651,672
  CMBS.............................    472,835    1,884  (127,978)    346,741
  ABS..............................     46,588        5    (6,549)     40,044
  Redeemable preferred stock.......      9,245       --      (607)      8,638
                                    ---------- -------- ---------  ----------
     Total fixed income securities. $6,073,235 $287,201 $(286,671) $6,073,765
                                    ========== ======== =========  ==========

SCHEDULED MATURITIES

   The scheduled maturities for fixed income securities are as follows as of December 31, 2010:

                                                 AMORTIZED    FAIR
                                                   COST       VALUE
         ($ IN THOUSANDS)                        ---------- ----------
         Due in one year or less................ $  171,840 $  174,578
         Due after one year through five years..  1,466,444  1,556,583
         Due after five years through ten years.  1,568,007  1,726,852
         Due after ten years....................  2,075,369  2,113,234
                                                 ---------- ----------
                                                  5,281,660  5,571,247
         RMBS and ABS...........................    718,633    728,862
                                                 ---------- ----------
            Total............................... $6,000,293 $6,300,109
                                                 ========== ==========

   Actual maturities may differ from those scheduled as a result of prepayments by the issuers. Because of the potential for prepayment on RMBS and ABS, they are not categorized by contractual maturity. CMBS are categorized by contractual maturity because they generally are not subject to prepayment risk.

NET INVESTMENT INCOME

   Net investment income for the years ended December 31 is as follows:

                                              2010      2009      2008
      ($ IN THOUSANDS)                      --------  --------  --------
      Fixed income securities.............. $341,612  $338,563  $362,671
      Mortgage loans.......................   30,374    36,658    41,949
      Equity securities....................    2,626     1,751        --
      Short-term and other.................    4,452     5,038    12,949
                                            --------  --------  --------
         Investment income, before expense.  379,064   382,010   417,569
         Investment expense................  (10,369)   (9,615)  (14,638)
                                            --------  --------  --------
             Net investment income......... $368,695  $372,395  $402,931
                                            ========  ========  ========

REALIZED CAPITAL GAINS AND LOSSES

   Realized capital gains and losses by asset type for the years ended December 31 are as follows:

                                              2010      2009      2008
      ($ IN THOUSANDS)                      --------  --------  --------
      Fixed income securities.............. $(19,445) $114,122  $(55,775)
      Mortgage loans.......................   (2,534)   (5,327)   (2,049)
      Equity securities....................   19,009       110        --
      Limited partnership interests........     (146)       --        --
      Derivatives..........................  (42,733)   36,526   (19,381)
      Other................................       --        37        --
                                            --------  --------  --------
         Realized capital gains and losses. $(45,849) $145,468  $(77,205)
                                            ========  ========  ========

   Realized capital gains and losses by transaction type for the years ended December 31 are as follows:

                                                2010      2009       2008
    ($ IN THOUSANDS)                          --------  --------  ---------
    Impairment write-downs................... $(31,370) $(30,255) $ (38,528)
    Change in intent write-downs.............  (11,226)  (20,821)   (79,262)
                                              --------  --------  ---------
    Net other-than-temporary impairment
      ("OTTI") losses recognized in earnings.  (42,596)  (51,076)  (117,790)
    Sales....................................   39,937   160,294     59,966
    Valuation of derivative instruments......  (37,932)   29,831    (29,525)
    Settlement of derivative instruments.....   (5,112)    6,419     10,144
    EMA limited partnership income...........     (146)       --         --
                                              --------  --------  ---------
       Realized capital gains and losses..... $(45,849) $145,468  $ (77,205)
                                              ========  ========  =========

   Gross gains of $32.7 million, $180.8 million and $62.4 million and gross losses of $17.2 million, $23.1 million and $8.8 million were realized on sales of fixed income securities during 2010, 2009 and 2008, respectively.

   Other-than-temporary impairment losses by asset type for the year ended December 31 are as follows:

                                                         2010                         2009
                                             ---------------------------  ---------------------------
                                                       INCLUDED                     INCLUDED
                                               GROSS    IN OCI     NET      GROSS    IN OCI     NET
($ IN THOUSANDS)                             --------  -------- --------  --------  -------- --------
Fixed income securities:
   Municipal................................ $ (8,328) $    --  $ (8,328) $ (2,298) $    --  $ (2,298)
   Corporate................................   (7,500)     141    (7,359)  (17,993)    (938)  (18,931)
   RMBS.....................................   (3,146)  (1,882)   (5,028)   (6,494)   3,895    (2,599)
   CMBS.....................................  (23,179)   4,220   (18,959)  (19,458)  (1,826)  (21,284)
                                             --------  -------  --------  --------  -------  --------
       Total fixed income securities........  (42,153)   2,479   (39,674)  (46,243)   1,131   (45,112)
Mortgage loans..............................   (2,922)      --    (2,922)   (5,950)      --    (5,950)
Equity securities...........................       --       --        --       (14)      --       (14)
                                             --------  -------  --------  --------  -------  --------
       Other-than-temporary impairment
         losses............................. $(45,075) $ 2,479  $(42,596) $(52,207) $ 1,131  $(51,076)
                                             ========  =======  ========  ========  =======  ========

   The total amount of other-than-temporary impairment losses included in accumulated other comprehensive income at the time of impairment for fixed income securities as of December 31, which were not included in earnings, are presented in the following table. The amount excludes $14.6 million and $8.7 million as of December 31, 2010 and 2009, respectively, of net unrealized gains related to changes in valuation of the fixed income securities subsequent to the impairment measurement date.

                                         2010      2009
                     ($ IN THOUSANDS)  --------  --------
                        Corporate..... $   (300) $ (1,197)
                        RMBS..........   (7,791)  (11,296)
                        CMBS..........   (4,220)       --
                                       --------  --------
                          Total....... $(12,311) $(12,493)
                                       ========  ========

   Rollforwards of the cumulative credit losses recognized in earnings for fixed income securities held as of December 31 are as follows:

                                                                                             2010      2009
($ IN THOUSANDS)                                                                           --------  --------
Beginning balance......................................................................... $(25,493) $     --
Beginning balance of cumulative credit loss for securities held as of April 1, 2009.......       --   (33,493)
Additional credit loss for securities previously other-than-temporarily impaired..........   (2,050)   (3,328)
Additional credit loss for securities not previously other-than-temporarily impaired......  (26,398)  (17,665)
Reduction in credit loss for securities disposed or collected.............................   28,071    28,993
Reduction in credit loss for securities the Company has made the decision to sell or more
  likely than not will be required to sell................................................    1,698        --
Change in credit loss due to accretion of increase in cash flows..........................       --        --
                                                                                           --------  --------
Ending balance............................................................................ $(24,172) $(25,493)
                                                                                           ========  ========

   The Company uses its best estimate of future cash flows expected to be collected from the fixed income security, discounted at the security's original or current effective rate, as appropriate, to calculate a recovery value and determine whether a credit loss exists. The determination of cash flow estimates is inherently subjective and methodologies may vary depending on facts and circumstances specific to the security. All reasonably available information relevant to the collectability of the security, including past events, current conditions, and reasonable and supportable assumptions and forecasts, are considered when developing the estimate of cash flows expected to be collected. That information generally includes, but is not limited to, the remaining payment terms of the security, prepayment speeds, foreign exchange rates, the financial condition and future earnings potential of the issue or issuer, expected defaults, expected recoveries, the value of underlying collateral, vintage, geographic concentration, available reserves or escrows, current subordination levels, third party guarantees and other credit enhancements. Other information, such as industry analyst reports and forecasts, sector credit ratings, financial condition of the bond insurer for insured fixed income securities, and other market data relevant to the realizability of contractual cash flows, may also be considered. The estimated fair value of collateral will be used to estimate recovery value if the Company determines that the security is dependent on the liquidation of collateral for ultimate settlement. If the estimated recovery value is less than the amortized cost of the security, a credit loss exists and an other-than-temporary impairment for the difference between the estimated recovery value and amortized cost is recorded in earnings. The portion of the unrealized loss related to factors other than credit remains classified in accumulated other comprehensive income. If the Company determines that the fixed income security does not have sufficient cash flow or other information to estimate a recovery value for the security, the Company may conclude that the entire decline in fair value is deemed to be credit related and the loss is recorded in earnings.

UNREALIZED NET CAPITAL GAINS AND LOSSES

   Unrealized net capital gains and losses included in accumulated other comprehensive income are as follows:

                                                                   GROSS UNREALIZED
                                                         FAIR     ------------------  UNREALIZED NET
                                                         VALUE     GAINS     LOSSES   GAINS (LOSSES)
($ IN THOUSANDS)                                       ---------- -------- ---------  --------------
DECEMBER 31, 2010
Fixed income securities/(1)/.......................... $6,300,109 $413,157 $(113,341)   $ 299,816
Equity securities.....................................    124,559   25,211        --       25,211
Short-term investments................................    198,601        1        (1)          --
                                                                                        ---------
   Unrealized net capital gains and losses, pre-tax...                                    325,027
Amounts recognized for:
   Insurance reserves/(2)/............................                                   (115,141)
   DAC and DSI/(3)/...................................                                     (4,947)
                                                                                        ---------
   Amounts recognized.................................                                   (120,088)
   Deferred income taxes..............................                                    (71,729)
                                                                                        ---------
   Unrealized net capital gains and losses, after-tax.                                  $ 133,210
                                                                                        =========

--------
/(1)/Unrealized net capital gains and losses for fixed income securities as of December 31, 2010 comprises $2.3 million related to unrealized net capital gains on fixed income securities with OTTI and $297.5 million related to other unrealized net capital gains and losses.
/(2)/The insurance reserves adjustment represents the amount by which the reserve balance would increase if the net unrealized gains in the applicable product portfolios were realized and reinvested at current lower interest rates, resulting in a premium deficiency. Although the Company evaluates premium deficiencies on the combined performance of life insurance and immediate annuities with life contingencies, the adjustment primarily relates to structured settlement annuities with life contingencies, in addition to certain payout annuities with life contingencies.
/(3)/The DAC and DSI adjustment balance represents the amount by which the amortization of DAC and DSI would increase or decrease if the unrealized gains or losses in the respective product portfolios were realized.

                                                                   GROSS UNREALIZED
                                                         FAIR     ------------------  UNREALIZED NET
                                                         VALUE     GAINS     LOSSES   GAINS (LOSSES)
-                                                      ---------- -------- ---------  --------------
DECEMBER 31, 2009
Fixed income securities/(1)/.......................... $6,073,765 $287,201 $(286,671)    $    530
Equity securities.....................................    123,311   23,143        --       23,143
Short-term investments................................    348,453        1        (4)          (3)
Derivative instruments................................         --      309        --          309
                                                                                         --------
   Unrealized net capital gains and losses, pre-tax...                                     23,979
Amounts recognized for:
   Insurance reserves.................................                                    (40,551)
   DAC and DSI........................................                                     53,572
                                                                                         --------
   Amounts recognized.................................                                     13,021
   Deferred income taxes..............................                                    (12,950)
                                                                                         --------
   Unrealized net capital gains and losses, after-tax.                                   $ 24,050
                                                                                         ========

--------
/(1)/Unrealized net capital gains and losses for fixed income securities as of December 31, 2009 comprises $(3.8) million related to unrealized net capital losses on fixed income securities with OTTI and $4.3 million related to other unrealized net capital gains and losses.

CHANGE IN UNREALIZED NET CAPITAL GAINS AND LOSSES

   The change in unrealized net capital gains and losses for the years ended December 31 is as follows:

                                                                      2010       2009       2008
($ IN THOUSANDS)                                                   ---------  ---------  ---------
Fixed income securities........................................... $ 299,286  $ 280,616  $(622,315)
Equity securities.................................................     2,068     23,143         --
Short-term investments............................................         3        (68)        65
Derivative instruments............................................      (309)    (1,440)     2,515
                                                                   ---------  ---------  ---------
   Total..........................................................   301,048    302,251   (619,735)
Amounts recognized for:
   Insurance reserves.............................................   (74,590)   115,384    105,911
   DAC and DSI....................................................   (58,519)  (213,075)   245,975
                                                                   ---------  ---------  ---------
   (Decrease) increase in amounts recognized......................  (133,109)   (97,691)   351,886
   Deferred income taxes..........................................   (58,779)   (71,596)    93,747
                                                                   ---------  ---------  ---------
   Increase (decrease) in unrealized net capital gains and losses. $ 109,160  $ 132,964  $(174,102)
                                                                   =========  =========  =========

PORTFOLIO MONITORING

   The Company has a comprehensive portfolio monitoring process to identify and evaluate each fixed income and equity security whose carrying value may be other-than-temporarily impaired.

   For each fixed income security in an unrealized loss position, the Company assesses whether management with the appropriate authority has made the decision to sell or whether it is more likely than not the Company will be required to sell the security before recovery of the amortized cost basis for reasons such as liquidity, contractual or regulatory purposes. If a security meets either of these criteria, the security's decline in fair value is considered other than temporary and is recorded in earnings.

   If the Company has not made the decision to sell the fixed income security and it is not more likely than not the Company will be required to sell the fixed income security before recovery of its amortized cost basis, the Company evaluates whether it expects to receive cash flows sufficient to recover the entire amortized cost basis of the security. The Company calculates the estimated recovery value by discounting the best estimate of future cash flows at the security's original or current effective rate, as appropriate, and compares this to the amortized cost of the security. If the Company does not expect to receive cash flows sufficient to recover the entire amortized cost basis of the fixed income security, the credit loss component of the impairment is recorded in earnings, with the remaining amount of the unrealized loss related to other factors recognized in other comprehensive income.

   For equity securities, the Company considers various factors, including whether it has the intent and ability to hold the equity security for a period of time sufficient to recover its cost basis. Where the Company lacks the intent and ability to hold to recovery, or believes the recovery period is extended, the equity security's decline in fair value is considered other than temporary and is recorded in earnings. For equity securities managed by a third party, the Company has contractually retained its decision making authority as it pertains to selling equity securities that are in an unrealized loss position.

   The Company's portfolio monitoring process includes a quarterly review of all securities to identify instances where the fair value of a security compared to its amortized cost (for fixed income securities) or cost (for equity securities) is below established thresholds. The process also includes the monitoring of other impairment indicators such as ratings, ratings downgrades and payment defaults. The securities identified, in addition to other securities for which the Company may have a concern, are evaluated for potential other-than-temporary impairment using all reasonably available information relevant to the collectability or recovery of the security. Inherent in the Company's evaluation of other-than-temporary impairment for these fixed income and equity securities are assumptions and estimates about the financial condition and future earnings potential of the issue or issuer. Some of the factors considered in evaluating whether a decline in fair value is other than temporary are: 1) the financial condition, near-term and long-term prospects of the issue or issuer, including relevant industry specific market conditions and trends, geographic location and implications of rating agency actions and offering prices; 2) the specific reasons that a security is in an unrealized loss position, including overall market conditions which could affect liquidity; and 3) the length of time and extent to which the fair value has been less than amortized cost or cost.

   The following table summarizes the gross unrealized losses and fair value of fixed income securities by the length of time that individual securities have been in a continuous unrealized loss position. There are no equity securities with gross unrealized losses as of December 31, 2010.

                                                LESS THAN 12 MONTHS             12 MONTHS OR MORE
                                          ------------------------------  ----------------------------    TOTAL
                                           NUMBER              UNREALIZED  NUMBER    FAIR    UNREALIZED UNREALIZED
($ IN THOUSANDS)                          OF ISSUES FAIR VALUE   LOSSES   OF ISSUES  VALUE     LOSSES     LOSSES
----------------                          --------- ---------- ---------- --------- -------- ---------- ----------
DECEMBER 31, 2010
Fixed income securities
  U.S. government and agencies...........      1    $    4,182  $   (201)     --    $     -- $      --  $    (201)
  Municipal..............................     39       227,428    (6,528)     31     171,400   (31,244)   (37,772)
  Corporate..............................     79       383,290   (17,054)     20      97,202   (10,802)   (27,856)
  Foreign government.....................      2        43,918      (683)     --          --        --       (683)
  RMBS...................................     35         8,883      (110)     35      45,913   (10,252)   (10,362)
  CMBS...................................      1         9,968       (57)     15     117,978   (33,225)   (33,282)
  ABS....................................      5         9,937       (39)      3      18,914    (3,146)    (3,185)
                                             ---    ----------  --------     ---    -------- ---------  ---------
   Total fixed income securities/(1)/....    162    $  687,606  $(24,672)    104    $451,407 $ (88,669) $(113,341)
                                             ===    ==========  ========     ===    ======== =========  =========
Investment grade fixed income securities.    138    $  635,094  $(22,220)     70    $367,032 $ (60,013) $ (82,233)
Below investment grade fixed income
 securities..............................     24        52,512    (2,452)     34      84,375   (28,656)   (31,108)
                                             ---    ----------  --------     ---    -------- ---------  ---------
  Total fixed income securities..........    162    $  687,606  $(24,672)    104    $451,407 $ (88,669) $(113,341)
                                             ===    ==========  ========     ===    ======== =========  =========
DECEMBER 31, 2009
Fixed income securities
  U.S. government and agencies...........      9    $  209,201  $   (365)     --    $     -- $      --  $    (365)
  Municipal..............................     31       258,153    (8,197)     46     244,537   (55,583)   (63,780)
  Corporate..............................     83       401,910   (11,534)     77     343,942   (48,873)   (60,407)
  Foreign government.....................      3        36,618    (1,000)     --          --        --     (1,000)
  RMBS...................................     24        68,199    (1,158)     41      81,536   (24,827)   (25,985)
  CMBS...................................      3        20,648      (339)     34     239,448  (127,639)  (127,978)
  ABS....................................      6        20,200      (105)      3      17,776    (6,444)    (6,549)
  Redeemable preferred stock.............     --            --        --       1       8,639      (607)      (607)
                                             ---    ----------  --------     ---    -------- ---------  ---------
   Total fixed income securities/(1)/....    159    $1,014,929  $(22,698)    202    $935,878 $(263,973) $(286,671)
                                             ===    ==========  ========     ===    ======== =========  =========
Investment grade fixed income securities.    151    $  995,984  $(19,518)    150    $837,804 $(227,091) $(246,609)
Below investment grade fixed income
 securities..............................      8        18,945    (3,180)     52      98,074   (36,882)   (40,062)
                                             ---    ----------  --------     ---    -------- ---------  ---------
  Total fixed income securities..........    159    $1,014,929  $(22,698)    202    $935,878 $(263,973) $(286,671)
                                             ===    ==========  ========     ===    ======== =========  =========

--------
/(1)/Gross unrealized losses resulting from factors other than credit on fixed income securities with other-than-temporary impairments for which the Company has recorded a credit loss in earnings total zero for the less than 12 month category and $7.0 million for the 12 months or greater category as of December 31, 2010 and $464 thousand for the less than 12 month category and $6.1 million for the 12 months or greater category as of December 31, 2009.

   As of December 31, 2010, $55.4 million of unrealized losses are related to securities with an unrealized loss position less than 20% of amortized cost, the degree of which suggests that these securities do not pose a high risk of being other-than-temporarily impaired. Of the $55.4 million, $49.3 million are related to unrealized losses on investment grade fixed income securities. Investment grade is defined as a security having a rating of Aaa, Aa, A or Baa from Moody's, a rating of AAA, AA, A or BBB from Standard & Poor's ("S&P"), Fitch, Dominion or Realpoint, a rating of aaa, aa, a or bbb from A.M. Best, or a comparable internal rating if an externally provided rating is not available. Unrealized losses on investment grade securities are principally related to widening credit spreads or rising interest rates since the time of initial purchase.

   As of December 31, 2010, the remaining $57.9 million of unrealized losses are related to securities in unrealized loss positions greater than or equal to 20% of amortized cost. Investment grade fixed income securities comprising $32.9 million of these unrealized losses were evaluated based on factors such as expected cash flows and the financial condition and near-term and long-term prospects of the issue or issuer and were determined to have adequate resources to fulfill contractual obligations. Of the $57.9 million, $25.0 million are related to below investment grade fixed income securities and had been in an unrealized loss position for a period of twelve or more consecutive months as of December 31, 2010. Unrealized losses on below investment grade securities are principally related to CMBS and RMBS and were the result of wider credit spreads resulting from higher risk premiums since the time of initial purchase, largely due to macroeconomic conditions and credit market deterioration, including the impact of lower real estate valuations.

   RMBS, CMBS and ABS in an unrealized loss position were evaluated based on actual and projected collateral losses relative to the securities' positions in the respective securitization trusts, security specific expectations of cash flows, and credit ratings. This evaluation also takes into consideration credit enhancement, measured in terms of (i) subordination from other classes of securities in the trust that are contractually obligated to absorb losses before the class of security the Company owns, (ii) the expected impact of other structural features embedded in the securitization trust beneficial to the class of securities the Company owns, such as overcollateralization and excess spread, and (iii) for RMBS and ABS in an unrealized loss position, credit enhancements from reliable bond insurers, where applicable. Municipal bonds in an unrealized loss position were evaluated based on the quality of the underlying securities, taking into consideration credit enhancements from reliable bond insurers, where applicable.

   As of December 31, 2010, the Company has not made the decision to sell and it is not more likely than not the Company will be required to sell fixed income securities with unrealized losses before recovery of the amortized cost basis.

LIMITED PARTNERSHIPS

   As of December 31, 2010, the carrying value of equity method limited partnership interests totaled $2.4 million. The Company recognizes an impairment loss for equity method investments when evidence demonstrates that the loss is other than temporary. Evidence of a loss in value that is other than temporary may include the absence of an ability to recover the carrying amount of the investment or the inability of the investee to sustain a level of earnings that would justify the carrying amount of the investment. The Company had no write-downs related to equity method limited partnership interests in 2010.

   As of December 31, 2010, the carrying value for cost method limited partnership interests was $2.4 million. To determine if an other-than-temporary impairment has occurred, the Company evaluates whether an impairment indicator has occurred in the period that may have a significant adverse effect on the carrying value of the investment. Impairment indicators may include: significantly reduced valuations of the investments held by the limited partnerships; actual recent cash flows received being significantly less than expected cash flows; reduced valuations based on financing completed at a lower value; completed sale of a material underlying investment at a price significantly lower than expected; or any other adverse events since the last financial statements received that might affect the fair value of the investee's capital. Additionally, the Company's portfolio monitoring process includes a quarterly review of all cost method limited partnerships to identify instances where the net asset value is below established thresholds for certain periods of time, as well as investments that are performing below expectations, for further impairment consideration. If a cost method limited partnership is other-than-temporarily impaired, the carrying value is written down to fair value, generally estimated to be equivalent to the reported net asset value of the underlying funds. The Company had no write-downs related to cost method investments in 2010.

MORTGAGE LOANS

   The Company's mortgage loans are commercial mortgage loans collateralized by a variety of commercial real estate property types located throughout the United States and totaled, net of valuation allowance, $501 million and $543 million as of December 31, 2010 and 2009, respectively. Substantially all of the commercial mortgage loans are non-recourse to the borrower. The following table shows the principal geographic distribution of commercial real estate represented in the Company's mortgage portfolio. No other state represented more than 5% of the portfolio as of December 31.

                                                       2010  2009
             (% OF MORTGAGE PORTFOLIO CARRYING VALUE)  ----  ----
                          California.................. 24.2% 24.8%
                          Illinois.................... 14.6  13.9
                          Texas.......................  9.5   2.8
                          Arizona.....................  7.4   7.0
                          Pennsylvania................  5.3   7.0

   The types of properties collateralizing the mortgage loans as of December 31 are as follows:

                                                       2010   2009
            (% OF MORTGAGE PORTFOLIO CARRYING VALUE)  -----  -----
                       Warehouse.....................  35.1%  39.8%
                       Office buildings..............  29.4   31.4
                       Retail........................  19.4   15.7
                       Apartment complex.............  11.9   10.0
                       Other.........................   4.2    3.1
                                                      -----  -----
                          Total...................... 100.0% 100.0%
                                                      =====  =====

   The contractual maturities of the mortgage loan portfolio as of December 31, 2010 are as follows:

                                     NUMBER  CARRYING
                                    OF LOANS  VALUE   PERCENT
                  ($ IN THOUSANDS)  -------- -------- -------
                    2011...........     8    $ 32,489    6.5%
                    2012...........     6      22,784    4.5
                    2013...........    15      70,030   14.0
                    2014...........    13      62,616   12.5
                    Thereafter.....    60     313,557   62.5
                                      ---    --------  -----
                       Total.......   102    $501,476  100.0%
                                      ===    ========  =====

   Mortgage loans are evaluated for impairment on a specific loan basis through a quarterly credit monitoring process and review of key credit quality indicators. Mortgage loans are considered impaired when it is probable that the Company will not collect the contractual principal and interest. Valuation allowances are established for impaired loans to reduce the carrying value to the fair value of the collateral less costs to sell or the present value of the loan's expected future repayment cash flows discounted at the loan's original effective interest rate. Impaired mortgage loans may not have a valuation allowance when the fair value of the collateral less costs to sell is higher than the carrying value. Mortgage loan valuation allowances are charged off when there is no reasonable expectation of recovery.

   Accrual of income is suspended for mortgage loans that are in default or when full and timely collection of principal and interest payments is not probable. Cash receipts on mortgage loans on nonaccrual status are generally recorded as a reduction of carrying value.

   Debt service coverage ratio is considered a key credit quality indicator when mortgage loans are evaluated for impairment. Debt service coverage ratio represents the amount of estimated cash flows from the property available to the borrower to meet principal and interest payment obligations. Debt service coverage ratio estimates are updated annually or more frequently if conditions are warranted based on the Company's credit monitoring process. The following table reflects the carrying value of non-impaired fixed rate and variable rate mortgage loans as of December 31, 2010, summarized by debt service coverage ratio distribution:

                                            FIXED RATE   VARIABLE RATE
                                          MORTGAGE LOANS MORTGAGE LOANS  TOTAL
($ IN THOUSANDS)                          -------------- -------------- --------
DEBT SERVICE COVERAGE RATIO DISTRIBUTION
Below 1.0................................    $ 13,361        $   --     $ 13,361
1.0 - 1.25...............................     140,835            --      140,835
1.26 - 1.50..............................     128,978            --      128,978
Above 1.50...............................     206,694         4,485      211,179
                                             --------        ------     --------
   Total non-impaired mortgage loans.....    $489,868        $4,485     $494,353
                                             ========        ======     ========

   Mortgage loans with a debt service coverage ratio below 1.0 that are not considered impaired primarily relate to instances where the borrower has the financial capacity to fund the revenue shortfalls from the properties for the foreseeable term, the decrease in cash flows from the properties is considered temporary, or there are other risk mitigating circumstances such as additional collateral, escrow balances or borrower guarantees.

   The net carrying value of impaired mortgage loans as of December 31 is as follows:

                                                             2010   2009
     ($ IN THOUSANDS)                                       ------ -------
     Impaired mortgage loans with a valuation allowance.... $7,123 $23,956
     Impaired mortgage loans without a valuation allowance.     --      --
                                                            ------ -------
     Total impaired mortgage loans......................... $7,123 $23,956
                                                            ====== =======
     Valuation allowance on impaired mortgage loans........ $1,670 $ 4,250

   The average balance of impaired loans was $11.1 million, $17.0 million and $1.9 million during 2010, 2009 and 2008, respectively.

   The rollforward of the valuation allowance on impaired mortgage loans for the years ended December 31 is as follows:

                                                 2010     2009   2008
          ($ IN THOUSANDS)                     -------  -------  ----
          Beginning balance................... $ 4,250  $   449  $ --
          Net increase in valuation allowance.   2,922    5,264   449
          Charge offs.........................  (5,502)  (1,463)   --
                                               -------  -------  ----
          Ending balance...................... $ 1,670  $ 4,250  $449
                                               =======  =======  ====

   The carrying value of past due mortgage loans as of December 31, 2010 is $3.6 million, all of which are less than 90 days past due. There are no mortgage loans in the process of foreclosure.

MUNICIPAL BONDS

   The Company maintains a diversified portfolio of municipal bonds. The following table shows the principal geographic distribution of municipal bond issuers represented in the Company's portfolio as of December 31. No other state represents more than 5% of the portfolio.

                                                          2010  2009
          (% OF MUNICIPAL BOND PORTFOLIO CARRYING VALUE)  ----  ----
                           California.................... 21.6% 21.7%
                           Texas......................... 12.1  10.8
                           Illinois......................  5.1   8.7

CONCENTRATION OF CREDIT RISK

   As of December 31, 2010, the Company is not exposed to any credit concentration risk of a single issuer and its affiliates greater than 10% of the Company's shareholder's equity.

SECURITIES LOANED

   The Company's business activities include securities lending programs with third parties, mostly large banks. As of December 31, 2010 and 2009, fixed income securities with a carrying value of $124.5 million and $145.0 million, respectively, were on loan under these agreements. In return, the Company receives cash that it invests and includes in short-term investments and fixed income securities, with an offsetting liability recorded in other liabilities and accrued expenses to account for the Company's obligation to return the collateral. Interest income on collateral, net of fees, was $487 thousand, $681 thousand and $5.1 million in 2010, 2009 and 2008, respectively.

OTHER INVESTMENT INFORMATION

   Included in fixed income securities are below investment grade assets totaling $388.3 million and $227.4 million as of December 31, 2010 and 2009, respectively.

   As of December 31, 2010, fixed income securities and short-term investments with a carrying value of $2.7 million were on deposit with regulatory authorities as required by law.

   There were no fixed income securities that were non-income producing as of December 31, 2010.

6.  FAIR VALUE OF ASSETS AND LIABILITIES

   Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The hierarchy for inputs used in determining fair value maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available. Assets and liabilities recorded on the Statements of Financial Position at fair value are categorized in the fair value hierarchy based on the observability of inputs to the valuation techniques as follows:


LEVEL 1:Assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that the Company can access.

LEVEL 2:Assets and liabilities whose values are based on the following:

       a) Quoted prices for similar assets or liabilities in active markets;

       b) Quoted prices for identical or similar assets or liabilities in markets that are not active; or

       c) Valuation models whose inputs are observable, directly or indirectly, for substantially the full term of the asset or liability.

LEVEL 3:Assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Unobservable inputs reflect the Company's estimates of the assumptions that market participants would use in valuing the assets and liabilities.

   The availability of observable inputs varies by instrument. In situations where fair value is based on internally developed pricing models or inputs that are unobservable in the market, the determination of fair value requires more judgment. The degree of judgment exercised by the Company in determining fair value is typically greatest for instruments categorized in Level 3. In many instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company uses prices and inputs that are current as of the measurement date, including during periods of market disruption. In periods of market disruption, the ability to observe prices and inputs may be reduced for many instruments.

   The Company has two types of situations where investments are classified as Level 3 in the fair value hierarchy. The first is where quotes continue to be received from independent third-party valuation service providers and all significant inputs are market observable; however, there has been a significant decrease in the volume and level of activity for the asset when compared to normal market activity such that the degree of market observability has declined to a point where categorization as a Level 3 measurement is considered appropriate. The indicators considered in determining whether a significant decrease in the volume and level of activity for a specific asset has occurred include the level of new issuances in the primary market, trading volume in the secondary market, the level of credit spreads over historical levels, applicable bid-ask spreads, and price consensus among market participants and other pricing sources.

   The second situation where the Company classifies securities in Level 3 is where specific inputs significant to the fair value estimation models are not market observable. This occurs in two primary instances. The first relates to the Company's use of broker quotes. The second relates to auction rate securities ("ARS") backed by student loans for which a key input, the anticipated date liquidity will return to this market, is not market observable.

   Certain assets are not carried at fair value on a recurring basis, including investments such as mortgage loans, limited partnership interests and policy loans. Accordingly, such investments are only included in the fair value hierarchy disclosure when the investment is subject to remeasurement at fair value after initial recognition and the resulting remeasurement is reflected in the financial statements. In addition, derivatives embedded in fixed income securities are not disclosed in the hierarchy as free-standing derivatives since they are presented with the host contracts in fixed income securities.

   In determining fair value, the Company principally uses the market approach which generally utilizes market transaction data for the same or similar instruments. To a lesser extent, the Company uses the income approach which involves determining fair values from discounted cash flow methodologies. For the majority of Level 2 and Level 3 valuations, a combination of the market and income approaches is used.

SUMMARY OF SIGNIFICANT VALUATION TECHNIQUES FOR ASSETS AND LIABILITIES MEASURED AT FAIR VALUE ON A RECURRING BASIS

Level 1 measurements

    . Fixed income securities: Comprise U.S. Treasuries. Valuation is based on unadjusted quoted prices for identical assets in active markets that the Company can access.

    . Equity securities: Comprise actively traded, exchange-listed U.S. equity securities. Valuation is based on unadjusted quoted prices for identical assets in active markets that the Company can access.

    . Short-term: Comprise actively traded money market funds that have daily quoted net asset values for identical assets that the Company can access.

    . Separate account assets: Comprise actively traded mutual funds that have daily quoted net asset values for identical assets that the Company can access. Net asset values for the actively traded mutual funds in which the separate account assets are invested are obtained daily from the fund managers.

Level 2 measurements

    .  Fixed income securities:

       U.S. GOVERNMENT AND AGENCIES: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

       MUNICIPAL: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

       CORPORATE, INCLUDING PRIVATELY PLACED: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. Also included are privately placed securities valued using a discounted cash flow model that is widely accepted in the financial services industry and uses market observable inputs and inputs derived principally from, or corroborated by, observable market data. The primary inputs to the discounted cash flow model include an interest rate yield curve, as well as published credit spreads for similar assets in markets that are not active that incorporate the credit quality and industry sector of the issuer.

       FOREIGN GOVERNMENT: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

       RMBS--U.S. GOVERNMENT SPONSORED ENTITIES ("U.S. AGENCY"), PRIME RESIDENTIAL MORTGAGE-BACKED SECURITIES ("PRIME") AND ALT-A RESIDENTIAL MORTGAGE-BACKED SECURITIES ("ALT-A"); ABS--AUTO AND OTHER: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, prepayment speeds, collateral performance and credit spreads.

       CMBS: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, collateral performance and credit spreads.

       REDEEMABLE PREFERRED STOCK: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, underlying stock prices and credit spreads.

    . Short-term: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. For certain short-term investments, amortized cost is used as the best estimate of fair value.

    . Other investments: Free-standing exchange listed derivatives that are not actively traded are valued based on quoted prices for identical instruments in markets that are not active.

       Over-the-counter ("OTC") derivatives, including interest rate swaps and foreign currency swaps, are valued using models that rely on inputs such as interest rate yield curves, currency rates, and counterparty credit spreads that are observable for substantially the full term of the contract. The valuation techniques underlying the models are widely accepted in the financial services industry and do not involve significant judgment.

Level 3 measurements

    .  Fixed income securities:

       MUNICIPAL: ARS backed by student loans that have become illiquid due to failures in the auction market are valued using a discounted cash flow model that is widely accepted in the financial services industry and uses significant non-market observable inputs, including estimates of future coupon rates if auction failures continue, the anticipated date liquidity will return to the market and illiquidity premium. Also included are municipal bonds that are not rated by third party credit rating agencies but are rated by the National Association of Insurance Commissioners ("NAIC"), and other high-yield municipal bonds. The primary inputs to the valuation of these municipal bonds include quoted prices for identical or similar assets in markets that exhibit less liquidity relative to those markets supporting Level 2 fair value measurements, contractual cash flows, benchmark yields and credit spreads.

       CORPORATE, INCLUDING PRIVATELY PLACED: Valued based on non-binding broker quotes.

       RMBS--SUBPRIME RESIDENTIAL MORTGAGE-BACKED SECURITIES ("SUBPRIME"), ALT-A AND PRIME: The primary inputs to the valuation included quoted prices for identical or similar assets in markets that exhibit less liquidity relative to those markets supporting Level 2 fair value measurements, contractual cash flows, benchmark yields, prepayment speeds, collateral performance and credit spreads. Also included are Subprime, Prime and Alt-A securities that are valued based on non-binding broker quotes. Due to the reduced availability of actual market prices or relevant observable inputs as a result of the decrease in liquidity that has been experienced in the market for these securities, Subprime and certain Alt-A securities are categorized as Level 3.

       CMBS: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that exhibit less liquidity relative to those markets supporting Level 2 fair value measurements, contractual cash flows, benchmark yields, collateral performance and credit spreads. Also included are CMBS that are valued based on non-binding broker quotes. Due to the reduced availability of actual market prices or relevant observable inputs as a result of the decrease in liquidity that has been experienced in the market for these securities, certain CMBS are categorized as Level 3.

       ABS--COLLATERALIZED DEBT OBLIGATIONS ("CDO"): Valued based on non-binding broker quotes received from brokers who are familiar with the investments. Due to the reduced availability of actual market prices or relevant observable inputs as a result of the decrease in liquidity that has been experienced in the market for these securities, all CDO are categorized as Level 3.

       ABS--AUTO AND OTHER: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that exhibit less liquidity relative to those markets supporting Level 2 fair value measurements, contractual cash flows, benchmark yields, prepayment speeds, collateral performance and credit spreads. Also included are ABS that are valued based on non-binding broker quotes. Due to the reduced availability of actual market prices or relevant observable inputs as a result of the decrease in liquidity that has been experienced in the market for these securities, certain ABS are categorized as Level 3.

    . Other investments: Certain OTC derivatives, such as interest rate caps, are valued using models that are widely accepted in the financial services industry. These are categorized as Level 3 as a result of the significance of non-market observable inputs such as volatility. Other primary inputs include interest rate yield curves.

    . Other assets: Includes a structured settlement annuity reinsurance agreement accounted for as a derivative instrument. Valued internally utilizing a model that uses interest rate and volatility assumptions to generate stochastically determined cash flows. This item is categorized as Level 3 as a result of the significance of non-market observable inputs.

    . Contractholder funds: Derivatives embedded in certain life and annuity contracts are valued internally using models widely accepted in the financial services industry that determine a single best estimate of fair value for the embedded derivatives within a block of contractholder liabilities. The models primarily use stochastically determined cash flows based on the contractual elements of embedded derivatives and applicable market data, such as interest rate yield curves and equity index volatility assumptions. These are categorized as Level 3 as a result of the significance of non-market observable inputs.

  ASSETS AND LIABILITIES MEASURED AT FAIR VALUE ON A NON-RECURRING BASIS

   Mortgage loans written-down to fair value in connection with recognizing impairments are valued based on the fair value of the underlying collateral less costs to sell. Limited partnership interests written-down to fair value in connection with recognizing other-than-temporary impairments are valued using net asset values.

   The following table summarizes the Company's assets and liabilities measured at fair value on a recurring and non-recurring basis as of December 31, 2010:

                                      QUOTED PRICES
                                        IN ACTIVE   SIGNIFICANT
                                       MARKETS FOR     OTHER    SIGNIFICANT  COUNTERPARTY   BALANCE
                                        IDENTICAL   OBSERVABLE  UNOBSERVABLE   AND CASH      AS OF
                                         ASSETS       INPUTS       INPUTS     COLLATERAL  DECEMBER 31,
                                        (LEVEL 1)    (LEVEL 2)   (LEVEL 3)     NETTING        2010
($ IN THOUSANDS)                      ------------- ----------- ------------ ------------ ------------
ASSETS
Fixed income securities:
 U.S. government and agencies........   $ 79,679    $  278,889    $     --                 $  358,568
 Municipal...........................         --       750,365     103,369                    853,734
 Corporate...........................         --     3,527,885     225,207                  3,753,092
 Foreign government..................         --       329,603          --                    329,603
 RMBS................................         --       510,235      80,063                    590,298
 CMBS................................         --       125,175     141,869                    267,044
 ABS.................................         --        97,713      40,851                    138,564
 Redeemable preferred stock..........         --         9,206          --                      9,206
                                        --------    ----------    --------                 ----------
     Total fixed income securities...     79,679     5,629,071     591,359                  6,300,109
Equity securities....................    124,559            --          --                    124,559
Short-term investments...............      5,731       192,870          --                    198,601
Other investments:
   Free-standing derivatives.........         --            --         469      $ (58)            411
Separate account assets..............    577,756            --          --                    577,756
Other assets.........................         --            --      (4,870)                    (4,870)
                                        --------    ----------    --------      -----      ----------
     TOTAL RECURRING BASIS ASSETS....    787,725     5,821,941     586,958        (58)      7,196,566
Non-recurring basis/(1)/.............         --            --       7,123                      7,123
                                        --------    ----------    --------      -----      ----------
TOTAL ASSETS AT FAIR VALUE...........   $787,725    $5,821,941    $594,081      $ (58)     $7,203,689
                                        ========    ==========    ========      =====      ==========
% of total assets at fair value......       10.9%         80.8%        8.3%        --%          100.0%

LIABILITIES
Contractholder funds:
 Derivatives embedded in annuity
   contracts.........................   $     --    $       --    $(17,544)                $  (17,544)
Other liabilities:
 Free-standing derivatives...........         --            --      (3,480)     $  58          (3,422)
                                        --------    ----------    --------      -----      ----------
TOTAL LIABILITIES AT FAIR VALUE......   $     --    $       --    $(21,024)     $  58      $  (20,966)
                                        ========    ==========    ========      =====      ==========
% of total liabilities at fair value.         --%           --%      100.3%      (0.3)%         100.0%

--------
/(1)/Includes mortgage loans written-down to fair value in connection with recognizing other-than-temporary impairments.

   The following table summarizes the Company's assets and liabilities measured at fair value on a recurring and non-recurring basis as of December 31, 2009:

                                      QUOTED PRICES
                                        IN ACTIVE   SIGNIFICANT
                                       MARKETS FOR     OTHER    SIGNIFICANT  COUNTERPARTY   BALANCE
                                        IDENTICAL   OBSERVABLE  UNOBSERVABLE   AND CASH      AS OF
                                         ASSETS       INPUTS       INPUTS     COLLATERAL  DECEMBER 31,
                                        (LEVEL 1)    (LEVEL 2)   (LEVEL 3)     NETTING        2009
($ IN THOUSANDS)                      ------------- ----------- ------------ ------------ ------------
ASSETS
Fixed income securities:
 U.S. government and agencies........  $  335,264   $  250,938    $     --                 $  586,202
 Municipal...........................          --      754,667     123,743                    878,410
 Corporate...........................          --    3,069,927     201,275                  3,271,202
 Foreign government..................          --      290,856          --                    290,856
 RMBS................................          --      612,548      39,124                    651,672
 CMBS................................          --      173,647     173,094                    346,741
 ABS.................................          --       22,268      17,776                     40,044
 Redeemable preferred stock..........          --        8,638          --                      8,638
                                       ----------   ----------    --------                 ----------
     Total fixed income securities...     335,264    5,183,489     555,012                  6,073,765
Equity securities....................     123,311           --          --                    123,311
Short-term investments...............      11,247      337,206          --                    348,453
Other investments:
   Free-standing derivatives.........          --          368       2,013      $(344)          2,037
Separate account assets..............     587,044           --          --                    587,044
Other assets.........................          --           --      (5,059)                    (5,059)
                                       ----------   ----------    --------      -----      ----------
     TOTAL RECURRING BASIS ASSETS....   1,056,866    5,521,063     551,966       (344)      7,129,551
Non-recurring basis/(1)/.............          --           --      13,861                     13,861
                                       ----------   ----------    --------      -----      ----------
TOTAL ASSETS AT FAIR VALUE...........  $1,056,866   $5,521,063    $565,827      $(344)     $7,143,412
                                       ==========   ==========    ========      =====      ==========
% of total assets at fair value......        14.8%        77.3%        7.9%        --%          100.0%

LIABILITIES
Contractholder funds:
 Derivatives embedded in annuity
   contracts.........................  $       --   $       --    $(13,211)                $  (13,211)
Other liabilities:
 Free-standing derivatives...........          --       (3,917)     (2,885)     $ 344          (6,458)
                                       ----------   ----------    --------      -----      ----------
TOTAL LIABILITIES AT FAIR VALUE......  $       --   $   (3,917)   $(16,096)     $ 344      $  (19,669)
                                       ==========   ==========    ========      =====      ==========
% of total liabilities at fair value.          --%        19.9%       81.8%      (1.7)%         100.0%

--------
/(1)/Includes mortgage loans written-down to fair value in connection with recognizing other-than-temporary impairments.

   The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2010.

                                              TOTAL REALIZED AND
                                            UNREALIZED GAINS (LOSSES)
                                                 INCLUDED IN:
                                            ------------------------
                                                            OCI ON
                              BALANCE AS OF              STATEMENT OF  PURCHASES, SALES, TRANSFERS TRANSFERS    BALANCE AS
                              DECEMBER 31,     NET        FINANCIAL      ISSUANCES AND     INTO     OUT OF    OF DECEMBER 31,
                                  2009      INCOME/(1)/    POSITION    SETTLEMENTS, NET   LEVEL 3   LEVEL 3        2010
($ IN THOUSANDS)              ------------- ----------   ------------  ----------------- --------- ---------  ---------------
ASSETS
  Fixed income securities:
   Municipal.................   $123,743     $   (408)     $   (245)       $(11,242)      $   804  $  (9,283)    $103,369
   Corporate.................    201,275         (817)        6,957           7,708        58,519    (48,435)     225,207
   RMBS......................     39,124       (5,817)       12,277          38,659            --     (4,180)      80,063
   CMBS......................    173,094      (22,210)       78,944         (16,859)        9,647    (80,747)     141,869
   ABS.......................     17,776           (6)        4,869          48,555            --    (30,343)      40,851
                                --------     --------      --------        --------       -------  ---------     --------
    Total fixed income
     securities..............    555,012      (29,258)      102,802          66,821        68,970   (172,988)     591,359
  Other investments:
   Free-standing
    derivatives, net.........       (872)      (3,997)           --           1,858            --         --       (3,011)/(2)/
   Other assets..............     (5,059)         189            --              --            --         --       (4,870)
                                --------     --------      --------        --------       -------  ---------     --------
    TOTAL RECURRING
     LEVEL 3 ASSETS..........   $549,081     $(33,066)     $102,802        $ 68,679       $68,970  $(172,988)    $583,478
                                ========     ========      ========        ========       =======  =========     ========
LIABILITIES
  Contractholder funds:
   Derivatives embedded in
    annuity contracts........   $(13,211)    $ (4,333)     $     --        $     --       $    --  $      --     $(17,544)
                                --------     --------      --------        --------       -------  ---------     --------
    TOTAL RECURRING
     LEVEL 3 LIABILITIES.....   $(13,211)    $ (4,333)     $     --        $     --       $    --  $      --     $(17,544)
                                ========     ========      ========        ========       =======  =========     ========

--------
/(1)/The effect to net income totals $(37.4) million and is reported in the Statements of Operations and Comprehensive Income as follows: $(41.2) million in realized capital gains and losses, $8.1 million in net investment income and $4.3 million in contract benefits.
/(2)/Comprises $469 thousand of assets and $3.5 million of liabilities.

   Transfers between level categorizations may occur due to changes in the availability of market observable inputs, which generally are caused by changes in market conditions such as liquidity, trading volume or bid-ask spreads. Transfers between level categorizations may also occur due to changes in the valuation source. For example, in situations where a fair value quote is not provided by the Company's independent third-party valuation service provider and as a result the price is stale or has been replaced with a broker quote, the security is transferred into Level 3. Transfers in and out of level categorizations are reported as having occurred at the beginning of the quarter in which the transfer occurred. Therefore, for all transfers into Level 3, all realized and changes in unrealized gains and losses in the quarter of transfer are reflected in the Level 3 rollforward table.

   There were no transfers between Level 1 and Level 2 during 2010.

   During 2010, certain CMBS and ABS were transferred into Level 2 from Level 3 as a result of increased liquidity in the market and the availability of market observable quoted prices for similar assets. When transferring these securities into Level 2, the Company did not change the source of fair value estimates or modify the estimates received from independent third-party valuation service providers or the internal valuation approach. Accordingly, for securities included within this group, there was no change in fair value in conjunction with the transfer resulting in a realized or unrealized gain or loss.

   Transfers into Level 3 during 2010, including those related to Corporate fixed income securities, included situations where a fair value quote was not provided by the Company's independent third-party valuation service provider and as a result the price was stale or had been replaced with a broker quote resulting in the security being classified as Level 3. Transfers out of Level 3 during 2010, including those related to Corporate fixed income securities, included situations where a broker quote was used in the prior period and a fair value quote became available from the Company's independent third-party valuation service provider in the current period. A quote utilizing the new pricing source was not available as of the prior period, and any gains or losses related to the change in valuation source for individual securities were not significant.

   The following table provides the total gains and (losses) included in net income during 2010 for Level 3 assets and liabilities still held as of December 31, 2010.

            ($ IN THOUSANDS)
            ASSETS
             Fixed income securities:
               Municipal................................... $   169
               Corporate...................................  11,553
               RMBS........................................  (4,483)
               CMBS........................................  (7,784)
                                                            -------
                   Total fixed income securities...........    (545)
             Other investments:
               Free-standing derivatives, net..............  (2,868)
               Other assets................................     189
                                                            -------
                   TOTAL RECURRING LEVEL 3 ASSETS.......... $(3,224)
                                                            =======
            LIABILITIES
             Contractholder funds:
               Derivatives embedded in annuity contracts... $(4,333)
                                                            -------
                   TOTAL RECURRING LEVEL 3 LIABILITIES..... $(4,333)
                                                            =======

   The amounts in the table above represent gains and losses included in net income during 2010 for the period of time that the asset or liability was determined to be in Level 3. These gains and losses total $(7.6) million in 2010 and are reported in the Statements of Operations and Comprehensive Income as follows: $(15.6) million in realized capital gains and losses, $12.3 million in net investment income and $4.3 million in contract benefits.

   The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2009.


                                                 TOTAL REALIZED AND
                                                  UNREALIZED GAINS
                                                (LOSSES) INCLUDED IN:
                                               -----------------------
                                                              OCI ON       PURCHASES,        NET
                                 BALANCE AS OF             STATEMENT OF SALES, ISSUANCES TRANSFERS IN  BALANCE AS OF
                                 DECEMBER 31,     NET       FINANCIAL         AND        AND/OR (OUT)  DECEMBER 31,
                                     2008      INCOME/(1)/   POSITION   SETTLEMENTS, NET  OF LEVEL 3       2009
($ IN THOUSANDS)                 ------------- ----------  ------------ ---------------- ------------ -------------
ASSETS
  Fixed income securities:
   Municipal....................  $   97,784    $   (150)    $  6,371      $  (3,932)     $  23,670     $ 123,743
   Corporate....................   1,092,115      11,445      121,540       (111,828)      (911,997)      201,275
   Foreign government...........          --          --           42          4,974         (5,016)           --
   RMBS.........................      78,202      (1,877)       4,014        (17,839)       (23,376)       39,124
   CMBS.........................      46,236     (27,157)      82,059        (10,148)        82,104       173,094
   ABS..........................      20,202          13        2,142         (4,581)            --        17,776
                                  ----------    --------     --------      ---------      ---------     ---------
    Total fixed income
     securities.................   1,334,539     (17,726)     216,168       (143,354)      (834,615)      555,012
  Other investments:
   Free-standing derivatives,
    net.........................      (4,736)      2,045           --          1,819             --          (872)/(2)/
   Other assets.................      (1,829)     (3,230)          --             --             --        (5,059)
                                  ----------    --------     --------      ---------      ---------     ---------
    TOTAL RECURRING
     LEVEL 3 ASSETS.............  $1,327,974    $(18,911)    $216,168      $(141,535)     $(834,615)    $(549,081)
                                  ==========    ========     ========      =========      =========     =========

LIABILITIES
  Contractholder funds:
   Derivatives embedded in
    annuity contracts...........  $  (30,051)   $ 15,975     $     --      $     865      $      --     $ (13,211)
                                  ----------    --------     --------      ---------      ---------     ---------
    TOTAL RECURRING
     LEVEL 3 LIABILITIES........  $  (30,051)   $ 15,975     $     --      $     865      $      --     $ (13,211)
                                  ==========    ========     ========      =========      =========     =========

                                      TOTAL
                                  GAINS (LOSSES)
                                 INCLUDED IN NET
                                    INCOME FOR
                                    FINANCIAL
                                   INSTRUMENTS
                                 STILL HELD AS OF
                                   DECEMBER 31,
                                    2009/(3)/
($ IN THOUSANDS)                 ----------------
ASSETS
  Fixed income securities:
   Municipal....................     $   (160)
   Corporate....................        4,091
   Foreign government...........           --
   RMBS.........................       (1,846)
   CMBS.........................      (17,109)
   ABS..........................           --
                                     --------
    Total fixed income
     securities.................      (15,024)
  Other investments:
   Free-standing derivatives,
    net.........................        4,280
   Other assets.................       (3,230)
                                     --------
    TOTAL RECURRING
     LEVEL 3 ASSETS.............     $(13,974)
                                     ========

LIABILITIES
  Contractholder funds:
   Derivatives embedded in
    annuity contracts...........     $ 15,975
                                     --------
    TOTAL RECURRING
     LEVEL 3 LIABILITIES........     $ 15,975
                                     ========

--------
/(1)/The effect to net income totals $(2.9) million and is reported in the Statements of Operations and Comprehensive Income as follows:
     $(27.5) million in realized capital gains and losses, $8.6 million in net investment income and $(16.0) million in contract benefits.
/(2)/Comprises $2.0 million of assets and $2.9 million of liabilities. /(3)/The amounts represent gains and losses included in net income for the period of time that the asset or liability was determined to be in Level
     3. These gains and losses total $2.0 million and are reported in the Statements of Operations and Comprehensive Income as follows:
     $(22.2) million in realized capital gains and losses, $8.2 million in net investment income and $(16.0) million in contract benefits.

   The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2008.


                                                 TOTAL REALIZED AND
                                                  UNREALIZED GAINS
                                                (LOSSES) INCLUDED IN:
                                               ----------------------
                                                              OCI ON       PURCHASES,        NET
                                 BALANCE AS OF             STATEMENT OF SALES, ISSUANCES TRANSFERS IN  BALANCE AS OF
                                  JANUARY 1,      NET       FINANCIAL         AND        AND/OR (OUT)  DECEMBER 31,
                                     2008      INCOME/(1)/   POSITION   SETTLEMENTS, NET  OF LEVEL 3       2008
($ IN THOUSANDS)                 ------------- ----------  ------------ ---------------- ------------ -------------
ASSETS
  Fixed income securities:
   Municipal....................  $   33,200    $     --    $ (11,066)     $ (22,250)      $ 97,900    $   97,784
   Corporate....................   1,249,898       5,947     (115,386)       (76,075)        27,731     1,092,115
   RMBS.........................     119,238      (7,847)     (12,879)       (20,310)            --        78,202
   CMBS.........................      36,794     (29,092)     (57,164)       (23,105)       118,803        46,236
   ABS..........................      30,768         269       (7,549)        (3,286)            --        20,202
                                  ----------    --------    ---------      ---------       --------    ----------
    Total fixed income
     securities.................   1,469,898     (30,723)    (204,044)      (145,026)       244,434     1,334,539
  Other investments:
   Free-standing derivatives,
    net.........................        (980)     (7,124)          --          3,368             --        (4,736)/(2)/
   Other assets.................      (1,733)        (96)          --             --             --        (1,829)
                                  ----------    --------    ---------      ---------       --------    ----------
    TOTAL RECURRING
     LEVEL 3 ASSETS.............  $1,467,185    $(37,943)   $(204,044)     $(141,658)      $244,434    $1,327,974
                                  ==========    ========    =========      =========       ========    ==========

LIABILITIES
  Contractholder funds:
   Derivatives embedded in
    annuity contracts...........  $      174    $(30,389)   $      --      $     164       $     --    $  (30,051)
                                  ----------    --------    ---------      ---------       --------    ----------
    TOTAL RECURRING
     LEVEL 3 LIABILITIES........  $      174    $(30,389)   $      --      $     164       $     --    $  (30,051)
                                  ==========    ========    =========      =========       ========    ==========

                                      TOTAL
                                  GAINS (LOSSES)
                                 INCLUDED IN NET
                                    INCOME FOR
                                    FINANCIAL
                                   INSTRUMENTS
                                 STILL HELD AS OF
                                   DECEMBER 31,
                                    2008/(3)/
($ IN THOUSANDS)                 ----------------
ASSETS
  Fixed income securities:
   Municipal....................     $     --
   Corporate....................       (7,065)
   RMBS.........................       (7,655)
   CMBS.........................      (22,438)
   ABS..........................           --
                                     --------
    Total fixed income
     securities.................      (37,158)
  Other investments:
   Free-standing derivatives,
    net.........................       (1,424)
   Other assets.................          (96)
                                     --------
    TOTAL RECURRING
     LEVEL 3 ASSETS.............     $(38,678)
                                     ========

LIABILITIES
  Contractholder funds:
   Derivatives embedded in
    annuity contracts...........     $(30,389)
                                     --------
    TOTAL RECURRING
     LEVEL 3 LIABILITIES........     $(30,389)
                                     ========

--------
/(1)/The effect to net income totals $(68.3) million and is reported in the Statements of Operations and Comprehensive Income as follows:
     $(45.9) million in realized capital gains and losses, $8.0 million in net investment income and $30.4 million in contract benefits.
/(2)/Comprises $0.7 million of assets and $5.4 million of liabilities. /(3)/The amounts represent gains and losses included in net income for the period of time that the asset or liability was determined to be in Level
     3. These gains and losses total $(69.1) million and are reported in the Statements of Operations and Comprehensive Income as follows:
     $(46.5) million in realized capital gains and losses, $7.8 million in net investment income and $30.4 million in contract benefits.

   Presented below are the carrying values and fair value estimates of financial instruments not carried at fair value.

FINANCIAL ASSETS

                                              DECEMBER 31, 2010   DECEMBER 31, 2009
                                             ------------------- -------------------
                                             CARRYING            CARRYING
                                              VALUE   FAIR VALUE  VALUE   FAIR VALUE
($ IN THOUSANDS)                             -------- ---------- -------- ----------
MORTGAGE LOANS.............................. $501,476  $488,248  $543,007  $431,116
LIMITED PARTNERSHIP INTERESTS -- COST BASIS.    2,355     2,347        --        --
NOTES DUE FROM RELATED PARTY................   18,365    18,365     8,255     8,243

   The fair value of mortgage loans is based on discounted contractual cash flows or if the loans are impaired due to credit reasons, the fair value of collateral less costs to sell. Risk adjusted discount rates are selected using current rates at which similar loans would be made to borrowers with similar characteristics, using similar types of properties as collateral. The fair value of limited partnership interests accounted for on the cost basis is determined using reported net asset values of the underlying funds. The fair value of notes due from related party, which are reported in other investments, is based on discounted cash flow calculations using current interest rates for instruments with comparable terms.

FINANCIAL LIABILITIES

                                                DECEMBER 31, 2010     DECEMBER 31, 2009
                                              --------------------- ---------------------
                                               CARRYING              CARRYING
                                                VALUE    FAIR VALUE   VALUE    FAIR VALUE
($ IN THOUSANDS)                              ---------- ---------- ---------- ----------
CONTRACTHOLDER FUNDS ON INVESTMENT CONTRACTS. $3,770,279 $3,748,501 $4,082,995 $3,974,490
LIABILITY FOR COLLATERAL.....................    127,983    127,983    149,362    149,362

   The fair value of contractholder funds on investment contracts is based on the terms of the underlying contracts utilizing prevailing market rates for similar contracts adjusted for the Company's own credit risk. Deferred annuities included in contractholder funds are valued using discounted cash flow models which incorporate market value margins, which are based on the cost of holding economic capital, and the Company's own credit risk. Immediate annuities without life contingencies are valued at the present value of future benefits using market implied interest rates which include the Company's own credit risk. The liability for collateral is valued at carrying value due to its short-term nature.

7.  DERIVATIVE FINANCIAL INSTRUMENTS AND OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS

   The Company primarily uses derivatives for risk management. In addition, the Company has derivatives embedded in non-derivative host contracts that are required to be separated from the host contracts and accounted for at fair value. With the exception of non-hedge embedded derivatives, all of the Company's derivatives are evaluated for their ongoing effectiveness as either accounting hedge or non-hedge derivative financial instruments on at least a quarterly basis. The Company does not use derivatives for trading purposes. Non-hedge accounting is generally used for "portfolio" level hedging strategies where the terms of the individual hedged items do not meet the strict homogeneity requirements to permit the application of hedge accounting.

   Asset-liability management is a risk management strategy that is principally employed to balance the respective interest-rate sensitivities of the Company's assets and liabilities. Depending upon the attributes of the assets acquired and liabilities issued, derivative instruments such as interest rate swaps and caps are utilized to change the interest rate characteristics of existing assets and liabilities to ensure the relationship is maintained within specified ranges and to reduce exposure to rising or falling interest rates.

   The Company uses foreign currency swaps primarily to reduce foreign currency risk associated with holding foreign currency denominated investments. The Company also has a reinsurance treaty that is recorded as a derivative instrument, under which it primarily cedes reinvestment related risk on its structured settlement annuities to ALIC.

   When derivatives meet specific criteria, they may be designated as accounting hedges and accounted for as fair value, cash flow, foreign currency fair value or foreign currency cash flow hedges. The Company designates certain of its foreign currency swap contracts as cash flow hedges when the hedging instrument is highly effective in offsetting the exposure of variations in cash flows for the hedged risk that could affect net income. Amounts are reclassified to net investment income or realized capital gains and losses as the hedged item affects net income.

   The Company's primary embedded derivatives are guaranteed minimum accumulation and withdrawal benefits in reinsured variable annuity contracts, and conversion options in fixed income securities, which provide the Company with the right to convert the instrument into a predetermined number of shares of common stock.

   The notional amounts specified in the contracts are used to calculate the exchange of contractual payments under the agreements and are generally not representative of the potential for gain or loss on these agreements.

   Fair value, which is equal to the carrying value, is the estimated amount that the Company would receive or pay to terminate the derivative contracts at the reporting date. The carrying value amounts for OTC derivatives are further adjusted for the effects, if any, of legally enforceable master netting agreements and are presented on a net basis, by counterparty agreement, in the Statements of Financial Position.

   For cash flow hedges, gains and losses are amortized from accumulated other comprehensive income and are reported in net income in the same period the forecasted transactions being hedged impact net income. For embedded derivatives in fixed income securities, net income includes the change in fair value of the embedded derivative and accretion income related to the host instrument. For non-hedge derivatives, net income includes changes in fair value and accrued periodic settlements, when applicable.

   The following table provides a summary of the volume and fair value positions of derivative instruments as well as their reporting location in the Statement of Financial Position as of December 31, 2010. None of these derivatives are designated as accounting hedging instruments.

                                                       ASSET DERIVATIVES
                               -----------------------------------------------------------------
                                                            VOLUME-    FAIR
                                                            NOTIONAL  VALUE,    GROSS     GROSS
                                 BALANCE SHEET LOCATION      AMOUNT    NET      ASSET   LIABILITY
($ IN THOUSANDS)               ---------------------------- -------- --------  -------  ---------
INTEREST RATE CONTRACTS
   Interest rate cap
     agreements...............      Other investments       $ 57,600 $    411  $   444  $    (33)
EMBEDDED DERIVATIVE FINANCIAL
  INSTRUMENTS
   Conversion options.........   Fixed income securities       2,000      124      124        --
OTHER CONTRACTS
   Structured settlement
     annuity reinsurance
     agreement................        Other assets                --   (4,870)  (4,870)       --
                                                            -------- --------  -------  --------
TOTAL ASSET DERIVATIVES.......                              $ 59,600 $ (4,335) $(4,302) $    (33)
                                                            ======== ========  =======  ========

                                                     LIABILITY DERIVATIVES
                               -----------------------------------------------------------------
                                                            VOLUME-    FAIR
                                                            NOTIONAL  VALUE,    GROSS     GROSS
                                 BALANCE SHEET LOCATION      AMOUNT    NET      ASSET   LIABILITY
                               ---------------------------- -------- --------  -------  ---------
INTEREST RATE CONTRACTS
   Interest rate cap           Other liabilities & accrued
     agreements...............          expenses            $247,500 $ (3,422) $    25  $ (3,447)
EMBEDDED DERIVATIVE FINANCIAL
  INSTRUMENTS
   Guaranteed accumulation
     benefits.................    Contractholder funds       184,186  (15,128)      --   (15,128)
   Guaranteed withdrawal
     benefits.................    Contractholder funds        37,736   (2,416)      --    (2,416)
                                                            -------- --------  -------  --------
TOTAL LIABILITY DERIVATIVES...                              $469,422 $(20,966) $    25  $(20,991)
                                                            ======== ========  =======  ========
TOTAL DERIVATIVES.............                              $529,022 $(25,301)
                                                            ======== ========

   The following table provides a summary of the volume and fair value positions of derivative instruments as well as their reporting location in the Statement of Financial Position as of December 31, 2009. None of these derivatives are designated as accounting hedging instruments.

                                                       ASSET DERIVATIVES
-                              -----------------------------------------------------------------
                                                            VOLUME-    FAIR
                                                            NOTIONAL  VALUE,    GROSS     GROSS
                                 BALANCE SHEET LOCATION      AMOUNT    NET      ASSET   LIABILITY
($ IN THOUSANDS)               ---------------------------- -------- --------  -------  ---------
INTEREST RATE CONTRACTS
   Interest rate cap
     agreements...............      Other investments       $ 52,000 $  1,670  $ 1,670  $     --
FOREIGN CURRENCY CONTRACTS
   Foreign currency swap
     agreements...............      Other investments          3,103      367      367        --
OTHER CONTRACTS
   Structured settlement
     annuity reinsurance
     agreement................        Other assets                --   (5,059)  (5,059)       --
                                                            -------- --------  -------  --------
TOTAL ASSET DERIVATIVES.......                              $ 55,103 $ (3,022) $(3,022) $     --
                                                            ======== ========  =======  ========

                                                     LIABILITY DERIVATIVES
                               -----------------------------------------------------------------
                                                            VOLUME-    FAIR
                                                            NOTIONAL  VALUE,    GROSS     GROSS
                                 BALANCE SHEET LOCATION      AMOUNT    NET      ASSET   LIABILITY
                               ---------------------------- -------- --------  -------  ---------
INTEREST RATE CONTRACTS
   Interest rate swap          Other liabilities & accrued
     agreements...............          expenses            $400,000 $ (3,917) $    --  $ (3,917)
   Interest rate cap           Other liabilities & accrued
     agreements...............          expenses             275,500   (2,541)     344    (2,885)
EMBEDDED DERIVATIVE FINANCIAL
  INSTRUMENTS
   Guaranteed accumulation
     benefits.................    Contractholder funds       186,459  (11,024)      --   (11,024)
   Guaranteed withdrawal
     benefits.................    Contractholder funds        43,469   (2,187)      --    (2,187)
                                                            -------- --------  -------  --------
TOTAL LIABILITY DERIVATIVES...                              $905,428 $(19,669) $   344  $(20,013)
                                                            ======== ========  =======  ========
TOTAL DERIVATIVES.............                              $960,531 $(22,691)
                                                            ======== ========

   The following table provides a summary of the impacts of the Company's foreign currency contracts in cash flow hedging relationships in the Statements of Operations and Comprehensive Income and the Statements of Financial Position for the years ended December 31. Amortization of net losses from accumulated other comprehensive income related to cash flow hedges is expected to be zero during the next twelve months.

                                                                              2010    2009
($ IN THOUSANDS)                                                              ----  -------
EFFECTIVE PORTION
Loss recognized in OCI on derivatives during the period...................... $ --  $(1,107)
Gain recognized in OCI on derivatives during the term of the hedging
  relationship...............................................................   --      309
(Loss) gain reclassified from AOCI into income (net investment income).......   (2)      57
Gain reclassified from AOCI into income (realized capital gains and losses)..  311      276
INEFFECTIVE PORTION AND AMOUNT EXCLUDED FROM EFFECTIVENESS TESTING
Gain recognized in income on derivatives (realized capital gains and losses).   --       --

   For cash flow hedges, unrealized net pre-tax gains and losses included in accumulated other comprehensive income were zero and $309 thousand as of December 31, 2010 and 2009, respectively. The net pre-tax changes in accumulated other comprehensive income due to cash flow hedges were $(309) thousand, $(1.4) million and $2.5 million in 2010, 2009 and 2008, respectively.

   The following table presents gains and losses from valuation and settlements reported on derivatives not designated as accounting hedging instruments in the Statements of Operations and Comprehensive Income for the years ended
December 31. There was no hedge ineffectiveness in 2010, 2009 or 2008.

                                                                                        TOTAL GAIN (LOSS)
                                               REALIZED CAPITAL GAINS                   RECOGNIZED IN NET
                                                   AND LOSSES         CONTRACT BENEFITS INCOME ON DERIVATIVES
                                               ---------------------  ----------------  --------------------
                                                 2010        2009       2010     2009     2010        2009
($ IN THOUSANDS)                                --------    -------   -------   -------  --------   -------
Interest rate contracts....................... $(40,261)   $42,886    $    --   $    -- $(40,261)   $42,886
Embedded derivative financial instruments.....      494         --     (4,334)   16,841   (3,840)    16,841
Other contracts-structured settlement annuity
  reinsurance agreement.......................   (3,277)    (6,636)        --        --   (3,277)    (6,636)
                                                --------    -------   -------   -------  --------   -------
   Total...................................... $(43,044)   $36,250    $(4,334)  $16,841 $(47,378)   $53,091
                                                ========    =======   =======   =======  ========   =======

   The Company manages its exposure to credit risk by utilizing highly rated counterparties, establishing risk control limits, executing legally enforceable master netting agreements ("MNAs") and obtaining collateral where appropriate. The Company uses MNAs for OTC derivative transactions, including interest rate swap, foreign currency swap and interest rate cap agreements. These agreements permit either party to net payments due for transactions covered by the agreements. Under the provisions of the agreements, collateral is either pledged or obtained when certain predetermined exposure limits are exceeded. As of December 31, 2010, the Company pledged $3.7 million in securities to counterparties, all of which was collateral posted under MNAs for contracts without credit-risk-contingent liabilities. The Company has not incurred any losses on derivative financial instruments due to counterparty nonperformance.

   Counterparty credit exposure represents the Company's potential loss if all of the counterparties concurrently fail to perform under the contractual terms of the contracts and all collateral, if any, becomes worthless. This exposure is measured by the fair value of OTC derivative contracts with a positive fair value at the reporting date reduced by the effect, if any, of legally enforceable master netting agreements.

   The following table summarizes the counterparty credit exposure as of December 31 by counterparty credit rating as it relates to interest rate swap, foreign currency swap and interest rate cap agreements.

                                       2010                                             2009
($ IN THOUSANDS)  ----------------------------------------------   ----------------------------------------------
                  NUMBER OF                          EXPOSURE,     NUMBER OF                          EXPOSURE,
                  COUNTER-  NOTIONAL    CREDIT         NET OF      COUNTER-  NOTIONAL    CREDIT         NET OF
RATING/(1)/        PARTIES   AMOUNT  EXPOSURE/(2)/ COLLATERAL/(2)/  PARTIES   AMOUNT  EXPOSURE/(2)/ COLLATERAL/(2)/
----------        --------- -------- ------------  --------------  --------- -------- ------------  --------------
     A+..........      1    $ 1,600      $ 10           $ 10          --     $    --     $   --         $   --
     A...........      2     56,000       401            401           1      55,103      2,037          2,037
                    ----    -------      ----           ----          --     -------     ------         ------
     Total.......      3    $57,600      $411           $411           1     $55,103     $2,037         $2,037
                    ====    =======      ====           ====          ==     =======     ======         ======

--------
/(1)/Rating is the lower of S&P or Moody's ratings.
/(2)/Only OTC derivatives with a net positive fair value are included for each counterparty.

   Market risk is the risk that the Company will incur losses due to adverse changes in market rates and prices. Market risk exists for all of the derivative financial instruments the Company currently holds, as these instruments may become less valuable due to adverse changes in market conditions. To limit this risk, the

Company's senior management has established risk control limits. In addition, changes in fair value of the derivative financial instruments that the Company uses for risk management purposes are generally offset by the change in the fair value or cash flows of the hedged risk component of the related assets, liabilities or forecasted transactions.

   Certain of the Company's derivative instruments contain credit-risk-contingent termination events, cross-default provisions and credit support annex agreements. Credit-risk-contingent termination events allow the counterparties to terminate the derivative on certain dates if the Company's financial strength credit ratings by Moody's or S&P fall below a certain level or in the event the Company is no longer rated by both Moody's and S&P. Credit-risk-contingent cross-default provisions allow the counterparties to terminate the derivative instruments if the Company defaults by pre-determined threshold amounts on certain debt instruments. Credit-risk-contingent credit support annex agreements specify the amount of collateral the Company must post to counterparties based on the Company's financial strength credit ratings by Moody's or S&P, or in the event the Company is no longer rated by both Moody's and S&P.

   The following summarizes the fair value of derivative instruments with termination, cross-default or collateral credit-risk-contingent features that are in a liability position as of December 31, as well as the fair value of assets and collateral that are netted against the liability in accordance with provisions within legally enforceable MNAs.

                                                                                                 2010    2009
($ IN THOUSANDS)                                                                                 ----  -------
Gross liability fair value of contracts containing credit-risk-contingent features.............. $ 34  $ 3,327
Gross asset fair value of contracts containing credit-risk-contingent features and subject to
  MNAs..........................................................................................  (34)     (12)
Collateral posted under MNAs for contracts containing credit-risk-contingent features...........   --   (2,999)
                                                                                                 ----  -------
Maximum amount of additional exposure for contracts with credit-risk-contingent features if all
  features were triggered concurrently.......................................................... $ --  $   316
                                                                                                 ====  =======

OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS

   The contractual amounts of off-balance-sheet financial instruments relating to commitments to invest in limited partnership interests totaled $98.1 million as of December 31, 2010. The contractual amounts represent the amount at risk if the contract is fully drawn upon, the counterparty defaults and the value of any underlying security becomes worthless. Unless noted otherwise, the Company does not require collateral or other security to support off-balance-sheet financial instruments with credit risk.

   Commitments to invest generally represent commitments to acquire financial interests or instruments. The Company enters into these agreements to allow for additional participation in certain limited partnership investments. Because the equity investments in the limited partnerships are not actively traded, it is not practical to estimate the fair value of these commitments.

   There were no off-balance-sheet financial instruments as of December 31, 2009.

8.  RESERVE FOR LIFE-CONTINGENT CONTRACT BENEFITS AND CONTRACTHOLDER FUNDS

   As of December 31, the reserve for life-contingent contract benefits consists of the following:

                                                            2010       2009
 ($ IN THOUSANDS)                                        ---------- ----------
 Immediate fixed annuities:
    Structured settlement annuities..................... $1,800,217 $1,701,522
    Other immediate fixed annuities.....................     18,663     14,913
 Traditional life insurance.............................    162,678    150,400
 Accident and health insurance..........................      6,616      6,286
 Other..................................................      2,040      2,458
                                                         ---------- ----------
    Total reserve for life-contingent contract benefits. $1,990,214 $1,875,579
                                                         ========== ==========

   The following table highlights the key assumptions generally used in calculating the reserve for life-contingent contract benefits:

PRODUCT                                                          MORTALITY                  INTEREST RATE
-------                                            -------------------------------------- ------------------
Structured settlement annuities                    U.S. population with projected         Interest rate
                                                   calendar year improvements; mortality  assumptions range
                                                   rates adjusted for each impaired life  from 3.3% to 9.2%
                                                   based on reduction in life expectancy

Other immediate fixed annuities                                                           Interest rate
                                                   1983 individual annuity mortality      assumptions range
                                                   table; Annuity 2000 mortality table    from 1.1% to 11.5%
                                                   with internal modifications;

Traditional life insurance                         Actual company experience plus loading Interest rate
                                                                                          assumptions range
                                                                                          from 4.0% to 8.0%



Accident and health insurance                      Actual company experience plus loading




Other:
  Variable annuity guaranteed minimum death        100% of Annuity 2000 mortality table   Interest rate
   benefits/(1)/                                                                          assumptions range
                                                                                          from 4.2% to 5.2%

PRODUCT                                                          MORTALITY                   ESTIMATION METHOD
-------                                            -------------------------------------- -----------------------
Structured settlement annuities                    U.S. population with projected         Present value of
                                                   calendar year improvements; mortality  contractually specified rates adjusted for each impaired life  future benefits
                                                   based on reduction in life expectancy

Other immediate fixed annuities                                                           Present value of
                                                   1983 individual annuity mortality      expected future
                                                   table; Annuity 2000 mortality table    benefits based on
                                                   with internal modifications;           historical experience

Traditional life insurance                         Actual company experience plus loading Net level premium
                                                                                          reserve method using
                                                                                          the Company's
                                                                                          withdrawal experience
                                                                                          rates

Accident and health insurance                      Actual company experience plus loading Unearned premium;
                                                                                          additional contract
                                                                                          reserves for mortality
                                                                                          risk

Other:
  Variable annuity guaranteed minimum death        100% of Annuity 2000 mortality table   Projected benefit ratio
   benefits/(1)/                                                                          applied to cumulative
                                                                                          assessments

--------
/(1)/In 2006, the Company disposed of its variable annuity business through a reinsurance agreement with The Prudential Insurance Company of America, a subsidiary of Prudential Financial, Inc. (collectively "Prudential").

   To the extent that unrealized gains on fixed income securities would result in a premium deficiency had those gains actually been realized, a premium deficiency reserve is recorded for certain immediate annuities with life contingencies. A liability of $115.1 million and $40.6 million is included in the reserve for life-contingent contract benefits with respect to this deficiency as of December 31, 2010 and 2009, respectively. The offset to this liability is recorded as a reduction of the unrealized net capital gains included in accumulated other comprehensive income.

   As of December 31, contractholder funds consist of the following:

                                                    2010       2009
          ($ IN THOUSANDS)                       ---------- ----------
          Interest-sensitive life insurance..... $  660,731 $  627,362
          Investment contracts:
             Fixed annuities....................  4,005,939  4,345,165
             Other investment contracts.........     22,121     18,352
                                                 ---------- ----------
                 Total contractholder funds..... $4,688,791 $4,990,879
                                                 ========== ==========

   The following table highlights the key contract provisions relating to contractholder funds:

PRODUCT                                            INTEREST RATE                WITHDRAWAL/SURRENDER CHARGES
-------                                -------------------------------------  ---------------------------------
Interest-sensitive life insurance      Interest rates credited range from     Either a percentage of account
                                       2.7% to 5.0%                           balance or dollar amount
                                                                              grading off generally over 20
                                                                              years

Fixed annuities                        Interest rates credited range from     Either a declining or a level
                                       0.2% to 9.2% for immediate annuities   percentage charge generally
                                       and 1.1% to 6.5% for other fixed       over nine years or less.
                                       annuities                              Additionally, approximately
                                                                              11.5% of fixed annuities are
                                                                              subject to a market value
                                                                              adjustment for discretionary
                                                                              withdrawals

Other investment contracts:
   Guaranteed minimum income,          Interest rates used in establishing    Withdrawal and surrender
     accumulation and withdrawal       reserves range from 1.8% to 10.3%      charges are based on the terms
     benefits on variable                                                     of the related interest-sensitive
     annuities/(1) /and secondary                                             life insurance or variable
     guarantees on interest-                                                  annuity contract
     sensitive life insurance

--------
/(1)/In 2006, the Company disposed its variable annuity business through a reinsurance agreement with Prudential.

   Contractholder funds activity for the years ended December 31 is as follows:

                                                 2010        2009
          ($ IN THOUSANDS)                    ----------  ----------
          Balance, beginning of year......... $4,990,879  $5,086,965
          Deposits...........................    159,490     296,990
          Interest credited..................    165,758     182,665
          Benefits...........................   (160,376)   (160,351)
          Surrenders and partial withdrawals.   (385,801)   (308,244)
          Contract charges...................    (61,370)    (57,157)
          Net transfers to separate accounts.        (67)         --
          Other adjustments..................    (19,722)    (49,989)
                                              ----------  ----------
          Balance, end of year............... $4,688,791  $4,990,879
                                              ==========  ==========

   The Company offered various guarantees to variable annuity contractholders. Liabilities for variable contract guarantees related to death benefits are included in the reserve for life-contingent contract benefits and the liabilities related to the income, withdrawal and accumulation benefits are included in contractholder funds in the Statements of Financial Position. All liabilities for variable contract guarantees are reported on a gross basis on the balance sheet with a corresponding reinsurance recoverable asset.

   Absent any contract provision wherein the Company guarantees either a minimum return or account value upon death, a specified contract anniversary date, partial withdrawal or annuitization, variable annuity and variable life insurance contractholders bear the investment risk that the separate accounts' funds may not meet their stated investment objectives. The account balances of variable annuities contracts' separate accounts with guarantees included $494.7 million and $547.3 million of equity, fixed income and balanced mutual funds and $82.6 million and $41.0 million of money market mutual funds as of December 31, 2010 and 2009, respectively.

   The table below presents information regarding the Company's variable annuity contracts with guarantees. The Company's variable annuity contracts may offer more than one type of guarantee in each contract; therefore, the sum of amounts listed exceeds the total account balances of variable annuity contracts' separate accounts with guarantees.

                                                                             DECEMBER 31,
-                                                                         -------------------
                                                                            2010      2009
($ IN MILLIONS)                                                           --------- ---------
IN THE EVENT OF DEATH
   Separate account value................................................ $   577.3 $   588.3
   Net amount at risk/(1)/............................................... $    56.4 $   105.5
   Average attained age of contractholders...............................  63 years  62 years

AT ANNUITIZATION (INCLUDES INCOME BENEFIT GUARANTEES)
   Separate account value................................................ $    41.9 $    41.2
   Net amount at risk/(2)/............................................... $     6.2 $    11.1
   Weighted average waiting period until annuitization options available.   3 years   4 years

FOR CUMULATIVE PERIODIC WITHDRAWALS
   Separate account value................................................ $    38.3 $    42.9
   Net amount at risk/(3)/............................................... $     0.6 $     1.7

ACCUMULATION AT SPECIFIED DATES
   Separate account value................................................ $   190.5 $   186.5
   Net amount at risk/(4)/............................................... $     6.5 $    12.1
   Weighted average waiting period until guarantee date..................   6 years   7 years

--------
/(1)/Defined as the estimated current guaranteed minimum death benefit in excess of the current account balance as of the balance sheet date. /(2)/Defined as the estimated present value of the guaranteed minimum annuity payments in excess of the current account balance.
/(3)/Defined as the estimated current guaranteed minimum withdrawal balance
     (initial deposit) in excess of the current account balance as of the balance sheet date.
/(4)/Defined as the estimated present value of the guaranteed minimum accumulation balance in excess of the current account balance.

   The liability for death and income benefit guarantees is equal to a benefit ratio multiplied by the cumulative contract charges earned, plus accrued interest less contract benefit payments. The benefit ratio is calculated as the estimated present value of all expected contract benefits divided by the present value of all expected contract charges. The establishment of reserves for these guarantees requires the projection of future separate account fund performance, mortality, persistency and customer benefit utilization rates. These assumptions are periodically reviewed and updated. For guarantees related to death benefits, benefits represent the current guaranteed minimum death benefit payments in excess of the current account balance. For guarantees related to income benefits, benefits represent the present value of the minimum guaranteed annuitization benefits in excess of the current account balance.

   Projected benefits and contract charges used in determining the liability for certain guarantees are developed using models and stochastic scenarios that are also used in the development of estimated expected gross profits.

Underlying assumptions for the liability related to income benefits include assumed future annuitization elections based on factors such as the extent of benefit to the potential annuitant, eligibility conditions and the annuitant's attained age. The liability for guarantees is re-evaluated periodically, and adjustments are made to the liability balance through a charge or credit to contract benefits.

   Guarantees related to withdrawal and accumulation benefits are considered to be derivative financial instruments; therefore, the liability for these benefits is established based on its fair value.

   The following table summarizes the liabilities for guarantees:

                                                                      LIABILITY FOR
                                       LIABILITY FOR                   GUARANTEES
                                         GUARANTEES     LIABILITY FOR  RELATED TO
                                      RELATED TO DEATH   GUARANTEES   ACCUMULATION
                                        BENEFITS AND     RELATED TO        AND
                                     INTEREST-SENSITIVE    INCOME      WITHDRAWAL
                                       LIFE PRODUCTS      BENEFITS      BENEFITS     TOTAL
($ IN THOUSANDS)                     ------------------ ------------- ------------- -------
Balance, December 31, 2009/(1)/.....       $2,332          $5,142        $13,211    $20,685
 Less reinsurance recoverables......        2,332           5,142         13,211     20,685
                                           ------          ------        -------    -------
Net balance as of December 31, 2009.           --              --             --         --
Incurred guaranteed benefits........        1,392              --             --      1,392
Paid guarantee benefits.............           --              --             --         --
                                           ------          ------        -------    -------
 Net change.........................        1,392              --             --      1,392
Net balance as of December 31, 2010.        1,392              --             --      1,392
 Plus reinsurance recoverables......        1,862           4,578         17,544     23,984
                                           ------          ------        -------    -------
Balance, December 31, 2010/(2)/.....       $3,254          $4,578        $17,544    $25,376
                                           ======          ======        =======    =======
Balance, December 31, 2008/(3)/.....       $2,028          $3,469        $30,051    $35,548
 Less reinsurance recoverables......        2,028           3,469         30,051     35,548
                                           ------          ------        -------    -------
Net balance as of December 31, 2008.           --              --             --         --
Incurred guaranteed benefits........           --              --             --         --
Paid guarantee benefits.............           --              --             --         --
                                           ------          ------        -------    -------
 Net change.........................           --              --             --         --
Net balance as of December 31, 2009.           --              --             --         --
 Plus reinsurance recoverables......        2,332           5,142         13,211     20,685
                                           ------          ------        -------    -------
Balance, December 31, 2009/(1)/.....       $2,332          $5,142        $13,211    $20,685
                                           ======          ======        =======    =======

--------
/(1)/Included in the total liability balance as of December 31, 2009 are reserves for variable annuity death benefits of $2.3 million, variable annuity income benefits of $5.2 million, variable annuity accumulation benefits of $11.0 million and variable annuity withdrawal benefits of $2.2 million.
/(2)/Included in the total liability balance as of December 31, 2010 are reserves for variable annuity death benefits of $1.9 million, variable annuity income benefits of $4.6 million, variable annuity accumulation benefits of $15.1 million, variable annuity withdrawal benefits of $2.4 million and other guarantees of $1.4 million.
/(3)/Included in the total liability balance as of December 31, 2008 are reserves for variable annuity death benefits of $2.0 million, variable annuity income benefits of $3.5 million, variable annuity accumulation benefits of $24.0 million and variable annuity withdrawal benefits of $6.0 million.

9.  REINSURANCE

   The Company reinsures certain of its risks to unaffiliated reinsurers and ALIC under yearly renewable term, coinsurance and modified coinsurance agreements. These agreements result in a passing of the agreed-upon percentage of risk to the reinsurer in exchange for negotiated reinsurance premium payments. Modified coinsurance is similar to coinsurance, except that the cash and investments that support the liability for contract benefits are not transferred to the assuming company and settlements are made on a net basis between the companies. As of December 31, 2010 and 2009, for certain term life insurance policies, we ceded up to 90% of the mortality risk depending on the year of policy issuance. Further, we cede the mortality risk associated with coverage in excess of $250 thousand per life to ALIC.

   In addition, the Company has used reinsurance to effect the disposition of certain blocks of business. The Company had reinsurance recoverables of $265.0 million and $287.5 million as of December 31, 2010 and 2009, respectively, due from Prudential related to the disposal of its variable annuity business that was effected through reinsurance agreements. In 2010, premiums and contract charges of $12.4 million, contract benefits of $5.7 million, interest credited to contractholder funds of $8.5 million, and operating costs and expenses of $1.7 million were ceded to Prudential. In 2009, premiums and contract charges of $11.7 million, contract benefits of $(11.6) million, interest credited to contractholder funds of $8.8 million, and operating costs and expenses of $1.2 million were ceded to Prudential. In 2008, premiums and contract charges of $16.3 million, contract benefits of $35.5 million, interest credited to contractholder funds of $10.5 million, and operating costs and expenses of $2.5 million were ceded to Prudential. In addition, as of December 31, 2010 and 2009, the Company had reinsurance recoverables of $738 thousand and $429 thousand, respectively, due from a subsidiary of Citigroup (Triton Insurance Company) in connection with the disposition of the direct response distribution business in 2003.

   As of December 31, 2010, the gross life insurance in force was $35.26 billion of which $4.66 billion and $11.14 billion was ceded to affiliated and unaffiliated reinsurers, respectively.

   The effects of reinsurance on premiums and contract charges for the years ended December 31 are as follows:

                                                        2010      2009      2008
($ IN THOUSANDS)                                      --------  --------  --------
PREMIUMS AND CONTRACT CHARGES
Direct............................................... $155,865  $154,440  $156,187
Assumed -- non-affiliate.............................      955       959     1,164
Ceded
 Affiliate...........................................  (30,797)  (26,250)   (4,470)
 Non-affiliate.......................................  (28,873)  (29,656)  (32,525)
                                                      --------  --------  --------
   Premiums and contract charges, net of reinsurance. $ 97,150  $ 99,493  $120,356
                                                      ========  ========  ========

   The effects of reinsurance on contract benefits for the years ended December 31 are as follows:

                                                2010      2009      2008
    ($ IN THOUSANDS)                          --------  --------  --------
    CONTRACT BENEFITS
    Direct................................... $207,433  $174,909  $223,859
    Assumed -- non-affiliate.................      877       676       640
    Ceded
     Affiliate/(1)/..........................   (6,079)   (6,225)    7,022
     Non-affiliate...........................  (19,445)      715   (47,329)
                                              --------  --------  --------
       Contract benefits, net of reinsurance. $182,786  $170,075  $184,192
                                              ========  ========  ========

--------
/(1)/The Company recorded additional expenses for contract benefits in 2008 relating to a rescission of reinsurance coverage for certain traditional and interest-sensitive life insurance policies provided in accordance with an agreement between the Company and ALIC. These contract benefits are reflected as a component of contract benefits ceded to affiliate for 2008 and totaled $7.1 million. See Note 4 for further details.

   The effects of reinsurance on interest credited to contractholder funds for the years ended December 31 are as follows:

                                                                    2010      2009      2008
($ IN THOUSANDS)                                                  --------  --------  --------
INTEREST CREDITED TO CONTRACTHOLDER FUNDS
Direct........................................................... $176,523  $210,289  $201,661
Assumed -- non-affiliate.........................................       19        17        32
Ceded
 Non-affiliate...................................................   (8,457)   (8,757)  (10,485)
                                                                  --------  --------  --------
   Interest credited to contractholder funds, net of reinsurance. $168,085  $201,549  $191,208
                                                                  ========  ========  ========

   In addition to amounts included in the table above are reinsurance premiums ceded to ALIC of $3.5 million, $3.4 million and $3.3 million during 2010, 2009 and 2008, respectively, under the terms of the structured settlement annuity reinsurance agreement (see Note 4).

10. DEFERRED POLICY ACQUISITION AND SALES INDUCEMENT COSTS

   Deferred policy acquisitions costs for the years ended December 31 are as follows:

                                                                2010       2009      2008
($ IN THOUSANDS)                                              --------  ---------  --------
Balance, beginning of year................................... $213,325  $ 538,248  $278,664
Impact of adoption of new OTTI accounting guidance before
  unrealized impact/(1)/.....................................       --    (11,825)       --
Impact of adoption of new OTTI accounting guidance effect of
  unrealized capital gains and losses/(2)/...................       --     11,825        --
Acquisition costs deferred...................................   24,704     32,560    51,390
Amortization charged to income...............................  (16,437)  (148,450)  (17,778)
Effect of unrealized gains and losses........................  (51,655)  (209,033)  225,972
                                                              --------  ---------  --------
Balance, end of year......................................... $169,937  $ 213,325  $538,248
                                                              ========  =========  ========

   -----
 /(1)/The adoption of new OTTI accounting guidance on April 1, 2009 resulted in an adjustment to DAC to reverse previously recorded DAC accretion related to realized capital losses that were reclassified to other comprehensive income upon adoption.
 /(2)/The adoption of new OTTI accounting guidance resulted in an adjustment to DAC due to the change in unrealized capital gains and losses that occurred upon adoption on April 1, 2009 when previously recorded realized capital losses were reclassified to other comprehensive income. The adjustment was recorded as an increase of the DAC balance and unrealized capital gains and losses.

   DSI activity, which primarily relates to fixed annuities and interest sensitive life contracts, for the years ended December 31 was as follows:

                                                             2010     2009      2008
($ IN THOUSANDS)                                           -------  --------  -------
Balance, beginning of year................................ $11,091  $ 47,319  $27,991
Impact of adopting new OTTI accounting guidance before
  unrealized impact/(1)/..................................      --    (1,732)      --
Impact of adopting new OTTI accounting guidance effect of
  unrealized capital gains and losses/(2)/................      --     1,732       --
Sales inducements deferred................................   1,048     3,454    7,579
Amortization charged to income............................  (3,375)  (22,337)  (7,843)
Effect of unrealized gains and losses.....................  (6,740)  (17,345)  19,592
                                                           -------  --------  -------
Balance, end of year...................................... $ 2,024  $ 11,091  $47,319
                                                           =======  ========  =======

   -----
 /(1)/The adoption of new OTTI accounting guidance on April 1, 2009 resulted in an adjustment to DSI to reverse previously recorded DSI accretion related to realized capital losses that were reclassified to other comprehensive income upon adoption.
 /(2)/The adoption of new OTTI accounting guidance resulted in an adjustment to DSI due to the change in unrealized capital gains and losses that occurred upon adoption on April 1, 2009 when previously recorded realized capital losses were reclassified to other comprehensive income. The adjustment was recorded as an increase of the DSI balance and unrealized capital gains and losses.

11. GUARANTEES AND CONTINGENT LIABILITIES

GUARANTY FUNDS

   Under state insurance guaranty fund laws, insurers doing business in a state can be assessed, up to prescribed limits, for certain obligations of insolvent insurance companies to policyholders and claimants. Amounts assessed to each company are typically related to its proportion of business written in each state. The Company's policy is to accrue assessments when the entity for which the insolvency relates has met its state of domicile's statutory definition of insolvency and the amount of the loss is reasonably estimable. In most states, the definition is met with a declaration of financial insolvency by a court of competent jurisdiction. In certain states there must also be a final order of liquidation. As of December 31, 2010 and 2009, the liability balance included in other liabilities and accrued expenses was $787 thousand and $790 thousand, respectively. The related premium tax offsets included in other assets were $736 thousand and $739 thousand as of December 31, 2010 and 2009, respectively.

   The New York Liquidation Bureau (the "Bureau") has publicly reported that Executive Life Insurance Company of New York ("Executive Life") is currently under its jurisdiction as part of a 1992 court-ordered rehabilitation plan. At this time, Executive Life continues to fully pay claims when due. An Order to Show Cause dated December 17, 2010 from the New York Supreme Court mandates that the Bureau, Life Insurance Corporation of New York ("LICNY") and other interested parties provide a proposed plan of liquidation by July 1, 2011; otherwise, the Superintendent of the New York State Insurance Department will be required to do so by August 1, 2011. A public hearing on the proposed plan of liquidation is now scheduled for January 4, 2010. The current publicly available estimated shortfall from the Bureau is $1.27 billion.

   If Executive Life were to be declared insolvent in the future, it is reasonably possible that the Company will have exposure to future guaranty fund assessments. The Company's exposure will ultimately depend on the level of guaranty fund system participation. New York law currently contains an aggregate limit on guaranty funds under the LICNY of $500 million, of which approximately $40 million has been used. Under current law, the Company may be allowed to recoup a portion of the amount of any additional guaranty fund assessment in periods subsequent to the recognition of the assessment by offsetting future premium taxes. The Company's three-year average market share for New York as of December 31, 2009, based on assessable premiums, was approximately 2.2%.

GUARANTEES

   Related to the disposal through reinsurance of our variable annuity business to Prudential in 2006, the Company, ALIC and the Corporation have agreed to indemnify Prudential for certain pre-closing contingent liabilities (including extra-contractual liabilities of the Company and liabilities specifically excluded from the transaction) that the Company and ALIC have agreed to retain. In addition, the Company, ALIC and the Corporation will each indemnify Prudential for certain post-closing liabilities that may arise from the acts of the Company and ALIC and their agents, including in connection with the Company's and ALIC's provision of transition services. The reinsurance agreements contain no limitations or indemnifications with regard to insurance risk transfer, and transferred all of the future risks and responsibilities for performance on the underlying variable annuity contracts to Prudential, including those related to benefit guarantees. Management does not believe this agreement will have a material adverse effect on results of operations, cash flows or financial position of the Company.

   In the normal course of business, the Company provides standard indemnifications to contractual counterparties in connection with numerous transactions, including acquisitions and divestitures. The types of indemnifications typically provided include indemnifications for breaches of representations and warranties, taxes and certain other liabilities, such as third party lawsuits. The indemnification clauses are often standard contractual terms and are entered into in the normal course of business based on an assessment that the risk of loss would be remote. The terms of the indemnifications vary in duration and nature. In many cases, the maximum obligation is not explicitly stated and the contingencies triggering the obligation to indemnify have not occurred and are not expected to occur. Consequently, the maximum amount of the obligation under such indemnifications is not determinable. Historically, the Company has not made any material payments pursuant to these obligations.

   The aggregate liability balance related to all guarantees was not material as of December 31, 2010.

REGULATION AND COMPLIANCE

   The Company is subject to changing social, economic and regulatory conditions. From time to time, regulatory authorities or legislative bodies seek to impose additional regulations regarding agent and broker compensation, regulate the nature of and amount of investments, and otherwise expand overall regulation of insurance products and the insurance industry. The Company has established procedures and policies to facilitate compliance with laws and regulations, to foster prudent business operations, and to support financial reporting. The Company routinely reviews its practices to validate compliance with laws and regulations and with internal procedures and policies. As a result of these reviews, from time to time the Company may decide to modify some of its procedures and policies. Such modifications, and the reviews that led to them, may be accompanied by payments being made and costs being incurred. The ultimate changes and eventual effects of these actions on the Company's business, if any, are uncertain.

LEGAL AND REGULATORY PROCEEDINGS AND INQUIRIES

BACKGROUND

   The Company and certain affiliates are involved in a number of lawsuits, regulatory inquiries, and other legal proceedings arising out of various aspects of its business. As background to the "Proceedings" subsection below, please note the following:

    . These matters raise difficult and complicated factual and legal issues and are subject to many uncertainties and complexities, including the underlying facts of each matter; novel legal issues; variations between jurisdictions in which matters are being litigated, heard, or investigated; differences in applicable laws and judicial interpretations; the length of time before many of these matters might be resolved by settlement, through litigation or otherwise; the fact that some of the lawsuits are putative class actions in which a class has not been certified and in which the purported class may not be clearly defined; the fact that some of the lawsuits involve multi-state class actions in which the applicable law(s) for the claims at issue is in dispute and therefore unclear; and the current challenging legal environment faced by large corporations and insurance companies.

    . The outcome of these matters may be affected by decisions, verdicts, and settlements, and the timing of such decisions, verdicts, and settlements, in other individual and class action lawsuits that involve the Company, other insurers, or other entities and by other legal, governmental, and regulatory actions that involve the Company, other insurers, or other entities. The outcome may also be affected by future state or federal legislation, the timing or substance of which cannot be predicted.

    . In the lawsuits, plaintiffs seek a variety of remedies which may include equitable relief in the form of injunctive and other remedies and monetary relief in the form of contractual and extra-contractual damages. In some cases, the monetary damages sought include punitive damages. Often specific information about the relief sought, such as the amount of damages, is not available because plaintiffs have not requested specific relief in their pleadings. When specific monetary demands are made, they are often set just below a state court jurisdictional limit in order to seek the maximum amount available in state court, regardless of the specifics of the case, while still avoiding the risk of removal to federal court. In the Company's experience, monetary demands in pleadings bear little relation to the ultimate loss, if any, to the Company.

    . In connection with regulatory examinations and proceedings, government authorities may seek various forms of relief, including penalties, restitution and changes in business practices. The Company may not be advised of the nature and extent of relief sought until the final stages of the examination or proceeding.

    . For the reasons specified above, it is not possible to make meaningful estimates of the amount or range of loss that could result from the matters described below in the "Proceedings" subsection. The Company reviews these matters on an ongoing basis and follows appropriate accounting guidance when making accrual and disclosure decisions. When assessing reasonably possible and probable outcomes, the Company bases its decisions on its assessment of the ultimate outcome following all appeals.

    . Due to the complexity and scope of the matters disclosed in the "Proceedings" subsection below and the many uncertainties that exist, the ultimate outcome of these matters cannot be reasonably predicted. In the event of an unfavorable outcome in one or more of these matters, the ultimate liability may be in excess of amounts currently reserved, if any, and may be material to the Company's operating results or cash flows for a particular quarterly or annual period. However, based on information currently known to it, management believes that the ultimate outcome of all matters described below, as they are resolved over time, is not likely to have a material adverse effect on the financial position of the Company.

PROCEEDINGS

   Legal proceedings involving Allstate agencies and AIC may impact the Company, even when the Company is not directly involved, because the Company sells its products through a variety of distribution channels including Allstate agencies. Consequently, information about the more significant of these proceedings is provided in the following paragraph.

   AIC is defending certain matters relating to its agency program reorganization announced in 1999. These matters are in various stages of development.

    . These matters include a lawsuit filed in 2001 by the U.S. Equal Employment Opportunity Commission ("EEOC") alleging retaliation under federal civil rights laws (the "EEOC I" suit) and a class action filed in 2001 by former employee agents alleging retaliation and age discrimination under the Age

      Discrimination in Employment Act ("ADEA"), breach of contract and ERISA violations (the "Romero I" suit). In 2004, in the consolidated EEOC I and Romero I litigation, the trial court issued a memorandum and order that, among other things, certified classes of agents, including a mandatory class of agents who had signed a release, for purposes of effecting the court's declaratory judgment that the release is voidable at the option of the release signer. The court also ordered that an agent who voids the release must return to AIC "any and all benefits received by the [agent] in exchange for signing the release." The court also stated that, "on the undisputed facts of record, there is no basis for claims of age discrimination." The EEOC and plaintiffs asked the court to clarify and/or reconsider its memorandum and order and in January 2007, the judge denied their request. In June 2007, the court granted AIC's motions for summary judgment. Following plaintiffs' filing of a notice of appeal, the U.S. Court of Appeals for the Third Circuit ("Third Circuit") issued an order in December 2007 stating that the notice of appeal was not taken from a final order within the meaning of the federal law and thus not appealable at this time. In March 2008, the Third Circuit decided that the appeal should not summarily be dismissed and that the question of whether the matter is appealable at this time will be addressed by the Third Circuit along with the merits of the appeal. In July 2009, the Third Circuit vacated the decision which granted AIC's summary judgment motions, remanded the cases to the trial court for additional discovery, and directed that the cases be reassigned to another trial court judge. In January 2010, the cases were assigned to a new judge for further proceedings in the trail court.

    . A putative nationwide class action has also been filed by former employee agents alleging various violations of ERISA, including a worker classification issue. These plaintiffs are challenging certain amendments to the Agents Pension Plan and are seeking to have exclusive agent independent contractors treated as employees for benefit purposes. This matter was dismissed with prejudice by the trial court, was the subject of further proceedings on appeal, and was reversed and remanded to the trial court in 2005. In June 2007, the court granted AIC's motion to dismiss the case. Following plaintiffs' filing of a notice of appeal, the Third Circuit issued an order in December 2007 stating that the notice of appeal was not taken from a final order within the meaning of the federal law and thus not appealable at this time. In March 2008, the Third Circuit decided that the appeal should not summarily be dismissed and that the question of whether the matter is appealable at this time will be addressed by the Third Circuit along with the merits of the appeal. In July 2009, the Third Circuit vacated the decision which granted AIC's motion to dismiss the case, remanded the case to the trial court for additional discovery, and directed that the case be reassigned to another trial court judge. In January 2010, the case was assigned to a new judge for further proceedings in the trial court.

   In these agency program reorganization matters, plaintiffs seek compensatory and punitive damages, and equitable relief. AIC has been vigorously defending these lawsuits and other matters related to its agency program reorganization.

OTHER MATTERS

   Various other legal, governmental, and regulatory actions, including state market conduct exams, and other governmental and regulatory inquiries are pending from time to time that involve the Company and specific aspects of its conduct of business. Like other members of the insurance industry, the Company is the target of a number of lawsuits and other types of proceedings, some of which involve claims for substantial or indeterminate amounts. These actions are based on a variety of issues and target a range of the Company's practices. The outcome of these disputes is currently unpredictable.

   One or more of these matters could have an adverse effect on the Company's operating results or cash flows for a particular quarterly or annual period. However, based on information currently known to it, management believes that the ultimate outcome of all matters described in this "Other Matters" subsection, in excess of amounts currently reserved, if any, as they are resolved over time, is not likely to have a material effect on the operating results, cash flows or financial position of the Company.

12. INCOME TAXES

   The Company joins with the Corporation and its other domestic subsidiaries (the "Allstate Group") in the filing of a consolidated federal income tax return and is party to a federal income tax allocation agreement (the "Allstate Tax Sharing Agreement"). Under the Allstate Tax Sharing Agreement, the Company pays to or receives from the Corporation the amount, if any, by which the Allstate Group's federal income tax liability is affected by virtue of inclusion of the Company in the consolidated federal income tax return. Effectively, this results in the Company's annual income tax provision being computed, with adjustments, as if the Company filed a separate return.

   The Internal Revenue Service ("IRS") is currently examining the Allstate Group's 2007 and 2008 federal income tax returns. The IRS has completed its examination of the Allstate Group's federal income tax returns through 2006 and the statute of limitations has expired on years prior to 2005. Any adjustments that may result from IRS examinations of tax returns are not expected to have a material effect on the results of operations, cash flows or financial position of the Company.

   The Company had no liability for unrecognized tax benefits as of December 31, 2010 or 2009, and believes it is reasonably possible that the liability balance will not significantly increase within the next twelve months. No amounts have been accrued for interest or penalties.

   The components of the deferred income tax assets and liabilities at December 31 are as follows:

                                                     2010      2009
          ($ IN THOUSANDS)                        ---------  --------
          DEFERRED ASSETS
          Life and annuity reserves.............. $   9,264  $ 17,820
          Other assets...........................       546       701
                                                  ---------  --------
             Total deferred assets...............     9,810    18,521
                                                  ---------  --------
          DEFERRED LIABILITIES
          Unrealized net capital gains...........   (71,729)  (12,950)
          DAC....................................   (28,695)  (23,825)
          Difference in tax bases of investments.   (10,717)  (18,594)
          Other liabilities......................      (977)   (1,039)
                                                  ---------  --------
             Total deferred liabilities..........  (112,118)  (56,408)
                                                  ---------  --------
                 Net deferred liability.......... $(102,308) $(37,887)
                                                  =========  ========

   Although realization is not assured, management believes it is more likely than not that the deferred tax assets will be realized based on the Company's assessment that the deductions ultimately recognized for tax purposes will be fully utilized.

   The components of income tax expense for the years ended December 31 are as follows:

                                           2010    2009     2008
             ($ IN THOUSANDS)             ------ -------  --------
             Current..................... $  209 $  (946) $ 16,537
             Deferred....................  5,642  20,675   (12,532)
                                          ------ -------  --------
                Total income tax expense. $5,851 $19,729  $  4,005
                                          ====== =======  ========

   The Company received a refund of $3.5 million in 2010, and paid income taxes of $29.9 million and $3.6 million in 2009 and 2008, respectively.

   A reconciliation of the statutory federal income tax rate to the effective income tax rate on income from operations for the years ended December 31 is as follows:

                                                     2010  2009  2008
                                                     ----  ----  ----
          Statutory federal income tax rate......... 35.0% 35.0% 35.0%
          State income tax expense..................  9.6   2.8  13.1
          Dividends received deduction.............. (4.4) (1.1) (6.0)
          Tax credits............................... (3.2) (1.0) (4.6)
          Adjustment for prior year tax liabilities. (1.0) (0.5) (3.4)
          Other.....................................  0.2    --   0.2
                                                     ----  ----  ----
             Effective income tax rate.............. 36.2% 35.2% 34.3%
                                                     ====  ====  ====

13. STATUTORY FINANCIAL INFORMATION

   The Company prepares its statutory-basis financial statements in conformity with accounting practices prescribed or permitted by the State of New York. The State of New York requires insurance companies domiciled in its state to prepare statutory-basis financial statements in conformity with the NAIC Accounting Practices and Procedures Manual, subject to any deviations prescribed or permitted by the State of New York Insurance Superintendent. Prescribed statutory accounting practices include a variety of publications of the NAIC, as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed.

   Statutory accounting practices differ from GAAP primarily since they require charging policy acquisition and certain sales inducement costs to expense as incurred, establishing life insurance reserves based on different actuarial assumptions, and valuing certain investments and establishing deferred taxes on a different basis.

   Statutory net loss for 2010, 2009 and 2008 was $(17.3) million, $(8.6) million and $(18.9) million, respectively. Statutory capital and surplus was $497.0 million and $506.3 million as of December 31, 2010 and 2009, respectively.

DIVIDENDS

   The ability of the Company to pay dividends is dependent on business conditions, income, cash requirements of the Company and other relevant factors. The payment of shareholder dividends by the Company without the prior approval of the state insurance regulator is limited to formula amounts based on net income and capital and surplus, determined in conformity with statutory accounting practices, as well as the timing and amount of dividends paid in the preceding twelve months. During 2011, the Company will not be able to pay dividends without prior New York State Insurance Department approval. The Company paid no dividends in 2010.

14. BENEFIT PLANS

PENSION AND OTHER POSTRETIREMENT PLANS

   Defined benefit pension plans, sponsored by AIC, cover most full-time employees and certain part-time employees. Benefits under the pension plans are based upon the employee's length of service and eligible annual compensation. The allocated cost to the Company for the pension plans was $3.3 million, $1.4 million and $1.8 million in 2010, 2009 and 2008, respectively.

   The Corporation provides certain health care subsidies for eligible employees hired before January 1, 2003 when they retire and their eligible dependents and certain life insurance benefits for eligible employees hired before January 1, 2003 when they retire ("postretirement benefits"). Qualified employees may become eligible for these benefits if they retire in accordance with the Corporation's established retirement policy and are continuously insured under Corporation's group plans or other approved plans in accordance with the plan's participation requirements. The Corporation shares the cost of the retiree medical benefits with non Medicare-eligible retirees based on years of service, with the Corporation's share being subject to a 5% limit on annual medical cost inflation after retirement. During 2009, the Corporation decided to change its approach for delivering benefits to Medicare-eligible retirees. The Corporation no longer offers medical benefits for Medicare-eligible retirees but instead provides a fixed company contribution (based on years of service and other factors), which is not subject to adjustments for inflation. The allocated cost to the Company was $47 thousand, $206 thousand and $339 thousand for postretirement benefits other than pension plans in 2010, 2009 and 2008, respectively.

   AIC and the Corporation have reserved the right to modify or terminate their benefit plans at any time or for any reason.

ALLSTATE 401(K) SAVINGS PLAN

   Employees of AIC are eligible to become members of the Allstate 401(k) Savings Plan ("Allstate Plan"). The Corporation's contributions are based on the Corporation's matching obligation and certain performance measures. The allocated cost to the Company for the Allstate Plan was $492 thousand, $912 thousand and $667 thousand in 2010, 2009 and 2008, respectively.

15. OTHER COMPREHENSIVE INCOME

   The components of other comprehensive income (loss) on a pre-tax and after-tax basis for the years ended December 31 are as follows:

                                                                              2010
                                                                 -----------------------------
                                                                  PRE-TAX     TAX     AFTER-TAX
($ IN THOUSANDS)                                                 --------  ---------  ---------
Unrealized net holding gains arising during the period, net of related offsets............................................... $165,578  $ (57,953) $107,625
Less: reclassification adjustment of realized capital gains and
  losses........................................................   (2,361)       826    (1,535)
                                                                 --------  ---------  --------
Unrealized net capital gains and losses.........................  167,939    (58,779)  109,160
                                                                 --------  ---------  --------
Other comprehensive income...................................... $167,939  $ (58,779) $109,160
                                                                 ========  =========  ========

                                                                              2009
                                                                 -----------------------------
                                                                  PRE-TAX     TAX     AFTER-TAX
                                                                 --------  ---------  ---------
Unrealized net holding gains arising during the period, net of related offsets............................................... $337,657  $(118,180) $219,477
Less: reclassification adjustment of realized capital gains and
  losses........................................................  101,749    (35,612)   66,137
                                                                 --------  ---------  --------
Unrealized net capital gains and losses.........................  235,908    (82,568)  153,340
                                                                 --------  ---------  --------
Other comprehensive income...................................... $235,908  $ (82,568) $153,340
                                                                 ========  =========  ========

                                                                              2008
                                                                 -----------------------------
                                                                  PRE-TAX     TAX    AFTER-TAX
                                                                 ---------  -------- ---------
Unrealized net holding losses arising during the period, net of related offsets............................................... $(323,776) $113,321 $(210,455)
Less: reclassification adjustment of realized capital gains and
  losses........................................................   (55,927)   19,574   (36,353)
                                                                 ---------  -------- ---------
Unrealized net capital gains and losses.........................  (267,849)   93,747  (174,102)
                                                                 ---------  -------- ---------
Other comprehensive loss........................................ $(267,849) $ 93,747 $(174,102)
                                                                 =========  ======== =========

                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                      SCHEDULE I--SUMMARY OF INVESTMENTS
                   OTHER THAN INVESTMENTS IN RELATED PARTIES
                               DECEMBER 31, 2010

                                                                                        AMOUNTS AT
                                                                                           WHICH
                                                                    COST/                SHOWN IN
                                                                  AMORTIZED    FAIR     THE BALANCE
                                                                    COST       VALUE       SHEET
($ IN THOUSANDS)                                                  ---------- ---------- -----------
Type of investment
Fixed Maturities:
 Bonds:
   United States government, government agencies and authorities. $  288,835 $  358,568 $  358,568
   States, municipalities and political subdivisions.............    874,967    853,734    853,734
   Foreign governments...........................................    268,603    329,603    329,603
   Public utilities..............................................    780,536    838,112    838,112
   Convertibles and bonds with warrants attached.................     88,560     89,426     89,426
   All other corporate bonds.....................................  2,676,469  2,825,554  2,825,554
Asset-backed securities..........................................    138,832    138,564    138,564
Residential mortgage-backed securities...........................    579,801    590,298    590,298
Commercial mortgage-backed securities............................    294,494    267,044    267,044
Redeemable preferred stocks......................................      9,196      9,206      9,206
                                                                  ---------- ---------- ----------
     Total fixed maturities......................................  6,000,293 $6,300,109  6,300,109
                                                                  ---------- ========== ----------
Equity securities:
 Common stocks:
   Industrial, miscellaneous and all other.......................     99,348 $  124,559    124,559
                                                                             ==========
Mortgage loans on real estate....................................    501,476 $  488,248    501,476
                                                                             ==========
Policy loans.....................................................     41,862                41,862
Derivative instruments...........................................        411 $      411        411
                                                                             ==========
Limited partnership interests....................................      4,814                 4,814
Other long-term investments......................................     18,365                18,365
Short-term investments...........................................    198,601 $  198,601    198,601
                                                                  ---------- ========== ----------
     Total investments........................................... $6,865,170            $7,190,197
                                                                  ==========            ==========

                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                           SCHEDULE IV--REINSURANCE

                                                                                   PERCENTAGE
                                               CEDED TO      ASSUMED               OF AMOUNT
                                   GROSS         OTHER      FROM OTHER    NET       ASSUMED
                                   AMOUNT    COMPANIES/(1)/ COMPANIES    AMOUNT      TO NET
($ IN THOUSANDS)                 ----------- -------------  ---------- ----------- ----------
YEAR ENDED DECEMBER 31, 2010
----------------------------
Life insurance in force......... $34,597,944  $15,803,458    $663,707  $19,458,193    3.4%
                                 ===========  ===========    ========  ===========
Premiums and contract charges:
   Life and annuities........... $   143,571  $    57,638    $    955  $    86,888    1.1%
   Accident and health..........      12,294        2,032          --       10,262     --%
                                 -----------  -----------    --------  -----------
   Total premiums and contract
     charges.................... $   155,865  $    59,670    $    955  $    97,150    1.0%
                                 ===========  ===========    ========  ===========
YEAR ENDED DECEMBER 31, 2009
----------------------------
Life insurance in force......... $33,925,356  $12,115,820    $695,124  $22,504,660    3.1%
                                 ===========  ===========    ========  ===========
Premiums and contract charges:
   Life and annuities........... $   142,563  $    53,595    $    959  $    89,927    1.1%
   Accident and health..........      11,877        2,311          --        9,566     --%
                                 -----------  -----------    --------  -----------
   Total premiums and contract
     charges.................... $   154,440  $    55,906    $    959  $    99,493    1.0%
                                 ===========  ===========    ========  ===========
YEAR ENDED DECEMBER 31, 2008
----------------------------
Life insurance in force......... $32,704,176  $11,655,410    $737,572  $21,786,338    3.4%
                                 ===========  ===========    ========  ===========
Premiums and contract charges:
   Life and annuities........... $   145,521  $    34,529    $  1,164  $   112,156    1.0%
   Accident and health..........      10,666        2,466          --        8,200     --%
                                 -----------  -----------    --------  -----------
   Total premiums and contract
     charges.................... $   156,187  $    36,995    $  1,164  $   120,356    1.0%
                                 ===========  ===========    ========  ===========

--------
/(1)/No reinsurance or coinsurance income was netted against premium ceded in 2010, 2009 or 2008.

                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
           SCHEDULE V--VALUATION ALLOWANCES AND QUALIFYING ACCOUNTS

                                                               ADDITIONS
($ IN THOUSANDS)                                          --------------------
                                            BALANCE AS OF CHARGED TO                      BALANCE AS OF
                                              BEGINNING   COSTS AND    OTHER                 END OF
DESCRIPTION                                   OF PERIOD    EXPENSES  ADDITIONS DEDUCTIONS    PERIOD
-----------                                 ------------- ---------- --------- ---------- -------------
YEAR ENDED DECEMBER 31, 2010
----------------------------
Allowance for estimated losses on mortgage
  loans....................................    $4,250       $2,922     $ --      $5,502      $1,670
YEAR ENDED DECEMBER 31, 2009
----------------------------
Allowance for estimated losses on mortgage
  loans....................................    $  449       $5,264     $ --      $1,463      $4,250
YEAR ENDED DECEMBER 31, 2008
Allowance for estimated losses on mortgage
  loans....................................    $   --       $  449     $ --      $   --      $  449

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of Allstate Life Insurance Company of New York
Hauppauge, NY

We have audited the accompanying Statements of Financial Position of Allstate Life Insurance Company of New York (the "Company"), an affiliate of The Allstate Corporation, as of December 31, 2010 and 2009, and the related Statements of Operations and Comprehensive Income, Shareholder's Equity, and Cash Flows for each of the three years in the period ended December 31, 2010. Our audits also included Schedule I-Summary of Investments-Other Than Investments in Related Parties, Schedule IV-Reinsurance, and Schedule V-Valuation Allowances and Qualifying Accounts. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Allstate Life Insurance Company of New York as of December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, Schedule I-Summary of Investments-Other Than Investments in Related Parties, Schedule IV-Reinsurance, and Schedule V-Valuation Allowances and Qualifying Accounts, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

In 2009, the Company changed its recognition and presentation for other-than-temporary impairments of debt securities.

/s/ Deloitte & Touche LLP

Chicago, Illinois
March 11, 2011

ITEM 11(F).SELECTED FINANCIAL DATA

                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                   5-YEAR SUMMARY OF SELECTED FINANCIAL DATA

                                                  2010        2009       2008        2007        2006
($ IN THOUSANDS)                               ----------  ---------- ----------  ----------  ----------
OPERATING RESULTS
Premiums...................................... $   45,087  $   47,659 $   59,248  $   69,124  $   84,313
Contract charges..............................     52,063      51,834     61,108      59,530      63,426
Net investment income.........................    368,695     372,395    402,931     386,738     373,064
Realized capital gains and losses.............    (45,849)    145,468    (77,205)       (831)    (22,085)
Total revenues................................    419,996     617,356    446,082     514,561     498,718
Net income....................................     10,297      36,370      7,672      41,909      34,342
FINANCIAL POSITION
Investments................................... $7,190,197  $7,139,397 $6,648,585  $7,057,629  $6,779,874
Total assets..................................  8,353,855   8,388,191  8,284,933   8,785,177   8,619,988
Reserve for life-contingent contract benefits
  and contractholder funds....................  6,679,005   6,866,458  7,040,122   6,865,432   6,634,920
Shareholder's equity..........................    826,341     706,884    516,568     680,872     652,996

ITEM 11(H).MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
           RESULTS OF OPERATIONS

OVERVIEW

   The following discussion highlights significant factors influencing the financial position and results of operations of Allstate Life Insurance Company of New York (referred to in this document as "we", "ALNY", "our", "us" or the "Company"). It should be read in conjunction with the financial statements and related notes found under Item 11(e) contained herein. We operate as a single segment entity based on the manner in which we use financial information to evaluate business performance and to determine the allocation of resources.

   The most important factors we monitor to evaluate the financial condition and performance of our company include:

    . For operations: benefit and investment spread, amortization of deferred policy acquisition costs ("DAC"), expenses, net income, invested assets, and premiums and contract charges;

    . For investments: credit quality/experience, realized capital gains and losses, investment income, unrealized capital gains and losses, stability of long-term returns, total returns, cash flows, and asset and liability duration; and

    . For financial condition: liquidity, financial strength ratings, operating leverage, and return on equity.

APPLICATION OF CRITICAL ACCOUNTING ESTIMATES

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to adopt accounting policies and make estimates and assumptions that affect amounts reported in the financial statements. The most critical estimates include those used in determining:

    .  Fair value of financial assets

    .  Impairment of fixed income and equity securities

    .  Deferred policy acquisition costs amortization

    .  Reserve for life-contingent contract benefits estimation

   In making these determinations, management makes subjective and complex judgments that frequently require estimates about matters that are inherently uncertain. Many of these policies, estimates and related judgments are common in the insurance and financial services industries; others are specific to our businesses and operations. It is reasonably likely that changes in these estimates could occur from period to period and result in a material impact on our financial statements.

   A brief summary of each of these critical accounting estimates follows. For a more detailed discussion of the effect of these estimates on our financial statements, and the judgments and assumptions related to these estimates, see the referenced sections of this document. For a complete summary of our significant accounting policies, see Note 2 of the financial statements.

   FAIR VALUE OF FINANCIAL ASSETS Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. We categorize our financial assets measured at fair value into a three-level hierarchy based on the observability of inputs to the valuation techniques as follows:

LEVEL 1:Financial asset values are based on unadjusted quoted prices for identical assets in an active market that we can access.

LEVEL 2:Financial assets values are based on the following:

       (a)Quoted prices for similar assets in active markets;

       (b)Quoted prices for identical or similar assets in markets that are not active; or

       (c)Valuation models whose inputs are observable, directly or indirectly, for substantially the full term of the asset.

LEVEL 3:Financial assets values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Unobservable inputs reflect our estimates of the assumptions that market participants would use in valuing the financial assets.

   Observable inputs are inputs that reflect the assumptions market participants would use in valuing financial assets that are developed based on market data obtained from independent sources. In the absence of sufficient observable inputs, unobservable inputs reflect our estimates of the assumptions market participants would use in valuing financial assets and are developed based on the best information available in the circumstances. The degree of management judgment involved in determining fair values is inversely related to the availability of market observable information.

   We are responsible for the determination of fair value of financial assets and the supporting assumptions and methodologies. We gain assurance on the overall reasonableness and consistent application of valuation input assumptions, valuation methodologies and compliance with accounting standards for fair value determination through the execution of various processes and controls designed to ensure that our financial assets are appropriately valued. We monitor fair values received from third parties and those derived internally on an ongoing basis.

   We employ independent third-party valuation service providers, broker quotes and internal pricing methods to determine fair values. We obtain or calculate only one single quote or price for each financial instrument.

   Valuation service providers typically obtain data about market transactions and other key valuation model inputs from multiple sources and, through the use of proprietary models, produce valuation information in the form of a single fair value for individual securities for which a fair value has been requested under the terms of our agreements. For certain equity securities, valuation service providers provide market quotations for completed transactions on the measurement date. For other security types, fair values are derived from the valuation service providers' proprietary valuation models. The inputs used by the valuation service providers include, but are not limited to, market prices from recently completed transactions and transactions of comparable securities, interest rate yield curves, credit spreads, liquidity spreads, currency rates, and other information, as applicable. Credit and liquidity spreads are typically implied from completed transactions and transactions of comparable securities. Valuation service providers also use proprietary discounted cash flow models that are widely accepted in the financial services industry and similar to those used by other market participants to value the same financial instruments. The valuation models take into account, among other things, market observable information as of the measurement date, as described above, as well as the specific attributes of the security being valued including its term, interest rate, credit rating, industry sector, and where applicable, collateral quality and other issue or issuer specific information. Executing valuation models effectively requires seasoned professional judgment and experience. In cases where market transactions or other market observable data is limited, the extent to which judgment is applied varies inversely with the availability of market observable information.

   For certain of our financial assets measured at fair value, where our valuation service providers cannot provide fair value determinations, we obtain a single non-binding price quote from a broker familiar with the security who, similar to our valuation service providers, may consider transactions or activity in similar securities among other information. The brokers providing price quotes are generally from the brokerage divisions of leading financial institutions with market making, underwriting and distribution expertise regarding the security subject to valuation.

   The fair value of certain financial assets, including privately placed corporate fixed income securities, auction rate securities ("ARS") backed by student loans, and certain free-standing derivatives, for which our valuation service providers or brokers do not provide fair value determinations, is determined using valuation methods and models widely accepted in the financial services industry. Internally developed valuation models, which include inputs that may not be market observable and as such involve some degree of judgment, are considered appropriate for each class of security to which they are applied.

   Our internal pricing methods are primarily based on models using discounted cash flow methodologies that develop a single best estimate of fair value. Our models generally incorporate inputs that we believe are representative of inputs other market participants would use to determine fair value of the same instruments, including yield curves, quoted market prices of comparable securities, published credit spreads, and other applicable market data. Additional inputs that are used include internally-derived assumptions such as liquidity premium and credit ratings, as well as instrument-specific characteristics that include, but are not limited to, coupon rate, expected cash flows, sector of the issuer, and call provisions. Our internally assigned credit ratings are developed at a more detailed level than externally published ratings and allow for a more precise match of these ratings to other market observable valuation inputs, such as credit and sector spreads, when performing these valuations. Due to the existence of non-market observable inputs, such as liquidity premiums, judgment is required in developing these fair values. As a result, the fair value of these financial assets may differ from the amount actually received to sell an asset in an orderly transaction between market participants at the measurement date. Moreover, the use of different valuation assumptions may have a material effect on the financial assets' fair values.

   For the majority of our financial assets measured at fair value, all significant inputs are based on market observable data and significant management judgment does not affect the periodic determination of fair value. The determination of fair value using discounted cash flow models involves management judgment when significant model inputs are not based on market observable data. However, where market observable data is available, it takes precedence, and as a result, no range of reasonably likely inputs exists from which the basis of a sensitivity analysis could be constructed.

   There is one primary situation where a discounted cash flow model utilizes a significant input that is not market observable, and it relates to the determination of fair value for our ARS backed by student loans. The significant input utilized is the anticipated date liquidity will return to this market (that is, when auction failures will cease). Determination of this assumption allows for matching to market observable inputs when performing these valuations.

   The following table displays the sensitivity of reasonably likely changes in the anticipated date liquidity will return to the student loan ARS market as of December 31, 2010. The selection of these hypothetical scenarios represents an illustration of the estimated potential proportional effect of alternate assumptions and should not be construed as either a prediction of future events or an indication that it would be reasonably likely that all securities would be similarly affected.

($ IN THOUSANDS)
ARS backed by student loans at fair value........................................ $82,229
 Percentage change in fair value resulting from:
   Decrease in the anticipated date liquidity will return to this market by six
     months......................................................................     1.1%
   Increase in the anticipated date liquidity will return to this market by six
     months......................................................................    (1.1)%

   We believe our most significant exposure to changes in fair value is due to market risk. Our exposure to changes in market conditions is discussed fully in the Market Risk section of the MD&A.

   We employ specific control processes to determine the reasonableness of the fair values of our financial assets. Our processes are designed to ensure that the values received or internally estimated are accurately recorded and that the data inputs and the valuation techniques utilized are appropriate, consistently applied, and that the assumptions are reasonable and consistent with the objective of determining fair value. For example, on a continuing basis, we assess the reasonableness of individual security values received from valuation service providers and those derived from internal models that exceed certain thresholds as compared to previous values received from those valuation service providers or derived from internal models. In addition, we may validate the reasonableness of fair value by comparing information obtained from our valuation service providers to other third party valuation sources for selected securities. We perform ongoing price validation procedures such as back-testing of actual sales, which corroborate the various inputs used in internal pricing models to market observable data. When fair value determinations are expected to be more variable, we validate them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

   We also perform an analysis to determine whether there has been a significant decrease in the volume and level of activity for the asset when compared to normal market activity, and if so, whether transactions may not be orderly. Among the indicators we consider in determining whether a significant decrease in the volume and level of market activity for a specific asset has occurred include the level of new issuances in the primary market, trading volume in the secondary market, level of credit spreads over historical levels, bid-ask spread, and price consensuses among market participants and sources. If evidence indicates that prices are based on transactions that are not orderly, we place little, if any, weight on the transaction price and will estimate fair value using an internal pricing model. As of December 31, 2010 and 2009, we did not alter fair values provided by our valuation service providers or brokers or substitute them with an internal pricing model.

   The following table identifies fixed income and equity securities and short-term investments as of December 31, 2010 by source of value determination:

                                                      FAIR     PERCENT
                                                      VALUE    TO TOTAL
         ($ IN THOUSANDS)                           ---------- --------
         Fair value based on internal sources...... $  978,644   14.8%
         Fair value based on external sources/(1)/.  5,644,625   85.2
                                                    ----------  -----
         Total..................................... $6,623,269  100.0%
                                                    ==========  =====

       -
      /(1)/Includes $325.6 million that are valued using broker quotes.

   For more detailed information on our accounting policy for the fair value of financial assets and the financial assets by level in the fair value hierarchy, see Notes 2 and 6 of the financial statements.

   IMPAIRMENT OF FIXED INCOME AND EQUITY SECURITIES For investments classified as available for sale, the difference between fair value and amortized cost for fixed income securities and cost for equity securities, net of certain other items and deferred income taxes (as disclosed in Note 5), is reported as a component of accumulated other comprehensive income on the Statements of Financial Position and is not reflected in the operating results of any period until reclassified to net income upon the consummation of a transaction with an unrelated third party or when a write-down is recorded due to an other-than-temporary decline in fair value. We have a comprehensive portfolio monitoring process to identify and evaluate each fixed income and equity security whose carrying value may be other-than-temporarily impaired.

   For each fixed income security in an unrealized loss position, we assess whether management with the appropriate authority has made the decision to sell or whether it is more likely than not we will be required to sell the security before recovery of the amortized cost basis for reasons such as liquidity, contractual or regulatory purposes. If a security meets either of these criteria, the security's decline in fair value is considered other than temporary and is recorded in earnings.

   If we have not made the decision to sell the fixed income security and it is not more likely than not we will be required to sell the fixed income security before recovery of its amortized cost basis, we evaluate whether we expect to receive cash flows sufficient to recover the entire amortized cost basis of the security. We use our best estimate of future cash flows expected to be collected from the fixed income security discounted at the security's original or current effective rate, as appropriate, to calculate a recovery value and determine whether a credit loss exists. The determination of cash flow estimates is inherently subjective and methodologies may vary depending on facts and circumstances specific to the security. All reasonably available information relevant to the collectability of the security, including past events, current conditions, and reasonable and supportable assumptions and forecasts, are considered when developing the estimate of cash flows expected to be collected. That information generally includes, but is not limited to, the remaining payment terms of the security, prepayment speeds, foreign exchange rates, the financial condition and future earnings potential of the issue or issuer, expected defaults, expected recoveries, the value of underlying collateral, vintage, geographic concentration, available reserves or escrows, current subordination levels, third party guarantees and other credit enhancements. Other information, such as industry analyst reports and forecasts, sector credit ratings, financial condition of the bond insurer for insured fixed income securities, and other market data relevant to the realizability of contractual cash flows, may also be considered. The estimated fair value of collateral will be used to estimate recovery value if we determine that the security is dependent on the liquidation of collateral for ultimate settlement. If the estimated recovery value is less than the amortized cost of the security, a credit loss exists and an other-than-temporary impairment for the difference between the estimated recovery value and amortized cost is recorded in earnings. The portion of the unrealized loss related to factors other than credit remains classified in accumulated other comprehensive income. If we determine that the fixed income security does not have sufficient cash flow or other information to estimate a recovery value for the security, we may conclude that the entire decline in fair value is deemed to be credit related and the loss is recorded in earnings.

   There are a number of assumptions and estimates inherent in evaluating impairments of equity securities and determining if they are other than temporary, including: 1) our ability and intent to hold the investment for a period of time sufficient to allow for an anticipated recovery in value; 2) the length of time and extent to which the fair value has been less than cost; 3) the financial condition, near-term and long-term prospects of the issue or issuer, including relevant industry specific market conditions and trends, geographic location and implications of rating agency actions and offering prices; and 4) the specific reasons that a security is in an unrealized loss position, including overall market conditions which could affect liquidity.

   Once assumptions and estimates are made, any number of changes in facts and circumstances could cause us to subsequently determine that a fixed income or equity security is other-than-temporarily impaired, including: 1) general economic conditions that are worse than previously forecasted or that have a greater adverse effect on a particular issuer or industry sector than originally estimated; 2) changes in the facts and circumstances related to a particular issue or issuer's ability to meet all of its contractual obligations; and 3) changes in facts and circumstances that result in changes to management's intent to sell or result in our assessment that it is more likely than not we will be required to sell before recovery of the amortized cost basis of a fixed income security or causes a change in our ability or intent to hold an equity security until it recovers in value. Changes in assumptions, facts and circumstances could result in additional charges to earnings in future periods to the extent that losses are realized. The charge to earnings, while potentially significant to net income, would not have a significant effect on shareholder's equity, since our securities are designated as available for sale and carried at fair value and as a result, any related unrealized loss, net of deferred income taxes and related DAC, deferred sales inducement costs ("DSI") and reserves for life-contingent contract benefits, would already be reflected as a component of accumulated other comprehensive income in shareholder's equity.

   The determination of the amount of other-than-temporary impairment is an inherently subjective process based on periodic evaluation of the factors described above. Such evaluations and assessments are revised as conditions change and new information becomes available. We update our evaluations regularly and reflect changes in other-than-temporary impairments in results of operations as such evaluations are revised. The use of different methodologies and assumptions in the determination of the amount of other-than-temporary impairments may have a material effect on the amounts presented within the financial statements.

   For additional detail on investment impairments, see Note 5 of the financial statements.

   DEFERRED POLICY ACQUISITION COSTS AMORTIZATION We incur significant costs in connection with acquiring insurance policies and investment contracts. In accordance with GAAP, costs that vary with and are primarily related to acquiring insurance policies and investment contracts are deferred and recorded as an asset on the Statements of Financial Position.

   DAC related to traditional life insurance is amortized over the premium paying period of the related policies in proportion to the estimated revenues on such business. Significant assumptions relating to estimated premiums, investment returns, as well as mortality, persistency and expenses to administer the business are established at the time the policy is issued and are generally not revised during the life of the policy. The assumptions for determining the timing and amount of DAC amortization are consistent with the assumptions used to calculate the reserve for life-contingent contract benefits. Any deviations from projected business in force resulting from actual policy terminations differing from expected levels and any estimated premium deficiencies may result in a change to the rate of amortization in the period such events occur. Generally, the amortization periods for these policies approximates the estimated lives of the policies. The recovery of DAC is dependent upon the future profitability of the business. We periodically review the adequacy of reserves and recoverability of DAC for these policies on an aggregate basis using actual experience. We aggregate all traditional life insurance products and immediate annuities with life contingencies in the analysis. In the event actual experience is significantly adverse compared to the original assumptions and a premium deficiency is determined to exist, any remaining unamortized DAC balance must be expensed to the extent not recoverable and a premium deficiency reserve may be required if the remaining DAC balance is insufficient to absorb the deficiency. In 2010, 2009 and 2008, our reviews concluded that no premium deficiency adjustments were necessary.

   DAC related to interest-sensitive life, fixed annuities and other investment contracts is amortized in proportion to the incidence of the total present value of gross profits, which includes both actual historical gross profits ("AGP") and estimated future gross profits ("EGP") expected to be earned over the estimated lives of the contracts. The amortization is net of interest on the prior period DAC balance using rates established at the inception of the contracts. Actual amortization periods generally range from 15-30 years; however, incorporating estimates of the rate of customer surrenders, partial withdrawals and deaths generally results in the majority of the DAC being amortized during the surrender charge period, which is typically 10-20 years for interest-sensitive life and 5-10 years for fixed annuities. The cumulative DAC amortization is reestimated and adjusted by a cumulative charge or credit to results of operations when there is a difference between the incidence of actual versus expected gross profits in a reporting period or when there is a change in total EGP.

   AGP and EGP consist primarily of the following components: contract charges for the cost of insurance less mortality costs and other benefits (benefit margin); investment income and realized capital gains and losses less interest credited (investment margin); and surrender and other contract charges less maintenance expenses (expense margin). The principal assumptions for determining the amount of EGP are investment returns, including capital gains and losses on assets supporting contract liabilities, interest crediting rates to contractholders, and the effects of persistency, mortality, expenses, and hedges if applicable, and these assumptions are reasonably likely to have the greatest impact on the amount of DAC amortization. Changes in these assumptions can be offsetting and we are unable to reasonably predict their future movements or offsetting impacts over time.

   Each reporting period, DAC amortization is recognized in proportion to AGP for that period adjusted for interest on the prior period DAC balance. This amortization process includes an assessment of AGP compared to EGP, the actual amount of business remaining in force and realized capital gains and losses on investments supporting the product liability. The impact of realized capital gains and losses on amortization of DAC depends upon which product liability is supported by the assets that give rise to the gain or loss. If the AGP is greater than EGP in the period, but the total EGP is unchanged, the amount of DAC amortization will generally increase, resulting in a current period decrease to earnings. The opposite result generally occurs when the AGP is less than the EGP in the period, but the total EGP is unchanged. However, when DAC amortization or a component of gross profits for a quarterly period is potentially negative (which would result in an increase of the DAC balance) as a result of negative AGP, the specific facts and circumstances surrounding the potential negative amortization are considered to determine whether it is appropriate for recognition in the financial statements. Negative amortization is only recorded when the increased DAC balance is determined to be recoverable based on facts and circumstances. Negative amortization was not recorded for certain fixed annuities during 2010, 2009 and 2008 periods in which significant capital losses were realized on their related investment portfolio. For products whose supporting investments are exposed to capital losses in excess of our expectations which may cause periodic AGP to become temporarily negative, EGP and AGP utilized in DAC amortization may be modified to exclude the excess credit losses.

   Annually, we review and update all assumptions underlying the projections of EGP, including investment returns, comprising investment income and realized capital gains and losses, interest crediting rates, persistency, mortality, expenses and the effect of any hedges. At each reporting period, we assess whether any revisions to assumptions used to determine DAC amortization are required. These reviews and updates may result in amortization acceleration or deceleration, which are commonly referred to as "DAC unlocking". If the update of assumptions causes total EGP to increase, the rate of DAC amortization will generally decrease, resulting in a current period increase to earnings. A decrease to earnings generally occurs when the assumption update causes the total EGP to decrease.

   Over the past three years, our most significant DAC assumption updates that resulted in a change to EGP and the amortization of DAC have been revisions to expected future investment returns, primarily realized capital losses, mortality, expenses and the number of contracts in force or persistency. The following table provides the effect on DAC amortization of changes in assumptions relating to the gross profit components of investment margin, benefit margin and expense margin during the years ended December 31.

                                      2010     2009      2008
                 ($ IN THOUSANDS)   -------  --------  -------
                 Investment margin. $   408  $(50,219) $(9,358)
                 Benefit margin....  (4,127)    7,483    4,029
                 Expense margin....   1,599       812   (3,762)
                                    -------  --------  -------
                 Net acceleration.. $(2,120) $(41,924) $(9,091)
                                    =======  ========  =======

   In 2010, DAC amortization deceleration related to changes in the investment margin component of EGP primarily related to interest-sensitive life insurance and was due to higher than previously projected investment income and lower interest credited, partially offset by higher projected realized capital losses. The acceleration related to benefit margin was primarily due to lower projected renewal premium (which is also expected to reduce persistency) on interest-sensitive life insurance, partially offset by higher than previously projected revenues associated with variable life insurance due to appreciation in the underlying separate account valuations. The deceleration related to expense margin resulted from current and expected expense levels lower than previously projected. DAC amortization acceleration related to changes in the investment margin component of EGP in the first quarter of 2009 was primarily due to an increase in the level of expected realized capital losses in 2009 and 2010. The deceleration related to benefit margin was due to more favorable projected life insurance mortality. DAC amortization acceleration related to changes in the investment margin component of EGP in 2008 was primarily due to the level of realized capital losses impacting actual gross profits in 2008 and the impact of realized capital losses on expected gross profits in 2009. The deceleration related to benefit margin was due to more favorable projected life insurance mortality. The acceleration related to expense margin resulted from current and expected expense levels higher than previously expected.

   The following table displays the sensitivity of reasonably likely changes in assumptions included in the gross profit components of investment margin or benefit margin to amortization of the DAC balance as of December 31, 2010.

                                                               DECEMBER 31, 2010
                                                          INCREASE/(REDUCTION) IN DAC
($ IN THOUSANDS)                                          ---------------------------
Increase in future investment margins of 25 basis points.           $ 3,021
Decrease in future investment margins of 25 basis points.           $(3,237)
Decrease in future life mortality by 1%..................           $   863
Increase in future life mortality by 1%..................           $  (863)

   Any potential changes in assumptions discussed above are measured without consideration of correlation among assumptions. Therefore, it would be inappropriate to add them together in an attempt to estimate overall variability in amortization.

   For additional detail related to DAC, see the Operations section of this document.

   RESERVE FOR LIFE-CONTINGENT CONTRACT BENEFITS ESTIMATION Due to the long term nature of traditional life insurance, life-contingent immediate annuities and voluntary health products, benefits are payable over many years; accordingly, the reserves are calculated as the present value of future expected benefits to be paid, reduced by the present value of future expected net premiums. Long-term actuarial assumptions of future investment yields, mortality, morbidity, policy terminations and expenses are used when establishing the reserve for life-contingent contract benefits payable under these insurance policies. These assumptions, which for traditional life insurance are applied using the net level premium method, include provisions for adverse deviation and generally vary by characteristics such as type of coverage, year of issue and policy duration. Future investment yield assumptions are determined based upon prevailing investment yields as well as estimated reinvestment yields. Mortality, morbidity and policy termination assumptions are based on our experience and industry experience. Expense assumptions include the estimated effects of inflation and expenses to be incurred beyond the premium-paying period. These assumptions are established at the time the policy is issued, are consistent with assumptions for determining DAC amortization for these policies, and are generally not changed during the policy coverage period. However, if actual experience emerges in a manner that is significantly adverse relative to the original assumptions, adjustments to DAC or reserves may be required resulting in a charge to earnings which could have a material adverse effect on our operating results and financial condition. We periodically review the adequacy of reserves and recoverability of DAC for these policies on an aggregate basis using actual experience. In the event actual experience is significantly adverse compared to the original assumptions and a premium deficiency is determined to exist, any remaining unamortized DAC balance must be expensed to the extent not recoverable and the establishment of a premium deficiency reserve may be required. In 2010, 2009 and 2008, our reviews concluded that no premium deficiency adjustments were necessary. We anticipate that mortality, investment and reinvestment yields, and policy terminations are the factors that would be most likely to require premium deficiency adjustment to these reserves or related DAC.

   For further detail on the reserve for life-contingent contract benefits, see
Note 8 of the financial statements.

OPERATIONS

   OVERVIEW AND STRATEGY We are a wholly owned subsidiary of Allstate Life Insurance Company ("ALIC"), which is a wholly owned subsidiary of Allstate Insurance Company ("AIC"), a wholly owned subsidiary of Allstate Insurance Holdings, LLC, which is wholly owned by The Allstate Corporation. We provide life insurance, retirement and investment products, and voluntary accident and health insurance. We serve our customers through Allstate exclusive agencies and non-proprietary distribution channels. Our strategic vision is to reinvent protection and retirement for the consumer and our purpose is to create financial value on a standalone basis and to add strategic value to the Allstate organization.

   To fulfill our purpose, our primary objectives are to deepen relationships with Allstate customers by adding financial services to their suite of products with Allstate and improve profitability by decreasing earnings volatility, increasing our returns, and improving our capital position. We bring value to our ultimate parent, The Allstate Corporation (the "Corporation"), in three principal ways: through profitable growth, improving the economics of the Corporation's property-liability insurance business through increased customer loyalty and renewal rates by cross selling our products to their customers, and by bringing new customers to Allstate. We continue to shift our mix of products in force by decreasing spread based products, principally fixed annuities, and through growth of underwritten products having mortality or morbidity risk, principally life insurance and voluntary accident and health products. In addition to focusing on higher return markets, products, and distribution channels, we continue to emphasize capital efficiency and enterprise risk and return management strategies and actions.

   Our strategy provides a platform to profitably grow our business. Based upon Allstate's strong financial position and brand, we have a unique opportunity to cross-sell to our customers. Through Allstate exclusive agencies we will leverage the trusted customer relationships to serve those who are looking for assistance in meeting their protection and retirement needs by providing them with the information, products and services that they need.

   Our products include interest-sensitive, traditional and variable life insurance; fixed annuities such as deferred and immediate annuities; and voluntary accident and health insurance. Our products are sold through multiple distribution channels including Allstate exclusive agencies, which include exclusive financial specialists, independent agents (including workplace enrolling agents) and specialized structured settlement brokers.

   SUMMARY ANALYSIS Summarized financial data for the years ended December 31 is presented in the following table.

                                               2010        2009        2008
 ($ IN THOUSANDS)                           ----------  ----------  ----------
 REVENUES
 Premiums.................................. $   45,087  $   47,659  $   59,248
 Contract charges..........................     52,063      51,834      61,108
 Net investment income.....................    368,695     372,395     402,931
 Realized capital gains and losses.........    (45,849)    145,468     (77,205)
                                            ----------  ----------  ----------
 Total revenues............................    419,996     617,356     446,082
 COSTS AND EXPENSES
 Contract benefits.........................   (182,786)   (170,075)   (184,192)
 Interest credited to contractholder funds.   (168,085)   (201,549)   (191,208)
 Amortization of DAC.......................    (16,437)   (148,450)    (17,778)
 Operating costs and expenses..............    (36,540)    (41,183)    (40,869)
                                            ----------  ----------  ----------
 Total costs and expenses..................   (403,848)   (561,257)   (434,047)
 Loss on disposition of operations.........         --          --        (358)
 Income tax expense........................     (5,851)    (19,729)     (4,005)
                                            ----------  ----------  ----------
 Net income................................ $   10,297  $   36,370  $    7,672
                                            ==========  ==========  ==========
 Investments as of December 31............. $7,190,197  $7,139,397  $6,648,585
                                            ==========  ==========  ==========

   NET INCOME was $10.3 million in 2010 compared to $36.4 million in 2009. The decrease of $26.1 million was primarily the result of net realized capital losses in 2010 compared to net realized capital gains in 2009, partially offset by lower amortization of DAC and lower interest credited to contractholder funds.

   Net income was $36.4 million in 2009 compared to $7.7 million in 2008. The increase of $28.7 million was primarily the result of net realized capital gains in 2009 compared to net realized capital losses in 2008, partially offset by higher amortization of DAC and decreased net investment income.

   Net income in 2008 included additional expenses for contract benefits relating to a rescission of reinsurance coverage for certain traditional and interest-sensitive life insurance policies in accordance with an agreement between the Company and ALIC (the "rescission"). The rescission reduced net income by $4.1 million in 2008. For further detail on the rescission, see Note 4 of the financial statements.

   ANALYSIS OF REVENUES Total revenues decreased 32.0% or $197.4 million in
2010 compared to 2009 primarily due to net realized capital losses and lower net investment income. Total revenues increased 38.4% or $171.3 million in 2009 compared to 2008 primarily due to a $222.7 million improvement in realized capital gains and losses, partially offset by a $30.5 million decline in net investment income and a $20.9 million decrease in premiums and contract charges.

   PREMIUMS represent revenues generated from traditional life insurance, immediate annuities with life contingencies, and accident and health insurance products that have significant mortality or morbidity risk.

   CONTRACT CHARGES are revenues generated from interest-sensitive and variable life insurance and fixed annuities for which deposits are classified as contractholder funds or separate account liabilities. Contract charges are assessed against the contractholder account values for maintenance, administration, cost of insurance and surrender prior to contractually specified dates.

   The following table summarizes premiums and contract charges by product for the years ended December 31.

                                                        2010    2009     2008
 ($ IN THOUSANDS)                                      ------- ------- --------
 UNDERWRITTEN PRODUCTS
 Traditional life insurance premiums.................. $20,215 $20,159 $ 29,597
 Accident and health insurance premiums...............  10,262   9,566    8,200
 Interest-sensitive life insurance contract charges...  48,453  47,071   54,972
                                                       ------- ------- --------
  Subtotal............................................  78,930  76,796   92,769
 ANNUITIES
 Immediate annuities with life contingencies premiums.  14,610  17,934   21,451
 Other fixed annuities contract charges...............   3,610   4,763    6,136
                                                       ------- ------- --------
  Subtotal............................................  18,220  22,697   27,587
                                                       ------- ------- --------
 PREMIUMS AND CONTRACT CHARGES/(1)/................... $97,150 $99,493 $120,356
                                                       ======= ======= ========

   -----
 /(1)/Total contract charges include contract charges related to the cost of insurance totaling $26.8 million, $26.7 million and $36.8 million in 2010, 2009 and 2008, respectively.

   Total premiums and contract charges decreased 2.4% in 2010 compared to 2009 primarily due to lower sales of immediate annuities with life contingencies and decreased surrender charges on fixed annuities, partially offset by higher contract charges on interest-sensitive life insurance products resulting from a shift in the mix of policies in force to contracts with higher policy administration fees.

   Total premiums and contract charges decreased 17.3% in 2009 compared to 2008 due to lower premiums on traditional life insurance and lower contract charges on interest-sensitive life insurance policies. The decline in premiums on traditional life insurance was primarily the result of higher premiums ceded to ALIC due to a greater utilization of reinsurance. The decline in contract charges on interest-sensitive life insurance was the result of higher cost of insurance contract charges ceded to ALIC due to a greater utilization of reinsurance, partially offset by increased contract charge rates and growth in business in force.

   CONTRACTHOLDER FUNDS represent interest-bearing liabilities arising from the sale of interest-sensitive life insurance and fixed annuities. The balance of contractholder funds is equal to the cumulative deposits received and interest credited to the contractholder less cumulative contract benefits, surrenders, withdrawals and contract charges for mortality or administrative expenses. The following table shows the changes in contractholder funds for the years ended December 31.

                                                      2010        2009        2008
($ IN THOUSANDS)                                   ----------  ----------  ----------
CONTRACTHOLDER FUNDS, BEGINNING BALANCE........... $4,990,879  $5,086,965  $4,848,461
DEPOSITS
Fixed annuities...................................     64,115     180,327     509,146
Interest-sensitive life insurance.................     95,375     116,663     102,858
                                                   ----------  ----------  ----------
Total deposits....................................    159,490     296,990     612,004
INTEREST CREDITED.................................    165,758     182,665     190,945
BENEFITS, WITHDRAWALS AND OTHER ADJUSTMENTS
Benefits..........................................   (160,376)   (160,351)   (161,813)
Surrenders and partial withdrawals................   (385,801)   (308,244)   (335,521)
Contract charges..................................    (61,370)    (57,157)    (54,138)
Net transfers to separate accounts................        (67)         --         (38)
Other adjustments /(1)/...........................    (19,722)    (49,989)    (12,935)
                                                   ----------  ----------  ----------
Total benefits, withdrawals and other adjustments.   (627,336)   (575,741)   (564,445)
                                                   ----------  ----------  ----------
CONTRACTHOLDER FUNDS, ENDING BALANCE.............. $4,688,791  $4,990,879  $5,086,965
                                                   ==========  ==========  ==========

--------
/(1)/The table above illustrates the changes in contractholder funds, which are presented gross of reinsurance recoverables on the Statements of Financial Position. The table above is intended to supplement our discussion and analysis of revenues, which are presented net of reinsurance on the Statements of Operations and Comprehensive Income. As a result, the net change in contractholder funds associated with products reinsured to third parties is reflected as a component of the other adjustments line.

   Contractholder funds decreased 6.1% and 1.9% in 2010 and 2009, respectively, and increased 4.9% in 2008. Average contractholder funds decreased 4.0% in 2010 compared to 2009 and increased 1.4% in 2009 compared to 2008.

   Contractholder deposits decreased 46.3% in 2010 compared to 2009 primarily due to lower deposits on fixed annuities. Deposits on fixed annuities decreased 64.4% in 2010 compared to 2009 due to our strategic decision to discontinue distributing fixed annuities through banks and broker-dealers and our goal to reduce our concentration in spread based products and improve returns on new business.

   Contractholder deposits decreased 51.5% in 2009 compared to 2008 primarily due to lower deposits on fixed annuities. Deposits on fixed annuities decreased 64.6% in 2009 compared to 2008 due to pricing actions to improve returns on new business and reduce our concentration in spread based products.

   Surrenders and partial withdrawals increased 25.2% in 2010 compared to 2009, and decreased 8.1% in 2009 compared to 2008. In 2010, the increase was due to higher surrenders and partial withdrawals on fixed annuities. In 2009, the decrease was due to lower surrenders and partial withdrawals on traditional fixed annuities, partially offset by higher surrenders and partial withdrawals on market value adjusted annuities and interest-sensitive life insurance. The surrender and partial withdrawal rate, based on the beginning of period contractholder funds, was 9.4% in 2010 compared to 7.4% in 2009 and 8.6% in 2008.

   ANALYSIS OF COSTS AND EXPENSES Total costs and expenses decreased 28.0% or $157.4 million in 2010 compared to 2009 primarily due to lower amortization of DAC and interest credited to contractholder funds, partially offset by higher contract benefits. Total costs and expenses increased 29.3% or $127.2 million in 2009 compared to 2008 primarily due to higher amortization of DAC and, to a much lesser extent, higher interest credited to contractholder funds, partially offset by lower contract benefits.

   CONTRACT BENEFITS increased 7.5% or $12.7 million in 2010 compared to 2009 primarily due to higher mortality experience on interest-sensitive and traditional life insurance products resulting from an increase in average claim size and higher incidence of claims.

   Contract benefits decreased 7.7% or $14.1 million in 2009 compared to 2008 due primarily to the rescission. Excluding the impact of the rescission, which increased contract benefits by $7.1 million in 2008, total contract benefits decreased 3.9% or $7.0 million in 2009 compared to 2008 due to lower contract benefits on annuities and traditional life insurance. The decline in contract benefits on annuities reflects improved mortality experience and the impact of lower sales of immediate annuities with life contingencies. The decline in contract benefits on traditional life insurance was due to improved mortality experience resulting primarily from a reduction in large claim counts and higher contract benefits ceded to ALIC due to a greater utilization of reinsurance.

   We analyze our mortality and morbidity results using the difference between premiums and contract charges earned for the cost of insurance and contract benefits excluding the portion related to the implied interest on immediate annuities with life contingencies ("benefit spread"). This implied interest totaled $111.3 million in both 2010 and 2009 and $108.1 million in 2008.

   The benefit spread by product group is disclosed in the following table for the years ended December 31.

                                            2010     2009     2008
           ($ IN THOUSANDS)               -------  -------  -------
           Life insurance................ $ 1,395  $12,627  $18,858
           Accident and health insurance.   5,255    4,355    3,875
           Annuities.....................  (6,205)  (1,334)  (2,826)
                                          -------  -------  -------
           Total benefit spread.......... $   445  $15,648  $19,907
                                          =======  =======  =======

   Benefit spread decreased 97.2% or $15.2 million in 2010 compared to 2009. The decrease was primarily due to higher mortality experience on interest-sensitive and traditional life insurance products. Benefit spread decreased 21.4% or $4.3 million in 2009 compared to 2008.

   INTEREST CREDITED TO CONTRACTHOLDER FUNDS decreased 16.6% or $33.5 million in 2010 compared to 2009 primarily due to lower amortization of DSI, management actions to reduce interest crediting rates on deferred fixed annuities and interest-sensitive life insurance, and lower average contractholder funds. Amortization of DSI in 2010 was $3.4 million compared to $22.3 million in 2009. The decline in amortization of DSI in 2010 was primarily due to a $8.8 million decrease in amortization relating to realized capital gains and losses and a $6.9 million reduction in amortization acceleration for changes in assumptions.

   Interest credited to contractholder funds increased 5.4% or $10.3 million in 2009 compared to 2008 due primarily to higher amortization of DSI, partially offset by lower weighted average interest crediting rates on deferred fixed annuities. Amortization of DSI in 2009 and 2008 was $22.3 million and $7.8 million, respectively. The increase primarily related to an unfavorable change in amortization relating to realized capital gains and losses of $14.6 million.

   In order to analyze the impact of net investment income and interest credited to contractholders on net income, we monitor the difference between net investment income and the sum of interest credited to contractholder funds and the implied interest on immediate annuities with life contingencies, which is included as a component of contract benefits on the Statements of Operations and Comprehensive Income ("investment spread").

   The investment spread by product group is shown in the following table for the years ended December 31.

                                                          2010     2009     2008
($ IN THOUSANDS)                                         ------- -------  --------
Annuities............................................... $53,406 $28,775  $ 56,314
Life insurance..........................................   2,565   1,090     2,767
Accident and health insurance...........................       1     (17)      (11)
Net investment income on investments supporting capital.  33,301  29,670    44,555
                                                         ------- -------  --------
Total investment spread................................. $89,273 $59,518  $103,625
                                                         ======= =======  ========

   Investment spread increased 50.0% or $29.8 million in 2010 compared to 2009 as lower net investment income was more than offset by decreased interest credited to contractholder funds, which includes lower amortization of DSI. Excluding amortization of DSI, investment spread increased 13.2% or $10.8 million in 2010 compared to 2009.

   Investment spread declined 42.6% or $44.1 million in 2009 compared to 2008. This decline reflects lower net investment income and, to a lesser extent, higher amortization of DSI.

   To further analyze investment spreads, the following table summarizes the weighted average investment yield on assets supporting product liabilities and capital, interest crediting rates and investment spreads for 2010, 2009 and 2008.

                                                      WEIGHTED AVERAGE WEIGHTED AVERAGE        WEIGHTED AVERAGE
                                                      INVESTMENT YIELD INTEREST CREDITING RATE INVESTMENT SPREADS
                                                      -------------    ----------------------  -----------------
                                                      2010   2009 2008 2010    2009    2008    2010   2009  2008
                                                      ----   ---- ---- ----    ----    ----    ----   ----  ----
Interest-sensitive life insurance.................... 5.2%   5.1% 5.7% 4.4%    4.6%    4.6%    0.8%   0.5%  1.1%
Deferred fixed annuities............................. 5.0    5.1  5.6  3.0     3.3     3.5     2.0    1.8   2.1
Immediate fixed annuities with and without life
  contingencies...................................... 6.6    6.6  7.1  6.4     6.5     6.5     0.2    0.1   0.6
Investments supporting capital, traditional life and
  other products..................................... 3.3    4.2  6.5  n/a     n/a     n/a     n/a    n/a   n/a

   The following table summarizes our product liabilities as of December 31 and indicates the account value of those contracts and policies for which an investment spread is generated.

                                                         2010       2009       2008
($ IN THOUSANDS)                                      ---------- ---------- ----------
Immediate fixed annuities with life contingencies.... $1,703,738 $1,675,884 $1,649,426
Other life contingent contracts and other............    286,476    199,695    303,731
                                                      ---------- ---------- ----------
   Reserve for life-contingent contract benefits..... $1,990,214 $1,875,579 $1,953,157
                                                      ========== ========== ==========
Interest-sensitive life insurance.................... $  660,731 $  627,362 $  576,167
Deferred fixed annuities.............................  3,443,034  3,771,584  3,918,609
Immediate fixed annuities without life contingencies.    585,026    591,933    592,189
                                                      ---------- ---------- ----------
   Contractholder funds.............................. $4,688,791 $4,990,879 $5,086,965
                                                      ========== ========== ==========

   AMORTIZATION OF DAC decreased $132.0 million in 2010 compared to 2009 and increased $130.7 million in 2009 compared to 2008. The components of amortization of DAC are summarized in the following table for the years ended December 31.

                                                                   2010       2009      2008
($ IN THOUSANDS)                                                 --------  ---------  --------
Amortization of DAC before amortization relating to realized capital gains and losses and changes in assumptions........... $(14,620) $ (52,307) $(41,471)
Accretion (amortization) relating to realized capital gains and
  losses........................................................      303    (54,219)   32,784
Amortization acceleration for changes in assumptions ("DAC
  unlocking")...................................................   (2,120)   (41,924)   (9,091)
                                                                 --------  ---------  --------
   Total amortization of DAC.................................... $(16,437) $(148,450) $(17,778)
                                                                 ========  =========  ========

   The decrease of $132.0 million in 2010 was primarily due to a favorable change in amortization relating to realized capital gains and losses, lower amortization acceleration for changes in assumptions and a decreased amortization rate on fixed annuities. The increase of $130.7 million in 2009 compared to 2008 was due primarily to an unfavorable change in amortization relating to realized capital gains and losses, and to a lesser extent, higher amortization acceleration for changes in assumptions.

   The impact of realized capital gains and losses on amortization of DAC is dependent upon the relationship between the assets that give rise to the gain or loss and the product liability supported by the assets. Fluctuations result from changes in the impact of realized capital gains and losses on actual and expected gross profits. In 2010, DAC accretion relating to realized capital gains and losses resulted primarily from other-than-temporary impairment losses on investments supporting interest-sensitive life products. In 2009, DAC amortization relating to realized capital gains and losses resulted primarily from realized capital gains on derivatives. Additionally, DAC amortization in 2010 and 2009 reflects our decision in the second half of 2009 not to recapitalize DAC for credit or derivative losses on investments supporting certain fixed annuities following concerns that an increase in the level of expected realized capital losses may reduce EGP and adversely impact the product DAC recoverability. In 2008, DAC accretion resulted primarily from realized capital losses on derivatives and other-than-temporary impairment losses.

   Our annual comprehensive review of the profitability of our products to determine DAC balances for our interest-sensitive life, fixed annuities and other investment contracts covers assumptions for investment returns, including capital gains and losses, interest crediting rates to policyholders, the effect of any hedges, persistency, mortality and expenses in all product lines. In the first quarter of 2010, the review resulted in an acceleration of DAC amortization (charge to income) of $2.1 million, including amortization acceleration of $2.2 million related to interest-sensitive life insurance, partially offset by amortization deceleration (credit to income) of $78 thousand for fixed annuities. Amortization acceleration related to interest-sensitive life insurance was primarily due to an increase in projected realized capital losses and lower projected renewal premium (which is also expected to reduce persistency), partially offset by lower expenses.

   In 2009, our annual comprehensive review resulted in the acceleration of DAC amortization of $41.9 million, including amortization acceleration of $45.2 million related to fixed annuities, partially offset by amortization deceleration of $3.3 million for interest-sensitive life insurance. The principal assumption impacting EGP and the related DAC amortization for fixed annuities was an increase in the level of expected realized capital losses in 2009 and 2010 and, to a lesser extent, reduced investment spread. Reduced EGP for fixed annuities resulted in accelerated DAC amortization. For our interest-sensitive life insurance products, the amortization deceleration was due to higher EGP due to a favorable change in our mortality assumptions, partially offset by increased expected capital losses and, to a lesser extent, reduced investment spread.

   In 2008, DAC amortization acceleration for changes in assumptions, recorded in connection with comprehensive reviews of the DAC balances resulted in an increase to amortization of DAC of $9.1 million. The principle assumption impacting the amortization acceleration in 2008 was the level of realized capital losses impacting actual gross profits in 2008 and the impact of realized capital losses on EGP in 2009. During the fourth quarter of 2008, our assumptions for EGP were impacted by a view of higher impairments in our investment portfolio.

   The changes in the DAC asset are detailed in the following table.

                                          TRADITIONAL LIFE
                                            AND ACCIDENT    INTEREST-SENSITIVE         FIXED
                                             AND HEALTH       LIFE INSURANCE         ANNUITIES              TOTAL
                                          ----------------  ------------------  -------------------  -------------------
                                            2010     2009     2010      2009      2010       2009      2010       2009
($ IN THOUSANDS)                          -------  -------  --------  --------  --------  ---------  --------  ---------
Beginning balance........................ $47,868  $45,332  $119,974  $153,106  $ 45,483  $ 339,810  $213,325  $ 538,248
Acquisition costs deferred...............   7,575    7,844    15,781    15,483     1,348      9,233    24,704     32,560
Impact of adoption of new OTTI
 accounting before unrealized
 impact/(1)/.............................      --       --        --      (832)       --    (10,993)       --    (11,825)
Impact of adoption of new OTTI
 accounting effect of unrealized capital
 gains and losses/(2)/...................      --       --        --       832        --     10,993        --     11,825
Amortization of DAC before amortization
 relating to realized capital gains and
 losses and changes in assumptions/(3)/..  (5,587)  (5,308)   (1,277)   (3,902)   (7,756)   (43,097)  (14,620)   (52,307)
Accretion (amortization) relating to
 realized capital gains and losses/(3)/..      --       --       401      (935)      (98)   (53,284)      303    (54,219)
Amortization (acceleration) deceleration
 for changes in assumptions ("DAC
 unlocking")/(3)/........................      --       --    (2,198)    3,281        78    (45,205)   (2,120)   (41,924)
Effect of unrealized capital gains and
 losses/(4)/.............................      --       --   (14,404)  (47,059)  (37,251)  (161,974)  (51,655)  (209,033)
                                          -------  -------  --------  --------  --------  ---------  --------  ---------
Ending balance........................... $49,856  $47,868  $118,277  $119,974  $  1,804  $  45,483  $169,937  $ 213,325
                                          =======  =======  ========  ========  ========  =========  ========  =========

--------
/(1)/The adoption of new OTTI accounting guidance resulted in an adjustment to DAC to reverse previously recorded DAC accretion related to realized capital losses that were reclassified to other comprehensive income upon adoption on April 1, 2009. The adjustment was recorded as a reduction of the DAC balance and retained income.
/(2)/The adoption of new OTTI accounting guidance resulted in an adjustment to DAC due to the change in unrealized capital gains and losses that occurred upon adoption on April 1, 2009 when previously recorded realized capital losses were reclassified to other comprehensive income. The adjustment was recorded as an increase of the DAC balance and unrealized capital gains and losses.
/(3)/Included as a component of amortization of DAC on the Statements of
     Operations and Comprehensive Income.
/(4)/Represents the change in the DAC adjustment for unrealized capital gains and losses. The DAC adjustment balance was $(4.9) million and $46.8 million as of December 31, 2010 and 2009, respectively, and represents the amount by which the amortization of DAC would increase or decrease if the unrealized gains and losses in the respective product portfolios were realized. Recapitalization of DAC is limited to the originally deferred policy acquisition costs plus interest.

   OPERATING COSTS AND EXPENSES decreased 11.3% or $4.6 million in 2010 compared to 2009 primarily due to lower insurance department assessments and restructuring and related charges.

   Operating costs and expenses increased 0.8% in 2009 compared to 2008 due primarily to higher insurance department assessments and restructuring and related charges, partially offset by lower non-deferrable commissions and decreased employee and professional services expenses. During 2009, restructuring and related charges of $2.2 million were recorded in connection with our previously announced plan to improve efficiency and narrow our focus of product offerings.

   INCOME TAX EXPENSE decreased by $13.9 million in 2010 compared to 2009 and increased by $15.7 million in 2009 compared to 2008. These changes were proportionate with the changes in pre-tax income.

   Our effective tax rate is impacted by tax favored investment income such as dividends qualifying for the dividends received deduction ("DRD"). In 2007, the Internal Revenue Service announced its intention to issue regulations dealing with certain computational aspects of the DRD related to separate account assets ("separate accounts DRD"). The ultimate timing and substance of any such regulations are unknown at this time, but may result in the elimination of some or all of the separate accounts DRD tax benefit reflected as a component of income tax expense. We recognized a tax benefit from the separate accounts DRD of $856 thousand, $846 thousand and $1.0 million in 2010, 2009 and 2008, respectively.

   REINSURANCE CEDED We enter into reinsurance agreements with ALIC and unaffiliated reinsurers to limit our risk of mortality and morbidity losses and reinvestment risk. In addition, we have used reinsurance to effect the disposition of certain blocks of business. We retain primary liability as a direct insurer for all risks ceded to reinsurers. As of December 31, 2010 and 2009, 44.8% and 35.0%, respectively, of our face amount of life insurance in force was reinsured. Additionally, we ceded all of the risk associated with our variable annuity business.

   Our reinsurance recoverables, summarized by reinsurer as of December 31, are shown in the following table.

                                          STANDARD & POOR'S     REINSURANCE
                                          FINANCIAL STRENGTH RECOVERABLE ON PAID
                                             RATING/(1)/     AND UNPAID BENEFITS
                                          ------------------ -------------------
                                                               2010      2009
 ($ IN THOUSANDS)                                            --------  --------
 Prudential Insurance Company of America.        AA-         $265,021  $287,545
 Transamerica Life Group.................        AA-           26,174    22,146
 RGA Reinsurance Company.................        AA-            6,586     5,975
 Swiss Re Life and Health America, Inc...        A+             3,851     3,032
 Allstate Life Insurance Company.........        A+             2,221     3,449
 Canada Life.............................        AA             1,380     1,149
 Security Life of Denver.................         A               995       977
 Generali USA............................        A+               946       902
 American United Life....................        AA-              804       767
 Triton Insurance Company................        N/A              738       429
 Scottish Re Life Corporation............        N/A              471       423
 Cologne Re..............................        AA+               95       121
 Minnesota Mutual........................        AA-               90        87
 Metropolitan Life.......................        AA-               83        99
 Mutual of Omaha.........................        AA-               43        72
                                                             --------  --------
    Total................................                    $309,498  $327,173
                                                             ========  ========

--------
/(1)/N/A reflects no rating available.

   Three of our reinsurers, Allstate Life Insurance Company, Security Life of Denver and Cologne Re, experienced rating downgrades in 2010 by Standard & Poor's ("S&P"). We continuously monitor the creditworthiness of reinsurers in order to determine our risk of recoverability on an individual and aggregate basis, and a provision for uncollectible reinsurance is recorded if needed. No amounts have been deemed unrecoverable in the three-years ended December 31, 2010.

INVESTMENTS

   OVERVIEW AND STRATEGY The return on our investment portfolio is an important component of our financial results. Our investment strategy focuses on the total return of assets needed to support the underlying liabilities, asset-liability management and achieving an appropriate return on capital.

   We employ a strategic asset allocation approach which uses models that consider the nature of the liabilities and risk tolerances, as well as the risk and return parameters of the various asset classes in which we invest. This asset allocation is informed by our global economic and market outlook, as well as other inputs and constraints, including diversification effects, duration, liquidity and capital considerations. Within the ranges set by the strategic asset allocation model, tactical investment decisions are made in consideration of prevailing market conditions.

   We continue to focus our strategic risk mitigation efforts towards managing interest rate, credit and credit spreads and real estate investment risks, while our return optimization efforts focus on investing in new opportunities to generate income and capital appreciation. As a result, during 2010 we reduced our commercial real estate exposure by 20.6% or $214.4 million of amortized cost primarily through targeted dispositions and principal repayments from borrowers.

   PORTFOLIO COMPOSITION The composition of the investment portfolio as of December 31, 2010 is presented in the table below. Also see Notes 2 and 5 of the financial statements for investment accounting policies and additional information.

                                                          PERCENT TO
                                                            TOTAL
           ($ IN THOUSANDS)                               ----------
           Fixed income securities/(1)/....... $6,300,109    87.6%
           Mortgage loans.....................    501,476     7.0
           Equity securities/(2)/.............    124,559     1.7
           Limited partnership interests/(3)/.      4,814     0.1
           Short-term/(4)/....................    198,601     2.8
           Policy loans.......................     41,862     0.6
           Other..............................     18,776     0.2
                                               ----------   -----
              Total........................... $7,190,197   100.0%
                                               ==========   =====

       -
     /(1)/Fixed income securities are carried at fair value. Amortized cost basis for these securities was $6.00 billion.
     /(2)/Equity securities are carried at fair value. Cost basis for these securities was $99.3 million.
     /(3)/We have commitments to invest in additional limited partnership interests totaling $98.1 million.
     /(4)/Short-term investments are carried at fair value. Amortized cost basis for these investments was $198.6 million.

   Total investments increased to $7.19 billion as of December 31, 2010, from $7.14 billion as of December 31, 2009, primarily due to higher valuations for fixed income securities partially offset by reductions in short-term investments and mortgage loans. Valuations of fixed income securities are typically driven by a combination of changes in relevant risk-free interest rates and credit spreads over the period. Risk-free interest rates are typically defined as the yield on U.S. Treasury securities, whereas credit spread is the additional yield on fixed income securities above the risk-free rate that market participants require to compensate them for assuming credit, liquidity and/or prepayment risks. The increase in valuation of fixed income securities during 2010 was mainly due to declining risk-free interest rates and tightening of credit spreads in certain sectors.

   FIXED INCOME SECURITIES by type are listed in the table below.

                                                 FAIR VALUE AS OF PERCENT TO  FAIR VALUE AS OF PERCENT TO
                                                   DECEMBER 31,      TOTAL      DECEMBER 31,      TOTAL
                                                       2010       INVESTMENTS       2009       INVESTMENTS
($ IN THOUSANDS)                                 ---------------- ----------- ---------------- -----------
U.S. government and agencies....................    $  358,568        5.0%       $  586,202        8.2%
Municipal.......................................       853,734       11.9           878,410       12.3
Corporate.......................................     3,753,092       52.2         3,271,202       45.8
Foreign government..............................       329,603        4.6           290,856        4.1
Residential mortgage-backed securities ("RMBS").       590,298        8.2           651,672        9.1
Commercial mortgage-backed securities ("CMBS")..       267,044        3.7           346,741        4.9
Asset-backed securities ("ABS").................       138,564        1.9            40,044        0.6
Redeemable preferred stock......................         9,206        0.1             8,638        0.1
                                                    ----------       ----        ----------       ----
Total fixed income securities...................    $6,300,109       87.6%       $6,073,765       85.1%
                                                    ==========       ====        ==========       ====

   As of December 31, 2010, 93.8% of the fixed income securities portfolio was rated investment grade, which is defined as a security having a rating of Aaa, Aa, A or Baa from Moody's, a rating of AAA, AA, A or BBB from S&P, Fitch, Dominion, or Realpoint, a rating of aaa, aa, a, or bbb from A.M. Best, or a comparable internal rating if an externally provided rating is not available.

   The following table summarizes the fair value and unrealized net capital gains and losses for fixed income securities by credit rating as of December 31, 2010.

                                              AAA                     AA                     A
                                     ---------------------  ---------------------  ---------------------
                                                UNREALIZED             UNREALIZED             UNREALIZED
                                     FAIR VALUE GAIN/(LOSS) FAIR VALUE GAIN/(LOSS) FAIR VALUE GAIN/(LOSS)
($ IN THOUSANDS)                     ---------- ----------- ---------- ----------- ---------- -----------
U.S. government and agencies........ $  358,568  $ 69,733    $     --    $    --   $       --   $    --
Municipal
 Tax exempt.........................         --        --       3,057         72           --        --
 Taxable............................     19,224      (151)    459,623      3,055      212,420    (2,185)
 ARS................................     74,448    (4,962)         --         --        7,781      (944)
Corporate
 Public.............................     39,942       295     250,662     15,981      849,812    60,313
 Privately placed...................     79,133     2,012     197,698      3,337      452,355    28,274
Foreign government..................    304,425    58,268      10,180        184       14,998     2,548
RMBS
 U.S. government sponsored entities
   ("U.S. Agency")..................    448,532    17,997          --         --           --        --
 Prime residential mortgage-backed
   securities ("Prime").............     66,261     1,731       3,548         90       22,499       720
 Alt-A residential mortgage-backed
   securities ("Alt-A").............         --        --       7,767     (1,154)      12,401      (370)
 Subprime residential mortgage-
   backed securities ("Subprime")...      3,398      (111)        729         (1)       1,872       (95)
CMBS................................    125,175     4,758      31,042       (130)      28,700    (5,216)
ABS
 Collateralized debt obligations
   ("CDO")..........................         --        --       4,390       (199)       7,024      (448)
 Consumer and other asset-backed
   securities ("Consumer and other
   ABS")............................     47,399     1,914      22,398        484       38,659       390
Redeemable preferred stock..........         --        --          --         --           --        --
                                     ----------  --------    --------    -------   ----------   -------
Total fixed income securities....... $1,566,505  $151,484    $991,094    $21,719   $1,648,521   $82,987
                                     ==========  ========    ========    =======   ==========   =======

                                        BAA                BA OR LOWER               TOTAL
                               ---------------------  ---------------------  ---------------------
                                          UNREALIZED             UNREALIZED             UNREALIZED
                               FAIR VALUE GAIN/(LOSS) FAIR VALUE GAIN/(LOSS) FAIR VALUE GAIN/(LOSS)
                               ---------- ----------- ---------- ----------- ---------- -----------
U.S. government and agencies.. $       --  $     --    $     --   $     --   $  358,568  $ 69,733
Municipal
 Tax exempt...................      5,005       512          --         --        8,062       584
 Taxable......................     70,286   (16,466)      1,890       (164)     763,443   (15,911)
 ARS..........................         --        --          --         --       82,229    (5,906)
Corporate
 Public.......................    911,062    48,842     159,639      9,296    2,211,117   134,727
 Privately placed.............    632,081    33,187     180,708      5,990    1,541,975    72,800
Foreign government............         --        --          --         --      329,603    61,000
RMBS
 U.S. Agency..................         --        --          --         --      448,532    17,997
 Prime........................         --        --          --         --       92,308     2,541
 Alt-A........................      8,095    (1,534)         --         --       28,263    (3,058)
 Subprime.....................      1,130       (58)     14,066     (6,718)      21,195    (6,983)
CMBS..........................     57,595   (11,934)     24,532    (14,928)     267,044   (27,450)
ABS
   CDO........................         --        --       7,500     (2,500)      18,914    (3,147)
   Consumer and other ABS.....     11,194        91          --         --      119,650     2,879
Redeemable preferred stock....      9,206        10          --         --        9,206        10
                               ----------  --------    --------   --------   ----------  --------
Total fixed income securities. $1,705,654  $ 52,650    $388,335   $ (9,024)  $6,300,109  $299,816
                               ==========  ========    ========   ========   ==========  ========

   MUNICIPAL BONDS, including tax exempt, taxable and ARS securities, totaled $853.7 million as of December 31, 2010 with an unrealized net capital loss of $21.2 million.

   As of December 31, 2010, 26.2% or $223.8 million of our municipal bond portfolio is insured by five bond insurers and 37.9% of these securities have a credit rating of Aa. 58.0% of our insured municipal bond portfolio was insured by National Public Finance Guarantee Corporation, Inc., 17.6% by Ambac Assurance Corporation, 15.9% by Assured Guarantee Municipal Corporation and 4.4% by Syncora Holdings. Given the effects of the economic crisis on bond insurers, the value inherent in this insurance has declined. We believe the fair value of our insured municipal bond portfolio substantially reflects the decline in the value of the insurance, and further related valuation declines, if any, are not expected to be material. Our practice for acquiring and monitoring municipal bonds is predominantly based on the underlying credit quality of the primary obligor. We currently expect to receive all contractual cash flows from the primary obligor and are not relying on bond insurers for payments.

   ARS totaled $82.2 million with an unrealized net capital loss of $5.9 million as of December 31, 2010. Our holdings primarily have a credit rating of Aaa. All of our holdings are collateralized by pools of student loans for which at least 85% of the collateral was insured by the U.S. Department of Education at the time we purchased the security. As of December 31, 2010, $60.5 million of our ARS backed by student loans was 100% insured by the U.S. Department of Education and $21.7 million was 90% to 99% insured. All of our student loan ARS holdings are experiencing failed auctions and we receive the failed auction rate or, for those which contain maximum reset rate formulas, we receive the contractual maximum rate. We anticipate that failed auctions may persist and most of our holdings will continue to pay the failed auction rate or, for those that contain maximum rate reset formulas, the maximum rate. Auctions continue to be conducted as scheduled for each of the securities.

   CORPORATE BONDS, including publicly traded and privately placed, totaled $3.75 billion as of December 31, 2010 with an unrealized net capital gain of $207.5 million. Privately placed securities primarily consist of corporate issued senior debt securities that are in unregistered form or are directly negotiated with the borrower.

41.7% of the privately placed corporate securities in our portfolio are rated by an independent rating agency and substantially all are rated by the National Association of Insurance Commissioners ("NAIC").

   Our portfolio of privately placed securities is broadly diversified by issuer, industry sector and country. The portfolio is made up of 236 issuers. Privately placed corporate obligations contain structural security features such as financial covenants and call protections that provide investors greater protection against credit deterioration, reinvestment risk or fluctuations in interest rates than those typically found in publicly registered debt securities. Additionally, investments in these securities are made after extensive due diligence of the issuer, typically including direct discussions with senior management and on-site visits to company facilities. Ongoing monitoring includes direct periodic dialog with senior management of the issuer and continuous monitoring of operating performance and financial position. Every issue not rated by an independent rating agency is internally rated with a formal rating affirmation at least once a year.

   FOREIGN GOVERNMENT securities totaled $329.6 million, with 100% rated investment grade, as of December 31, 2010. Of these securities, 92.4% are backed by the U.S. government and the remaining 7.6% are in Canadian government securities.

   RMBS, CMBS AND ABS are structured securities that are primarily collateralized by residential and commercial real estate loans and other consumer or corporate borrowings. The cash flows from the underlying collateral paid to the securitization trust are generally applied in a pre-determined order and are designed so that each security issued by the trust, typically referred to as a "class", qualifies for a specific original rating. For example, the "senior" portion or "top" of the capital structure, or rating class, which would originally qualify for a rating of Aaa typically has priority in receiving principal repayments on the underlying collateral and retains this priority until the class is paid in full. In a sequential structure, underlying collateral principal repayments are directed to the most senior rated Aaa class in the structure until paid in full, after which principal repayments are directed to the next most senior Aaa class in the structure until it is paid in full. Senior Aaa classes generally share any losses from the underlying collateral on a pro-rata basis after losses are absorbed by classes with lower original ratings. The payment priority and class subordination included in these securities serves as credit enhancement for holders of the senior or top portions of the structures. These securities continue to retain the payment priority features that existed at the origination of the securitization trust. Other forms of credit enhancement may include structural features embedded in the securitization trust, such as overcollateralization, excess spread and bond insurance. The underlying collateral can have fixed interest rates, variable interest rates (such as adjustable rate mortgages ("ARM")) or may contain features of both fixed and variable rate mortgages.

   RMBS, including U.S. Agency, Prime, Alt-A and Subprime, totaled $590.3 million, with 97.6% rated investment grade, as of December 31, 2010. The RMBS portfolio is subject to interest rate risk, but unlike other fixed income securities, is additionally subject to significant prepayment risk from the underlying residential mortgage loans. The credit risk associated with our RMBS portfolio is mitigated due to the fact that 76.0% of the portfolio consists of securities that were issued by or have underlying collateral guaranteed by U.S. government agencies. The unrealized net capital loss of $10.0 million as of December 31, 2010 on our Alt-A and Subprime RMBS was the result of wider credit spreads than at initial purchase, largely due to higher risk premiums caused by macroeconomic conditions and credit market deterioration, including the impact of lower real estate valuations, which began to show signs of stabilization in certain geographic areas in 2010. The following table shows our RMBS portfolio as of December 31, 2010 based upon vintage year of the issuance of the securities.

                U.S. AGENCY             PRIME               ALT-A             SUBPRIME            TOTAL RMBS
            -------------------- ------------------- ------------------  ------------------  -------------------
             FAIR    UNREALIZED   FAIR   UNREALIZED   FAIR   UNREALIZED   FAIR   UNREALIZED   FAIR    UNREALIZED
($ IN        VALUE   GAIN/(LOSS)  VALUE  GAIN/(LOSS)  VALUE  GAIN/(LOSS)  VALUE  GAIN/(LOSS)  VALUE   GAIN/(LOSS)
THOUSANDS)  -------- ----------- ------- ----------- ------- ----------- ------- ----------- -------- -----------
2010....... $     --   $    --   $35,415   $1,127    $ 3,394   $   120   $    --   $    --   $ 38,809   $ 1,247
2009.......   34,013       993    20,240      163         --        --        --        --     54,253     1,156
2008.......   61,077       894        --       --         --        --        --        --     61,077       894
2007.......   17,680       275        --       --         --        --     8,482    (3,768)    26,162    (3,493)
2006.......   28,353     1,088        --       --         --        --     8,721    (2,879)    37,074    (1,791)
2005.......   66,909     2,608        --       --         --        --        79       (26)    66,988     2,582
Pre-2005...  240,500    12,139    36,653    1,251     24,869    (3,178)    3,913      (310)   305,935     9,902
            --------   -------   -------   ------    -------   -------   -------   -------   --------   -------
  Total.... $448,532   $17,997   $92,308   $2,541    $28,263   $(3,058)  $21,195   $(6,983)  $590,298   $10,497
            ========   =======   =======   ======    =======   =======   =======   =======   ========   =======

   Prime are collateralized by residential mortgage loans issued to prime borrowers. As of December 31, 2010, all of the Prime had fixed rate underlying collateral.

   Alt-A includes securities collateralized by residential mortgage loans issued to borrowers who do not qualify for prime financing terms due to high loan-to-value ratios or limited supporting documentation, but have stronger credit profiles than subprime borrowers. As of December 31, 2010, all of the Alt-A had fixed rate underlying collateral.

   Subprime includes securities collateralized by residential mortgage loans issued to borrowers that cannot qualify for Prime or Alt-A financing terms due in part to weak or limited credit history. It also includes securities that are collateralized by certain second lien mortgages regardless of the borrower's credit history. The Subprime portfolio consisted of $12.2 million and $9.0 million of first lien and second lien securities, respectively. As of December 31, 2010, $11.7 million of the Subprime had fixed rate underlying collateral and $9.5 million had variable rate underlying collateral.

   CMBS totaled $267.0 million, with 90.8% rated investment grade, as of December 31, 2010. The CMBS portfolio is subject to credit risk, but unlike certain other structured securities, is generally not subject to prepayment risk due to protections within the underlying commercial mortgage loans. All of the CMBS investments are traditional conduit transactions collateralized by commercial mortgage loans, broadly diversified across property types and geographical area. The remainder consists of non-traditional CMBS such as small balance transactions, large loan pools and single borrower transactions.

   The following table shows our CMBS portfolio as of December 31, 2010 based upon vintage year of the underlying collateral.

                                        FAIR    UNREALIZED
                                        VALUE   GAIN/(LOSS)
                     ($ IN THOUSANDS)  -------- -----------
                      2006............ $152,838  $(23,852)
                      2005............   44,579    (5,558)
                      Pre-2005........   69,627     1,960
                                       --------  --------
                        Total CMBS.... $267,044  $(27,450)
                                       ========  ========

   The unrealized net capital loss of $27.5 million as of December 31, 2010 on our CMBS portfolio was the result of wider credit spreads than at initial purchase, largely due to the macroeconomic conditions and credit market deterioration, including the impact of lower real estate valuations, which began to show signs of stabilization in certain geographic areas in 2010. While CMBS spreads tightened during 2009 and 2010, credit spreads in most rating classes remain wider than at initial purchase, which is particularly evident in our 2005-2006 vintage year CMBS.

   ABS, including CDO and Consumer and other ABS, totaled $138.6 million, with 94.6% rated investment grade, as of December 31, 2010. Credit risk is managed by monitoring the performance of the underlying collateral. Many of the securities in the ABS portfolio have credit enhancement with features such as overcollateralization, subordinated structures, reserve funds, guarantees and/or insurance. The unrealized net capital loss of $268 thousand as of December 31, 2010 on our ABS portfolio was the result of wider credit spreads than at initial purchase.

   CDO totaled $18.9 million, with 60.3% rated investment grade, as of December 31, 2010. CDO consist primarily of obligations collateralized by high yield and investment grade corporate credits including $7.5 million of project finance CDO with unrealized losses of $2.5 million. The remaining $11.4 million of securities consisted of trust preferred CDO and cash flow collateralized loan obligations with unrealized losses of $647 thousand.

   Consumer and other ABS totaled $119.6 million, with 100% rated investment grade, as of December 31, 2010. Consumer and other ABS consists of $82.8 million of auto and $36.8 million of other ABS with unrealized gains of $1.1 million and $1.8 million, respectively.

   MORTGAGE LOANS Our mortgage loan portfolio totaled $501.5 million as of December 31, 2010, compared to $543.0 million as of December 31, 2009, and primarily comprises loans secured by first mortgages on developed commercial real estate. Key considerations used to manage our exposure include property type and geographic diversification by state and metropolitan area.

   We recognized $2.9 million of realized capital losses related to net increases in the valuation allowance on impaired mortgage loans in 2010, primarily due to deteriorating debt service coverage resulting from a decrease in occupancy and the risk associated with refinancing near-term maturities due to declining underlying collateral valuations. We recognized $5.3 million of realized capital losses related to net increases in the valuation allowance on impaired loans in 2009.

   For further detail on our mortgage loan portfolio, see Note 5 of the financial statements.

   EQUITY SECURITIES Equity securities include exchange traded funds. The equity securities portfolio was $124.6 million as of December 31, 2010 compared to $123.3 million as of December 31, 2009. Net unrealized gains totaled $25.2 million as of December 31, 2010 compared to $23.1 million as of December 31, 2009.

   LIMITED PARTNERSHIP INTERESTS consist of investments in private equity/debt funds. The limited partnership interests portfolio is well diversified across a number of characteristics including fund sponsors, strategies, geography (including international), and company types. The following table presents information about our limited partnership interests as of December 31, 2010.

                  ($ IN THOUSANDS)
                  Cost method of accounting ("Cost").. $2,355
                  Equity method of accounting ("EMA").  2,459
                                                       ------
                     Total............................ $4,814
                                                       ======
                  Number of sponsors..................     14
                  Number of individual funds..........     14
                  Largest exposure to single fund..... $1,068

   Our aggregate limited partnership exposure represented 0.1% of total invested assets as of December 31, 2010. We did not hold any limited partnership interests as of December 31, 2009.

   Limited partnership interests, excluding impairment write-downs, produced losses of $146 thousand in 2010, all of which related to EMA limited partnerships. Income on EMA limited partnerships is recognized on a delay due to the availability of the related financial statements. The recognition of income on private equity/debt funds are generally on a three-month delay. Income on Cost limited partnerships is recognized only upon receipt of amounts distributed by the partnerships. There were no impairment write-downs related to limited partnerships for the year ended December 31, 2010.

   SHORT-TERM INVESTMENTS Our short-term investment portfolio was $198.6 million and $348.5 million as of December 31, 2010 and 2009, respectively.

   POLICY LOANS Our policy loan balance was $41.9 million and $40.6 million as of December 31, 2010 and 2009, respectively. Policy loans are carried at the unpaid principal balances.

   OTHER INVESTMENTS Our other investments as of December 31, 2010 are comprised of $18.4 million of notes due from a related party and $411 thousand of certain derivatives. For further detail on the notes due from related party, see Note 4 of the financial statements. For further detail on our use of derivatives, see Note 7 of the financial statements

   UNREALIZED NET CAPITAL GAINS totaled $325.0 million as of December 31, 2010, compared to $24.0 million as of December 31, 2009. The improvement since December 31, 2009 was primarily a result of declining risk-free interest rates and tightening of credit spreads in certain sectors. The following table presents unrealized net capital gains and losses, pre-tax and after-tax as of December 31.

                                                          2010       2009
   ($ IN THOUSANDS)                                    ---------  ---------
   U.S. government and agencies....................... $  69,733  $  51,612
   Municipal..........................................   (21,233)   (51,278)
   Corporate..........................................   207,527     98,172
   Foreign government.................................    61,000     49,715
   RMBS...............................................    10,497    (14,446)
   CMBS...............................................   (27,450)  (126,094)
   ABS................................................      (268)    (6,544)
   Redeemable preferred stock.........................        10       (607)
                                                       ---------  ---------
   Fixed income securities/(1)/.......................   299,816        530
   Equity securities..................................    25,211     23,143
   Short-term investments.............................        --         (3)
   Derivatives........................................        --        309
                                                       ---------  ---------
   Unrealized net capital gains and losses, pre-tax...   325,027     23,979
   Amounts recognized for:
      Insurance reserves/(2)/.........................  (115,141)   (40,551)
      DAC and DSI/(3)/................................    (4,947)    53,572
                                                       ---------  ---------
          Amounts recognized..........................  (120,088)    13,021
   Deferred income taxes..............................   (71,729)   (12,950)
                                                       ---------  ---------
   Unrealized net capital gains and losses, after-tax. $ 133,210  $  24,050
                                                       =========  =========

          --------
         /(1)/Unrealized net capital gains and losses for fixed income securities as of December 31, 2010 and 2009 comprise $2.3 million and $(3.8) million, respectively, related to unrealized net capital gains and losses on fixed income securities with other-than-temporary impairment and $297.5 million and $4.3 million, respectively, related to other unrealized net capital gains and losses.
         /(2)/The insurance reserves adjustment represents the amount by which the reserve balance would increase if the net unrealized gains in the applicable product portfolios were realized and reinvested at current lower interest rates, resulting in a premium deficiency. Although we evaluate premium deficiencies on the combined performance of our life insurance and immediate annuities with life contingencies, the adjustment primarily relates to structured settlement annuities with life contingencies, in addition to certain payout annuities with life contingencies.
         /(3)/The DAC and DSI adjustment balance represents the amount by which the amortization of DAC and DSI would increase or decrease if the unrealized gains or losses in the respective product portfolios were realized. Only the unrealized net capital gains and losses on the fixed annuity and interest-sensitive life product portfolios are used in this calculation. The DAC and DSI adjustment balance, subject to limitations, is determined by applying the DAC and DSI amortization rate to unrealized net capital gains or losses. Recapitalization of the DAC and DSI balances is limited to the originally deferred costs plus interest.

   The unrealized net capital gains for the fixed income portfolio totaled $299.8 million and comprised $413.1 million of gross unrealized gains and $113.3 million of gross unrealized losses as of December 31, 2010. This is compared to unrealized net capital gains for the fixed income portfolio totaling $530 thousand, comprised of $287.2 million of gross unrealized gains and $286.7 million of gross unrealized losses as of December 31, 2009. The unrealized net capital gain for the equity portfolio totaled $25.2 million, comprised entirely of unrealized gains as of December 31, 2010. This is compared to an unrealized net capital gain for the equity portfolio totaling $23.1 million, comprised entirely of unrealized gains as of December 31, 2009.

   Gross unrealized gains and losses as of December 31, 2010 on fixed income securities by type and sector are provided in the table below.

                                                                                               AMORTIZED     FAIR VALUE
                                                               GROSS UNREALIZED                COST AS A    AS A PERCENT
                                           PAR     AMORTIZED  ------------------    FAIR      PERCENT OF         OF
                                        VALUE/(1)/   COST      GAINS     LOSSES     VALUE    PAR VALUE/(2)/ PAR VALUE/(2)/
($ IN THOUSANDS)                        ---------- ---------- -------- ---------  ---------- -------------  -------------
Corporate:
   Banking............................. $  336,333 $  325,035 $ 15,293 $  (7,888) $  332,440      96.6%          98.8%
   Utilities...........................    794,002    786,363   65,192    (7,776)    843,779      99.0          106.3
   Consumer goods (cyclical and
    non-cyclical)......................    597,201    603,548   39,922    (2,783)    640,687     101.1          107.3
   Capital goods.......................    407,657    407,695   31,420    (2,677)    436,438     100.0          107.1
   Transportation......................    207,795    210,303   11,960    (2,160)    220,103     101.2          105.9
   Financial services..................    279,831    281,457   12,621    (1,384)    292,694     100.6          104.6
   Technology..........................    160,067    162,075    8,859    (1,115)    169,819     101.3          106.1
   Communications......................    213,947    215,907   13,720    (1,010)    228,617     100.9          106.9
   Basic industry......................    112,895    113,444    7,842      (580)    120,706     100.5          106.9
   Energy..............................    265,017    266,974   18,007      (334)    284,647     100.7          107.4
   Other...............................    244,393    172,764   10,547      (149)    183,162      70.7           74.9
                                        ---------- ---------- -------- ---------  ----------
Total corporate fixed income portfolio.  3,619,138  3,545,565  235,383   (27,856)  3,753,092      98.0          103.7
                                        ---------- ---------- -------- ---------  ----------
U.S. government and agencies...........    419,028    288,835   69,934      (201)    358,568      68.9           85.6
Municipal..............................  1,079,711    874,967   16,539   (37,772)    853,734      81.0           79.1
Foreign government.....................    409,878    268,603   61,683      (683)    329,603      65.5           80.4
RMBS...................................    579,137    579,801   20,859   (10,362)    590,298     100.1          101.9
CMBS...................................    306,484    294,494    5,832   (33,282)    267,044      96.1           87.1
ABS....................................    137,328    138,832    2,917    (3,185)    138,564     101.1          100.9
Redeemable preferred stock.............      8,500      9,196       10        --       9,206     108.2          108.3
                                        ---------- ---------- -------- ---------  ----------
Total fixed income securities.......... $6,559,204 $6,000,293 $413,157 $(113,341) $6,300,109      91.5           96.0
                                        ========== ========== ======== =========  ==========

--------
/(1)/Included in par value are zero-coupon securities that are generally purchased at a deep discount to the par value that is received at maturity. These primarily included corporate, U.S. government and agencies, municipal and foreign government zero-coupon securities with par value of $170.7 million, $331.3 million, $323.7 million and $362.9 million, respectively.
/(2)/Excluding the impact of zero-coupon securities, the percentage of amortized cost to par value would be 100.0% for corporates, 101.4% for U.S. government and agencies, 99.6% for municipals and 106.3% for foreign governments. Similarly, excluding the impact of zero-coupon securities, the percentage of fair value to par value would be 105.8% for corporates, 110.2% for U.S. government and agencies, 99.0% for municipals and 114.3% for foreign governments.

   The banking, utilities, consumer goods, capital goods and transportation sectors had the highest concentration of gross unrealized losses in our corporate fixed income securities portfolio as of December 31, 2010. In general, credit spreads remain wider than at initial purchase for most of the securities with gross unrealized losses in these categories.

   We have a comprehensive portfolio monitoring process to identify and evaluate each fixed income and equity security that may be other-than-temporarily impaired. The process includes a quarterly review of all securities to identify instances where the fair value of a security compared to its amortized cost (for fixed income securities) or cost (for equity securities) is below established thresholds. The process also includes the monitoring of other impairment indicators such as ratings, ratings downgrades and payment defaults. The securities identified, in addition to other securities for which we may have a concern, are evaluated based on facts and circumstances for inclusion on our watch-list. All investments in an unrealized loss position as of December 31, 2010 were included in our portfolio monitoring process for determining whether declines in value were other than temporary.

   The extent and duration of a decline in fair value for fixed income securities have become less indicative of actual credit deterioration with respect to an issue or issuer. While we continue to use declines in fair value and the length of time a security is in an unrealized loss position as indicators of potential credit deterioration, our determination of whether a security's decline in fair value is other than temporary has placed greater emphasis on our analysis of the underlying credit and collateral and related estimates of future cash flows.

   The following table summarizes the fair value and gross unrealized losses of fixed income securities by type and investment grade classification as of December 31, 2010.

                                INVESTMENT GRADE    BELOW INVESTMENT GRADE         TOTAL
                              --------------------  ---------------------  --------------------
                                FAIR     UNREALIZED  FAIR      UNREALIZED    FAIR     UNREALIZED
                                VALUE      LOSSES    VALUE       LOSSES      VALUE      LOSSES
($ IN THOUSANDS)              ---------- ----------  --------  ----------  ---------- ----------
U.S. government and agencies. $    4,182  $   (201) $     --    $     --   $    4,182 $    (201)
Municipal....................    396,938   (37,608)    1,890        (164)     398,828   (37,772)
Corporate....................    391,226   (21,085)   89,266      (6,771)     480,492   (27,856)
Foreign government...........     43,918      (683)       --          --       43,918      (683)
RMBS.........................     41,097    (3,617)   13,699      (6,745)      54,796   (10,362)
CMBS.........................    103,414   (18,354)   24,532     (14,928)     127,946   (33,282)
ABS..........................     21,351      (685)    7,500      (2,500)      28,851    (3,185)
                              ----------  --------   --------   --------   ---------- ---------
Total........................ $1,002,126  $(82,233) $136,887    $(31,108)  $1,139,013 $(113,341)
                              ==========  ========   ========   ========   ========== =========

   We have experienced declines in the fair values of fixed income securities primarily due to wider credit spreads resulting from higher risk premiums since the time of initial purchase, largely due to macroeconomic conditions and credit market deterioration, including the impact of lower real estate valuations, which began to show signs of stabilization in certain geographic areas in 2010. Consistent with their ratings, our portfolio monitoring process indicates that investment grade securities have a low risk of default. Securities rated below investment grade, comprising securities with a rating of Ba, B and Caa or lower, have a higher risk of default.

   As of December 31, 2010, 70% of our below investment grade gross unrealized losses were concentrated in CMBS and RMBS. As of December 31, 2010, the fair value of our below investment grade CMBS with gross unrealized losses totaled $24.5 million compared to $2.3 million as of December 31, 2009. As of December 31, 2010, gross unrealized losses for our below investment grade CMBS portfolio totaled $14.9 million, an increase of 21.9% compared to $12.2 million as of December 31, 2009. The increase over prior year was primarily due to downgrades of certain CMBS to below investment grade during 2010, partially offset by improved valuations, impairment write-downs and sales during 2010 in anticipation of negative capital treatment by certain regulatory and rating agencies. As of December 31, 2010, the fair value of our below investment grade RMBS with gross unrealized losses totaled $13.7 million compared to $12.8 million as of December 31, 2009. As of December 31,

2010, gross unrealized losses for our below investment grade RMBS portfolio totaled $6.7 million, a decrease of 49.2% compared to $13.3 million as of December 31, 2009. The improvement over prior year was primarily due to improved valuations resulting from lower risk premiums, sales and principal collections, and impairment write-downs, partially offset by downgrades of certain RMBS securities to below investment grade during 2010.

   Fair values for our structured securities are obtained from third-party valuation service providers and are subject to review as disclosed in our Application of Critical Accounting Estimates. In accordance with GAAP, when fair value is less than the amortized cost of a security and we have not made the decision to sell the security and it is not more likely than not we will be required to sell the security before recovery of its amortized cost basis, we evaluate if we expect to receive cash flows sufficient to recover the entire amortized cost basis of the security. We calculate the estimated recovery value by discounting our best estimate of future cash flows at the security's original or current effective rate, as appropriate, and compare this to the amortized cost of the security. If we do not expect to receive cash flows sufficient to recover the entire amortized cost basis of the security, the credit loss component of the impairment is recorded in earnings, with the remaining amount of the unrealized loss related to other factors ("non-credit-related") recognized in OCI.

   The non-credit-related unrealized losses for our structured securities, including our below investment grade RMBS and CMBS, are heavily influenced by risk factors other than those related to our best estimate of future cash flows. The difference between these securities' original or current effective rates and the yields implied by their fair value indicates that a higher risk premium is included in the valuation of these securities than existed at initial issue or purchase. This risk premium represents the return that a market participant requires as compensation to assume the risk associated with the uncertainties regarding the future performance of the underlying collateral. The risk premium is comprised of: default risk, which reflects the probability of default and the uncertainty related to collection of contractual principal and interest; liquidity risk, which reflects the risk associated with exiting the investment in an illiquid market, both in terms of timeliness and cost; and volatility risk, which reflects the potential valuation volatility during an investor's holding period. Other factors reflected in the risk premium include the costs associated with underwriting, monitoring and holding these types of complex securities. Certain aspects of the default risk are included in the development of our best estimate of future cash flows, as appropriate. Other aspects of the risk premium are considered to be temporary in nature and are expected to reverse over the remaining lives of the securities as future cash flows are received.

   We believe the unrealized losses on our RMBS and CMBS securities result from the current risk premium on these securities, which should continue to reverse over the securities' remaining lives, as demonstrated by improved valuations in 2010. We expect to receive our estimated share of contractual principal and interest collections used to determine the securities' recovery value. As of December 31, 2010, we do not have the intent to sell and it is not more likely than not we will be required to sell these securities before the recovery of their amortized cost basis. We believe that our valuation and impairment processes are comprehensive, employ the most current views about collateral and securitization trust financial positions, and demonstrate our recorded impairments and that the remaining unrealized losses on these positions are temporary.

PROBLEM, RESTRUCTURED, OR POTENTIAL PROBLEM SECURITIES

   We also monitor the quality of our fixed income portfolio by categorizing certain investments as "problem," "restructured," or "potential problem." Problem fixed income securities are in default with respect to principal or interest and/or are investments issued by companies that have gone into bankruptcy subsequent to our acquisition. Fixed income securities are categorized as restructured when the debtor is experiencing financial difficulty and we grant a concession. Potential problem fixed income securities are current with respect to contractual principal and/or interest, but because of other facts and circumstances, we have concerns regarding the borrower's ability to pay future principal and interest according to the original terms, which causes us to believe these investments may be classified as problem or restructured in the future.

   The following table summarizes problem, restructured and potential problem fixed income securities as of December 31.

                                                                      2010
                                         --------------------------------------------------------------
                                                              AMORTIZED           FAIR VALUE  PERCENT OF
                                                              COST AS A          AS A PERCENT TOTAL FIXED
                                            PAR     AMORTIZED PERCENT OF  FAIR      OF PAR      INCOME
                                         VALUE/(1)/ COST/(1)/ PAR VALUE   VALUE     VALUE      PORTFOLIO
($ IN THOUSANDS)                         ---------  --------- ---------- ------- ------------ -----------
Problem.................................  $   285    $   276     96.8%   $   268     94.0%         --%
Potential problem.......................   42,836     25,312     59.1     22,826     53.3         0.4
                                          -------    -------             -------                  ---
Total net carrying value................  $43,121    $25,588     59.3    $23,094     53.6         0.4%
                                          =======    =======             =======                  ===
Cumulative write-downs recognized/(2)/..             $13,571
                                                     =======

                                                                      2009
                                         --------------------------------------------------------------
                                                              AMORTIZED           FAIR VALUE  PERCENT OF
                                                              COST AS A          AS A PERCENT TOTAL FIXED
                                            PAR     AMORTIZED PERCENT OF  FAIR      OF PAR      INCOME
                                         VALUE/(1)/ COST/(1)/ PAR VALUE   VALUE     VALUE      PORTFOLIO
                                         ---------  --------- ---------- ------- ------------ -----------
Problem.................................  $15,052    $10,118     67.2%   $10,176     67.6%        0.2%
Potential problem.......................   80,594     47,484     58.9     38,348     47.6         0.6
                                          -------    -------             -------                  ---
Total net carrying value................  $95,646    $57,602     60.2    $48,524     50.7         0.8%
                                          =======    =======             =======                  ===
Cumulative write-downs recognized /(2)/.             $25,493
                                                     =======

--------
/(1)/The difference between par value and amortized cost of $17.5 million as of December 31, 2010 and $38.0 million as of December 31, 2009 is primarily attributable to write-downs. Par value has been reduced by principal payments.
/(2)/Cumulative write-downs recognized only reflects impairment write-downs related to investments within the problem, potential problem and restructured categories.

   As of December 31, 2010, amortized cost for the problem category was $276 thousand of Subprime. As of December 31, 2010, amortized cost for the potential problem category was $25.3 million and comprised $14.6 million of CMBS, $6.9 million of Subprime and $3.8 million of corporates (primarily privately placed).

   NET INVESTMENT INCOME The following table presents net investment income for the years ended December 31.

                                             2010      2009      2008
        ($ IN THOUSANDS)                   --------  --------  --------
        Fixed income securities........... $341,612  $338,563  $362,671
        Mortgage loans....................   30,374    36,658    41,949
        Equity securities.................    2,626     1,751        --
        Short-term and other..............    4,452     5,038    12,949
                                           --------  --------  --------
        Investment income, before expense.  379,064   382,010   417,569
        Investment expense................  (10,369)   (9,615)  (14,638)
                                           --------  --------  --------
        Net investment income............. $368,695  $372,395  $402,931
                                           ========  ========  ========

   Net investment income decreased 1.0% or $3.7 million in 2010 compared to 2009, after decreasing 7.6% or $30.5 million in 2009 compared to 2008. The 2010 and 2009 decreases were primarily due to lower yields and reduced average investment balances.

   REALIZED CAPITAL GAINS AND LOSSES The following table presents the components of realized capital gains and losses and the related tax effect for the years ended December 31.

($ IN THOUSANDS)                                                2010      2009       2008
----------------                                              --------  --------  ---------
Impairment write-downs....................................... $(31,370) $(30,255) $ (38,528)
Change in intent write-downs.................................  (11,226)  (20,821)   (79,262)
                                                              --------  --------  ---------
   Net other-than-temporary impairment losses recognized in
     earnings................................................  (42,596)  (51,076)  (117,790)
Sales........................................................   39,937   160,294     59,966
Valuation of derivative instruments..........................  (37,932)   29,831    (29,525)
Settlements of derivative instruments........................   (5,112)    6,419     10,144
EMA limited partnership income...............................     (146)       --         --
                                                              --------  --------  ---------
Realized capital gains and losses, pre-tax...................  (45,849)  145,468    (77,205)
Income tax benefit (expense).................................   14,495   (52,474)    25,708
                                                              --------  --------  ---------
   Realized capital gains and losses, after-tax.............. $(31,354) $ 92,994  $ (51,497)
                                                              ========  ========  =========

   IMPAIRMENT WRITE-DOWNS totaled $31.4 million in 2010 and included write-downs on fixed income securities and mortgage loans of $28.5 million and $2.9 million, respectively. In 2009, impairment write-downs totaled $30.3 million and included write-downs on fixed income securities and mortgage loans of $25.0 million and $5.3 million, respectively. In 2008, impairment write-downs totaled $38.5 million and included write-downs on fixed income securities and mortgage loans of $38.1 million and $449 thousand, respectively.

   Impairment write-downs in 2010 were primarily driven by investments with commercial real estate exposure, including CMBS and mortgage loans, which were impacted by lower real estate valuations or experienced deterioration in expected cash flows; privately placed corporate bonds impacted by issuer specific circumstances; and RMBS, which experienced deterioration in expected cash flows.

   CHANGE IN INTENT WRITE-DOWNS totaling $11.2 million in 2010 were all related to fixed income securities. In 2009, change in intent write-downs totaled $20.8 million and included $20.1 million for fixed income securities, $686 thousand for mortgage loans and $14 thousand for equity securities. The change in intent write-downs in 2010 and 2009 were a result of ongoing comprehensive reviews of our portfolio resulting in write-downs of individually identified investments, primarily municipal bonds and RMBS.

   SALES generated $39.9 million of net realized gains in 2010 primarily due to $19.6 million of gains on sales of corporate fixed income securities and $19.0 million of gains on sales of equity securities, partially offset by $3.6 million of net losses on municipal bonds. Net realized gains from sales in 2009 of $160.3 million were primarily due to $150.3 million of gains on sales of U.S. and foreign government fixed income securities

   VALUATION AND SETTLEMENT OF DERIVATIVE INSTRUMENTS net realized capital losses totaling $43.0 million in 2010 included $37.9 million of losses on the valuation of derivative instruments and $5.1 million of losses on the settlement of derivative instruments. In 2009, net realized capital gains on the valuation and settlement of derivative instruments totaled $36.2 million. Net realized capital gains and losses from our risk management derivative programs are primarily driven by changes in risk-free interest rates and volatility during a given period.

MARKET RISK

   Market risk is the risk that we will incur losses due to adverse changes in interest rates, credit spreads or equity prices. Adverse changes to these rates and prices may occur due to changes in the liquidity of a market or market segment, insolvency or financial distress of key market makers or participants or changes in market perceptions of credit worthiness and/or risk tolerance.

   The active management of market risk is integral to our results of operations. We may use the following approaches to manage exposure to market risk within defined tolerance ranges: 1) rebalancing existing asset or liability portfolios, 2) changing the character of investments purchased in the future and 3) using derivative instruments to modify the market risk characteristics of existing assets and liabilities or assets expected to be purchased. For a more detailed discussion of our use of derivative financial instruments, see Note 7 of the financial statements.

   OVERVIEW In formulating and implementing guidelines for investing funds, we seek to earn returns that enhance our ability to offer competitive rates and prices to customers while contributing to attractive and stable profits and long-term capital growth. Accordingly, our investment decisions and objectives are a function of the underlying risks and product profiles.

   Investment policies define the overall framework for managing market and other investment risks, including accountability and controls over risk management activities. These investment policies, which have been approved by our board of directors, specify the investment limits and strategies that are appropriate given our liquidity, surplus, product profile and regulatory requirements. Executive oversight of investment activities is conducted primarily through our board of directors and investment committee. Asset-liability management ("ALM") policies further define the overall framework for managing market and investment risks. ALM focuses on strategies to enhance yields, mitigate market risks and optimize capital to improve profitability and returns. ALM activities follow asset-liability policies that have been approved by our board of directors. These ALM policies specify limits, ranges and/or targets for investments that best meet our business objectives in light of our product liabilities.

   We manage our exposure to market risk through the use of asset allocation, duration, simulation, and as appropriate, through the use of stress tests. We have asset allocation limits that place restrictions on the total funds that may be invested within an asset class. We have duration limits on our investment portfolio and, as appropriate, on individual components of the portfolio. These duration limits place restrictions on the amount of interest rate risk that may be taken. Comprehensive day-to-day management of market risk within defined tolerance ranges occurs as portfolio managers buy and sell within their respective markets based upon the acceptable boundaries established by investment policies. This day-to-day management is integrated with and informed by the activities of the ALM organization. This integration is intended to result in a prudent, methodical and effective adjudication of market risk and return, conditioned by the unique demands and dynamics of our product liabilities and supported by the continuous application of advanced risk technology and analytics.

   INTEREST RATE RISK is the risk that we will incur loss due to adverse changes in interest rates relative to the interest rate characteristics of our interest bearing assets and liabilities. This risk arises from many of our primary activities, as we invest substantial funds in interest-sensitive assets and issue interest-sensitive liabilities. Interest rate risk includes risks related to changes in U.S. Treasury yields and other key risk-free reference yields.

   We manage the interest rate risk in our assets relative to the interest rate risk in our liabilities. One of the measures used to quantify this exposure is duration. Duration measures the price sensitivity of the assets and liabilities to changes in interest rates. For example, if interest rates increase 100 basis points, the fair value of an asset with a duration of 5 is expected to decrease in value by 5%. As of December 31, 2010, the difference between our asset and liability duration was a (1.17) gap, compared to a (0.36) gap as of December 31, 2009. A negative duration gap indicates that the fair value of our liabilities is more sensitive to interest rate movements than the fair value of our assets.

   We seek to invest premiums, contract charges and deposits to generate future cash flows that will fund future claims, benefits and expenses, and that will earn stable spreads across a wide variety of interest rate and economic scenarios. To achieve this objective and limit interest rate risk, we adhere to a philosophy of managing the duration of assets and related liabilities within predetermined tolerance levels. This philosophy is executed

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

using duration targets for fixed income investments in addition to interest rate swaps and caps to reduce the interest rate risk resulting from mismatches between existing assets and liabilities.

   To calculate the duration gap between assets and liabilities, we project asset and liability cash flows and calculate their net present value using a risk-free market interest rate adjusted for credit quality, sector attributes, liquidity and other specific risks. Duration is calculated by revaluing these cash flows at alternative interest rates and determining the percentage change in aggregate fair value. The cash flows used in this calculation include the expected maturity and repricing characteristics of our derivative financial instruments, all other financial instruments, and certain other items including annuity liabilities and other interest-sensitive liabilities. The projections include assumptions (based upon historical market experience and our experience) that reflect the effect of changing interest rates on the prepayment, lapse, leverage and/or option features of instruments, where applicable. The preceding assumptions relate primarily to mortgage-backed securities, municipal housing bonds, callable municipal and corporate obligations, and fixed rate single and flexible premium deferred annuities.

   Based upon the information and assumptions used in the duration calculation, and interest rates in effect as of December 31, 2010, we estimate that a 100 basis point immediate, parallel increase in interest rates ("rate shock") would increase the net fair value of the assets and liabilities by $36.8 million, compared to $172 thousand as of December 31, 2009, reflecting year to year changes in duration. In calculating the impact of a 100 basis point increase on the value of the derivatives, we have assumed interest rate volatility remains constant. The selection of a 100 basis point immediate parallel change in interest rates should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event. There are $596.2 million of assets supporting life insurance products such as traditional and interest-sensitive life that are not financial instruments. These assets and the associated liabilities have not been included in the above estimate. The $596.2 million of assets excluded from the calculation has increased from $471.9 million as of December 31, 2009, due to an increase in interest-sensitive life contractholder funds and improved fixed income valuations as a result of declining risk-free interest rates and tightening of credit spreads in certain sectors. Based on assumptions described above, in the event of a 100 basis point immediate increase in interest rates, the assets supporting life insurance products would decrease in value by $37.4 million, compared to a decrease of $28.6 million as of December 31, 2009.

   To the extent that conditions differ from the assumptions we used in these calculations, duration and rate shock measures could be significantly impacted. Additionally, our calculations assume that the current relationship between short-term and long-term interest rates (the term structure of interest rates) will remain constant over time. As a result, these calculations may not fully capture the effect of non-parallel changes in the term structure of interest rates and/or large changes in interest rates.

   CREDIT SPREAD RISK is the risk that we will incur a loss due to adverse changes in credit spreads ("spreads"). This risk arises from many of our primary activities, as we invest substantial funds in spread-sensitive fixed income assets.

   We manage the spread risk in our assets. One of the measures used to quantify this exposure is spread duration. Spread duration measures the price sensitivity of the assets to changes in spreads. For example, if spreads increase 100 basis points, the fair value of an asset exhibiting a spread duration of 5 is expected to decrease in value by 5%.

   Spread duration is calculated similarly to interest rate duration. As of December 31, 2010, the spread duration of assets was 5.65, compared to 5.24 as of December 31, 2009. Based upon the information and assumptions we use in this spread duration calculation, and spreads in effect as of December 31, 2010, we estimate that a 100 basis point immediate, parallel increase in spreads across all asset classes, industry sectors and credit ratings ("spread shock") would decrease the net fair value of the assets by $352.3 million, compared to $343.5 million as of December 31, 2009. The selection of a 100 basis point immediate parallel change in spreads should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

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

   EQUITY PRICE RISK is the risk that we will incur losses due to adverse changes in general levels of the equity markets. As of December 31, 2010, we held $129.4 million in securities with equity risk (including equity securities and limited partnership interests), compared to $123.3 million as of December 31, 2009.

   As of December 31, 2010, our portfolio of securities with equity risk had a cash market portfolio beta of 0.99, compared to a beta of 1.00 as of December 31, 2009. Beta represents a widely used methodology to describe, quantitatively, an investment's market risk characteristics relative to an index such as the Standard & Poor's 500 Composite Price Index ("S&P 500"). Based on the beta analysis, we estimate that if the S&P 500 increases or decreases by 10%, the fair value of our securities with equity risk will increase or decrease by 10%, respectively. Based upon the information and assumptions we used to calculate beta as of December 31, 2010, we estimate that an immediate decrease in the S&P 500 of 10% would decrease the net fair value of our securities with equity risk by $12.9 million, compared to $12.3 million as of December 31, 2009, and an immediate increase in the S&P 500 of 10% would increase the net fair value by $12.9 million compared to $12.3 million as of December 31, 2009. The selection of a 10% immediate decrease or increase in the S&P 500 should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

   The beta of our securities with equity risk was determined by calculating the change in the fair value of the portfolio resulting from stressing the equity market up and down 10%. The illustrations noted above may not reflect our actual experience if the future composition of the portfolio (hence its beta) and correlation relationships differ from the historical relationships.

   As of December 31, 2010 and 2009, we had separate accounts assets related to variable annuity and variable life contracts with account values totaling $577.8 million and $587.0 million, respectively. Equity risk exists for contract charges based on separate account balances and guarantees for death and/or income benefits provided by our variable products. In 2006, we disposed of all of the variable annuity business through a reinsurance agreement with The Prudential Insurance Company of America, a subsidiary of Prudential Financial Inc. and therefore mitigated this aspect of our risk. Equity risk of our variable life business relates to contract charges and policyholder benefits. Total variable life contract charges for 2010 and 2009 were $1.0 million and $860 thousand, respectively. Separate account liabilities related to variable life contracts were $7.4 million and $5.8 million in December 31, 2010 and 2009, respectively.

CAPITAL RESOURCES AND LIQUIDITY

   CAPITAL RESOURCES consist of shareholder's equity. The following table summarizes our capital resources as of December 31.

                                                        2010     2009      2008
($ IN THOUSANDS)                                      -------- -------- ---------
Common stock, retained income and additional capital
  paid-in............................................ $693,131 $682,834 $ 625,482
Accumulated other comprehensive income (loss)........  133,210   24,050  (108,914)
                                                      -------- -------- ---------
   Total shareholder's equity........................ $826,341 $706,884 $ 516,568
                                                      ======== ======== =========

   SHAREHOLDER'S EQUITY increased in 2010, primarily due to increased unrealized net capital gains on investments and net income. Shareholder's equity increased in 2009, primarily due to unrealized net capital gains as of December 31, 2009 compared to unrealized net capital losses as of December 31, 2008 and net income.

   FINANCIAL RATINGS AND STRENGTH The following table summarizes our financial strength ratings as of December 31, 2010.

              RATING AGENCY                           RATING
              -------------                       ----------------
              A.M. Best Company, Inc............. A+ ("Superior")
              Standard & Poor's Ratings Services. A+ ("Strong")
              Moody's Investors Service, Inc..... A1 ("Good")

   Our ratings are influenced by many factors including our operating and financial performance, asset quality, liquidity, asset/liability management, overall portfolio mix, financial leverage (i.e., debt), exposure to risks, the current level of operating leverage, ALIC's ratings and AIC's ratings.

   On January 24, 2011, Moody's affirmed our financial strength rating of A1. The outlook for the Moody's rating remained stable. On December 15, 2010, A.M. Best affirmed our A+ financial strength rating. The outlook remained negative. On November 17, 2010, S&P downgraded our financial strength rating to A+ from AA-. The outlook for the S&P rating was revised to stable from negative.

   State laws specify regulatory actions if an insurer's risk-based capital ("RBC"), a measure of an insurer's solvency, falls below certain levels. The NAIC has a standard formula for annually assessing RBC. The formula for calculating RBC for life insurance companies takes into account factors relating to insurance, business, asset and interest rate risks. As of December 31, 2010, our RBC was within the range that we target.

   The NAIC has also developed a set of financial relationships or tests known as the Insurance Regulatory Information System to assist state regulators in monitoring the financial condition of insurance companies and identifying companies that require special attention or actions by insurance regulatory authorities. The NAIC analyzes financial data provided by insurance companies using prescribed ratios, each with defined "usual ranges." Generally, regulators will begin to monitor an insurance company if its ratios fall outside the usual ranges for four or more of the ratios. If an insurance company has insufficient capital, regulators may act to reduce the amount of insurance it can issue. Our ratios are within these ranges.

   LIQUIDITY SOURCES AND USES Our potential sources of funds principally include the activities as follows.

    .  Receipt of insurance premiums
    .  Contractholder fund deposits
    .  Reinsurance recoveries
    . Receipts of principal, interest and dividends on investments . Sales of investments
    .  Funds from securities lending
    .  Intercompany loans
    .  Capital contributions from parent

   Our potential uses of funds principally include the activities as follows.

    .  Payment of contract benefits, surrenders and withdrawals
    .  Reinsurance cessions and payments
    .  Operating costs and expenses
    .  Purchase of investments
    .  Repayment of securities lending
    .  Payment or repayment of intercompany loans
    .  Dividends to parent
    .  Tax payments/settlements

   We have an intercompany loan agreement with the Corporation. The amount of intercompany loans available to us is at the discretion of the Corporation. The maximum amount of loans the Corporation will have outstanding to all its eligible subsidiaries at any given point in time is limited to $1.00 billion. The Corporation may use commercial paper borrowings and bank lines of credit to fund intercompany borrowings. We had no amounts outstanding under the intercompany loan agreement as of December 31, 2010 or 2009.

   Certain remote events and circumstances could constrain our or the Corporation's liquidity. Those events and circumstances include, for example, a catastrophe resulting in extraordinary losses, a downgrade in the Corporation's long-term debt rating of A3, A- and a- (from Moody's, S&P and A.M. Best, respectively) to non-investment grade status of below Baa3/BBB-/bb, a downgrade in AIC's financial strength rating from Aa3, AA- and A+ (from Moody's, S&P and A.M. Best, respectively) to below Baa2/BBB/A-, or a downgrade in our financial strength ratings from A1, A+ and A+ (from Moody's, S&P and A.M. Best, respectively) to below A3/A-/A-. The rating agencies also consider the interdependence of the Corporation's individually rated entities; therefore, a rating change in one entity could potentially affect the ratings of other related entities.

   CASH FLOWS As reflected in our Statements of Cash Flows, increased operating cash flows in 2010 compared to 2009 were primarily due to income tax refunds compared to payments in 2009 and lower expenses, partially offset by higher contract benefits. Lower operating cash flows in 2009 compared to 2008 were due primarily to higher income tax payments, lower premiums and decreased net investment income, partially offset by lower expenses.

   Cash flows provided by investing activities increased in 2010 compared 2009 primarily due to lower purchases of fixed income securities. Cash flows provided by investing activities in 2009 compared to cash flows used in investing activities in 2008 were primarily due to net reductions in investments to fund reductions in contractholder fund liabilities.

   Increased cash flows used in financing activities in 2010 compared 2009 were due to lower contractholder fund deposits and increased contractholder fund withdrawals. Cash flows used in financing activities in 2009 compared to cash flows provided by financing activities in 2008 were due to lower contractholder fund deposits, partially offset by lower contractholder fund withdrawals. For quantification of the changes in contractholder funds, see the Operations section of MD&A.

   A portion of our product portfolio, including fixed annuities and interest-sensitive life insurance, is subject to surrender and withdrawal at the discretion of contractholders. As of December 31, 2010, contractholder funds totaling $594.2 million were not subject to discretionary withdrawal, $2.70 billion were subject to discretionary withdrawal with adjustments, and $1.40 billion were subject to discretionary withdrawal without adjustment. Of the contractholder funds subject to discretionary withdrawal with adjustments, $1.36 billion had a contractual surrender charge of less than 5% of the account balance.

   CONTRACTUAL OBLIGATIONS AND COMMITMENTS Our contractual obligations as of December 31, 2010 and the payments due by period are shown in the following table.

                                                  LESS THAN                          OVER 5
                                         TOTAL     1 YEAR    1-3 YEARS  4-5 YEARS    YEARS
($ IN THOUSANDS)                      ----------- ---------- ---------- ---------- ----------
Securities lending/(1)/.............. $   127,983 $  127,983 $       -- $       -- $       --
Contractholder funds/(2) /...........   5,398,102    785,914  1,421,910  1,028,584  2,161,694
Reserve for life-contingent contract
  benefits/(2) /.....................   7,559,063    139,884    288,917    293,391  6,836,871
Reinsurance payable to parent........       3,667      3,667         --         --         --
Payable to affiliates, net...........       6,709      6,709         --         --         --
Other liabilities and accrued
  expenses/(3)(4)/...................      30,260     25,672      2,705      1,027        856
                                      ----------- ---------- ---------- ---------- ----------
Total contractual cash obligations... $13,125,784 $1,089,829 $1,713,532 $1,323,002 $8,999,421
                                      =========== ========== ========== ========== ==========

--------
/(1)/Liabilities for securities lending are typically fully secured with cash or short-term investments. We manage our short-term liquidity position to ensure the availability of a sufficient amount of liquid assets to extinguish short-term liabilities as they come due in the normal course of business, including utilizing potential sources of liquidity as disclosed previously.
/(2)/Contractholder funds represent interest-bearing liabilities arising from the sale of products such as interest-sensitive life and fixed annuities, including immediate annuities without life contingencies. The reserve for life-contingent contract benefits relates primarily to traditional life insurance immediate annuities with life contingencies and voluntary accident and health insurance. These amounts reflect the present value of estimated cash payments to be made to contractholders and policyholders. Certain of these contracts, such as immediate annuities without life contingencies, involve payment obligations where the amount and timing of the payment is essentially fixed and determinable. These amounts relate to
     (i) policies or contracts where we are currently making payments and will continue to do so and (ii) contracts where the timing of a portion or all of the payments has been determined by the contract. Other contracts, such as interest-sensitive life, fixed deferred annuities, traditional life insurance, immediate annuities with life contingencies and voluntary accident and health insurance, involve payment obligations where a portion or all of the amount and timing of future payments is uncertain. For these contracts, we are not currently making payments and will not make payments until (i) the occurrence of an insurable event such as death or illness or
     (ii) the occurrence of a payment triggering event such as the surrender or partial withdrawal on a policy or deposit contract, which is outside of our control. We have estimated the timing of payments related to these contracts based on historical experience and our expectation of future payment patterns. Uncertainties relating to these liabilities include mortality, morbidity, expenses, customer lapse and withdrawal activity, estimated additional deposits for interest-sensitive life contracts, and renewal premium for life policies, which may significantly impact both the timing and amount of future payments. Such cash outflows reflect adjustments for the estimated timing of mortality, retirement, and other appropriate factors, but are undiscounted with respect to interest. As a result, the sum of the cash outflows shown for all years in the table exceeds the corresponding liabilities of $4.69 billion for contractholder funds and $1.99 billion for reserve for life-contingent contract benefits as included in the Statements of Financial Position as of December 31, 2010. The liability amount in the Statements of Financial Position reflects the discounting for interest as well as adjustments for the timing of other factors as described above.
/(3)/Other liabilities primarily include accrued expenses, claim payments and other checks outstanding.
/(4)/Balance sheet liabilities not included in the table above include unearned and advanced premiums of $946 thousand and gross deferred tax liabilities of $112.1 million. These items were excluded as they do not meet the definition of a contractual liability as we are not contractually obligated to pay these amounts to third parties. Rather, they represent an accounting mechanism that allows us to present our financial statements on an accrual basis. In addition, other liabilities of $1.1 million were not included in the table above because they did not represent a contractual obligation or the amount and timing of their eventual payment was sufficiently uncertain.

   Our contractual commitments as of December 31, 2010 and the periods in which the commitments expire are shown in the following table.

                                            LESS THAN                     OVER 5
                                     TOTAL   1 YEAR   1-3 YEARS 4-5 YEARS YEARS
($ IN THOUSANDS)                    ------- --------- --------- --------- ------
Other commitments -- unconditional. $98,114   $ --     $1,972    $92,841  $3,301

   Contractual commitments represent investment commitments such as limited partnership interests.

   For a more detailed discussion of our off-balance sheet arrangements, see
Note 7 of the financial statements.

REGULATION AND LEGAL PROCEEDINGS

   We are subject to extensive regulation and we are involved in various legal and regulatory actions, all of which have an effect on specific aspects of our business. For a detailed discussion of the legal and regulatory actions in which we are involved, see Note 11 of the financial statements.

PENDING ACCOUNTING STANDARDS

   There are several pending accounting standards that we have not implemented either because the standard has not been finalized or the implementation date has not yet occurred. For a discussion of these pending standards, see Note 2 of the financial statements.

   The effect of implementing certain accounting standards on our financial results and financial condition is often based in part on market conditions at the time of implementation of the standard and other factors we are unable to determine prior to implementation. For this reason, we are sometimes unable to estimate the effect of certain pending accounting standards until the relevant authoritative body finalizes these standards or until we implement them.

ITEM 11(I).CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
           FINANCIAL DISCLOSURE

   None.

ITEM 11(J).QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

   Information required for Item 11(j) is incorporated by reference to the material under the caption "Market Risk" in Item 11(h) of this report.

ITEM 11(K).DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS:
Directors are elected at each annual meeting of shareholders, for a term of one year. The biographies of each of the directors below contains information regarding the person's service as a director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the company management to determine that a director should serve as such for Allstate New York.

MARCIA D. ALAZRAKI, 69, has been a director since December 1993. She is a partner at the law firm Manatt, Phelps & Phillips, LLP and co-chair of the firm's insurance practice group. Prior to joining this firm in 2003, Ms. Alazraki headed the insurance regulatory practices at Shea & Gould and then at Simpson Thacher & Bartlett. For each of the last four years, Ms. Alazraki has been selected for inclusion in THE BEST LAWYERS IN AMERICA. She also currently holds director positions with Protective Life Insurance Company of New York and First Great-West Life & Annuity Insurance Company. Ms. Alazraki possesses a thorough understanding of insurance laws and regulations, including those governing the financing, acquisition and licensing of insurance companies, insurance product design, reinsurance transactions and market conduct and financial examination.

ROBERT K. BECKER, 55, became director and Senior Vice President on March 16, 2010. Mr. Becker is also the Chairman of the Board, Chief Executive Officer and Manager of Allstate Financial Services, LLC ("AFS, LLC") and Vice President of Allstate Life Insurance Company. Mr. Becker is responsible for Allstate's broker dealer operations as well as recruiting, training and product strategy for registered representatives of AFS, LLC and third party relationships. At Allstate since 2000, Mr. Becker has progressed through various roles, including Regional Financial Services Manager, Regional Distribution Leader and Assistant Field Vice President. Prior to joining Allstate, Mr. Becker spent over 20 years with MetLife Insurance Company, where he held various leadership positions. Mr. Becker's professional designations include LUTCF, CLU, ChFC, CFP, and CLTC. Currently, Mr. Becker also serves as a director with Allstate Life Insurance Company, which is affiliated with Allstate New York. Mr. Becker has proven leadership experience with using excellent customer service to grow business in a competitive environment.

MICHAEL B. BOYLE, 52, has been a director since March 2007 and a Senior Vice President since April 2004. Mr. Boyle also is a Senior Vice President with Allstate Life Insurance Company. Mr. Boyle is responsible for Customer Service and Technology within the Allstate Financial group of companies. Prior to joining Allstate, Mr. Boyle was employed at Robertson Stephens, Inc., an investment bank, where he served as Chief Information Officer and head of back office operations, technology and electronic trading platforms on a global basis. Prior to Robertson Stephens, he spent 15 years with Merrill Lynch in New York and London, including several years as Director of Technology for Europe/Africa/Middle East. Currently, Mr. Boyle serves as a director for MIB, Inc, a fraud protection services corporation. In addition, he holds a director position with Allstate Life Insurance Company, which is affiliated with Allstate New York. Mr. Boyle has in-depth knowledge of operations personnel management and many aspects of technology, including infrastructure, applications, and e-commerce.

ANURAG CHANDRA, 33, has been a director and Executive Vice President since March 2011. Mr. Chandra is also a Senior Vice President of Allstate Life Insurance Company. Mr. Chandra has broad responsibilities for driving long-term strategy and for improving the operational base for the Allstate Financial group of companies. More specifically, Mr. Chandra has direct accountability for product development, underwriting, wholesaling and asset liability management. Prior to joining Allstate in January 2011, Mr. Chandra was an executive vice president and chief operating officer for HealthMarkets, Inc. Under his leadership, the company transformed from a niche individual health insurance manufacturer to one of the largest independent distributors in the United States. Prior to that role, Mr. Chandra was a principal at Aquiline Capital Partners, a global private equity firm that took advantage of market conditions to launch successful new insurance and financial services companies. Mr. Chandra has also held senior operating and strategic development roles at Nationwide Financial Services and Conseco/Bankers Life and Casualty. Currently, Mr. Chandra also serves as a director for Allstate Life Insurance Company, which is affiliated with Allstate New York. Mr. Chandra has extensive experience with the day-to-day management of company operations.

MATTHEW S. EASLEY, 55, has been a director since March 2009 and Senior Vice President since December 2005. Mr. Easley is also a Vice President for Allstate Life Insurance Company. Mr. Easley is responsible for Product Management, Underwriting, and Asset Liability Management within the Allstate Financial group of companies. Prior to joining Allstate, Mr. Easley spent 23 years at Nationwide Financial including 11 years as the head of Annuity and Pension Actuarial, where he started a 401(k) business with a new-to-the-world business model, created a synthetic asset segmentation method, co-invented a patented retirement planning software and led a team to create a new strategic plan as part of the initial public offering of Nationwide Financial Services stock. Currently, Mr. Easley also serves as a director for Allstate Life Insurance Company, which is affiliated with Allstate New York. Mr. Easley possesses extensive insurance business, product and liability management experience.

MARK A. GREEN, 43, became director and Senior Vice President on March 16, 2010. Mr. Green is also the Vice President of National Sales for Allstate Life Insurance Company. Prior to his current role, Mr. Green was the Assistant Field Vice President for Allstate Insurance Company in the Capital Region, where he had geographic responsibility for West Virginia, Delaware and Washington D.C. Before joining Allstate, Mr. Green was a founding equity partner and chief risk officer for AIX Group in Connecticut, where he was responsible for corporate development and overall risk and investment management. He has worked for Wells Fargo, Chubb Group and Swiss Reinsurance. Currently, Mr. Green also serves as a director for Allstate Life Insurance Company, which is affiliated with Allstate New York. Mr. Green has experience in optimizing insurance company operations to drive profitable growth.

JUDITH P. GREFFIN, 50, has been an Executive Vice President of Allstate New York since April 2004. Ms. Greffin is also a Senior Vice President and the Chief Investment Officer of Allstate Insurance Company, where she oversees Allstate's $100 billion-plus investment portfolio. Since joining Allstate in 1990, Ms. Greffin has served in a series of key investment positions, including responsibility for Allstate's fixed-income portfolio and the Portfolio Management Group. She began her financial career as an analyst with the Huntington National Bank, and served as a senior portfolio manager with Flagship Financial before joining Allstate. Ms. Greffin has also served on the Allstate Foundation Grant Committee.

CLEVELAND JOHNSON, JR., 76, has been a director since December 1983.
Mr. Johnson has worked in public service for thirty-five years, including positions of responsibility in city, town, county, state and federal government. He has also owned and operated a number of successful businesses. Mr. Johnson is currently the President of Johnson Consulting Associates, a business development firm. In addition, he serves as Executive Vice President of ValuCare, Inc, a home health care company, and Executive Vice President of Strategic Fundraising, Inc., a consulting firm. Mr. Johnson has strong business administration skills and experience in crafting multi-disciplinary approaches to the development of social policy.

SUSAN L. LEES, 53, has been director and Senior Vice President, General Counsel and Secretary since August 2008. Ms. Lees is also Senior Vice President, General Counsel and Secretary of Allstate Life Insurance Company. At Allstate for over 20 years, Ms. Lees progressed through various counsel positions throughout Allstate before become an assistant vice president in 1999. As the leader of the Corporate Law division of Allstate Law and Regulation, Ms. Lees gained extensive experience working with a number of the business areas throughout the enterprise, including Allstate Life Insurance Company. Currently, Ms. Lees serves as a director for Life Insurance Council of New York. She also serves as a director for Allstate Life Insurance Company, which is affiliated with Allstate New York. Ms. Lees has a deep understanding of insurance business generally, as well as applicable laws and regulations, including corporate and securities laws and corporate governance matters. In addition, Ms. Lees has extensive knowledge regarding Allstate New York's business, including its employees, products, agencies and customers.

KENNETH R. O'BRIEN, 73, has served as director since July 1998. Mr. O'Brien was the President and Chief Executive Officer of O'Brien Asset Management, an investment advisory firm, from 1996 until his retirement in 2006. Prior to that role, Mr. O'Brien was Chief Executive Officer for Aurora National Life Insurance Company and Executive Vice President for New York Life Insurance Company. Mr. O'Brien has significant knowledge of insurance company operations and executive experience in the life insurance and financial services industries.

SAMUEL H. PILCH, 64, became a director in December 2010. Mr. Pilch is also a Senior Group Vice President and Controller of Allstate New York. In addition, Mr. Pilch is a Senior Group Vice President and Controller of Allstate Life Insurance Company, Allstate Insurance Company, and The Allstate Corporation, each a parent company of Allstate New York. In his roles, Mr. Pilch is responsible for all statutory and GAAP reporting, Property-Liability reserving and accounting standards and research. He is also responsible for the Specialty Operations division for Allstate, which includes discontinued Property Liability operations and Property Liability catastrophe reinsurance, guaranty funds and residual markets administration. Before joining Allstate in 1995, Mr. Pilch was Chief Operating Officer, Managed Care at the Travelers Insurance Company in Hartford, Connecticut, where he also held the positions of Financial Officer of Insurance Operations and Corporate Treasurer. Prior to Travelers, Mr. Pilch was an officer in Aetna Life & Casualty's life insurance business, also in Hartford. Currently, Mr. Pilch serves as a director for Allstate Life Insurance Company. He is also a member of the Connecticut Society of CPAs. Mr. Pilch has a deep knowledge of the insurance industry as well as extensive experience with insurance company accounting.

JOHN C. PINTOZZI, 45, has been director since September 2004 and Senior Vice President and Chief Financial Officer since March 2005. Mr. Pintozzi also is Senior Vice President and Chief Financial Officer for Allstate Life Insurance Company. In these positions, Mr. Pintozzi is responsible for the planning and analysis, capital allocation, valuation and compliance functions as well as Allstate Federal Savings Bank. Prior to Allstate,

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Mr. Pintozzi was an audit partner with Deloitte & Touche, specializing in the insurance and financial services industries. He is a Certified Public Accountant and holds memberships with the American Institute of Certified Public Accountants and the Illinois CPA Society. In addition, Mr. Pintozzi currently serves as a director for Allstate Life Insurance Company, which is affiliated with Allstate New York. Mr. Pintozzi has extensive experience in corporate and insurance company finance and accounting.

JOHN R. RABEN, JR., 65, has served as director since 1988. Mr. Raben was a Managing Director of JP Morgan Chase from 2004 until his retirement in 2008, where he worked with the commercial and investment banking groups. Prior to that, he was also a Manager Director of Banc One Securities. Mr. Raben is active in his local organizations as Chairman of the Greenwich Republican Town Committee, Vice Chairman of the Greenwich Emergency Medical Service (GEMS) Board of Directors, and a member of the Coastal Resources Advisory Committee. In addition, Mr. Raben is a Treasurer and Board Member of both the Yellowstone Park Foundation and the Cornelia Rossi Foundation, each of which are charitable organizations. Mr. Raben has extensive experience in the financial services industry.

LARRY SEDILLO, 53, has been a director, Vice President and Chief Operating Officer since December 2010. Mr. Sedillo is also a Field Vice President for Allstate Insurance Company. In this role, he assists in the operation and management of the New York Market Operating Committee. Mr. Sedillo has been with Allstate for over 24 years and has served in numerous roles for the organization. He first began his career with Allstate in 1987 as a neighborhood office agent in the Texas Region. He then progressed through several sales management roles to become a Territorial Sales Leader, where he was responsible for distribution in the western section of Texas. After staying in this role for over 7 years, Mr. Sedillo then became a director in Allstate's home office and worked to manage incentive compensation for sales leaders across the Allstate enterprise. Finally, prior to his current role in the New York Region, Mr. Sedillo was a Regional Sales Leader, where his responsibilities included management of the Sales Department for the California Region. Over the course of his career with Allstate, Mr. Sedillo has established himself as a strong and effective leader and has gained deep knowledge of the insurance industry, as well as extensive experience with sales management.

PHYLLIS HILL SLATER, 66, has been a director since 2002. Ms. Slater is the founder and president of Hill Slater, Inc, a successful engineering and architectural support firm. Hill Slater Inc. specializes in construction management, inspection services, design drafting, and CAD services. Ms. Slater served as national president of the National Association of Women Business Owners from 1997 to 1998, and presently serves on many corporate and non-profit boards. Ms. Slater has deep knowledge of general business operations and corporate governance.

MATTHEW E. WINTER, 54, has been a director since December 2009, and President, Chief Executive Officer and Chairman of the Board since March 2010. Mr. Winter is also the President and Chief Executive Officer of Allstate Life Insurance Company and Senior Vice President of Allstate Insurance Company, each a parent organization of Allstate New York. Prior to Allstate, Mr. Winter was the Vice Chairman of American International Group, President and Chief Executive Officer of American General Life Companies, and Executive Vice President for MassMutual Financial Group. For a brief period in 2009, Mr. Winter served as a director of EP Global Communications, a magazine publication and distribution company. Currently, Mr. Winter also serves as a director for Allstate Insurance Company and Allstate Life Insurance Company, each of which is affiliated with Allstate New York. Mr. Winter was also a former Chairman of the Houston Food Bank Board of Directors. Mr. Winter has extensive experience leading major life insurance and financial services providers, working with financial and estate planning products and overseeing the operations of insurance companies.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS.
   No directors or executive officers have been involved in any legal proceedings that are material to an evaluation of the ability or integrity of any director or executive officer of Allstate New York.

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ITEM 11(L).EXECUTIVE COMPENSATION

                 COMPENSATION DISCUSSION AND ANALYSIS ("CD&A")

OVERVIEW

   Executive officers of Allstate New York also serve as officers of other subsidiaries of The Allstate Corporation ("Allstate") and receive no compensation directly from Allstate New York. They are employees of an Allstate subsidiary. Allocations have been made for each named executive based on the amount of the named executive's compensation allocated to Allstate New York under the Amended and Restated Service and Expense Agreement among Allstate Insurance Company, Allstate and certain affiliates, as amended effective January 1, 2009, to which Allstate New York is a party (the "Service and Expense Agreement"). Those allocations are reflected in the Summary Compensation Table set forth below and in this disclosure, except where noted. The named executives may have received additional compensation for services rendered to other Allstate subsidiaries, and those amounts are not reported.

   Each year the Compensation and Succession Committee (the "Committee") of the Allstate Board of Directors and members of Allstate management review the overall design of Allstate's executive compensation program to ensure compensation is aligned with both annual and long-term performance. At target levels of performance, annual and long-term incentive awards are designed to constitute a significant percentage of an executive's total core compensation and provide a strong link to Allstate's performance. Additionally, the delivery of the largest portion of incentive compensation through stock options provides even greater alignment with stockholder interests because the stock price must appreciate from the date of grant for any value to be delivered to executives.

   Allstate has made changes to its executive compensation program for 2011. Allstate has eliminated any excise tax gross-ups in new change-in-control agreements. Allstate has also made changes to the annual incentive program for 2011 to continue to better align executive compensation with enterprise performance. The key program change, which will apply to all bonus eligible employees across the enterprise, will be to reduce the number of measures and provide for greater use of enterprise-wide corporate goals. Allstate believes this action will focus employees on those goals which will more effectively drive sustainable long-term growth for stockholders.

COMPENSATION PHILOSOPHY

   Allstate's compensation philosophy is based on these central beliefs:

    . Executive compensation should be aligned with performance and stockholder value. Accordingly, a significant amount of executive compensation should be in the form of equity.

    . The compensation of our executives should vary both with appreciation in the price of Allstate stock and with Allstate's performance in achieving strategic short and long-term business goals designed to drive stock price appreciation.

       . Allstate's compensation program should inspire our executives to strive for performance that is better than the industry average.

       . A greater percentage of compensation should be at risk for executives who bear higher levels of responsibility for Allstate's performance.

       . Allstate should provide competitive levels of compensation for competitive levels of performance and superior levels of compensation for superior levels of performance.

Allstate's executive compensation program has been designed around these beliefs and includes programs and practices that ensure alignment between the interests of its stockholders and executives and delivery of

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compensation consistent with the corresponding level of performance. These objectives are balanced with the goal of attracting, motivating, and retaining highly talented executives to compete in our complex and highly regulated industry.

Some of Allstate's key practices we believe support this approach include:

    . Providing a significant portion of executive pay through stock options, creating direct alignment with stockholder interests.

    . Establishment of stock ownership guidelines for senior executives that drive further alignment with stockholder interests. Each named executive officer is required to hold four times salary.

    .  Stock option repricing is not permitted.

    . A robust governance process for the design, approval, administration, and review of our overall compensation program.

    . Utilization of annual incentive plan caps to limit maximum award opportunities and support enterprise risk management strategies.

    . Inclusion of a clawback feature in the Annual Executive Incentive Plan and the 2009 Equity Incentive Plan that provides the ability to recover compensation from Allstate executive officers in the event of certain financial restatements.

    . Incorporation of discretion in the annual executive incentive plan to allow for the adjustment of awards to reflect individual performance.

Allstate's philosophy and practices have provided us with the tools to create an effective executive compensation program as detailed below.

NAMED EXECUTIVES

   This CD&A describes the executive compensation program at Allstate and specifically describes total 2010 compensation for the following named executives of Allstate New York*:

    . Matthew E. Winter--Chairman of the Board, Chief Executive Officer, and President,

    .  John C. Pintozzi--Vice President and Chief Financial Officer
--------
*Reflects titles in effect as of December 31, 2010.

COMPENSATION PRACTICES

   Allstate reviews the design of its executive compensation program and executive pay levels on an annual basis and performance and goal attainment within this design throughout the year. As part of that review, Allstate considers available data regarding compensation paid to similarly-situated executives at companies against which it competes for executive talent. With respect to the compensation program for 2010, the Committee considered compensation data for the peer companies listed below for Mr. Winter, as well as proxy information from select S&P 100 companies with fiscal 2009 revenue of between $15 and $60 billion with which Allstate competes for executive talent. Towers Watson, an independent compensation consultant, recommended modifications to the peer insurance companies that Allstate uses in benchmarking compensation for certain executives for 2010. The Committee approved removing from the peer insurance companies Cincinnati Financial Corporation due to its relative size and CNA Financial Corporation because it is closely held. ACE Ltd, AFLAC Inc., and Manulife Financial Corporation were added to augment the peer insurance companies with similarly sized insurers.

   With respect to Mr. Pintozzi, Allstate management considered compensation surveys that provided information on companies of broadly similar size and business mix as Allstate, as well as companies with a

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broader market context. The compensation surveys considered include the Mercer
Property & Casualty Insurance Company Survey, the 2009 Towers Perrin Diversified Insurance Survey, and the Towers Perrin Compensation Data Bank. The Diversified Insurance Survey includes 18 insurance organizations with assets ranging from $848 million to $108 billion. The Towers Perrin Compensation Data Bank provides compensation data on 90 of the Fortune 100 companies. The Mercer Property & Casualty Insurance Company Survey includes compensation data for 27 property and casualty insurance companies with at least $2 billion in annual premiums. In addition, in its executive pay and performance discussions, Allstate management considered information regarding other companies in the financial services industries.

                           PEER INSURANCE COMPANIES
 ACE Ltd.*                               Manulife Financial Corporation*
 AFLAC Inc.*                             MetLife Inc.
 The Chubb Corporation                   The Progressive Corporation
 The Hartford Financial Services
   Group, Inc.                           Prudential Financial, Inc.
 Lincoln National Corporation            The Travelers Companies, Inc.
--------
*Added in 2010

CORE ELEMENTS OF EXECUTIVE COMPENSATION PROGRAM

   Allstate's executive compensation program design balances fixed and variable compensation elements and provides alignment with both short and long term business goals through annual and long-term incentives. Allstate's incentives are designed to balance overall corporate, business unit, and individual performance with respect to measures Allstate believes correlate to the creation of stockholder value and align with Allstate's strategic vision and operating priorities. The following table lists the core elements of Allstate's executive compensation program.

                                                                                     POTENTIAL FOR VARIABILITY
CORE ELEMENT                                     PURPOSE                                 WITH PERFORMANCE
------------           ------------------------------------------------------------- -------------------------
Annual salary          Provides a base level of competitive cash compensation for        Low
                       executive talent
Annual cash incentive  Reward performance on key strategic, operational, and             High
  awards               financial measures over the year
Long-term equity       Align the interests of executives with long-term shareholder      Moderate to High
  incentive awards     value and retain executive talent

SALARY

   Mr. Winter's salary was set by the Allstate Board of Directors based on the Committee's recommendation. Mr. Pintozzi's salary was set by Allstate management. In recommending executive base salary levels, Allstate uses the 50/th/ percentile of its peer insurance companies for Mr. Winter and the 50/th/ percentile of insurance and general industry data for Mr. Pintozzi as a guideline to align with Allstate's pay philosophy for competitive positioning in the market for executive talent.

       . The average enterprise-wide merit and promotional increases are based on a combination of U.S. general and insurance industry market data and are set at levels intended to be competitive.

       . Annual merit increases for the named executives are based on evaluations of their performance using the average enterprise-wide merit increase as a guideline.

           . The base salaries for each named executive were reviewed in February of 2010. Allstate established a new base salary for Mr. Pintozzi, based on his performance and in line with the enterprise-wide merit increase.

           . Allstate did not adjust the base salary for Mr. Winter, which had just been established in the last quarter of 2009 when he joined the corporation.

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

INCENTIVE COMPENSATION

   The Committee approves performance measures and goals for cash incentive awards during the first quarter of the year. The performance measures and goals are aligned with Allstate's objectives and tied to its strategic vision and its operating priorities. They are designed to reward Allstate executives for actual performance, to reflect objectives that will require significant effort and skill to achieve, and to drive Allstate stockholder value.

   After the end of the year for annual cash incentive awards and after the end of the three-year cycle for long-term cash incentive awards, the Committee reviews the extent to which Allstate has achieved the various performance measures and approves the actual amount of all cash incentive awards for Allstate executive officers. The Committee may adjust the amount of an annual cash incentive award but has no authority to increase the amount of an award payable to Mr. Winter above the described plan limits. Allstate management approves the actual amount of cash incentive awards to Mr. Pintozzi. Allstate pays the cash incentive awards in March, after the end of the year for the annual cash incentive awards and after the end of the three-year cycle for the long-term cash incentive awards. Long-term cash incentives have been discontinued, and the last three year cycle ended in 2010.

   Typically the Committee also approves grants of equity awards on an annual basis during a meeting in the first quarter. By making these awards and approving performance measures and goals for the annual cash incentive awards during the first quarter, Allstate is able to balance these elements of core compensation to align with its business goals.

   ANNUAL CASH INCENTIVE AWARDS

   In 2010 Allstate executives had the opportunity to earn an annual cash incentive award based on the achievement of performance measures over a one-year period. The annual incentive plans are designed to provide all of the named executives with cash awards based on a combination of corporate and business unit performance measures for each of Allstate's main business units:
Allstate Protection, Allstate Financial, and Allstate Investments. Allstate New York is part of Allstate Financial.

   The maximum amount of Mr. Winter's award was the lesser of a stockholder approved maximum under the Annual Executive Incentive Plan of $8.5 million or 25% of the 1.0% of Operating Income pool. Operating Income is defined under the "Performance Measures" caption on page 122. Although these limits established the maximum annual cash incentive awards that could be paid to Mr. Winter, the Committee retained complete discretion to pay any lesser amount. Mr. Winter's actual award was based on the achievement of certain performance measures as detailed below, including assessments of his individual performance and overall corporate and Allstate Financial business unit performance. Mr. Pintozzi does not participate in the Operating Income pool.

   For 2010, the Committee adopted corporate and Allstate Financial business unit level annual performance measures and weighted them as applied to Mr. Winter in accordance with his responsibility for Allstate's overall corporate performance and the performance of the Allstate Financial business unit. Allstate management utilized the same performance measures and weighting with respect to Mr. Pintozzi. Each measure is assigned a weight expressed as a percentage of the total annual cash incentive award opportunity, with all weights adding to 100%.

   The following table lists the performance measures and related target goals for 2010 as well as the weighting factors and the actual results applicable to the named executives. The performance measures were designed to focus executive attention on key strategic, operational, and financial measures including top line growth and profitability. For each performance measure, the Committee approved a threshold, target, and maximum goal. The target goals for the performance measures were based on evaluations of our historical performance and plans to drive projected performance. A description of each performance measure is provided under the "Performance Measures" caption on page 121.

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

 ANNUAL CASH INCENTIVE AWARD PERFORMANCE MEASURES, TARGET, AND WEIGHTING/(1)/

                                                                                        ACHIEVEMENT
                                                                                        RELATIVE TO
                                                                                     THRESHOLD, TARGET,
PERFORMANCE MEASURE                            WEIGHTING    TARGET     ACTUAL/(2)/     MAXIMUM GOALS
-------------------                            --------- ------------- ------------- -------------------
CORPORATE-LEVEL PERFORMANCE MEASURE               20%
   Adjusted Operating Income Per Diluted                    $4.30         $3.00      Between threshold
     Share                                                                               and target
ALLSTATE FINANCIAL PERFORMANCE MEASURES           80%
   Adjusted Operating Income                             $425 million  $474 million       Exceeded
                                                                                          maximum
   Adjusted Operating Return on Equity                       6.6%          7.7%           Exceeded
                                                                                          maximum
   Allstate Exclusive Agency Proprietary and             $256 million  $262 million  Between target and
     AWD Weighted Sales                                                                   maximum
   Allstate Financial Portfolio Excess Total                  55            63       Between target and
     Return (in basis points)                                                             maximum

--------
/(1)/Information regarding Allstate's performance measures is disclosed in the limited context of its annual cash incentive awards and should not be understood to be statements of Allstate management's expectations or estimates of results or other guidance. Allstate specifically cautions investors not to apply these statements to other contexts.
/(2)/Stated as a percentage of target goals with a range from 0% to 250%, the actual performance comprises 54% for Adjusted Operating Income Per Diluted Share performance, and 189% for Allstate Financial performance. The weighted results stated as a percentage of the target goals for the named executives was 162%.

   Target award opportunities approved by Allstate are stated as a percentage of annual base salary. Annual cash incentive awards are calculated using base salary, as adjusted by any merit and promotional increases granted during the year on a prorated basis. In setting target incentive levels for named executives, Allstate gives the most consideration to market data primarily focusing on pay levels at peer group companies with which it directly competes for executive talent and stockholder investment. As a result of leveraging external market data, Mr. Winter had a target award opportunity of 125% and Mr. Pintozzi had a target award opportunity of 60%.

   In calculating the annual cash incentive awards, Allstate achievement with respect to each performance measure is expressed as a percentage of the target goal, with interpolation applied between the threshold and target goals and between the target and maximum goals. Unless otherwise adjusted by Allstate, the amount of each named executive's annual cash incentive award is the sum of the amounts calculated using the calculation below for all of the performance measures.

Actual performance interpolated          X   Weighting X   Target award opportunity as a  X   Salary**
  relative to threshold and target on a                    percentage of salary**
  range of 50% to 100% and relative
  to target and maximum on a range
  of 100% to 250%*

--------
*  Actual performance below threshold results in 0%
** Base salary, as adjusted by any merit and promotional increases granted during the year on a prorated basis.

   Following the end of the performance year, the performance of each named executive was evaluated. Based on a subjective evaluation of each executive's contributions and performance individual adjustments were made to the formula driven annual incentive amounts. The recommendations were considered and approved by the Committee for Mr. Winter and by Allstate management for Mr. Pintozzi.

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

   LONG-TERM INCENTIVE AWARDS--CASH AND EQUITY

   As part of total core compensation, Allstate historically has provided three forms of long-term incentive awards: stock options, restricted stock units, and long-term cash incentive awards. In 2009, Allstate discontinued future cycles of the long-term cash incentive plan. The relative mix of various forms of these awards is driven by Allstate's objectives in providing the specific form of award, as described below.

   LONG-TERM INCENTIVE AWARDS--EQUITY

   Allstate grants larger equity awards to executives with the broadest scope of responsibility, consistent with Allstate's philosophy that a significant amount of executive compensation should be in the form of equity and that a greater percentage of compensation should be at risk for executives who bear higher levels of responsibility for Allstate's performance. However, from time to time, larger equity awards are granted to attract new executives. Allstate annually reviews the mix of equity incentives provided to the named executives. The mix consisted of 65% stock options and 35% restricted stock units for Mr. Winter. Other employees eligible for equity incentive awards, including Mr. Pintozzi, had the choice of receiving the value of their equity incentive awards in the following proportions between stock options and restricted stock units:

    .  25% stock options and 75% restricted stock units;

    .  65% stock options and 35% restricted stock units;

    .  50% stock options and 50% restricted stock units; or

    .  75% stock options and 25% restricted stock units

   Mr. Pintozzi's elections are reflected in the Grants of Plan-Based Awards at Fiscal Year-End 2010 table. Stock options, which are performance-based, require growth in the Allstate stock price to deliver any value to an executive. The restricted stock units provide alignment with Allstate stockholder interests along with providing an effective retention tool.

   STOCK OPTIONS

   Stock options represent the opportunity to buy shares of Allstate's stock at a fixed exercise price at a future date. Allstate uses them to align the interests of Allstate's executives with long-term stockholder value, as the stock price must appreciate from the date of grant for any value to be delivered to executives.

   Key elements:

    . Under Allstate's stockholder-approved equity incentive plan, the exercise price cannot be less than the fair market value of a share on the date of grant.

    . Stock option repricing is not permitted. In other words, absent an event such as a stock split, if the Committee cancels an award and substitutes a new award, the exercise price of the new award cannot be less than the exercise price of the cancelled award.

    . All stock option awards have been made in the form of nonqualified stock options.

    . The options granted to the named executives in 2010 become exercisable in three installments, 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates, and expire in ten years, except in certain change-in-control situations or under other special circumstances approved by the Committee.

   RESTRICTED STOCK UNITS

   Each restricted stock unit represents Allstate's promise to transfer one fully vested share of stock in the future if and when the restrictions expire (when the unit "vests"). Because restricted stock units are based on and

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

payable in stock, they serve to reinforce the alignment of interests of Allstate's executives and Allstate's stockholders. In addition, because restricted stock units have a real, current value that is forfeited, except in some circumstances, if an executive terminates employment before the restricted stock units vest, they provide a retention incentive. Under the terms of the restricted stock unit awards, the executives have only the rights of general unsecured creditors of Allstate and no rights as stockholders until delivery of the underlying shares.

   Key elements:

    . The restricted stock units granted to the named executives in 2010 vest in three installments, 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates, except in certain change-in-control situations or under other special circumstances approved by Allstate.

    . The restricted stock units granted to the named executives in 2010 include the right to receive previously accrued dividend equivalents when the underlying restricted stock unit vests.

   TIMING OF EQUITY AWARDS AND GRANT PRACTICES

   The Committee grants equity incentive awards to current employees on an annual basis normally during a meeting in the first fiscal quarter, after the issuance of Allstate's prior fiscal year-end earnings release. Throughout the year, the Committee grants equity incentive awards in connection with new hires and promotions and in recognition of achievements. Equity incentive awards to employees other than Allstate executive officers also may be granted by an equity award committee which currently consists of Allstate's chief executive officer. The equity award committee may grant restricted stock units and stock options in connection with new hires and promotions and in recognition of achievements. The grant date for awards other than annual awards is fixed as the first business day of a month following the committee action.

   STOCK OWNERSHIP GUIDELINES

   Because Allstate believes management's interests must be linked with those of Allstate's stockholders, Allstate instituted stock ownership guidelines in 1996 that require each of the named executives to own common stock, including restricted stock units, worth a multiple of base salary, as of March 1 following the fifth year after assuming a senior management position. Unexercised stock options do not count towards meeting the stock ownership guidelines. For the named executives, the goal is four times salary. Mr. Winter has until March 2015 to meet his goal. Mr. Pintozzi has met his goal. After a named executive meets the guideline for the position, if the value of his or her shares does not equal the specified multiple of base salary solely due to the fact that the value of the shares has declined, the executive is still deemed to be in compliance with the guideline. However, an executive in that situation may not sell shares acquired upon the exercise of an option or conversion of an equity award except to satisfy tax withholding obligations, until the value of his or her shares again equals the specified multiple of base salary. In accordance with Allstate's policy on insider trading, all officers, directors, and employees are prohibited from engaging in transactions with respect to any securities issued by Allstate or any of its subsidiaries that might be considered speculative or regarded as hedging, such as selling short or buying or selling options.

   LONG-TERM INCENTIVE AWARDS--CASH

   There were no pay-outs on any long-term cash incentive awards for the 2008-2010 cycle, the final cycle under the Long-Term Executive Incentive Compensation Plan. Long-term cash incentive awards were originally designed to reward executives for collective results attained over a three-year performance cycle. Only Mr. Pintozzi was eligible for these awards. There were three performance measures for the 2008-2010 cycle: average adjusted return on equity relative to peers, which was weighted at 50% of the potential award, Allstate Protection growth in policies in force, and Allstate Financial return on total capital, both weighted at 25% of the potential award. The Allstate Protection growth in policies in force measure had target set at 5.0%, with actual

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

performance of -5.9%. The Allstate Financial return on total capital measure had target set at 9.5%, with actual performance of -12.6%. The selection and weighting of these measures was intended to focus executive attention on the collective achievement of Allstate's long-term financial goals across its various product lines. A description of each performance measure is provided under the "Performance Measures" caption on page 121.

   The average adjusted return on equity relative to peers measure compared Allstate's performance to a group of other insurance companies. If the average adjusted return on equity had exceeded the average risk free rate of return on three-year Treasury notes over the three-year cycle, plus 200 basis points, Allstate's ranked position relative to the peer group would have determined the percentage of the total target award for this performance measure to be paid. However, the average adjusted return on equity did not exceed the average risk free rate of return, plus 200 basis points, resulting in no payout.

OTHER ELEMENTS OF COMPENSATION

   To remain competitive with other employers and to attract, retain, and motivate highly talented executives and other employees, we provide the benefits listed in the following table.

                                                                                                       ALL FULL-TIME
                                                                                      OTHER OFFICERS    AND REGULAR
BENEFIT OR                                                                 NAMED       AND CERTAIN       PART-TIME
PERQUISITE                                                               EXECUTIVES      MANAGERS        EMPLOYEES
----------                                                              ------------ ---------------   -------------
401(k)/(1)/ and defined benefit pension................................ (check mark) (check mark)      (check mark)
Supplemental retirement benefit........................................ (check mark) (check mark)
Health and welfare benefits/(2)/....................................... (check mark) (check mark)      (check mark)
Supplemental long-term disability and executive physical program....... (check mark) (check mark)/(3)/
Deferred compensation.................................................. (check mark) (check mark)
Tax preparation and financial planning services........................ (check mark) (check mark)/(4)/
Mobile phones, ground transportation and personal use of aircraft/(5)/. (check mark) (check mark)

--------
/(1)/Allstate contributed $.50 for every dollar of basic pre-tax deposits made in 2010 on the first 3 percent of eligible pay and $.25 for every dollar of basic pre-tax deposits made in 2010 on the next 2 percent of eligible pay for eligible participants, including the named executives.
/(2)/Including medical, dental, vision, life, accidental death and dismemberment, long-term disability, and group legal insurance.
/(3)/An executive physical program is available to all officers.
/(4)/All officers are eligible for tax preparation services. Financial planning services were provided to Mr. Winter.
/(5)/Ground transportation is available to Mr. Winter. In limited circumstances approved by Allstate's CEO, Mr. Winter is permitted to use Allstate's corporate aircraft for personal purposes. Mr. Winter did not use the corporate aircraft for personal purposes in 2010. Mobile phones are available to members of Allstate's senior management team, other officers, and certain managers, and certain employees depending on their job responsibilities.

RETIREMENT BENEFITS

   Each named executive participates in two different defined benefit pension plans. The Allstate Retirement Plan (ARP) is a tax qualified defined benefit pension plan available to all of Allstate's regular full-time and regular part-time employees who meet certain age and service requirements. The ARP provides an assured retirement income related to an employee's level of compensation and length of service at no cost to the employee. As the ARP is a tax qualified plan, federal tax law places limits on (1) the amount of an individual's compensation that can be used to calculate plan benefits and
(2) the total amount of benefits payable to a participant under the plan on an annual basis. These limits may result in a lower benefit under the ARP than would have been payable if the limits did not exist for certain of our employees. Therefore, the Allstate Insurance Company Supplemental Retirement Income Plan (SRIP) was created for the purpose of providing ARP-eligible employees whose compensation or benefit amount exceeds the federal limits with an additional defined benefit in an amount equal to what would have been payable under the ARP if the federal limits described above did not exist.

CHANGE-IN-CONTROL AND POST-TERMINATION BENEFITS

   Since a change-in-control or other triggering event may never occur, Allstate does not view change-in-control benefits or post-termination benefits as compensation. Consistent with Allstate compensation objectives, Allstate offers these benefits to attract, motivate, and retain certain highly talented executives. A change-in-control of Allstate could have a disruptive impact on both Allstate and its executives. Allstate's change-in-control benefits and post-termination benefits are designed to mitigate that impact and to maintain the connection between the interests of Allstate's executives and Allstate stockholders. Allstate's change-in-control agreements entered into prior to January 1, 2011, provide an excise tax gross-up to mitigate the possible disparate tax treatment for similarly situated employees. However, starting in 2011, new change-in-control agreements will not include an excise tax gross-up provision. Each of the named executives is subject to change-in-control agreements.

   As part of the change-in-control benefits, the named executives receive previously deferred compensation and equity awards that might otherwise be eliminated by new directors elected in connection with a change-in- control, and receive certain protections for cash incentive awards and benefits if an executive's employment is terminated within a two-year period after a change-in-control. The change-in-control and post-termination arrangements which are described in the "Potential Payments as a Result of Termination or Change-in-Control" section are not provided exclusively to the named executives. A larger group of management employees is eligible to receive many of the post-termination benefits described in that section.

EXECUTIVE COMPENSATION TABLES

                          SUMMARY COMPENSATION TABLE

   The following table sets forth information concerning the compensation of the named executives for all services rendered to Allstate New York in 2009 and 2010, allocated to Allstate New York in a manner consistent with the allocation of compensation expenses under the Service and Expense Agreement.

                                                                                    CHANGE IN
                                                                                  PENSION VALUE
                                                                     NON-EQUITY        AND
                                                                     INCENTIVE     NONQUALIFIED
                                                   STOCK   OPTION       PLAN         DEFERRED       ALL OTHER
                                   SALARY   BONUS AWARDS   AWARDS   COMPENSATION   COMPENSATION    COMPENSATION  TOTAL
NAME/(1)/                     YEAR ($)/(2)/  ($)  ($)/(3)/ ($)/(4)/   ($)/(5)/   EARNINGS ($)/(6)/   ($)/(7)/     ($)
--------                      ---- -------  ----- -------  -------  ------------ ----------------  ------------ -------
Matthew E. Winter............ 2010 33,600       0 41,160   76,440      67,889           215/(8)/      1,967     221,271
(CHAIRMAN OF THE BOARD,
 PRESIDENT, AND
 CHIEF EXECUTIVE OFFICER)
John C. Pintozzi............. 2010 25,514       0 18,509   18,509      30,738         1,704/(9)/      1,469      96,443
(VICE PRESIDENT               2009 25,193   1,558 11,650   22,304      15,812         2,237           1,897      80,651
AND CHIEF FINANCIAL OFFICER)

--------
/(1)/Mr. Winter was not a named executive for fiscal year 2009.
/(2)/Reflects amounts for 2009 that were paid in 2009 which, due to the timing of Allstate's payroll cycle, included amounts earned in 2008.
/(3)/The aggregate grant date fair value of restricted stock unit awards computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 718 ("ASC 718"). The number of restricted stock units granted in 2010 to each named executive is provided in the Grants of Plan-Based Awards table on page 112. The fair value of restricted stock unit awards is based on the final closing price of Allstate's stock as of the date of grant. The final closing price in part reflects the payment of future dividends expected.

/(4)/The aggregate grant date fair value of option awards computed in accordance with FASB ASC 718. The fair value of each option award is estimated on the date of grant using a binomial lattice model. The fair value of each option award is estimated on the date of grant using the assumptions as set forth in the following table:

                                                  2010         2009
                                              ------------ ------------
         Weighted average expected term......  7.8 years    8.1 years
         Expected volatility................. 23.7 - 52.3% 26.3 - 79.2%
         Weighted average volatility.........    35.1%        38.3%
         Expected dividends..................  2.4 - 2.8%      2.6%
         Weighted average expected dividends.     2.6%         2.6%
         Risk-free rate......................  0.1 - 3.9%   0.0 - 3.7%

   The number of options granted in 2010 to each named executive is provided in the Grants of Plan-Based Awards table on page 112.

/(5)/Amounts earned under the annual incentive plan are paid in the year following performance. Amounts earned under the Long-Term Executive Incentive Compensation Plan are paid in the year following the performance cycle. The amounts shown in the table above include amounts earned in 2010 and 2009, and payable under these plans in 2011 and 2010, respectively. The break-down for each component is as follows:

                               ANNUAL CASH              LONG-TERM
                                INCENTIVE             CASH INCENTIVE
            NAME          YEAR AWARD AMOUNT   CYCLE    AWARD AMOUNT
            ----          ---- ------------ --------- --------------
            Mr. Winter... 2010   $67,889    2008-2010     $    0
            Mr. Pintozzi. 2010   $30,738    2008-2010     $    0
                          2009   $11,519    2007-2009     $4,293

/(6)/Amounts reflect the aggregate increase in actuarial value of the pension benefits as set forth in the Pension Benefits table, accrued during 2010 and 2009. These are benefits under the Allstate Retirement Plan (ARP) and the Allstate Insurance Company Supplemental Retirement Income Plan (SRIP). Non-qualified deferred compensation earnings are not reflected since our Deferred Compensation Plan does not provide above-market earnings. The pension plan measurement date is December 31. (See note 16 to Allstate's audited financial statements for 2010.)
/(7)/The "All Other Compensation for 2010--Supplemental Table" provides details regarding the amounts for 2010 for this column.
/(8)/Reflects increases in the actuarial value of the benefits provided to
     Mr. Winter pursuant to the SRIP of $215.
/(9)/Reflects increases in the actuarial value of the benefits provided to Mr. Pintozzi pursuant to the ARP and SRIP of $858 and $846, respectively.

              ALL OTHER COMPENSATION FOR 2010--SUPPLEMENTAL TABLE
                                 (In dollars)

   The following table describes the incremental cost of other benefits provided in 2010 that are included in the "All Other Compensation" column.

                                                         TOTAL
                                 401(K)                ALL OTHER
             NAME               MATCH/(1)/ OTHER/(2)/ COMPENSATION
             ----               ---------  ---------  ------------
             Mr. Winter... 2010    273       1,694       1,967
             Mr. Pintozzi. 2010    392       1,077       1,469

          --------
        /(1)/Each of the named executives participated in our 401(k) plan during 2010. The amount shown is the amount allocated to their accounts as employer matching contributions. Mr. Winter will not be vested in the employer matching contribution until he has completed three years of vesting service.
        /(2)/"Other" consists of premiums for group life insurance and personal benefits and perquisites consisting of cell phones, tax preparation services, financial planning, executive physicals, ground transportation, and supplemental long-term disability coverage. There was no incremental cost for the use of mobile phones. Allstate provides supplemental long-term disability coverage to regular full-time and regular part-time employees whose annual earnings exceed the level which produces the maximum monthly benefit provided by the Group Long Term Disability Insurance Plan. This coverage is self-insured (funded and paid for by Allstate when obligations are incurred). No obligations for the named executives were incurred in 2010 and so no incremental cost is reflected in the table. None of the personal benefits and perquisites individually exceeded the greater of $25,000 or 10% of the total amount of these benefits for the named executives.

           GRANTS OF PLAN-BASED AWARDS AT FISCAL YEAR-END 2010/(1)/

   The following table provides information about non-equity incentive plan awards and equity awards granted to our named executives during the fiscal year 2010 to the extent the expense for such awards was allocated to Allstate New York under the Service and Expense Agreement.

                                                                                ALL OTHER
                                                                                  STOCK   ALL OTHER
                                                                                 AWARDS:    OPTION
                                                     ESTIMATED FUTURE PAYOUTS    NUMBER    AWARDS:    EXERCISE
                                                     UNDER NON-EQUITY INCENTIVE    OF     NUMBER OF    OR BASE
                                                         PLAN AWARDS/(2)/        SHARES   SECURITIES  PRICE OF
                                                     ------------------------   OF STOCK  UNDERLYING   OPTION
                                                     THRESHOLD   TARGET MAXIMUM OR UNITS   OPTIONS     AWARDS
NAME           GRANT DATE          PLAN NAME            ($)       ($)     ($)      (#)       (#)     ($/SHR)/(3)/
----          -------------- ----------------------- ---------   ------ ------- --------- ---------- -----------
Mr. Winter... --             Annual cash incentive    21,000     42,000 215,460
              Feb. 22, 2010  Restricted stock units                               1,310
              Feb. 22, 2010  Stock options                                                  7,721      $31.41

Mr. Pintozzi. --             Annual cash incentive     7,653     15,305  38,263
              Feb. 22, 2010  Restricted stock units                                 589
              Feb. 22, 2010  Stock options                                                  1,870      $31.41




                GRANT DATE
              FAIR VALUE ($)/(4)/
              -------------------
              STOCK     OPTION
NAME          AWARDS    AWARDS
----           -------   -------
Mr. Winter...
              $41,160
                        $76,440

Mr. Pintozzi.
              $18,590
                        $18,509

--------
/(1)/Awards under the annual executive incentive plans and the 2009 Equity
     Incentive Plan.
/(2)/The amounts in these columns consist of the threshold, target, and maximum annual cash incentive awards for the named executives. The threshold amount for each named executive is fifty percent of target, as the minimum amount payable if threshold performance is achieved. If threshold is not achieved the payment to named executives would be zero. The target amount is based upon achievement of certain performance measures set forth in the "Annual Cash Incentive Awards" section. The maximum amount payable to Mr. Winter is the lesser of a stockholder approved maximum under the Annual Executive Incentive Plan of $8.5 million or 25% of the award pool. The award pool is equal to 1.0% of Operating Income. Mr. Pintozzi does not participate in the operating income pool. A description of the Operating Income performance measure is provided under the "Performance Measures" caption on page 122.
/(3)/The exercise price of each option is equal to the fair market value of Allstate's common stock on the date of grant. Fair market value is equal to the closing sale price on the date of grant or, if there was no such sale on the date of grant, then on the last previous day on which there was a sale.
/(4)/The aggregate grant date fair value of restricted stock units was $31.41 and for stock option awards was $9.90 for 2010, computed in accordance with FASB ASC 718. The assumptions used in the valuation are discussed in footnotes 3 and 4 to the Summary Compensation Table on pages 110 and 111.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2010

               OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2010

   The following table summarizes the outstanding equity awards of the named executives as of December 31, 2010, allocated in a manner consistent with the allocation of compensation expenses to Allstate New York under the Service and Expense Agreement for 2010. The percentage of each equity award actually allocated to Allstate New York has varied over the years during which these awards were granted depending on the extent of services rendered by such executive to Allstate New York and the arrangements in place at the time of such equity awards between Allstate New York and the executive's Allstate-affiliated employer. Because the aggregate amount of such equity awards attributable to services rendered to Allstate New York by each named executive cannot be calculated without unreasonable effort, the allocated amount of each equity award provided for each named executive in the following table is the amount determined by multiplying each named executive's equity award for services rendered to Allstate and all of its affiliates by the percentage used for allocating such named executive's compensation to Allstate New York in 2010 under the Service and Expense Agreement.

                                        OPTION AWARDS/(1)/                                             STOCK AWARDS
              ------------------------------------------------------------------------   -----------------------------

                                NUMBER OF         NUMBER OF                                               NUMBER OF
                               SECURITIES        SECURITIES                                               SHARES OR
                               UNDERLYING        UNDERLYING                                               UNITS OF
                               UNEXERCISED       UNEXERCISED      OPTION     OPTION                      STOCK THAT
              OPTION GRANT     OPTIONS (#)       OPTIONS(#)      EXERCISE  EXPIRATION     STOCK AWARD     HAVE NOT
NAME              DATE       EXERCISABLE/(2)/ UNEXERCISABLE/(3)/  PRICE       DATE        GRANT DATE    VESTED(#)/(4)/
----          -------------- ---------------  -----------------  -------- -------------- -------------- -------------
Mr. Winter... Nov. 2, 2009          470             1,409         $29.64  Nov. 2, 2019   Nov. 2, 2009         331
              Feb. 22, 2010           0             7,721         $31.41  Feb. 22, 2020  Feb. 22, 2010      1,310






Mr. Pintozzi. Sep. 30, 2002         100                 0         $35.17  Sep. 30, 2012
              Feb. 7, 2003          280                 0         $31.78  Feb. 7, 2013
              Feb. 6, 2004          398                 0         $45.96  Feb. 6, 2014
              Feb. 22, 2005       1,096                 0         $52.57  Feb. 22, 2015
              Feb. 21, 2006       1,085                 0         $53.84  Feb. 21, 2016
              Feb. 21, 2006         720                 0         $53.84  Feb. 21, 2016
              Feb. 20, 2007         799               266         $62.24  Feb. 20, 2017  Feb. 20, 2007        147
              Feb. 26, 2008         951               951         $48.82  Feb. 26, 2018  Feb. 26, 2008        206
              Feb. 27, 2009         496             2,988         $16.83  Feb. 27, 2019  Feb. 27, 2009        701
              Feb. 22, 2010           0             1,870         $31.41  Feb. 22, 2020  Feb. 22, 2010        589







              ------------
              MARKET VALUE
              OF SHARES OR
                UNITS OF
                 STOCK
               THAT HAVE
                  NOT
NAME          VESTED/(5)/
----          ------------
Mr. Winter...   $10,540
                $41,776

               AGGREGATE
              MARKET VALUE
              ------------
                $52,316
                -------
Mr. Pintozzi.





                $ 4,683
                $ 6,577
                $22,347
                $18,786

               AGGREGATE
              MARKET VALUE
              ------------
                $52,393
                -------

--------
/(1)/The options granted in 2010 vest in three installments of 50% on the second anniversary date and 25% on each of the third and fourth anniversaries dates. The other options vest in four installments on the first four anniversaries of the grant date. The exercise price of each option is equal to the fair market value of Allstate's common stock on the date of grant. For options granted prior to 2007, fair market value is equal to the average of high and low sale prices on the date of grant, and for options granted in 2007 and thereafter, fair market value is equal to the closing sale price on the date of grant or in each case, if there was no sale on the date of grant, then on the last previous day on which there was a sale.
/(2)/The aggregate value and aggregate number of exercisable in-the-money options as of December 31, 2010, for each of the named executives is as follows: Mr. Winter $1,052 (470 aggregate number exercisable) and Mr. Pintozzi $7,493 (776 aggregate number exercisable).
/(3)/The aggregate value and aggregate number of unexercisable in-the-money options as of December 31, 2010, for each of the named executives is as follows: Mr. Winter $6,784 (9,130 aggregate number unexercisable) and Mr. Pintozzi $45,843 (4,857 aggregate number unexercisable).
/(4)/The restricted stock unit awards granted in 2010 vest in three installments of 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates. The other restricted stock unit awards vest in one installment on the fourth anniversary of the grant date, unless otherwise noted.
/(5)/Amount is based on the closing price of Allstate common stock of $31.88 on December 31, 2010.

OPTION EXERCISES AND STOCK VESTED AT FISCAL YEAR-END 2010

   The following table summarizes the options exercised by the named executives during 2010 and the restricted stock and restricted stock unit awards that vested during 2010, allocated in a manner consistent with the allocation of compensation expenses to Allstate New York under the Service and Expense Agreement for 2010.

           OPTION EXERCISES AND STOCK VESTED AT FISCAL YEAR-END 2010

                        OPTION AWARDS
                       (AS OF 12/31/10)                  STOCK AWARDS
               -------------------------------- -------------------------------
               NUMBER OF SHARES                 NUMBER OF SHARES
                 ACQUIRED ON    VALUE REALIZED    ACQUIRED ON    VALUE REALIZED
 NAME            EXERCISE (#)   ON EXERCISE ($)   VESTING (#)    ON VESTING ($)
 ----          ---------------- --------------- ---------------- --------------
 Mr. Winter...         0            $    0              0            $    0
 Mr. Pintozzi.       500            $7,027            212            $6,619

RETIREMENT BENEFITS

   Each named executive participates in two different defined benefit pension plans. Pension expense for each named executive under these plans has been accrued annually over the course of the executive's career with Allstate. The aggregate amount of the annual accrual specifically allocated to Allstate New York over that period of time has varied depending on the extent of services rendered by such executive to Allstate New York and the arrangements in place at the time of accrual between Allstate New York and the executive's Allstate-affiliated employer. Because the aggregate amount of such annual accruals earned prior to 2010 attributable to services rendered to Allstate New York by each named executive cannot be calculated without unreasonable effort, the present value of accumulated benefit provided for each named executive in the following table is the amount determined by multiplying the present value of such named executive's accumulated pension benefit for services rendered to Allstate and all of its affiliates over the course of such named executive's career with Allstate by the percentage used for allocating such named executive's compensation to Allstate New York under the Service and Expense Agreement in 2010.

                               PENSION BENEFITS

                                                       NUMBER OF       PRESENT
                                                         YEARS        VALUE OF           PAYMENTS
                                                       CREDITED      ACCUMULATED        DURING LAST
NAME                          PLAN NAME               SERVICE (#) BENEFIT/(1)(2)/ ($) FISCAL YEAR ($)
----             ------------------------------------ ----------- -----------------   ---------------
Mr. Winter/(3)/. Allstate Retirement Plan                 1.2               0                0
                 Supplemental Retirement Income Plan      1.2             215                0
Mr. Pintozzi.... Allstate Retirement Plan                 8.3           3,891                0
                 Supplemental Retirement Income Plan      8.3           4,010                0

--------
/(1)/These amounts are estimates and do not necessarily reflect the actual amounts that will be paid to the named executives, which will only be known at the time they become eligible for payment. Accrued benefits were calculated as of December 31, 2010, and used to calculate the Present Value of Accumulated Benefits at December 31, 2010. December 31 is our pension plan measurement date used for financial statement reporting purposes.

   The amounts listed in this column are based on the following assumptions:

  . Discount rate of 6%, payment form assuming 80% paid as a lump sum and 20% paid as an annuity, lump-sum/annuity conversion segmented interest rates of 5.0% for the first five years, 6.5% for the next 15 years, and 7% for all years after 20 and the 2011 combined static Pension Protection Act funding mortality table with a blend of 50% males and 50% females (as required under the Internal Revenue Code), and post-retirement mortality for annuitants using the 2011 Internal Revenue Service mandated annuitant table; these are the same as those used for financial reporting year-end disclosure as described in the notes to Allstate's consolidated financial statements. (See note 16 to Allstate's audited financial statements for 2010.)

  . Based on guidance provided by the Securities and Exchange Commission, we have assumed normal retirement age which is age 65 under both the ARP and SRIP, regardless of any announced or anticipated retirements.

  . No assumption for early termination, disability, or pre-retirement mortality.

/(2)/The figures shown in the table above reflect the present value of the current accrued pension benefits calculated using the assumptions described in the preceding footnote. If the named executives' employment terminated on December 31, 2010, the present value of the non-qualified pension benefits for each named executive earned through December 31, 2010, is shown in the following table:

                                                             LUMP SUM
         NAME                       PLAN NAME               AMOUNT ($)
         ----          ------------------------------------ ----------
         Mr. Winter... Supplemental Retirement Income Plan      226
         Mr. Pintozzi. Supplemental Retirement Income Plan    4,396

   The amount shown is based on the lump sum methodology (i.e., interest rate and mortality table) used by the Allstate pension plans in 2011, as required under the Pension Protection Act. Specifically, the interest rate for 2011 is based on 20% of the average August 30-year Treasury Bond rate from the prior year and 80% of the average corporate bond segmented yield curve from August of the prior year. The mortality table for 2011 is the 2011 combined static Pension Protection Act funding mortality table with a blend of 50% males and 50% females, as required under the Internal Revenue Code.
/(3)/Mr. Winter is not currently vested in the Allstate Retirement Plan or the Supplemental Retirement Income Plan.

   The benefits and value of benefits shown in the Pension Benefits table are based on the following material factors:

   ALLSTATE RETIREMENT PLAN ("ARP")

   The ARP has two different types of benefit formulas (final average pay and cash balance) which apply to participants based on their date of hire or individual choice made prior to the January 1, 2003 introduction of a cash balance design. Messrs. Winter and Pintozzi are only eligible to earn cash balance benefits. Neither of the named executives is eligible to earn benefits under the final average pay formula, under which benefits are earned and stated in the form of a straight life annuity payable at the normal retirement date (age 65).

   For participants eligible to earn cash balance benefits, pay credits are added to the cash balance account on a quarterly basis as a percent of compensation and based on the participant's years of vesting service as follows:

                         CASH BALANCE PLAN PAY CREDITS
                 VESTING SERVICE                   PAY CREDIT %
                 ---------------                   ------------
                 Less than 1 year.................       0%
                 1 year, but less than 5 years....     2.5%
                 5 years, but less than 10 years..       3%
                 10 years, but less than 15 years.       4%
                 15 years, but less than 20 years.       5%
                 20 years, but less than 25 years.       6%
                 25 years or more.................       7%

   SUPPLEMENTAL RETIREMENT INCOME PLAN ("SRIP")

   SRIP benefits are generally determined using a two-step process:
(1) determine the amount that would be payable under the ARP formula specified above if the federal limits described above did not apply, then (2) reduce the amount described in (1) by the amount actually payable under the ARP formula. The normal retirement date under the SRIP is age 65. If eligible for early retirement under the ARP, an eligible employee is also eligible for early retirement under the SRIP.

   OTHER ASPECTS OF THE PENSION PLANS

   For the ARP and SRIP, eligible compensation consists of salary, annual cash incentive awards, pre-tax employee deposits made to Allstate's 401(k) plan and Allstate's cafeteria plan, holiday pay, and vacation pay. Eligible compensation also includes overtime pay, payment for temporary military service, and payments for short term disability, but does not include long-term cash incentive awards or income related to the exercise of stock options and the vesting of restricted stock and restricted stock units. Compensation used to determine benefits under the ARP is limited in accordance with the Internal Revenue Code. For final average pay benefits, average annual compensation is the average compensation of the five highest consecutive calendar years within the last ten consecutive calendar years preceding the actual retirement or termination date.

   Payment options under the ARP include a lump sum, straight life annuity, and various survivor annuity options. The lump sum under the final average pay benefit is calculated in accordance with the applicable interest rate and mortality as required under the Internal Revenue Code. The lump sum payment under the cash balance benefit is generally equal to a participant's cash balance account balance. Payments from the SRIP are paid in the form of a lump sum using the same interest rate and mortality assumptions used under the ARP.

   TIMING OF PAYMENTS

   The earliest retirement age that a named executive may retire with unreduced retirement benefits under the ARP and SRIP is age 65. A participant earning cash balance benefits who terminates employment with at least three years of vesting service is entitled to a lump sum benefit equal to his or her cash balance account balance.

   SRIP benefits earned through December 31, 2004 (Pre 409A SRIP Benefits) are generally payable at age 65, the normal retirement date under the ARP. Pre 409A SRIP Benefits may be payable earlier upon reaching age 50 if disabled, following early retirement at age 55 or older with 20 years of service, or following death in accordance with the terms of the SRIP. SRIP benefits earned after December 31, 2004 (Post 409A SRIP Benefits) are paid on the January 1 following termination of employment after reaching age 55 (a minimum six month deferral period applies), or following death in accordance with the terms of the SRIP.

   Eligible employees are vested in the normal retirement benefit under the ARP and the SRIP on the earlier of the completion of five years of service or upon reaching age 65 for participants with final average pay benefits or the completion of three years of service or upon reaching age 65 for participants whose benefits are calculated under the cash balance formula.

    . Mr. Winter's SRIP benefit is not currently vested but would become payable following death. Mr. Winter will turn 65 on January 22, 2022.

    . Mr. Pintozzi's Pre 409A SRIP benefit would become payable as early as January 1, 2011, but is immediately payable upon death. Mr. Pintozzi's Post 409A Benefit would be paid on January 1, 2021, or immediately upon death. Mr. Pintozzi will turn 65 on May 18, 2030.

   EXTRA SERVICE AND PENSION BENEFIT ENHANCEMENT

   No additional service is granted under the ARP or the SRIP. Generally, Allstate has not granted additional service credit outside of the actual service used to calculate ARP and SRIP benefits.

NON-QUALIFIED DEFERRED COMPENSATION

   The aggregate amount of the annual accrual specifically allocated to Allstate New York over each named executive's career with Allstate has varied depending on the extent of services rendered by such executive to Allstate New York and the arrangements in place at the time of accrual between Allstate New York and the executive's Allstate-affiliated employer. Because the aggregate earnings and balance attributable to services rendered to Allstate New York by each named executive cannot be calculated without unreasonable effort, the aggregate earnings and aggregate balance provided for each named executive in the following table is the amount determined by multiplying the value of such named executive's non-qualified deferred compensation benefit for services rendered to Allstate and all of its affiliates over the course of such named executive's career with Allstate by the percentage used for allocating such named executive's compensation to Allstate New York under the Service and Expense Agreement in 2010.

          NON-QUALIFIED DEFERRED COMPENSATION AT FISCAL YEAR-END 2010

                 EXECUTIVE    REGISTRANT   AGGREGATE    AGGREGATE    AGGREGATE
               CONTRIBUTIONS CONTRIBUTIONS  EARNINGS  WITHDRAWALS/    BALANCE
                IN LAST FY    IN LAST FY   IN LAST FY DISTRIBUTIONS AT LAST FYE
 NAME               ($)           ($)       ($)/(1)/       ($)       ($)/(2)/
 ----          ------------- ------------- ---------- ------------- -----------
 Mr. Winter...       0             0           0            0            0
 Mr. Pintozzi.       0             0           0            0            0

--------
/(1)/Aggregate earnings were not included in the named executive's prior year compensation.
/(2)/There are no amounts reported in the Aggregate Balance at Last FYE column that were reported in the 2010 or 2009 Summary Compensation Tables.

   In order to remain competitive with other employers, Allstate allows employees, including the named executives, whose annual compensation exceeds the amount specified in the Internal Revenue Code (e.g., $245,000 in 2010), to defer up to 80% of their salary and/or up to 100% of their annual cash incentive award that exceeds that amount under the Deferred Compensation Plan. Allstate does not match participant deferrals and does not guarantee a stated rate of return.

   Deferrals under the Deferred Compensation Plan are credited with earnings, or are subject to losses, based on the results of the investment option or options selected by the participants. The investment options available in 2010 under the Deferred Compensation Plan are Stable Value, S&P 500, International Equity, Russell 2000, and Bond Funds--options available in 2010 under our 401(k) plan. Under the Deferred Compensation Plan, deferrals are not actually invested in these funds, but instead are credited with earnings or losses based on the funds' investment experience, which are net of administration and investment expenses. Because the rate of return is based on actual investment measures in our 401(k) plan, no above-market earnings are paid. Similar to participants in our 401(k) plan, participants can change their investment elections daily. Investment changes are effective the next business day. The Deferred Compensation Plan is unfunded; participants have only the rights of general unsecured creditors.

   Deferrals under the Deferred Compensation Plan are segregated into Pre 409A balances and Post 409A balances. A named executive may elect to begin receiving a distribution of a Pre 409A balance upon separation from service or in one of the first through fifth years after separation from service. In either event, the named executive may elect to receive payment of a Pre 409A balance in a lump sum or in annual cash installment payments over a period of two to ten years. An irrevocable distribution election is required before making any Post 409A deferrals into the plan. The distribution options available to the Post 409A balances are similar to those available to the Pre 409A balances, except the earliest distribution date is six months following separation from service. Upon a showing of unforeseeable emergency, a plan participant may be allowed to access certain funds in a deferred compensation account earlier than the dates specified above.

POTENTIAL PAYMENTS AS A RESULT OF TERMINATION OR CHANGE-IN-CONTROL

   The following table lists the compensation and benefits that Allstate would pay or provide to the named executives in various scenarios involving a termination of employment, other than compensation and benefits generally available to all salaried employees.

                                                                              COMPENSATION ELEMENTS
                         ----------------------------------------------------------------------------------------------

                                                                                                         NON-QUALIFIED
TERMINATION                                                ANNUAL                           RESTRICTED     PENSION
SCENARIOS                BASE SALARY   SEVERANCE PAY      INCENTIVE      STOCK OPTIONS     STOCK UNITS   BENEFITS/(1)/
-----------              ------------ ----------------- -------------- ------------------- ------------- --------------
Voluntary Termination    Ceases       None              Forfeited      Unvested are        Forfeited     Distributions
                         immediately                    unless         forfeited, vested                 commence
                                                        terminated     expire at the                     per plan
                                                        on last day    earlier of three
                                                        of fiscal      months or normal
                                                        year           expiration

Involuntary              Ceases       None              Forfeited      Unvested are        Forfeited     Distributions
 Termination/(3)/        immediately                    unless         forfeited, vested                 commence
                                                        terminated     expire at the                     per plan
                                                        on last day    earlier of three
                                                        of fiscal      months or normal
                                                        year           expiration

Retirement/(4)/          Ceases       None              Pro rated for  Continue to vest    RSUs          Distributions
                         Immediately                    the year       upon normal or      continue to   commence
                                                        based on       health retirement;  vest upon     per plan
                                                        actual         unvested            normal
                                                        performance    forfeited upon      retirement.
                                                        for the year   early retirement.   Forfeited in
                                                                       All expire at       early
                                                                       earlier of five     retirement.
                                                                       years or normal
                                                                       expiration

Termination due to       Ceases       Lump sum          Pro rated at   Vest immediately    Vest          Immediately
 Change in Control/(5)/  Immediately  equal to a        target         upon a change in    immediately   payable upon
                                      multiple of       (reduced by    control             upon a        a change in
                                      salary, a         any actually                       change in     control
                                      multiple of       paid)                              control
                                      annual
                                      incentive at
                                      target and
                                      pension
                                      enhancement/(6)/

Death                    One month    None              Pro rated for  Vest immediately    Vest          Distributions
                         salary paid                    year based     and expire at       immediately   commence
                         upon death                     on actual      earlier of two                    per plan
                                                        performance    years or normal
                                                        for the year   expiration

Disability               Ceases       None              Pro rated for  Vest immediately    Forfeited     Participant
                         Immediately                    year based     and expire at                     may request
                                                        on actual      earlier of two                    payment if
                                                        performance    years or normal                   age 50 or
                                                        for the year   expiration                        older

                         ----------------------------------
                                               HEALTH,
                                              WELFARE AND
TERMINATION                 DEFERRED            OTHER
SCENARIOS                COMPENSATION/(2)/     BENEFITS
-----------              ----------------   ----------------
Voluntary Termination    Distributions      None
                         commence per
                         participant
                         election



Involuntary              Distributions      None
 Termination/(3)/        commence per
                         participant
                         election



Retirement/(4)/          Distributions      None
                         commence per
                         participant
                         election







Termination due to       Immediately        Outplacement
 Change in Control/(5)/  payable upon a     services
                         change in          provided;
                         control            continuation
                          coverage
                           subsidized/(7)/





Death                    Payable within     None
                         90 days




Disability               Distributions      Supplemental
                         commence per       Long Term
                         participant        Disability
                         election           benefits

--------
/(1)/See the section titled Pension Benefits for further detail on non-qualified pension benefits and timing of payments.
/(2)/See the Non-Qualified Deferred Compensation section for additional information on the Deferred Compensation Plan and distribution options available.
/(3)/Examples of "Involuntary Termination" independent of a change-in-control include performance-related terminations; terminations for employee dishonesty and violation of Allstate rules, regulations, or policies; and terminations resulting from lack of work, rearrangement of work, and reduction in force.

/(4)/Retirement for purposes of the annual cash incentive plans is defined as voluntary termination on or after the date the named executive attains age 55 with at least 20 years of service. The "normal retirement date" under the equity awards is the date on or after the date the named executive attains age 60 with at least one year of service. The "health retirement date" is the date on which the named executive terminates for health reasons after attaining age 50, but before attaining age 60, with at least ten years of continuous service. The "early retirement date" is the date the named executive attains age 55 with 20 years of service.
/(5)/In general, a change-in-control is one or more of the following events:
     (1) any person acquires 30% or more of the combined voting power of Allstate common stock within a 12-month period; (2) any person acquires more than 50% of the combined voting power of Allstate common stock;
     (3) certain changes are made to the composition of the Board; or (4) the consummation of a merger, reorganization, or similar transaction. These triggers were selected because, in a widely held company the size of Allstate, they could each result in a substantial change in management. Effective upon a change-in-control, the named executives become subject to covenants prohibiting competition and solicitation of employees, customers, and suppliers at any time until one year after termination of employment. During the two-year period following a change-in-control, the change-in-control agreements provide for a minimum salary, annual cash incentive awards, and other benefits. In addition, they provide that the named executives' positions, authority, duties, and responsibilities will be at least commensurate in all material respects with those held prior to the change-in-control. If a named executive incurs legal fees or other expenses in an effort to enforce the change-in-control agreement, Allstate will reimburse the named executive for these expenses unless it is established by a court that the named executive had no reasonable basis for the claim or acted in bad faith.
/(6)/For those named executives subject to change-in-control agreements, severance benefits would be payable if the named executive's employment is terminated either by Allstate without "cause" or by the executive for "good reason" as defined in the agreements during the two-year period following the change-in-control. Cause means the named executive has been convicted of a felony or other crime involving fraud or dishonesty, has willfully or intentionally breached the change-in-control agreement, has habitually neglected his or her duties, or has engaged in willful or reckless material misconduct in the performance of his or her duties. Good reason includes a material diminution in a named executive's base compensation, authority, duties, or responsibilities, a material change in the geographic location where the named executive performs services, or a material breach of the change-in-control agreement by Allstate.
     Mr. Winter's cash severance payment would be three times his salary and three times his annual incentive at target. Mr. Pintozzi's cash severance payment would be two times his salary and two times his annual incentive at target.

   Under the change-in-control agreements, the pension enhancement is a lump sum payment equal to the positive difference, if any, between: (a) the sum of the lump-sum values of each maximum annuity that would be payable to the named executive under any defined benefit plan (whether or not qualified under Section 401(a) of the Internal Revenue Code) if the named executive had: (i) become fully vested in all such benefits, (ii) attained as of the named executive's termination date an age that is three years (two years for Mr. Pintozzi) greater than the named executive's actual age, (iii) accrued a number of years of service that is three years (two years for Mr. Pintozzi) greater than the number of years of service actually accrued by the named executive as of the named executive's termination date, and (iv) received a lump-sum severance benefit consisting of three times base salary (two for Mr.Pintozzi), three times annual incentive cash compensation calculated at target (two for Mr. Pintozzi), plus the 2010 annual incentive cash award as covered compensation in equal monthly installments during the three-year period following the named executive's termination date (a two-year period applies to Mr. Pintozzi); and (b) the lump-sum values of the maximum annuity benefits vested and payable to named executive under each defined benefit plan that is qualified under Section 401(a) of the Internal Revenue Code plus the aggregate amounts simultaneously or previously paid to the named executive under the defined benefit plans (whether or not qualified under Section 401(a)). The calculation of the lump sum amounts payable under this formula does not impact the benefits payable under the ARP, or the SRIP.
/(7)/If a named executive's employment is terminated by reason of death during the two-year period commencing on the date of a change-in-control, the named executive's estate or beneficiary will be entitled to survivor and other benefits, including retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to the estates or surviving families of peer executives at Allstate. In the event of termination by reason of disability, Allstate will pay disability and other benefits, including supplemental long-term disability benefits and retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to disabled peer executives. In addition, such survivor or disability benefits shall not be materially less favorable, in the aggregate, than the most favorable benefits in effect during the 90-day period preceding the change-in-control.

             ESTIMATE OF POTENTIAL PAYMENTS UPON TERMINATION/(1)/

   The table below describes the amount of compensation payable to each named executive or the value of benefits provided to the named executives, calculated in a manner consistent with the allocation of compensation expenses to Allstate New York under the Service and Expense Agreement for 2010, that exceed the compensation or benefits generally available to all salaried employees in each termination scenario. The "Total" column in the following table does not reflect compensation or benefits previously accrued or earned by the named executives such as deferred compensation and non-qualified pension benefits. The payment of the 2010 annual cash incentive award and any 2010 salary earned but not paid in 2010 due to Allstate's payroll cycle are not included in these tables because these amounts are payable to the named executives regardless of termination, death, or disability. Benefits and payments are calculated assuming a December 31, 2010, employment termination date.

                                                                 RESTRICTED
                                                        STOCK       STOCK
                                                      OPTIONS--    UNITS--     WELFARE       EXCISE TAX
                                                      UNVESTED    UNVESTED   BENEFITS AND   REIMBURSEMENT
                                                         AND         AND     OUTPLACEMENT      AND TAX
                                           SEVERANCE ACCELERATED ACCELERATED   SERVICES     GROSS-UP/(2)/  TOTAL
NAME                                          ($)        ($)         ($)         ($)             ($)        ($)
----                                       --------- ----------- ----------- ------------   ------------- -------
MR. WINTER
Voluntary Termination/Retirement/(3)/.....        0         0           0            0              0           0
Involuntary Termination...................                  0           0            0              0           0
Termination due to Change-in-Control/(4)/.  234,586     6,784      52,316        2,003/(5)/    87,454     383,143
Death.....................................        0     6,784      52,316            0              0      59,100
Disability................................        0     6,784           0      124,346/(6)/         0     131,131
MR. PINTOZZI
Voluntary Termination/Retirement/(3)/.....        0         0           0            0              0           0
Involuntary Termination...................                  0           0            0              0           0
Termination due to Change-in-Control/(4)/.   86,300    45,843      52,393        2,652/(5)/         0     187,188
Death.....................................        0    45,843      52,393            0              0      98,236
Disability................................        0    45,843           0      138,041/(6)/         0     183,884

--------
/(1)/A "0" indicates that either there is no amount payable to the named executive or no amount payable to the named executive that is not also made available to all salaried employees.
/(2)/Certain payments made as a result of a change in control are subject to a 20% excise tax imposed on the named executive by Section 4999 of the Code. The Excise Tax Reimbursement and Tax Gross-up is the amount Allstate would pay to the named executive as reimbursement for the 20% excise tax plus a tax gross-up for any taxes incurred by the named executive resulting from the reimbursement of such excise tax. The estimated amounts of reimbursement of any resulting excise taxes were determined without regard to the effect that restrictive covenants and any other facts and circumstances may have on the amount of excise taxes, if any, that ultimately might be payable in the event these payments were made to a named executive which is not subject to reliable advance prediction or a reasonable estimate. Allstate believes providing an excise tax gross-up mitigates the possible disparate tax treatment for similarly situated employees and is appropriate in this limited circumstance to prevent the intended value of a benefit from being significantly and arbitrarily reduced. However, starting in 2011, new change-in-control agreements will not include an excise tax gross-up provision.
/(3)/As of December 31, 2010, neither of the named executives was eligible to retire in accordance with Allstate's policy or the terms of any of the Allstate compensation and benefit plans including the equity incentive plans.
/(4)/The values in this change-in-control row represent amounts paid if both the change-in-control and termination occur on December 31, 2010. If there was a change-in-control that did not result in a termination, the amounts payable to each named executive would be as follows:

                    STOCK OPTIONS--                            TOTAL--
                     UNVESTED AND   RESTRICTED STOCK UNITS-- UNVESTED AND
                      ACCELERATED   UNVESTED AND ACCELERATED ACCELERATED
      NAME                ($)                 ($)                ($)
      ----          --------------- ------------------------ ------------
      Mr. Winter...      6,784               52,316             59,100
      Mr. Pintozzi.     45,843               52,393             98,236

   A change-in-control also would accelerate the distribution of each named executive's non-qualified deferred compensation and SRIP benefits. Within five business days after the effective date of a change-in-control, each named executive would receive any deferred compensation account balances and a lump sum payment equal to the present value of the named executive's SRIP benefit. Please see the Non-Qualified Deferred Compensation at Fiscal Year End 2010 table and footnote 2 to the Pension Benefits table in the Retirement Benefits section for details regarding the applicable amounts for each named executive.

/(5)/The Welfare Benefits and Outplacement Services amount includes the cost to provide certain welfare benefits to the named executive and family during the period which the named executive is eligible for continuation coverage under applicable law. The amount shown reflects Allstate's costs for these benefits or programs assuming an 18-month continuation period. The value of outplacement services for Mr. Winter is $20,000 and $15,000 for Mr. Pintozzi.
/(6)/The named executives are eligible to participate in Allstate's supplemental long-term disability plan for employees whose annual earnings exceed the level which produces the maximum monthly benefit provided by the Allstate Long Term Disability Plan (Basic Plan). The benefit is equal to 50% of the named executive's qualified annual earnings divided by twelve and rounded to the nearest one hundred dollars, reduced by $7,500, which is the maximum monthly benefit payment that can be received under the Basic Plan. The amount reflected assumes the named executive remains totally disabled until age 65 and represents the full present value of the monthly benefit payable until age 65.

RISK MANAGEMENT AND COMPENSATION

   Allstate management has reviewed its compensation policies and practices and believes that they are appropriately structured, that they are consistent with its key operating priority of keeping Allstate financially strong, and that they avoid providing incentives for employees to engage in unnecessary and excessive risk taking. Allstate believes that executive compensation has to be examined in the larger context of an effective risk management framework and strong internal controls. The Allstate Board and its Audit Committee both play an important role in risk management oversight, including reviewing how management measures, evaluates, and manages the corporation's exposure to risks posed by a wide variety of events and conditions. In addition, the Compensation and Succession Committee of Allstate employs an independent executive compensation consultant each year to assess Allstate's executive pay levels, practices, and overall program design.

   A review and assessment of potential compensation-related risks was conducted by Allstate management and reviewed by the Chief Risk Officer. Performance related incentive plans were analyzed using a process developed in conjunction with our independent executive compensation consultant.

   The 2010 risk assessment specifically noted that our compensation programs:

    . provide a balanced mix of cash and equity through annual and long-term incentives to align with short-term and long-term business goals.

    . utilize a full range of performance measures that Allstate believes correlate to long-term Allstate shareholder value creation.

    . incorporate strong governance practices, including paying cash incentive awards only after a review of executive and corporate performance.

    . enable the use of negative discretion to adjust annual incentive compensation payments when formulaic payouts are not warranted due to other circumstances.

   Furthermore, to ensure Allstate's compensation programs do not motivate imprudent risk taking, awards to Allstate executive officers, including
Mr. Winter, made after May 19, 2009, under the 2009 Equity Incentive Plan and awards made under the Annual Executive Incentive Plan are subject to clawback in the event of certain financial restatements.

PERFORMANCE MEASURES

   Information regarding our performance measures is disclosed in the limited context of Allstate's annual and long-term cash incentive awards and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

   The following are descriptions of the performance measures used for Allstate's annual cash incentive awards for 2010 and its long-term cash incentive awards for the 2008-2010 cycle which may be applied to compensation of Allstate New York's named executives. These measures are not GAAP measures. They were developed uniquely for incentive compensation purposes and are not reported items in our financial statements. Some of these measures use non-GAAP measures and operating measures. The Committee has approved the use of non-GAAP and operating measures when appropriate to drive executive focus on particular strategic, operational, or financial factors or to exclude factors over which our executives have little influence or control, such as capital market conditions.

ANNUAL CASH INCENTIVE AWARDS FOR 2010

   OPERATING INCOME: This measure is used to assess financial performance. This measure is equal to net income adjusted to exclude the after tax effects of the items listed below:

    . Realized capital gains and losses (which includes the related effect on the amortization of deferred acquisition and deferred sales inducement costs) except for periodic settlements and accruals on certain non-hedge derivative instruments.

    .  Gains and losses on disposed operations.

    . Adjustments for other significant non-recurring, infrequent, or unusual items, when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years or (b) there has been no similar charge or gain within the prior two years.

CORPORATE MEASURE

   ADJUSTED OPERATING INCOME PER DILUTED SHARE: This measure is used to assess financial performance. The measure is equal to net income adjusted to exclude the after-tax effects of the items listed below, divided by the weighted average shares outstanding on a diluted basis:

    . Realized capital gains and losses (which includes the related effect on the amortization of deferred acquisition and deferred sales inducement costs) except for periodic settlements and accruals on certain non-hedge derivative instruments.

    .  Gains and losses on disposed operations.

    . Adjustments for other significant non-recurring, infrequent, or unusual items, when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years or (b) there has been no similar charge or gain within the prior two years.

    .  Restructuring and related charges.

    .  Effects of acquiring businesses.

    .  Negative operating results of sold businesses.

    .  Underwriting results of the Discontinued Lines and Coverages segment.

    . Any settlement, awards, or claims paid as a result of lawsuits and other proceedings brought against Allstate subsidiaries regarding the scope and nature of coverage provided under insurance policies issued by such companies.

ALLSTATE FINANCIAL MEASURES

   ADJUSTED OPERATING INCOME: This is a measure Allstate management uses to assess the profitability of the business. The Allstate Financial segment measure, operating income, is adjusted to exclude the after tax effects of restructuring and related charges and the potential amount by which 2010 guaranty fund assessments related to insured solvencies exceed $6 million. For disclosure of the Allstate Financial segment measure see footnote 18 to Allstate's audited financial statements.

   ADJUSTED OPERATING RETURN ON EQUITY: This is a measure Allstate management uses to assess profitability and capital efficiency. This measure is calculated using adjusted operating income, as defined above, as the numerator, and Allstate Financial's adjusted average subsidiary shareholder's equity as the denominator. Adjusted subsidiary shareholder's equity is the sum of subsidiaries' shareholder's equity for Allstate Life Insurance Company, Allstate Bank, a proportionate share of American Heritage Life Investment Corporation and certain other minor entities and excludes the effect of unrealized net capital gains and losses, net of tax and deferred acquisition costs. The average adjusted shareholder's equity is calculated by dividing the sum of Allstate Financial's adjusted shareholder's equity at year-end 2009 and at the end of each quarter of 2010 by five.

   ALLSTATE EXCLUSIVE AGENCY PROPRIETARY AND AWD WEIGHTED SALES: This operating measure is used to quantify the current year sales of financial products through Allstate's Exclusive Agency proprietary distribution channel, including agencies and direct, and the Allstate Workplace Division. The measure is calculated by applying a percentage or factor against the premium or deposits of life insurance, annuities and Allstate Workplace Division products that vary based on the relative expected profitability of the specific product. For non-Allstate Workplace Division proprietary products sold through Allstate Financial Services channel, the percentage or factors are consistent with those used for production credits by Allstate Protection.

   ALLSTATE FINANCIAL PORTFOLIO RELATIVE TOTAL RETURN:

   PORTFOLIO RELATIVE TOTAL RETURN: Management uses the three following measures to assess the value of active portfolio management relative to the total return of a market based benchmark. The measure is calculated as the difference, in basis points, of the specific portfolio total return over a designated benchmark. Total return is principally determined using industry standards and the same sources used in preparing the financial statements to determine fair value. (See footnotes to our audited financial statements for our methodologies for estimating the fair value of our investments.) In general, total return represents the annualized increase or decrease, expressed as a percentage, in the value of the portfolio. Time weighted returns are utilized. The designated benchmark is a composite of pre-determined, customized indices which reflect the investment risk parameters established in investment policies by the boards of the relevant subsidiaries, weighted in proportion to our investment plan, in accordance with our investment policy. The specific measures and investments included are listed below:

    . PROPERTY LIABILITY PORTFOLIO RELATIVE TOTAL RETURN: Total return for Property-liability investments and Kennett investments.

    . ALLSTATE FINANCIAL PORTFOLIO RELATIVE TOTAL RETURN: Total return for Allstate Financial investments.

    . ALLSTATE PENSION PLANS PORTFOLIO RELATIVE TOTAL RETURN: Total return for the Allstate Retirement Plan and Agents Pension Plan investments.

LONG-TERM CASH INCENTIVE AWARDS

   AVERAGE ADJUSTED RETURN ON EQUITY RELATIVE TO PEERS: This measure is used to assess Allstate's financial performance against its peers. It is calculated as Allstate's ranked position relative to the insurance company peer group based upon three-year average adjusted return on equity, calculated on the same basis for Allstate and each of the peer insurance companies. Three-year average adjusted return on equity is the sum of the annual adjusted return on equity for each of the three years in the cycle divided by three. The annual adjusted return on equity is calculated as the ratio of net income divided by the average of shareholders' equity at the beginning and at the end of the year after excluding the component of accumulated other comprehensive income for unrealized net capital gains and losses.

   ALLSTATE FINANCIAL RETURN ON TOTAL CAPITAL: This is a measure management uses to measure the efficiency of capital utilized in the business. Three-year Allstate Financial return on total capital is the sum of the annual adjusted return on subsidiaries' shareholder's equity for each of the three years divided by three. The annual adjusted return on subsidiaries' shareholder's equity is the Allstate Financial measure, net income, divided by the average subsidiaries' shareholder's equity at the beginning and at the end of the year. The subsidiaries' shareholder's equity is the sum of the subsidiaries' shareholder's equity for Allstate Life Insurance Company, Allstate Bank, American Heritage Life Investment Corporation, and certain other minor entities, adjusted to exclude the loan protection business and excluding the component of accumulated other comprehensive income for unrealized net capital gains. (See note 18 to Allstate's audited financial statements for Allstate Financial net income.)

   ALLSTATE PROTECTION GROWTH IN POLICIES IN FORCE OVER THREE-YEAR CYCLE: This is a measure used by management to assess growth in the number of policies in force, which is a driver of premiums written. The measure is calculated as the sum of the percent increase in each of the three years in the total number of policies in force at the end of the year over the beginning of the year. The measure excludes property insurance, Allstate Motor Club, and the loan protection business and includes Allstate Canada.

DIRECTOR COMPENSATION

   The following table summarizes the compensation of each of Allstate New York's non-employee directors during 2010 for his or her services as a member of the Allstate New York Board and its committees. Our non-employee directors each received an annual retainer of $13,500 and the chair of the Operations Review Committee received an additional annual retainer of $1,500. Additionally, they each received a fee of $1,500 for each Board meeting attended throughout the year and a fee of $750 for each meeting they attended as members of the Board's Operations Review Committee, Investment Committee, or Audit Committee.

   All other Allstate New York directors are employees of Allstate or its subsidiaries. These directors receive no compensation for their service as directors in addition to their compensation as employees of Allstate New York, Allstate, or their subsidiaries.

                                               FEES EARNED
                                             OR PAID IN CASH
         NAME OF NON-EMPLOYEE DIRECTOR/(1)/        ($)       TOTAL ($)
         ---------------------------------   --------------- ---------
                Ms. Alazraki................     22,500       22,500
                Mr. Johnson/(2)/............     24,000       24,000
                Mr. O'Brien/(3) /...........     25,500       25,500
                Mr. Raben/(4)/..............     25,500       25,500
                Ms. Slater..................     22,500       22,500

       -
     /(1)/Each of these directors is a member of the Operations Review
          Committee.
     /(2)/Chair of the Operations Review Committee
     /(3)/Audit Committee member
     /(4)/Investment Committee member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Board of Directors of Allstate New York does not have a compensation committee. All compensation decisions are made by The Allstate Corporation, as the ultimate parent company of Allstate New York. No executive officer of Allstate New York served as a member of the compensation committee of another entity for which any executive officer served as a director for Allstate New York.

ITEM 11(M).SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

   The following table shows the number of Allstate New York shares owned by any beneficial owner who owns more than five percent of any class of Allstate New York's voting securities.

                                                              AMOUNT AND NATURE OF       PERCENT OF
TITLE OF CLASS   NAME AND ADDRESS OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP         CLASS
     (A)                          (B)                                 (C)                   (D)
---------------------------------------------------------------------------------------------------
Capital Stock   Allstate Life Insurance Company
                3100 Sanders Road, Northbrook, IL 60062             100,000                 100%
---------------------------------------------------------------------------------------------------
     N/A        Allstate Insurance Company               Indirect voting and investment     N/A
                2775 Sanders Road, Northbrook, IL 60062     power of shares owned by
                                                            Allstate Life Insurance
                                                                    Company
---------------------------------------------------------------------------------------------------
     N/A        The Allstate Corporation                 Indirect voting and investment     N/A
                2775 Sanders Road, Northbrook, IL 60062     power of shares owned by
                                                            Allstate Life Insurance
                                                                    Company

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS.

   The following table shows the number of shares of Allstate common stock beneficially owned by each director and named executive officer of Allstate New York individually, and by all executive officers and directors of Allstate New York as a group. Shares reported as beneficially owned include shares held indirectly through the Allstate 401(k) Savings Plan and other shares held indirectly, as well as shares subject to stock options exercisable on or prior to May 9, 2011 and restricted stock units for which restrictions expire on or prior to May 9, 2011. The percentage of Allstate shares of common stock beneficially owned by any Allstate New York director, named executive officer or by all directors and executive officers of Allstate New York as a group does not exceed 1%. The following share amounts are as of March 10, 2011. As of March 10, 2011, none of these shares were pledged as security.

                                                                            COMMON STOCK SUBJECT
                                                                           TO OPTIONS EXERCISABLE
                                                                            AND RESTRICTED STOCK
                                                                              UNITS FOR WHICH
                                                  AMOUNT AND NATURE OF   RESTRICTIONS EXPIRE ON OR
                                                 BENEFICIAL OWNERSHIP OF PRIOR TO APRIL 16, 2010 --
                                                  ALLSTATE COMMON STOCK    INCLUDED IN COLUMN (A)
NAME OF BENEFICIAL OWNER                                   (A)                      (B)
---------------------------------------------------------------------------------------------------
Marcia D. Alazraki                                         200                       0
---------------------------------------------------------------------------------------------------
Robert K. Becker                                         17,535                   12,162
---------------------------------------------------------------------------------------------------
Michael B. Boyle                                         117,802                  102,095
---------------------------------------------------------------------------------------------------
Anurag Chandra                                              0                        0
---------------------------------------------------------------------------------------------------
Cleveland Johnson, Jr.                                    2,048                      0
---------------------------------------------------------------------------------------------------
Susan L. Lees                                            39,344                   27,732
---------------------------------------------------------------------------------------------------
Kenneth R. O'Brien                                         900                       0
---------------------------------------------------------------------------------------------------
Samuel H. Pilch                                          170,306                  144,020
---------------------------------------------------------------------------------------------------
John C. Pintozzi                                         102,679                  97,514
---------------------------------------------------------------------------------------------------
John R. Raben, Jr.                                        1,850                      0
---------------------------------------------------------------------------------------------------
Larry M. Sedillo                                          8,676                    4,977
---------------------------------------------------------------------------------------------------
Phyllis Hill Slater                                         0                        0
---------------------------------------------------------------------------------------------------
Matthew E. Winter                                         8,539                    8,385
---------------------------------------------------------------------------------------------------
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP          858,076                  770,338

ITEM 11(N).TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL
           PERSONS.

TRANSACTIONS WITH RELATED PERSONS.

   This table describes certain intercompany agreements involving Allstate Life of New York and the following companies:

    . Allstate Life Insurance Company ("ALIC"), the direct parent of Allstate Life of New York;
    . Allstate Insurance Company ("AIC"), an indirect parent of Allstate Life of New York; and
    . The Allstate Corporation ("AllCorp"), the ultimate indirect parent of Allstate Life of New York.

                                                                  APPROXIMATE DOLLAR
                                                                  VALUE OF THE AMOUNT
                                                                    INVOLVED IN THE
                                                                     TRANSACTION,
TRANSACTION DESCRIPTION                                             PER FISCAL YEAR
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
Tax Sharing Agreement among The Allstate Corporation           2008 465,439,826/(2)/
and certain affiliates dated as of November 12, 1996.          2009 (1,173,212,154)/(2)/
                                                               2010 (113,770,599)/(2)/
-----------------------------------------------------------------------------------------
Cash Management Services Master Agreement between              2008 1,338,376/(3)/
Allstate Insurance Company, Allstate Bank (aka Allstate        2009 1,527,072/(3)/
Federal Savings Bank), and certain affiliates dated            2010 967,620/(3)/
March 16, 1999, as amended by Amendment No. 1
effective January 5, 2001, and Amendment No. 2 entered
into November 8, 2002, between Allstate Insurance
Company, Allstate Bank and Allstate Motor Club, Inc., and
as supplemented by the Premium Depository Service
Supplement dated as of September 30, 2005, the Variable
Annuity Service Supplement dated November 10, 2005,
and the Sweep Agreement Service Supplement dated as of
October 11, 2006.
-----------------------------------------------------------------------------------------
Amended and Restated Service and Expense Agreement             2008 3,295,180,640
between Allstate Insurance Company, The Allstate               2009 3,451,765,246
Corporation and certain affiliates effective January 1, 2004,  2010 3,619,106,706 as amended by Amendment No. 1 effective January 1,
2009, and as supplemented by New York Insurer
Supplement to Amended and Restated Service and Expense
Agreement between Allstate Insurance Company, The
Allstate Corporation, Allstate Life Insurance Company of
New York and Intramerica Life Insurance Company,
effective March 5, 2005.
-----------------------------------------------------------------------------------------
Intercompany Loan Agreement among The Allstate                 2008 400,040,660
Corporation, Allstate Life Insurance Company, Lincoln          2009 86,111,674
Benefit Life Company and other certain subsidiaries of The     2010 149,971,764
Allstate Corporation dated February 1, 1996.
-----------------------------------------------------------------------------------------
Agreement for the Settlement of State and Local Tax            2008 2,089,067
Credits among Allstate Insurance Company and certain           2009 941,379
affiliates effective January 1, 2007.                          2010 835,435
-----------------------------------------------------------------------------------------

                                                                       RELATED PERSON(S) INVOLVED IN THE
                                                                      TRANSACTION/(1)/ AND THE APPROXIMATE
                                                                       DOLLAR VALUE OF THE AMOUNT OF THE
TRANSACTION DESCRIPTION                                           RELATED PERSON'S INTEREST IN THE TRANSACTION
-----------------------------------------------------------------------------------------------------------------
                                                                     ALIC              AIC            ALLCORP
-----------------------------------------------------------------------------------------------------------------
Tax Sharing Agreement among The Allstate Corporation           (109,322,083)    633,316,282        (121,960,368)
and certain affiliates dated as of November 12, 1996.          (534,572,879)    (467,570,173)      (121,813,486)
                                                               (621,234,096)    647,559,256        (146,676,325)
-----------------------------------------------------------------------------------------------------------------
Cash Management Services Master Agreement between              198,098/(4)/     816,143/(4)/       N/A
Allstate Insurance Company, Allstate Bank (aka Allstate        158,312/(4)/     1,052,781/(4)/
Federal Savings Bank), and certain affiliates dated            76,166/(4)/      694,117/(4)/
March 16, 1999, as amended by Amendment No. 1
effective January 5, 2001, and Amendment No. 2 entered
into November 8, 2002, between Allstate Insurance
Company, Allstate Bank and Allstate Motor Club, Inc., and
as supplemented by the Premium Depository Service
Supplement dated as of September 30, 2005, the Variable
Annuity Service Supplement dated November 10, 2005,
and the Sweep Agreement Service Supplement dated as of
October 11, 2006.
-----------------------------------------------------------------------------------------------------------------
Amended and Restated Service and Expense Agreement             215,640,945/(5)/ 2,186,281,461/(5)/ 5,351,262/(5)/
between Allstate Insurance Company, The Allstate               180,154,068/(5)/ 1,937,571,496/(5)/ 2,510,800/(5)/
Corporation and certain affiliates effective January 1, 2004,  175,950,701/(5)/ 1,823,391,816/(5)/ 4,191,150/(5)/
as amended by Amendment No. 1 effective January 1,
2009, and as supplemented by New York Insurer
Supplement to Amended and Restated Service and Expense
Agreement between Allstate Insurance Company, The
Allstate Corporation, Allstate Life Insurance Company of
New York and Intramerica Life Insurance Company,
effective March 5, 2005.
-----------------------------------------------------------------------------------------------------------------
Intercompany Loan Agreement among The Allstate                 50,014,792/(6)/  1,732,736/(6)/     400,040,660
Corporation, Allstate Life Insurance Company, Lincoln          0/(7)/           86,111,674/(6)/    86,111,674
Benefit Life Company and other certain subsidiaries of The     149,971,764/(6)/ 149,971,764/(6)/   149,971,764
Allstate Corporation dated February 1, 1996.
-----------------------------------------------------------------------------------------------------------------
Agreement for the Settlement of State and Local Tax            356,331/(8)/     1,732,736/(8)/     N/A
Credits among Allstate Insurance Company and certain           193,504/(8)/     441,024/(8)/
affiliates effective January 1, 2007.                          236,540/(8)/     474,132/(8)/
-----------------------------------------------------------------------------------------------------------------

--------
/(1)/Each identified Related Person is a Party to the transaction.
/(2)/Total amounts paid to Internal Revenue Service.
/(3)/Total fees collected for all bank accounts covered under the transaction. /(4)/Fees paid under the transaction.
/(5)/Gross amount of expense received under the transaction.
/(6)/Amounts loaned and repaid.
/(7)/No loans outstanding at year end.
/(8)/Value of transfer transactions.

                                                             APPROXIMATE DOLLAR
                                                            VALUE OF THE AMOUNT   RELATED PERSON(S) INVOLVED IN THE
                                                              INVOLVED IN THE     TRANSACTION/(1)/ AND THE APPROXIMATE
                                                                TRANSACTION,      DOLLAR VALUE OF THE AMOUNT OF THE
TRANSACTION DESCRIPTION                                       PER FISCAL YEAR     RELATED PERSON'S INTEREST IN THE TRANSACTION
------------------------------------------------------------------------------------------------------------------------------
                                                                                        ALIC             AIC      ALLCORP
------------------------------------------------------------------------------------------------------------------------------
Reinsurance Agreements between Allstate Life Insurance     2008 (14,905,073)/(9)/ (14,905,073)/(9)/      N/A        N/A
Company and Allstate Life Insurance Company of New         2009 (26,652,961)/(9)/ (26,652,961)/(9)/
York: Reinsurance Agreement effective January 1, 1984, as  2010 (27,988,981)/(9)/ (27,988,981)/(9)/
amended by Amendment No. 1 effective September 1,
1984, Amendment No. 2 effective January 1, 1987,
Amendment No. 3 effective October 1, 1988, Amendment
No. 4 effective January 1, 1994, Amendment No. 5
effective December 31, 1995, Amendment No. 6 effective
December 1, 2007, and Amendment No. 7; Assumption
Reinsurance Agreement between Allstate Life Insurance
Company and Allstate Life Insurance Company of New
York effective July 1, 1984; Reinsurance Agreement
effective January 1, 1986, as amended by Amendment
No. 1 effective December 31, 1995 and Amendment No. 2
effective December 1, 1995; Reinsurance Agreement
effective January 1, 1991, as amended by Amendment
No. 1 effective December 31, 1995; Stop Loss Reinsurance
Agreement effective December 31.

--------
/(9)/Net reinsurance expense.

POLICIES AND PROCEDURES FOR REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS:

   All intercompany agreements to which Allstate New York is a party are approved by Allstate New York's Board of Directors as well as by the board of any other affiliate of The Allstate Corporation which is a party to the agreement. Intercompany agreements are also submitted for approval to the New York State Insurance Department, Allstate New York's domestic regulator pursuant to the applicable state's insurance holding company systems act. This process is documented in an internal procedure that captures the review and approval process of all intercompany agreements. All approvals are maintained in Allstate New York's corporate records.

   While there is no formal process for the review and approval of related person transactions between unaffiliated entities specific to Allstate New York, all directors and executive officers of Allstate New York are subject to the Allstate Code of Ethics ("Code"). The Code includes a written conflict of interest policy that was adopted by the Board of Directors of the Allstate Corporation, the ultimate parent company of Allstate New York. Any potential relationship or activity that could impair independent thinking and judgment, including holding a financial interest in a business venture that is similar to Allstate, or in a business that has a relationship with Allstate, must be disclosed to Human Resources. Human Resources will work with representatives from the Law Department, including Enterprise Business Conduct, to determine whether an actual conflict of interest exists. Each director and executive officer must sign a Code of Ethics certification annually.

INDEPENDENCE STANDARDS FOR DIRECTORS

   Outside directors of Allstate New York are subject to independence standards based on New York insurance law. Generally, these independence standards require that an independent director cannot be an employee or a beneficial owner of a controlling interest in Allstate New York or any other affiliate of The Allstate Corporation. Applying these independence standards, Ms. Alazraki, Mr. Johnson, Mr. O'Brien, Mr. Raben, and Ms. Slater are independent.

   Although not subject to the independence standards of the New York Stock Exchange, for purposes of this S-1 registration statement, Allstate New York has applied the independence standards required for listed companies of the New York Stock Exchange to the Board of Directors. Applying these standards, Allstate New York has been determined that Ms. Alazraki, Mr. Johnson,
Mr. O'Brien, Mr. Raben, and Ms. Slater are considered to be independent.

OTHER INFORMATION

   A section entitled "Experts" is added to your prospectus as follows:

EXPERTS

   The financial statements and the related financial statement schedules included herein have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements and financial statement schedules are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PRINCIPAL UNDERWRITER

   Contingent on regulatory approval, ALFS, Inc ("ALFS") is expected to merge into Allstate Distributors, LLC ("ADLLC"), effective April 29, 2011. At that time, ALFS will assign its rights and delegate its duties as principal underwriter to ADLLC. This change will have no effect on Allstate Life Insurance Company of New York's obligations to you under your Contract. The section of your prospectus concerning the principal underwriter is amended accordingly.

   Contingent on regulatory approval, ADLLC serves as distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC, an affiliate of Allstate Life Insurance Company of New York, is a wholly owned subsidiary of Allstate Life Insurance Company. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered.

ADMINISTRATION

   We have primary responsibility for all administration of the Contracts and the Variable Account. We entered into an administrative services agreement with The Prudential Insurance Company of America ("PICA") whereby, PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with se/2/, inc., of 5801 SW 6th Avenue, Topeka, Kansas 66636, whereby se/2/, inc. provides certain business process outsourcing services with respect to the Contracts. se/2/, inc. may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2010, consisted of the following: Keane BPO, LLC (administrative services) located at 625 North Michigan Avenue, Suite 1100, Chicago, IL 60611; RR Donnelly Global Investment Markets (compliance printing and mailing) located at 111 South Wacker Drive, Chicago, IL 60606; Jayhawk File Express, LLC (file storage and document destruction) located at 601 E. 5th Street, Topeka, KS 66601-2596; Co-Sentry.net, LLC (back-up printing and disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; Convey Compliance Systems, Inc. (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Spangler Graphics, LLC (compliance mailings) located at 29305 44th Street, Kansas City, KS 66106; Veritas Document Solutions, LLC (compliance mailings) located at 913 Commerce Ct, Buffalo Grove, IL 60089; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; EquiSearch Services, Inc. (lost shareholder search) located at 11 Martime Avenue, Suite 665, White Plains, NY 10606; ZixCorp Systems, Inc. (email encryption) located at 2711 N. Haskell Ave., Suite 2300, Dallas, TX 75204; DST Systems, Inc. (FAN mail, positions, prices) located at 333 West 11 Street, 5th Floor, Kansas City, MO 64105.

   In administering the Contracts, the following services are provided, among others:

    .  maintenance of Contract Owner records;

    .  Contract Owner services;

    .  calculation of unit values;

    .  maintenance of the Variable Account; and

    .  preparation of Contract Owner reports.

                       Supplement, dated October 18, 2010,
                   to the Prospectus for your Variable Annuity
                                    Issued by

                         ALLSTATE LIFE INSURANCE COMPANY
                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          LINCOLN BENEFIT LIFE COMPANY

This supplement amends the prospectus for your Variable Annuity contract issued by Allstate Life Insurance Company or Allstate Life Insurance Company of New York or Lincoln Benefit Life Company, as applicable.

Effective as of November 19, 2010 (the Closure Date), the following variable sub-accounts available in the above-referenced Variable Annuities will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:

                Invesco V.I. Capital Appreciation Fund--Series I
                Invesco V.I. Capital Appreciation Fund--Series II

Contract owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure Date. Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closure.

If you have any questions, please contact your financial representative or our Variable Annuity Service Center at (800) 457-7617. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

                         ALLSTATE LIFE INSURANCE COMPANY
                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          LINCOLN BENEFIT LIFE COMPANY

                   Supplement, dated October 18, 2010, to the
                    following Prospectuses, as supplemented:

                      Allstate Provider, dated May 1, 2002
                       Premier Planner, dated May 1, 2004

This supplement amends the above-referenced prospectuses for certain Variable Annuity contracts issued by Allstate Life Insurance Company or Allstate Life Insurance Company of New York or Lincoln Benefit Life Company, as applicable.

Effective as of November 19, 2010 (the Closure Date), the following variable sub-account available in the Allstate Provider and Premier Planner Variable Annuities will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the Closure Date:

              Goldman Sachs VIT Strategic International Equity Fund

Contract owners who have contract value invested in this variable sub-account as of the Closure Date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date. Contract owners who do not have contract value invested in the variable sub-account as of the Closure Date will not be permitted to invest in this variable sub-account thereafter.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closure.

If you have any questions, please contact your financial representative or our Variable Annuity Service Center at (800) 457-7617. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

   Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

                   Allstate Life Insurance Company of New York

                        Supplement Dated August 31, 2010
                  to the following Prospectus, as supplemented:

     The Custom Portfolio Variable Annuity Prospectus, dated April 30, 2005

We are issuing this supplement to announce that the Delaware VIP Trend Series is expected to merge into the Delaware VIP Smid Cap Growth Series in October 2010.

To reflect this merger, all references and information relating to the Delaware VIP Trend Series are hereby deleted as of the merger date. To further reflect this merger, the section entitled "Investment Alternatives: The Variable Sub-Accounts" is amended by adding the Delaware VIP Smid Cap Growth Series to the table of available Portfolios, and denoting that the Portfolio seeks capital appreciation.

If you have any questions, please contact your financial representative or our Annuities Service Center at (800) 457-8207. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

                         ALLSTATE LIFE INSURANCE COMPANY
                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

                         Supplement Dated July 23, 2010
                 To the following Prospectuses, as supplemented

                 Allstate Provider Prospectus, dated May 1, 2002
                 Allstate Provider Prospectus, dated May 1, 2004
                Custom Portfolio Prospectus, dated April 30, 2005
                    STI Classic Prospectus, dated May 1, 2003
                 SelectDirections Prospectus, dated May 1, 2003
                SelectDirections Prospectus, dated April 30, 2005

This supplement amends certain disclosure contained in the above-referenced prospectuses for certain variable annuity contracts issued by Allstate Life Insurance Company or Allstate Life Insurance Company of New York, as applicable.

Effective as of August 30, 2010 (the Closure Date), the following variable sub-accounts available, as applicable, in the above-referenced Variable Annuities will be closed to all contract owners except those contract owners who have contract value invested in either of these variable sub-accounts as of the Closure Date:

                 Oppenheimer High Income Fund/VA (Initial Class)
          Oppenheimer Small- & Mid-Cap Growth Fund/VA (Initial Class)*

Contract owners who have contract value invested in either of these variable sub-accounts as of the Closure Date may continue to submit additional investments into the respective variable sub-account thereafter, although they will not be permitted to invest in the respective variable sub-account if they withdraw or otherwise transfer their entire contract value from the respective variable sub-account following the Closure Date. Contract owners who do not have contract value invested in the respective variable sub-account as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closures.

If you have any questions, please contact your financial representative or our Annuities Service Center at (800) 457-7617. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you

* Note: Oppenheimer Small- & Mid-Cap Growth Fund/VA was formerly known as Oppenheimer MidCap Fund/VA.

                       Supplement Dated December 31, 2009
                   To the Prospectus for Your Variable Annuity
                                    Issued By
                         Allstate Life Insurance Company
                   Allstate Life Insurance Company of New York
                          Lincoln Benefit Life Company

This supplement amends the prospectus for your variable annuity contract issued by Allstate Life Insurance Company, Allstate Life Insurance Company of New York, or Lincoln Benefit Life Company.

The following provision is added to your prospectus:

WRITTEN REQUESTS AND FORMS IN GOOD ORDER. Written requests must include sufficient information and/or documentation, and be sufficiently clear, to enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our Customer Service Center to learn what information we require for your particular request to be in "good order." Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.

If you have any questions, please contact your financial representative or call our Customer Service Center at 1-800-457-7617. If you own a Putnam contract, please call 1-800-390-1277.

     For future reference, please keep this supplement together with your prospectus.

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                        Supplement dated August 14, 2009
                 To the following Prospectuses, as supplemented:

                 Allstate Provider, Prospectus Dated May 1, 2002
                SelectDirections, Prospectus Dated April 30, 2005
               AIM Lifetime Plus, Prospectus Dated April 30, 2005
              AIM Lifetime Plus II, Prospectus Dated April 30, 2005
                Custom Portfolio, Prospectus Dated April 30, 2005

This prospectus supplement amends certain disclosure contained in the prospectuses referenced above for your variable annuity contract issued by Allstate Life Insurance Company of New York ("Allstate New York").

The "Annual Reports and Other Documents" Section is deleted and replaced with the following:

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission ("SEC") recently adopted rule 12h-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Rule 12h-7 exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. Each of the variable annuities described in the prospectuses referenced above fall within the exemption provided under rule 12h-7. Allstate New York is hereby providing notice that it is electing to rely on the exemption provided under rule 12h-7 effective as of the date of this prospectus supplement or as soon as possible thereafter, and will be suspending filing reports under the Exchange Act.

The SEC allows us to "incorporate by reference" information that we file with the SEC into this prospectus supplement which means that incorporated documents are considered part of this prospectus supplement. We can disclose important information to you by referring you to those documents. This prospectus supplement incorporates by reference our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 18, 2009, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 12, 2009.

Allstate New York will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Allstate New York, P.O. Box 758565, Topeka, KS 66675-8565 or by calling 1-800-457-8207. The public may read and copy any materials that Allstate New York files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

                   Allstate Life Insurance Company of New York

                               AIM Lifetime Plus

                              AIM Lifetime Plus II

                       Allstate Provider Variable Annuity

                                Custom Portfolio

                               Select Directions

                       Supplement, dated May 1, 2009

This supplement amends certain disclosure contained in the prospectus for certain annuity contracts issued by Allstate Life Insurance Company of New York.

Under the "More Information" section, the subsection entitled "Legal Matters" is deleted and replaced with the following:

LEGAL MATTERS

Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and Allstate New York's right to issue such Contracts under applicable state insurance law, have been passed upon by Susan L. Lees, General Counsel of Allstate New York.

The "Annual Reports and Other Documents" section is deleted and replaced with the following:

ANNUAL REPORTS AND OTHER DOCUMENTS

Allstate Life Insurance Company of New York ("Allstate New York") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by its latest annual report, including filings made on Form 10-Q and Form 8-K. In addition, all documents subsequently filed by Allstate New York pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Allstate New York will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Allstate New York, P.O. Box 70178, Philadelphia, PA 19176 or by calling 1-877-234-8688. Allstate New York files periodic reports as required under the Securities Exchange Act of 1934. The public may read and copy any materials that Allstate New York files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

EXPERTS

In the prospectus for Allstate Provider Variable Annuity, the section entitled "Experts" is deleted.

AIM LIFETIME PLUS(SM) VARIABLE ANNUITY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

STREET ADDRESS: 2940 S. 84TH STREET, LINCOLN, NE 68506-4142 MAILING ADDRESS:
P.O. BOX 82656, LINCOLN, NE 68501-2656 TELEPHONE NUMBER: 1-800-692-4682
PROSPECTUS DATED APRIL 30, 2005

Allstate Life Insurance Company of New York ("Allstate New York") has issued the AIM Lifetime Plus(SM) Variable Annuity, a group flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 19 investment alternatives ("INVESTMENT ALTERNATIVES"). The investment alternatives include the fixed account ("FIXED ACCOUNT") and 18 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the Allstate Life of New York Separate Account A ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of one of the following funds ("FUNDS") of AIM Variable Insurance Funds (Series I shares):

AIM V.I. AGGRESSIVE GROWTH FUND - SERIES I           AIM V.I. GOVERNMENT SECURITIES FUND -
AIM V.I. BALANCED FUND - SERIES I*                    SERIES I
AIM V.I. BASIC VALUE FUND - SERIES I                 AIM V.I. GROWTH FUND - SERIES I
AIM V.I. BLUE CHIP FUND - SERIES I                   AIM V.I. HIGH YIELD FUND - SERIES I
AIM V.I. CAPITAL APPRECIATION FUND - SERIES I        AIM V.I. INTERNATIONAL GROWTH FUND -
AIM V.I. CAPITAL DEVELOPMENT FUND - SERIES I          SERIES I
AIM V.I. CORE EQUITY FUND - SERIES I                 AIM V.I. MID CAP CORE EQUITY FUND -
AIM V.I. DENT DEMOGRAPHIC TRENDS FUND - SERIES I**    SERIES I
AIM V.I. DIVERSIFIED INCOME FUND - SERIES I          AIM V.I. MONEY MARKET FUND - SERIES I
                                                     AIM V.I. PREMIER EQUITY FUND - SERIES I
                                                     AIM V.I. TECHNOLOGY FUND - SERIES I
                                                     AIM V.I. UTILITIES FUND - SERIES I

* Effective July 1, 2005, the AIM V.I. Balanced Fund-Series I will change its name to AIM V.I. Basic Balanced Fund-Series I.

** Effective July 1, 2005, the AIM V.I. Dent Demographic Trends Fund - Series I will change its name to AIM V.I. Demographic Trends Fund - Series I.

                THE SECURITIES AND EXCHANGE
                COMMISSION HAS NOT APPROVED
                OR DISAPPROVED THE
                SECURITIES DESCRIBED IN
                THIS PROSPECTUS, NOR HAS IT
                PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS
                PROSPECTUS. ANYONE WHO
                TELLS YOU OTHERWISE IS
                COMMITTING A FEDERAL CRIME.

                THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS
IMPORTANT       THAT HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL
 NOTICES        INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE
                CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED
                BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY AGENCY.
                INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,
                INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                THE CONTRACTS ARE NOT FDIC INSURED.

                THE CONTRACTS WERE ONLY
                AVAILABLE IN NEW YORK, BUT
                ARE NO LONGER AVAILABLE FOR
                SALE.

WE (Allstate New York) have filed a Statement of Additional Information, dated April 30, 2005, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page 40 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http:// www.sec.gov) You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

                                  1 PROSPECTUS

TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
OVERVIEW
  Important Terms                                                              3
  The Contract at a Glance                                                     4
  How the Contract Works                                                       6
  Expense Table                                                                7
  Financial Information                                                        9
CONTRACT FEATURES
  The Contract                                                                 9
  Purchases                                                                   10
  Contract Value                                                              11
  Investment Alternatives                                                     12
     The Variable Sub-Accounts                                                12
     The Fixed Account                                                        13
     Transfers                                                                15
  Expenses                                                                    17
  Other Expenses                                                              19
  Access To Your Money                                                        19

                                                                            PAGE
                                                                            ----
  Income Payments                                                             20
  Death Benefits                                                              22
OTHER INFORMATION
  More Information:                                                           24
     Allstate New York                                                        24
     The Variable Account                                                     24
     The Funds                                                                24
     The Contract                                                             25
     Non-Qualified Annuities Held Within a Qualified Plan                     25
     Legal Matters                                                            26
  Taxes                                                                       27
  Annual Reports and Other Documents                                          34
APPENDIX A-ACCUMULATION UNIT VALUES AND NUMBER OF ACCUMULATION
UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE
CONTRACTS WERE FIRST OFFERED                                                  35
APPENDIX B-MARKET VALUE ADJUSTMENT                                            39
STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS                         40

                                  2 PROSPECTUS

IMPORTANT TERMS
--------------------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                            PAGE
                                                                            ----
Accumulation Phase                                                             6
Accumulation Unit                                                             11
Accumulation Unit Value                                                       11
Allstate New York ("We" and/or "us")                                       1, 24
Anniversary Values                                                            22
Annuitant                                                                      9
Automatic Additions Program                                                   10
Automatic Fund Rebalancing Program                                            17
Beneficiary                                                                    9
*Contract                                                                      9
Contract Anniversary                                                           5
Contract Owner ("You")                                                         6
Contract Value                                                                 5
Contract Year                                                                  5
Death Benefit Anniversary                                                     22
Dollar Cost Averaging Program                                                 17
Due Proof of Death                                                            22
Fixed Account                                                                 13

                                                                            PAGE
                                                                            ----
Funds                                                                         24
Guarantee Periods                                                             13
Income Plans                                                                  20
Investment Alternatives                                                       12
Issue Date                                                                     6
Market Value Adjustment                                                    5, 14
Payout Phase                                                                   6
Payout Start Date                                                             20
Preferred Withdrawal Amount                                                   18
SEC                                                                            1
Settlement Value                                                              22
Systematic Withdrawal Program                                                 20
Tax Qualified Contracts                                                       30
Treasury Rate                                                                 15
Valuation Date                                                                10
Variable Account                                                              24
Variable Sub-Account                                                          12

* The AIM Lifetime Plus(SM) Variable Annuity is a group contract, and your ownership is represented by certificates. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

                                  3 PROSPECTUS

THE CONTRACT AT A GLANCE

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

FLEXIBLE                         PAYMENTS You can purchase a Contract with as
                                 little as $5,000 ($2,000 for "QUALIFIED
                                 CONTRACTS", which are Contracts issued with
                                 qualified plans). You can add to your Contract
                                 as often and as much as you like, but each
                                 payment must be at least $500 ($100 for
                                 automatic purchase payments to the variable
                                 investment options). You must maintain a
                                 minimum account size of $1,000.
-------------------------------------------------------------------------------
RIGHT TO CANCEL                  You may cancel your Contract by returning it to
                                 us within 10 days after receipt ("CANCELLATION
                                 PERIOD"). Upon cancellation, as permitted by
                                 federal or state law, we will return your
                                 purchase payments adjusted to reflect the
                                 investment experience of any amounts allocated
                                 to the Variable Account. The adjustment will
                                 reflect the deduction of mortality and expense
                                 risk charges and administrative expense
                                 charges.
-------------------------------------------------------------------------------
EXPENSES                         You will bear the following expenses:

                                 . Total Variable Account annual fees equal to 1.45% of average daily net assets

                                 . Annual contract maintenance charge of $35 (with certain exceptions)

                                 . Withdrawal charges ranging from 0% to 7% of payment withdrawn (with certain exceptions)

                                 . Transfer fee of $10 after 12th transfer in any CONTRACT YEAR (fee currently waived)

                                 . State premium tax (New York currently does not impose one).

                                 In addition, each Fund pays expenses that you
                                 will bear indirectly if you invest in a
                                 Variable Sub-Account.
-------------------------------------------------------------------------------
INVESTMENT                       The Contract offers 19 investment alternatives
ALTERNATIVES                     including:

                                 . the Fixed Account (which credits interest at rates we guarantee), and

                                 .    18 Variable Sub-Accounts investing in
                                      Funds offering professional money
                                      management by A I M Advisors, Inc.

                                 To find out current rates being paid on the
                                 Fixed Account, or to find out how the Variable
                                 Sub-Accounts have performed, please call us at
                                 1-800-692-4682.
-------------------------------------------------------------------------------
SPECIAL SERVICES                 For your convenience, we offer these special
                                 services:

                                 .    AUTOMATIC FUND REBALANCING PROGRAM

                                 .    AUTOMATIC ADDITIONS PROGRAM

                                 .    DOLLAR COST AVERAGING PROGRAM

                                 .    SYSTEMATIC WITHDRAWAL PROGRAM
-------------------------------------------------------------------------------
INCOME PAYMENTS                  You can choose fixed income payments, variable
                                 income payments, or a combination of the two.
                                 You can receive your income payments in one of the following ways:

                                 .    life income with guaranteed payments

                                 .    a joint and survivor life income with
                                      guaranteed payments

                                 .    guaranteed payments for a specified period
                                      (5 to 30 years).
-------------------------------------------------------------------------------
DEATH BENEFITS                   If you or the Annuitant (if the Contract is
                                 owned by a non-living person) die before the
                                 PAYOUT START DATE, we will pay the death
                                 benefit described in the Contract.
-------------------------------------------------------------------------------

                                  4 PROSPECTUS

TRANSFERS                        Before the Payout Start Date, you may transfer
                                 your Contract value ("CONTRACT VALUE") among the investment alternatives, with certain restrictions. Transfers to the Fixed Account must be at least $500.

                                 We do not currently impose a fee upon
                                 transfers. However, we reserve the right to
                                 charge $10 per transfer after the 12th transfer
                                 in each "CONTRACT YEAR," which we measure from
                                 the date we issue your contract or a Contract
                                 anniversary ("CONTRACT ANNIVERSARY").
-------------------------------------------------------------------------------
WITHDRAWALS                      You may withdraw some or all of your Contract
                                 Value at anytime during the Accumulation Phase.
                                 Full or partial withdrawals are available under limited circumstances on or after the Payout
                                 Start Date.

                                 In general, you must withdraw at least $50 at a time. ($1,000 for withdrawals made during the Payout Phase.) Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge and MARKET VALUE ADJUSTMENT also may apply.
-------------------------------------------------------------------------------

                                  5 PROSPECTUS

HOW THE CONTRACT WORKS

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 19 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or the Fixed Account. If you invest in the Fixed Account, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Funds.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page 20. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Funds. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                  Payout Start
Date              Accumulation Phase       Date                Payout Phase
---------------------------------------------------------------------------------------------------
You buy      You save for retirement   You elect to receive   You can receive    Or you can receive
a Contract                             income payments or     income payments    income payments
                                       receive a lump sum     for a set period   for life
                                       payment

As the Contract owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract owner, or if there is none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract owner or, if none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-692-4682 if you have any questions about how the Contract works.

                                  6 PROSPECTUS

EXPENSE TABLE

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes because New York currently does not impose premium taxes on annuities. For more information about Variable Account expenses, see "Expenses," below. For more information about Fund expenses, please refer to the accompanying prospectus for the Funds.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal Charge (as a percentage of purchase payments withdrawn)*

Number of Complete Years Since We Received the Purchase Payment    0    1    2    3    4    5    6     7+
Being Withdrawn
-----------------------------------------------------------------------------------------------------------
Applicable Charge                                                  7%   6%   5%   4%   3%   2%   1%    0%
-----------------------------------------------------------------------------------------------------------
Annual Contract Maintenance Charge                                                $35.00**
-----------------------------------------------------------------------------------------------------------
Transfer Fee                                                                     $10.00***
-----------------------------------------------------------------------------------------------------------

* Each Contract Year, you may withdraw up to 10% of purchase payments without incurring a withdrawal charge or a Market Value Adjustment.

**   We will waive this charge in certain cases. See "Expenses."

*** Applies solely to the thirteenth and subsequent transfers within a Contract Year excluding transfers due to dollar cost averaging or automatic fund rebalancing. We are currently waiving the transfer fee.

VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSET VALUE
DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)

Mortality and Expense Risk Charge                                        1.35%
-------------------------------------------------------------------------------
Administrative Expense Charge                                            0.10%
-------------------------------------------------------------------------------
Total Variable Account Annual Expense                                    1.45%
-------------------------------------------------------------------------------

FUND ANNUAL EXPENSES
(as a percentage of Fund average daily net assets) (1)

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Funds may have agreed to waive their fees and/or reimburse Fund expenses in order to keep the Funds' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement.

More detail concerning each Fund's fees and expenses appears in the prospectus for each Fund.

                              ANNUAL FUND EXPENSES

                                                               Minimum   Maximum
--------------------------------------------------------------------------------
Total Annual Fund Operating Expenses/(1)/
(expenses that are deducted from Fund assets,
which may include management fees, distribution
and/or services
(12b-1) fees, and
other expenses)                                                 0.75%     1.16%
--------------------------------------------------------------------------------

(1) Expenses are shown as a percentage of Fund average daily net assets (before any waiver or reimbursement) as of December 31, 2004.

                                  7 PROSPECTUS

EXAMPLE 1

This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable Account annual expenses, and Fund fees and expenses. The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

..    invested $10,000 in the Contract for the time periods indicated,

..    earned a 5% annual return on your investment, and

..    surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period.

The first line of the example assumes that the maximum fees and expenses of any of the Funds are charged. The second line of the example assumes that the minimum fees and expenses of any of the Funds are charged. Your actual expenses may be higher or lower than those shown below.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT.

                                 1 Year   3  Years   5  Years   10 Years
------------------------------------------------------------------------
Costs Based on Maximum Annual
Fund Expenses                     $842     $1,283     $1,746     $3,278
------------------------------------------------------------------------
Costs Based on Minimum Annual
Fund Expenses                     $800     $1,158     $1,538     $2,866
------------------------------------------------------------------------

EXAMPLE 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                 1 Year   3  Years   5  Years   10 Years
-------------------------------------------------------------------------
Costs Based on Maximum
Annual Fund Expenses              $302      $923      $1,566     $3,278
------------------------------------------------------------------------
Costs Based on Minimum
Annual Fund Expenses              $260      $798      $1,358     $2,866
------------------------------------------------------------------------

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR ACTUAL EXPENSES MAY BE LOWER OR GREATER THAN THOSE SHOWN ABOVE. SIMILARLY, YOUR RATE OF RETURN MAY BE LOWER OR GREATER THAN 5%, WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY FUND EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED. THE ABOVE EXAMPLES ASSUME A MORTALITY AND EXPENSE RISK CHARGE OF 1.35%, AN ADMINISTRATIVE EXPENSE CHARGE OF 0.10% AND AN ANNUAL CONTRACT CHARGE OF $35. THE ABOVE EXAMPLES ASSUME TOTAL ANNUAL FUND EXPENSES LISTED IN THE EXPENSE TABLE WILL CONTINUE THROUGHOUT THE PERIODS SHOWN.

                                  8 PROSPECTUS

FINANCIAL INFORMATION

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT." Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Attached as Appendix A to this prospectus are tables showing the Accumulation Unit Values of each Variable Sub-Account since the date we first offered the Contracts. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the Statement of Additional Information. The financial statements of Allstate New York also appear in the Statement of Additional Information.

THE CONTRACT

CONTRACT OWNER

The AIM Lifetime Plus(SM) Variable Annuity is a contract between you, the Contract owner, and Allstate New York, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

..    the investment alternatives during the Accumulation and Payout Phases,

..    the amount and timing of your purchase payments and withdrawals,

..    the programs you want to use to invest or withdraw money,

..    the income payment plan you want to use to receive retirement income,

..    the Annuitant (either yourself or someone else) on whose life the income payments will be based,

..    the Beneficiary or Beneficiaries who will receive the benefits that the
     Contract provides when the last surviving Contract Owner or Annuitant dies, and

..    any other rights that the Contract provides.

If you die, any surviving Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-living person and a living person. If the Contract Owner is a Grantor Trust, the Owner will be considered a non-living person for purpose of this section and the Death Benefit section. The maximum issue age of a Contract owner is age 90 as of the date we receive the completed application to purchase the Contract.

Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended, ("Code") may limit or modify your rights and privileges under the Contract.

ANNUITANT

The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. If the Contract Owner is a living person you may change the Annuitant prior to the Payout Start Date. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date. The maximum issue age of an Annuitant cannot exceed age 80 as of the date we receive the completed application to purchase the Contract.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

..    the youngest Contract Owner if living, otherwise

..    the youngest Beneficiary.

BENEFICIARY

The Beneficiary is the person who may elect to receive the Death Benefit or become the new Contract Owner, subject to the Death of Owner provisions, if the sole surviving Contract Owner dies before the Payout Start Date. (See section titled "Death Benefits" for more details.) If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed Income Payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may also name one or more contingent Beneficiaries who will receive any Death Benefit or guaranteed income benefit if there are no surviving primary Beneficiaries upon the death of the sole surviving Contract Owner. You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written

                                  9 PROSPECTUS
notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

..    your spouse or, if he or she is no longer alive,

..    your surviving children equally, or if you have no surviving children,

..    your estate.

If more than one Beneficiary survives you, we will divide the Death Benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the Death Benefit in equal amounts to the surviving Beneficiaries.

You may restrict income payments to Beneficiaries by providing us a written request. Once we accept the written request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

MODIFICATION OF THE CONTRACT

Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT

No Owner has a right to assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.

PURCHASES

MINIMUM PURCHASE PAYMENTS

Your initial Purchase Payment must be at least $5,000 ($2,000 for a Qualified Contract). All subsequent Purchase Payments must be $500 or more. The maximum Purchase Payment is $2,000,000 without prior approval. We reserve the right to change the minimum Purchase Payment and to change the maximum Purchase Payment. You may make Purchase Payments of at least $500 at any time prior to the Payout Start Date. We also reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM

You may make additional purchase payments of at least $100 ($500 for allocation to the Fixed Account) by automatically transferring amounts from your bank account. Please consult with your sales representative for detailed information.

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your Purchase Payments among the Investment Alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the Investment Alternatives.

We will allocate your additional purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our service center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit additional Purchase Payments to the Contract at the close of the business day on which we receive the purchase payment at our service center located in Vernon Hills, Illinois (mailing address: P.O. BOX 82656, LINCOLN, NE 68501-2656).

We are open for business each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "VALUATION DATES." Our business day closes when the New York Stock Exchange closes, usually 4:00 p.m. Eastern Time

                                  10 PROSPECTUS

(3:00 p.m. Central Time). If we receive your purchase payment after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

RIGHT TO CANCEL

You may cancel the Contract by returning it to us within the Cancellation Period, which is the 10 day period after you receive the Contract (60 days if you are exchanging another contract for the Contract described in this prospectus.) You may return it by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account Options. Upon cancellation, as permitted by federal or state law, we will return your purchase payments allocated to the Variable Account after an adjustment to reflect investment gain or loss and any applicable charges that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Code Section 408(b), we will refund the greater of any purchase payment or the Contract Value,

CONTRACT VALUE

Your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the sum of Sub-Account values in the Fixed Account.

ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

..    changes in the share price of the Fund in which the Variable Sub-Account invests, and

..    the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date.

YOU SHOULD REFER TO THE PROSPECTUS FOR THE FUNDS THAT ACCOMPANIES THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH FUND ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

                                  11 PROSPECTUS

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS

You may allocate your purchase payments to up to 18 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Fund. Each Fund has its own investment objective(s) and policies. We briefly describe the Funds below.

For more complete information about each Fund, including expenses and risks associated with the Fund, please refer to the accompanying prospectus for the Fund. You should carefully review the Fund prospectus before allocating amounts to the Variable Sub-Accounts. A I M Advisors, Inc. serves as the investment advisor to each Fund.

SERIES I SHARES:        EACH FUND SEEKS*:               INVESTMENT ADVISOR
-------------------------------------------------------------------------------
AIM V.I. Aggressive     Long-term growth of capital
 Growth Fund - Series
 I**
-------------------------------------------------------------------------------
AIM V.I. Balanced Fund   As high a total return as
 - Series I***           possible, consistent with
                         preservation of capital
-------------------------------------------------------------------------------
AIM V.I. Basic Value    Long-term growth of capital
 Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. Blue Chip      Long-term growth of capital
 Fund - Series I         with a secondary objective of
                         current income
-------------------------------------------------------------------------------
AIM V.I. Capital        Growth of capital
 Appreciation Fund -
 Series I
-------------------------------------------------------------------------------
AIM V.I. Capital        Long-term growth of capital
 Development Fund -
 Series I
-------------------------------------------------------------------------------
AIM V.I. Core Equity    Growth of capital
 Fund - Series I          A I M ADVISORS, INC..
-------------------------------------------------------------------------------
AIM V.I. Dent           Long-term growth of capital
 Demographic Trends
 Fund - Series I****
-------------------------------------------------------------------------------
AIM V.I. Diversified    High level of current income
 Income Fund - Series
 I
-------------------------------------------------------------------------------
AIM V.I. Government     High level of current income
 Securities Fund -       consistent with reasonable
 Series I                concern for safety of
                         principal
-------------------------------------------------------------------------------
AIM V.I. Growth Fund -  Growth of capital
 Series I
-------------------------------------------------------------------------------
AIM V.I. High Yield     High level of current income
 Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. International  Long-term growth of capital
 Growth Fund - Series
 I
-------------------------------------------------------------------------------
AIM V.I. Mid Cap Core   Long-term growth of capital
 Equity Fund - Series
 I
-------------------------------------------------------------------------------
AIM V.I. Money Market   As high a level of current
 Fund - Series I         income as is consistent with
                         the preservation of capital
                         and liquidity
-------------------------------------------------------------------------------
AIM V.I. Premier        Long-term growth of capital
 Equity Fund - Series    with income as a secondary
 I                       objective
-------------------------------------------------------------------------------
AIM V.I. Technology     Capital growth
 Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. Utilities      Capital growth and current
 Fund - Series I         income
-------------------------------------------------------------------------------

* A Fund's investment objective(s) may be changed by the Fund's Board of Trustees without shareholder approval.

** Due to the sometime limited availability of common stocks of small-cap companies that meet the investment criteria for AIM V.I. Aggressive Growth Fund - Series I, the Fund may periodically suspend or limit the offering of its shares and it will be closed to new participants when Fund assets reach $200 million. During the closed periods the Fund will accept additional investments from existing Contract owners maintaining an allocation in the Fund.

*** Effective July 1, 2005, the AIM V.I. Balanced Fund-Series I will change its name to AIM V.I. Basic Balanced Fund-Series I. In addition, the Fund's objective will change to long-term growth of capital and current income.

**** The AIM V.I. Dent Demographic Trends Fund - Series I is sub-advised by H.S.
     Dent Advisors, Inc. Effective July 1, 2005, the AIM V.I. Dent Demographic Trends Fund - Series I will change its name to AIM V.I. Demographic Trends Fund - Series I. In addition, H.S. Dent Advisors, Inc. will no longer be the sub-advisor to the Fund effective June 30, 2005.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE FUNDS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT RISK THAT THE FUNDS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE FUNDS

                                  12 PROSPECTUS

ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT

You may allocate all or a portion of your purchase payments to the Fixed Account. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account does not entitle you to share in the investment experience of the Fixed Account.

GUARANTEE PERIODS

Each payment or transfer allocated to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. In the future, we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

You select the Guarantee Period for each payment or transfer. If you do not select a Guarantee Period, we will assign the same period(s) you selected for your most recent purchase payment(s), if available.

Each purchase payment or transfer allocated to a Guarantee Period must be at least $500. We reserve the right to limit the number of additional purchase payments that you may allocate to the Fixed Account. Please consult with your sales representative for more information.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. WE DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your sales representative or Allstate New York at 1-800-692-4682. The interest rate will never be less than the minimum guaranteed amount stated in the Contract.

                                  13 PROSPECTUS

HOW WE CREDIT INTEREST.

We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment allocated to the Fixed Account would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment....................................................    $10,000
Guarantee Period....................................................    5 years
Annual Interest Rate................................................      4.50%

                          YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
                        ----------  ----------  ----------  ----------  ------------
Beginning Contract
 Value................  $10,000.00
 X (1 + Annual
 Interest Rate)              1.045
                        ----------
                        $10,450.00

Contract Value at end
 of Contract Year.....              $10,450.00
 X (1 + Annual
 Interest Rate)                          1.045
                                    ----------
                                    $10,920.25

Contract Value at end
 of Contract Year.....                          $10,920.25
 X (1 + Annual
 Interest Rate)                                      1.045
                                                ----------
                                                $11,411.66

Contract Value at end
 of Contract Year.....                                      $11,411.66
 X (1 + Annual
 Interest Rate)                                                  1.045
                                                            ----------
                                                            $11,925.19

Contract Value at end
 of Contract Year.....                                                   $11,925.19
 X (1 + Annual
 Interest Rate)                                                               1.045
                                                                        -----------
                                                                         $12,461.82

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict current or future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

RENEWALS. Prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. At the end of the Guarantee Period, we will automatically renew the Guarantee Period value to a new Guarantee Period of the shortest duration available, to be established on the day the previous Guarantee Period expired, or to the Money Market Variable Sub-account if no Guarantee Periods are available at the time of expiration of the previous Guarantee Period. Please consult with your representative. During the 30-day period after the end of the Guarantee Period, you may:

1) Take no action. We will automatically apply your money to a Guarantee Period of the shortest duration available or the Money Market Variable Sub-account. The new Guarantee Period will begin on the day the previous Guarantee Period ends. Please consult with your representative. The new interest rate will be the rate in effect on the 1/ST/ day of the New Period; or

2) Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) Instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4) Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the Preferred Withdrawal Amount, transfers, and amounts applied to an Income Plan from a Guarantee Period, other than those taken or applied during the 30 day period after such Guarantee Period expires, are

                                  14 PROSPECTUS
subject to a Market Value Adjustment. A Market Value Adjustment also will apply when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless applied during the 30 day period after such Guarantee Period expires). A Market Value Adjustment may apply in the calculation of the Settlement Value described below in the "Death Benefit Amount" section below. We will not apply a Market Value Adjustment to a transfer you make as part of a Dollar Cost Averaging Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

..    within the Preferred Withdrawal Amount as described on page 18; or

..    to satisfy the IRS minimum distribution rules.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the Guarantee Period when you remove your money. "TREASURY RATE" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you, transferred, or applied to an Income Plan. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you, transferred, or applied to an Income Plan.

For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES: TRANSFERS

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may request in writing on a form that we provide or by telephone according to the procedure described below. The minimum amount that you may transfer into a Guarantee Period is $500. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Fund on the same day as one transfer.

We will process transfer requests that we receive before 4:00 p.m. Eastern Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 4:00 p.m. on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request. If we decide to postpone transfers from any Guarantee Period for 10 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer. If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment.

TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

You may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the

                                  15 PROSPECTUS
proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

TELEPHONE TRANSFERS

You may make transfers by telephone by calling 1-800-692-4682, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 4:00 p.m. Eastern Time. In the event that the New York Stock Exchange closes early, i.e., before 4:00 p.m. Eastern Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING

The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Fund and raise its expenses, which can impair Fund performance and adversely affect your Contract Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Funds also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Fund, we will impose the trading limitations as described below under "Trading Limitations." Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the portfolio may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS

We reserve the right to limit transfers among the investment alternatives in any Contract Year, or to refuse any transfer request, if:

..    we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Fund or otherwise would be to the disadvantage of other Contract Owners; or

..    we are informed by one or more of the Funds that they intend to restrict the purchase, exchange, or redemption of Fund shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Fund shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

..    the total dollar amount being transferred, both in the aggregate and in the transfer request;

..    the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable Sub-Account in a short period of time can constitute market timing);

..    whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Variable Sub-Account underlying Funds that we have identified as being susceptible to market timing activities;

..    whether the manager of the underlying Fund has indicated that the transfers interfere with Fund management or otherwise adversely impact the Fund; and

..    the investment objectives and/or size of the Variable Sub-Account underlying Fund.

We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a

                                  16 PROSPECTUS
result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Fund may experience the adverse effects of market timing and excessive trading described above.

If we determine that a Contract Owner has engaged in a pattern of market timing or excessive trading activity involving multiple Variable Sub-Accounts, we will require that all future transfer requests be submitted through regular U.S. mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. In addition, for Contracts issued on or after May 1, 2000, if we determine that a Contract Owner has engaged in market timing or excessive trading activity, we will also restrict that Contract Owner from making future additions or transfers into the impacted Variable Sub-Account(s).

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.

DOLLAR COST AVERAGING PROGRAM

Through the Dollar Cost Averaging Program, you may automatically transfer a set amount at regular intervals during the Accumulation Phase from any Variable Sub-Account, or the 1 year Guarantee Period of the Fixed Account, to any other Variable Sub-Account. The interval between transfers may be monthly, quarterly, semi-annually, or annually. You may not use dollar cost averaging to transfer amounts to the Fixed Account.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee. In addition, we will not apply the Market Value Adjustment to these transfers.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market. Call or write us for instructions on how to enroll.

AUTOMATIC FUND REBALANCING PROGRAM

Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Fund Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the AIM V.I. Diversified Income Variable Sub-Account and 60% to be in the AIM V.I. Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Diversified Income Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I. Diversified Income Variable Sub-Account and use the money to buy more units in the AIM V.I. Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Fund Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Fund rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

EXPENSES

As a Contract owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE

During the Accumulation Phase, on each Contract Anniversary, we will deduct a $35 contract maintenance charge from your Contract Value invested in each

                                  17 PROSPECTUS

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Variable Sub-Account in proportion to the amount invested. We also will deduct a full contract maintenance charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver, described below. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is for the cost of maintaining each Contract and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract owners and regulatory agencies. We cannot increase the charge. We will waive this charge if:

..    total purchase payments equal $50,000 or more, or

..    all money is allocated to the Fixed Account on a Contract Anniversary.

MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily at an annual rate of 1.35% of the average daily net assets you have invested in the Variable Sub-Accounts. The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will not be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.

ADMINISTRATIVE EXPENSE CHARGE

We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.

TRANSFER FEE

We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging Program or Automatic Fund Rebalancing Program.

WITHDRAWAL CHARGE

We may assess a withdrawal charge of up to 7% of the purchase payment(s) you withdraw in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment. The charge declines annually to 0% after 7 complete years from the day we receive the purchase payment being withdrawn. A schedule showing how the charge declines appears on page 7. During each Contract Year, you can withdraw up to 10% of purchase payments without paying the charge. Unused portions of this 10% "PREFERRED WITHDRAWAL AMOUNT" are not carried forward to future Contract Years.

We determine the withdrawal charge by;

..    multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn by

..    the part of each purchase payment withdrawal that is in excess of the
     Preferred Withdrawal Amount, adjusted by a Market Value Adjustment.

We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the Contract. Thus, for tax purposes, earnings are considered to come out first, which means you pay taxes on the earnings portion of your withdrawal.

If you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.We do not apply a withdrawal charge in the following situations:

..    on the Payout Start Date (a withdrawal charge may apply if you elect to receive income payments for a specified period of less than 120 months);

..    the death of the Contract owner or Annuitant (unless the Settlement Value is used);

..    withdrawals taken to satisfy IRS minimum distribution rules for the
     Contract; or

..    withdrawals made after all purchase payments have been withdrawn.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your

                                  18 PROSPECTUS

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own tax counsel or other tax advisers regarding any withdrawals.

We reserve the right to waive the withdrawal charge with respect to Contracts issued to employees and registered representatives of any broker-dealer that has entered into a sales agreement with ALFS, Inc. ("ALFS") to sell the Contracts and all wholesalers and their employees that are under agreement with ALFS to wholesale the Contract.

PREMIUM TAXES

Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.

DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES

We are not currently making a provision for taxes. In the future, however, we may make a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Taxes section.

OTHER EXPENSES

Each Fund deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Fund whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectus for the Funds. For a summary of current estimates of those charges and expenses, see pages 7-8 above.

We may receive compensation from A I M Advisors, Inc., for administrative services we provide to the Funds.

ACCESS TO YOUR MONEY

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 20.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our service center, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You have the opportunity to name the investment alternative(s) from which you are taking the withdrawal. If none is specified, we will deduct your withdrawal pro-rata from the investment alternatives according to the value of your investments therein.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account.

If you request a total withdrawal, we may require that you return your Contract to us. We also will deduct a Contract Maintenance Charge of $35, unless we have waived the Contract Maintenance Charge on your Contract.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2.   An emergency exists as defined by the SEC; or

3.   The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account for up to 6 months or shorter period if required by law. If we delay payment or transfer for 10 days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

                                  19 PROSPECTUS

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SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging or the Automatic Fund Rebalancing Programs.

Depending on fluctuations in the accumulation unit value of the Variable Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce the amount in any Guarantee Period to less than $500, we will treat it as a request to withdraw the entire amount invested in such Guarantee Period. In addition, if your request for a partial withdrawal would reduce the Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we would inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make an additional Purchase Payment to restore your Contract's value to the contractual minimum of $1,000. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges, and applicable taxes. Your Contract will terminate if you withdraw all of your Contract Value.

INCOME PAYMENTS

PAYOUT START DATE

The Payout Start Date is the day that we apply your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, to an Income Plan. The Payout Start Date must be no later than the Annuitant's 90th birthday.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan. Three Income Plans are available under the Contract. Each is available to provide:

..    fixed income payments;

..    variable income payments; or

..    a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis". Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support the variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule,

                                  20 PROSPECTUS
longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable payments associated with the amount withdrawn. To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. We deduct applicable premium taxes from the Contract Value at the Payout Start Date.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the amount available to apply under an Income Plan is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

..    pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen; or

..    reduce the frequency of your payments so that each payment will be at least
     $20.

VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Funds and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from the Fixed Account for the duration of the Income Plan. We calculate the fixed income payments by:

1) adjusting the portion of the Contract Value in the Fixed Account on the Payout Start Date by any applicable Market Value Adjustment;

2)   deducting any applicable premium tax; and

3) applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

                                  21 PROSPECTUS

CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age. However, we reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.

DEATH BENEFITS

We will pay a death benefit if, prior to the Payout Start Date:

1.   any Contract owner dies; or

2.   the Annuitant dies, if the Contract owner is not a living person.

We will pay the death benefit to the new Contract owner who is determined immediately after the death. The new Contract owner would be a surviving Contract owner or, if none, the Beneficiary(ies). In the case of a Contract owned by a non-living owner, upon death of an Annuitant, we will pay the death benefit to the current Contract owner.

We will not settle any death claim until we receive DUE PROOF OF DEATH.

We will accept the following documentation as Due Proof of Death:

..    a certified copy of a death certificate; or

..    a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

any other proof acceptable to us.

Where there are multiple beneficiaries, we will only value the death benefit at the time the first beneficiary submits the necessary documentation in good order. Any death benefit amounts attributable to any beneficiary which remain in the investment divisions are subject to investment risk.

DEATH BENEFIT AMOUNT

Prior to the Payout Start Date, the death benefit is equal to the greatest of:

1.   the Contract Value as of the date we determine the death benefit; or

2. the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the death benefit; or

3. the Contract Value on the DEATH BENEFIT ANNIVERSARY immediately preceding the date we determine the death benefit, adjusted by any purchase payments, partial withdrawals and charges made since that Death Benefit Anniversary. A "Death Benefit Anniversary" is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract Anniversaries are the first three Death Benefit Anniversaries; or

4. the greatest of the ANNIVERSARY VALUES as of the date we determine the death benefit. An "Anniversary Value" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that Anniversary and reduced by the amount of any partial withdrawals since that anniversary. Anniversary Values will be calculated for each Contract Anniversary prior to the earlier of: (i) the date we determine the death benefit; or (ii) the deceased's 75th birthday or 5 years after the Issue Date, if later.

In calculating the Settlement Value, the amount in each individual Guarantee Period may be subject to a Market Value Adjustment. A Market Value Adjustment will apply to amounts in a Guarantee Period, unless we calculate the Settlement Value during the 30-day period after the expiration of the Guarantee Period. Also, the Settlement Value will reflect deduction of any applicable withdrawal charges, contract maintenance charges, and premium taxes.

We will determine the value of the death benefit as of the end of the Valuation Date on which we receive a complete request for payment of the death benefit, which includes Due Proof of Death. If we receive a request after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on a Valuation Date, we will process the request as of the end of the following Valuation Date.

DEATH BENEFIT PAYMENTS

If the new Owner is your spouse, the new Owner may:

1.   elect to receive the Death Benefit in a lump sum, or

2. elect to apply the Death Benefit to an Income Plan. Payments from the Income Plan must begin within 1 year of the date of death and must be payable throughout:

..    The life of the new Owner; or

..    for a guaranteed number of payments from 5 to 50 years, but not to exceed the life expectancy of the new Owner; or

..    over the life of the new Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Owner.

If your spouse does not elect one of the above options above, the Contract will continue in the Accumulation

                                  22 PROSPECTUS

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Phase as if the death had not occurred. If the Contract is continued in the
Accumulation Phase, the following restrictions apply:

..    On the date the Contract is continued, the Contract Value will equal the amount of the Death Benefit as determined as of the Valuation Date on which we received the completed request for settlement of the Death Benefit (the next Valuation Date, if we receive the completed request for settlement of the Death Benefit after 3 p.m. Central Time). Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Benefit over the Contract Value will be allocated to the Sub-Accounts of the Variable Account. This excess will be allocated in proportion to your Contract Value in those Sub-accounts as of the end of the Valuation Period during which we receive the completed request for settlement of the Death Benefit, except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Money Market Sub-account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

..    transfer all or a portion of the excess among the Variable Sub-Accounts;

..    transfer all or a portion of the excess into the Guaranteed Maturity Fixed
     Account and begin a new Guarantee Period; or

..    transfer all or a portion of the excess into a combination of Variable
     Sub-Accounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in your Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a Withdrawal Charge.

Only one spousal continuation is allowed under this Contract.

If the new Owner is not your spouse but is a living person, the new Owner may:

1)   elect to receive the Death Benefit in a lump sum, or

2) elect to apply the Death Benefit to an Income Plan. Payments from the Income Plan must begin within 1 year of the date of death and must be payable throughout:

..    the life of the new Owner; or

..    for a guaranteed number of payments from 5 to 50 years, but not to exceed the life expectancy of the new Owner; or

..    over the life of the new Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Owner.

If the new Owner does not elect one of the above options above, then the new Owner must receive the Contract Value payable within 5 years of your date of death. The Contract Value will equal the amount of the Death Benefit as determined as of the Valuation Date on which we received the completed request for settlement of the Death Benefit (the next Valuation Date, if we receive the completed request for settlement of the Death Benefit after 3 p.m. Central
Time). Unless otherwise instructed by the new Owner, the excess, if any, of the Death Benefit over the Contract Value will be allocated to the Money Market Variable Sub-Account. The new Owner may exercise all rights as set forth in the TRANSFERS section during this 5 year period.

No additional Purchase Payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

If the new Owner dies prior to the receiving all of the Contract Value, then the new Owner's named Beneficiary(ies) will receive the greater of the Settlement Value or the remaining Contract Value. This amount must be received as a lump sum within 5 years of the date of the original Owner's death.

We reserve the right to offer additional options upon Death of Owner.

If the new Owner is a corporation, trust, or other non-living person:

(a) The new Owner may elect, within 180 days of the date of death, to receive the Death Benefit in a lump sum; or

(b) If the new Owner does not elect the option above, then the new Owner must receive the Contract Value payable within 5 years of your date of death. On the date we receive the complete request for settlement of the Death Benefit, the Contract Value under this option will be the Death Benefit. Unless otherwise instructed by the new Owner, the excess, if any of the Death Benefit over the Contract Value will be allocated to the Money Market Variable Sub-Account. The new Owner may exercise all rights set forth in the Transfers provision during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

If any new Owner is a non-living person, all new Owners will be considered to be non-living persons for the above purposes.

Under any of these options, all ownership rights, subject to any restrictions previously placed upon the Beneficiary, are available to the new Owner from the date of your death to the date on which the death proceeds are paid.

DEATH OF ANNUITANT

 If the Annuitant who is not also the Contract Owner dies prior to the Payout Start Date and the Contract Owner is

                                  23 PROSPECTUS
a living person, then the Contract will continue with a new Annuitant as designated by the Contract Owner.

If the Annuitant who is not also the Contract Owner dies prior to the Payout Start Date and the Contract Owner is a non-living person, the following apply:

(a)  The Contract Owner may elect to receive the Death Benefit in a lump sum; or

(b) If the new Owner does not elect the option above, then the Owner must receive the Contract Value payable within 5 years of the Annuitant's date of death. On the date we receive the complete request for settlement of the Death Benefit, the Contract Value under this option will be the Death Benefit. Unless otherwise instructed by the Contract Owner, the excess, if any, of the Death Benefit over the Contract Value will be allocated to the Money Market Variable Sub-Account. The Contract Owner may then exercise all rights set forth in the Transfers provision during this 5 year period.

We reserve the right to offer additional options upon Death of Annuitant.

MORE INFORMATION

ALLSTATE NEW YORK

Allstate New York is the issuer of the Contract. Allstate New York is a stock life insurance company organized under the laws of the State of New York. Allstate New York was incorporated in 1967 and was known as "Financial Life Insurance Company" from 1967 to 1978. From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Since 1984 the company has been known as "Allstate Life Insurance Company of New York."

Allstate New York is currently licensed to operate in New York. Our home office is located at 100 Motor Parkway, Hauppauge, NY 11788-5107. Our service center is located in Vernon Hills, Illinois.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of Illinois. With the exception of the directors qualifying shares, all of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

THE VARIABLE ACCOUNT

Allstate New York established the Allstate Life of New York Separate Account A on December 15, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate New York.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under New York law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate New York.

The Variable Account consists of multiple Variable Sub-Accounts, 18 of which are available through the Contracts. Each Variable Sub-Account invests in a corresponding Fund. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Funds. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE FUNDS

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Funds in shares of the distributing Fund at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Funds held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Funds that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Fund as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Fund. The votes decrease as income payments are made and as the reserves for the Contract decrease.

                                  24 PROSPECTUS

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We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Fund shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN FUNDS. If the shares of any of the Funds are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Fund and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the 1940 Act. We also may add new Variable Sub-Accounts that invest in underlying Funds. We will notify you in advance of any changes.

CONFLICTS OF INTEREST. Certain of the Funds sell their shares to Variable Accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance Variable Accounts and variable annuity Variable Accounts to invest in the same Fund. The boards of trustees of these Funds monitor for possible conflicts among Variable Accounts buying shares of the Funds. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a Variable Account to comply with such laws could cause a conflict. To eliminate a conflict, a Fund's board of trustees may require a Variable Account to withdraw its participation in a Fund. A Fund's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a Variable Account withdrawing because of a conflict.

THE CONTRACT

DISTRIBUTION. ALFS, Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook, Illinois 60062, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended ("EXCHANGE ACT"), and is a member of the NASD.

We will pay commissions to broker-dealers who sell the Contracts. Commissions paid may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 8 1/2% of any purchase payments. Sometimes, we also pay the broker-dealer a persistency bonus in addition to the standard commissions. A persistency bonus is not expected to exceed .56%, on an annual basis, of the purchase payments considered in connection with the bonus. These commissions are intended to cover distribution expenses.

Allstate New York does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract owners arising out of services rendered or Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account.

We provide the following administrative services, among others:

..    issuance of the Contracts;

..    maintenance of Contract owner records;

..    Contract owner services;

..    calculation of unit values;

..    maintenance of the Variable Account; and

..    preparation of Contract owner reports.

We will send you Contract statements and transaction confirmations at least annually. The annual statement details values and specific Contract data for each particular Contract. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

NON-QUALIFIED ANNUITIES HELD WITHIN A QUALIFIED PLAN

If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate Life Insurance Company of New York no longer issues deferred annuities to employer sponsored qualified retirement plans.

                                  25 PROSPECTUS

LEGAL MATTERS

All matters of New York law pertaining to the Contracts, including the validity of the Contracts and Allstate New York's right to issue such Contracts under New York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.

                                  26 PROSPECTUS

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TAXES

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE NEW YORK MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

Allstate New York is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable Account is not an entity separate from Allstate New York, and its operations form a part of Allstate New York, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Allstate New York believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate New York does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate New York does not intend to make provisions for any such taxes. If Allstate New York is taxed on investment income or capital gains of the Variable Account, then Allstate New York may impose a charge against the Variable Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..    the Contract Owner is a natural person,

..    the investments of the Variable Account are "adequately diversified"
     according to Treasury Department regulations, and

..    Allstate New York is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the surviving Contract Owner. Since the trust will be the surviving Contract Owner in all cases, the Death Benefit will be payable to the trust notwithstanding any beneficiary designation on the annuity contract. A trust, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment; or 2) payment deferred up to five years from date of death.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate New York does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department

                                  27 PROSPECTUS

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announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate New York does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..    if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..    if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

..    if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

..    if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

..    if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any

                                  28 PROSPECTUS

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premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or becoming totally disabled,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made under an immediate annuity, or

..    attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance; as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different. Your Contract may not permit partial exchanges.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate New York (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Allstate New York is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate New York is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate New York as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with

                                  29 PROSPECTUS

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all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as or in connection with:

..    Individual Retirement Annuities (IRAs) under Code Section 408(b);

..    Roth IRAs under Code Section 408A;

..    Simplified Employee Pension (SEP IRA) under Code Section 408(k);

..    Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section
     408(p);

..    Tax Sheltered Annuities under Code Section 403(b);

..    Corporate and Self Employed Pension and Profit Sharing Plans under Code
     Section 401; and

..    State and Local Government and Tax-Exempt Organization Deferred
     Compensation Plans under Code Section 457.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate New York no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate New York can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate New York does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain qualified plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made to a beneficiary after the Contract Owner's death,

..    attributable to the Contract Owner being disabled, or

..    made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

                                  30 PROSPECTUS

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It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or total disability,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made after separation from service after age 55 (does not apply to IRAs),

..    made pursuant to an IRS levy,

..    made for certain medical expenses,

..    made to pay for health insurance premiums while unemployed (applies only for IRAs),

..    made for qualified higher education expenses (applies only for IRAs), and

..    made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate New York is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate New York is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

..    required minimum distributions, or,

..    a series of substantially equal periodic payments made over a period of at least 10 years, or,

..    a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..    hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate New York is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate New York as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien or to certain other 'foreign persons'. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer

                                  31 PROSPECTUS
identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL

IRAS). Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

(b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

(c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.

SIMPLIFIED EMPLOYEE PENSION IRA. Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..    attains age 59 1/2,

..    severs employment,

..    dies,

..    becomes disabled, or

..    incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate New York is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do

                                  32 PROSPECTUS
not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS.

Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees (commonly referred to as "H.R.10" or "Keogh"). Such retirement plans may permit the purchase of annuity contracts. Allstate New York no longer issues annuity contracts to employer sponsored qualified retirement plans.

There are two owner types for contracts intended to qualify under Section 401(a): a qualified plan fiduciary or an annuitant owner.

..    A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

..    An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owner by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant's spouse (if applicable), which is consistent with the required IRS language for qualified plans under Section 401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION

PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan. Allstate New York no longer issues annuity contracts to employer sponsored qualified retirement plans. Contracts that have been previously sold to State and Local government and Tax-Exempt organization Deferred Compensation Plans will be administered consistent with the rules for contracts intended to qualify under Section 401(a).

                                  33 PROSPECTUS

ANNUAL REPORTS AND OTHER DOCUMENTS

Allstate New York's annual report on Form 10-K for the year ended December 31, 2004 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000839759. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at: Customer Service, 2940 S. 84TH STREET, LINCOLN, NE 68506-4142 (telephone: 1-800-692-4682).

                                  34 PROSPECTUS

APPENDIX A ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED*

BASIC POLICY

For the period beginning January 1 and ending December 31,     1996     1997      1998      1999       2000
--------------------------------------------------------------------------------------------------------------
AIM V.I. AGGRESSIVE GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     --        --        --  $ 10.000  $   13.988
 Accumulation Unit Value, End of Period                           --        --        --  $ 13.988  $    14.15
 Number of Units Outstanding, End of Period                       --        --        --    12,661      53,890
AIM V.I. BALANCED - SERIES I SUB-ACCOUNT **
 Accumulation Unit Value, Beginning of Period                     --        --        --  $ 10.000  $   13.162
 Accumulation Unit Value, End of Period                           --        --        --  $ 13.162  $    12.43
 Number of Units Outstanding, End of Period                       --        --        --     6,382      24,499
AIM V.I. BASIC VALUE - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     --        --        --        --          --
 Accumulation Unit Value, End of Period                           --        --        --        --          --
 Number of Units Outstanding, End of Period                       --        --        --        --          --
AIM V.I. BLUE CHIP - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     --        --        --        --  $   10.000
 Accumulation Unit Value, End of Period                           --        --        --        --  $     8.82
 Number of Units Outstanding, End of Period                       --        --        --        --      11,309
AIM V.I. CAPITAL APPRECIATION - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 9.855  $ 11.387  $ 12.739  $ 14.979  $   21.350
 Accumulation Unit Value, End of Period                      $11.387  $ 12.739  $ 14.979  $ 21.350  $    18.75
 Number of Units Outstanding, End of Period                    7,681   161,013   287,336   425,748     456,761
AIM V.I. CAPITAL DEVELOPMENT - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     --        --        --  $ 10.000  $   11.655
 Accumulation Unit Value, End of Period                           --        --        --  $ 11.655  $    12.55
 Number of Units Outstanding, End of Period                       --        --        --     3,948      18,297
AIM V.I. CORE EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 9.926  $ 11.699  $ 14.496  $ 18.243  $   24.138
 Accumulation Unit Value, End of Period                      $11.699  $ 14.496  $ 18.243  $ 24.138  $    20.33
 Number of Units Outstanding, End of Period                    5,371   167,625   361,890   645,133     674,689
AIM V.I. DENT DEMOGRAPHIC TRENDS - SERIES I SUB-ACCOUNT ***
 Accumulation Unit Value, Beginning of Period                     --        --        --        --  $   10.000
 Accumulation Unit Value, End of Period                           --        --        --        --  $     7.89
 Number of Units Outstanding, End of Period                       --        --        --        --      32,307
AIM V.I. DIVERSIFIED INCOME - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $10.086  $ 10.934  $ 11.789  $ 12.035  $   12.002
 Accumulation Unit Value, End of Period                      $10.934  $ 11.789  $ 12.035  $ 12.002  $    11.55
 Number of Units Outstanding, End of Period                    4,618    58,958   146,644   227,201     204,561
AIM V.I. GOVERNMENT SECURITIES - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $10.080  $ 10.164  $ 10.834  $ 11.829  $   11.189
 Accumulation Unit Value, End of Period                      $10.164  $ 10.834  $ 11.829  $ 11.189  $    12.15
 Number of Units Outstanding, End of Period                        0    39,009   301,983   108,494      99,531
AIM V.I. GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 9.892  $ 11.466  $ 14.338  $ 18.954  $   25.263
 Accumulation Unit Value, End of Period                      $11.466  $ 14.338  $ 18.954  $ 25.263  $    19.80
 Number of Units Outstanding, End of Period                    2,384    97,039   220,831   383,214     403,785
AIM V.I. HIGH YIELD - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     --        --        --  $ 10.000  $    9.957
 Accumulation Unit Value, End of Period                           --        --        --  $  9.957  $     7.95
 Number of Units Outstanding, End of Period                       --        --        --     1,751         834

                                  35 PROSPECTUS

AIM V.I. INTERNATIONAL GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $10.168  $ 11.953  $ 12.598  $ 14.340  $   21.914
 Accumulation Unit Value, End of Period                      $11.953  $ 12.598  $ 14.340  $ 21.914  $    15.90
 Number of Units Outstanding, End of Period                    5,404    85,934   136,898   220,690     245,480
AIM V.I. MID CAP CORE EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     --        --        --        --          --
 Accumulation Unit Value, End of Period                           --        --        --        --          --
 Number of Units Outstanding, End of Period                       --        --        --        --          --
AIM V.I. MONEY MARKET - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $10.023  $ 10.369  $ 10.745  $ 11.126  $   11.479
 Accumulation Unit Value, End of Period                      $10.369  $ 10.745  $ 11.126  $ 11.479  $    11.98
 Number of Units Outstanding, End of Period                    4,373    42,128    87,010   137,433      95,879
AIM V.I. PREMIER EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 9.800  $ 11.090  $ 13.520  $ 17.644  $   22.589
 Accumulation Unit Value, End of Period                      $11.090  $ 13.520  $ 17.644  $ 22.589  $    19.00
 Number of Units Outstanding, End of Period                    5,921   180,440   405,246   987,076   1,000,356
AIM V.I. TECHNOLOGY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     --        --        --        --          --
 Accumulation Unit Value, End of Period                           --        --        --        --          --
 Number of Units Outstanding, End of Period                       --        --        --        --          --
AIM V.I. UTILITIES - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     --        --        --        --          --
 Accumulation Unit Value, End of Period                           --        --        --        --          --
 Number of Units Outstanding, End of Period                       --        --        --        --          --

For the period beginning January 1 and ending December 31,     2001      2002      2003      2004
--------------------------------------------------------------------------------------------------
AIM V.I. AGGRESSIVE GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $  14.15  $ 10.308  $  7.856  $  9.809
 Accumulation Unit Value, End of Period                      $ 10.308  $  7.856  $  9.809  $ 10.809
 Number of Units Outstanding, End of Period                    51,176    37,549    30,613    28,619
AIM V.I. BALANCED - SERIES I SUB-ACCOUNT **
 Accumulation Unit Value, Beginning of Period                $  12.43  $ 10.849  $  8.865  $ 10.167
 Accumulation Unit Value, End of Period                      $ 10.849  $  8.865  $ 10.167  $ 10.774
 Number of Units Outstanding, End of Period                    29,494    29,105    30,281    23,748
AIM V.I. BASIC VALUE - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $ 11.200  $  8.594  $ 11.319
 Accumulation Unit Value, End of Period                      $ 11.200  $  8.594  $ 11.319  $ 12.390
 Number of Units Outstanding, End of Period                     6,325    22,360    26,204    45,919
AIM V.I. BLUE CHIP - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   8.82  $  6.736  $  4.902  $  6.046
 Accumulation Unit Value, End of Period                      $  6.736  $  4.902  $  6.046  $  6.238
 Number of Units Outstanding, End of Period                     8,408    33,025    34,736    36,134
AIM V.I. CAPITAL APPRECIATION - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $  18.75  $ 14.176  $ 10.569  $ 13.491
 Accumulation Unit Value, End of Period                      $ 14.176  $ 10.569  $ 13.491  $ 14.178
 Number of Units Outstanding, End of Period                   393,890   342,465   300,657   272,332
AIM V.I. CAPITAL DEVELOPMENT - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $  12.55  $ 11.369  $  8.812  $ 11.757
 Accumulation Unit Value, End of Period                      $ 11.369  $  8.812  $ 11.757  $ 13.383
 Number of Units Outstanding, End of Period                    15,528    17,080    14,370    15,343
AIM V.I. CORE EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $  20.33  $ 15.460  $ 12.863  $ 15.774
 Accumulation Unit Value, End of Period                      $ 15.460  $ 12.863  $ 15.774  $ 16.941
 Number of Units Outstanding, End of Period                   590,855   490,936   436,022   385,401

                                  36 PROSPECTUS

AIM V.I. DENT DEMOGRAPHIC TRENDS - SERIES I SUB-ACCOUNT ***
 Accumulation Unit Value, Beginning of Period                $   7.89  $  5.294  $  3.537  $  4.793
 Accumulation Unit Value, End of Period                      $  5.294  $  3.537  $  4.793  $  5.114
 Number of Units Outstanding, End of Period                    23,934    21,406    21,473    20,823
AIM V.I. DIVERSIFIED INCOME - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $  11.55  $ 11.788  $ 11.886  $ 12.797
 Accumulation Unit Value, End of Period                      $ 11.788  $ 11.886  $ 12.797  $ 13.248
 Number of Units Outstanding, End of Period                   179,226   153,878   158,069   118,523
AIM V.I. GOVERNMENT SECURITIES - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $  12.15  $ 12.738  $ 13.759  $ 13.706
 Accumulation Unit Value, End of Period                      $ 12.738  $ 13.759  $ 13.706  $ 13.855
 Number of Units Outstanding, End of Period                   110,454   147,016    91,728    73,112
AIM V.I. GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $  19.80  $ 12.901  $  8.777  $ 11.353
 Accumulation Unit Value, End of Period                      $ 12.901  $  8.777  $ 11.353  $ 12.110
 Number of Units Outstanding, End of Period                   338,025   291,782   263,392   237,475
AIM V.I. HIGH YIELD - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   7.95  $  7.443  $  6.908  $  8.717
 Accumulation Unit Value, End of Period                      $  7.443  $  6.908  $  8.717  $  9.558
 Number of Units Outstanding, End of Period                     4,833     5,236     4,236     4,779
AIM V.I. INTERNATIONAL GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $  15.90  $ 11.980  $  9.957  $ 12.665
 Accumulation Unit Value, End of Period                      $ 11.980  $  9.957  $ 12.665  $ 15.480
 Number of Units Outstanding, End of Period                   213,691   190,512   160,288   141,698
AIM V.I. MID CAP CORE EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $ 11.357  $  9.950  $ 12.486
 Accumulation Unit Value, End of Period                      $ 11.357  $  9.950  $ 12.486  $ 14.007
 Number of Units Outstanding, End of Period                     2,829    13,588    15,110    19,232
AIM V.I. MONEY MARKET - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $  11.98  $ 12.231  $ 12.198  $ 12.092
 Accumulation Unit Value, End of Period                      $ 12.231  $ 12.198  $ 12.092  $ 12.000
 Number of Units Outstanding, End of Period                   151,830   129,079    84,943    46,009
AIM V.I. PREMIER EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $  19.00  $ 16.376  $ 11.256  $ 13.877
 Accumulation Unit Value, End of Period                      $ 16.376  $ 11.256  $ 13.877  $ 14.466
 Number of Units Outstanding, End of Period                   881,690   685,598   606,188   538,069
AIM V.I. TECHNOLOGY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                      --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                            --        --        --  $ 11.090
 Number of Units Outstanding, End of Period                        --        --        --     4,500
AIM V.I. UTILITIES - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                      --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                            --        --        --  $ 12.230
 Number of Units Outstanding, End of Period                        --        --        --    61,438

* The Contracts were first offered on October 14, 1996. The inception date of the following Variable Sub-Accounts is October 14, 1996: AIM V.I. Capital Appreciation - Series I Sub-Account, AIM V.I. Diversified Income - Series I Sub-Account, AIM V.I. Government Securities - Series I Sub-Account, AIM V.I. Growth - Series I Sub-Account, AIM V.I. Core Equity - Series I Sub-Account, AIM V.I. International Growth - Series I Sub-Account, AIM V.I. Money Market - Series I Sub-Account, AIM V.I. Premier Equity - Series I Sub-Account. The inception date of the AIM V.I. Aggressive Growth - Series I Sub-Account, AIM V.I. Balanced - Series I Sub-Account, AIM V.I. Capital Development - Series I Sub-Account, and AIM V.I. High Yield - Series I Sub-Account is October 25, 1999. The inception date of the AIM V.I. Blue Chip - Series I Sub-Account and AIM V.I. Dent Demographic Trends - Series I Sub-Account is January 3, 2000. The inception date of the AIM V.I. Basic Value - Series I Sub-Account and AIM V.I. Mid Cap Core Equity - Series I Sub-Account is October 1, 2001. The inception date of the AIM V.I. Technology - Series I Sub-Account and the AIM V.I. Utilities - Series I Sub-Account is October 15, 2004.The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.35% and an administrative charge of 0.10%.

** Effective July 1, 2005, the AIM V.I. Balanced Fund-Series I will change its name to AIM V.I. Basic Balanced Fund-Series I. Effective July 1, 2005, a corresponding change in the name of the Variable Sub-Account that invests in that Fund will be made.

*** Effective July 1, 2005, the AIM V.I. Dent Demographic Trends Fund - Series I will change its name to AIM V.I. Demographic Trends Fund - Series I. Effective July 1, 2005, a corresponding change in the name of the Variable Sub-Account that invests in that Fund will be made.

                                  37 PROSPECTUS

APPENDIX B MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Guarantee Period.

J = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a note for a maturity of length N is not available, a weighted average will be used. If N is one year or less, J will be the 1-year Treasury Rate.

"Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15.

The Market Value Adjustment factor is determined from the following formula:

..9 X (I - J) X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred (in excess of the Free Withdrawal Amount) paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30 day period after such Guarantee Period expires.

                                  38 PROSPECTUS

EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment: $10,000

Guarantee Period: 5 years

Treasury Rate (at the time the Guarantee Period was established): 4.50%

Assumed Net Annual Earnings Rate in Money Market Variable Sub-Account: 4.50%

Full Surrender: End of Contract Year 3

NOTE: These examples assume that premium taxes are not applicable.

Step 1. Calculate Contract                $10,000.00 X (1.045)/3/ = $11,411.66
 Value at End of  Contract
 Year 3:
Step 2. Calculate the                     .10 X $10,000.00 = $1,000.00
 Preferred Withdrawal
 Amount:
Step 3. Calculate the                     I = 4.50%
 Market Value Adjustment:                 J = 4.20%

                                              730 days
                                          N = -------- = 2
                                              365 days

                                          Market Value Adjustment Factor: .9 X (I - J) X N =
                                          .9 X (.045 - .042) X (2) = .0054

                                          Market Value Adjustment = Market Value Adjustment
                                          Factor X Amount Subject to Market Value
                                          Adjustment:

                                           = .0054 X ($11,411.66 - $1,000.00) = $56.22

Step 4. Calculate the                     .05 X ($10,000.00 - $1,000.00 + $56.22) = $452.81
 Withdrawal Charge:
Step 5. Calculate the                     $11,411.66 - $452.81 +  $56.22 = $11,015.07
 amount received by a
 Contract owner as a result
 of full withdrawal at the
 end of Contract Year 3:

EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)

EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract Value at End   $10,000.00 X  (1.045)/3/ = $11,411.66
 of Contract Year 3:
Step 2. Calculate the Preferred           .10 X $10,000.00 = $1,000.00
 Withdrawal Amount:
Step 3. Calculate the Market Value        I = 4.50%
 Adjustment:                              J = 4.80%

                                              730 days
                                          N = -------- = 2
                                              365 days

                                          Market Value Adjustment Factor: .9 X (I - J) X N =
                                          .9 X (.045 - .048) X (2) = - .0054

                                          Market Value Adjustment = Market Value Adjustment
                                          Factor X Amount Subject to Market Value Adjustment:

                                           -.0054 X ($11,411.66 - $1,000.00) = $-56.22

Step 4. Calculate the Withdrawal Charge:  .05 X ($10,000.00 - $1,000.00 - $56.22) = $447.19
Step 5. Calculate the amount received by
 a Contract owner as a result of full
 withdrawal at the end of Contract Year
 3:                                       $11,411.66 - $447.19 - $56.22 = $10,908.25

                                  39 PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION

TABLE OF CONTENTS

ADDITIONS, DELETIONS OR SUBSTITUTIONS OF INVESTMENTS

THE CONTRACT

                              Purchase of Contracts

CALCULATION OF ACCUMULATION UNIT VALUES

NET INVESTMENT FACTOR

CALCULATION OF VARIABLE INCOME PAYMENTS

CALCULATION OF ANNUITY UNIT VALUES

GENERAL MATTERS

                                Incontestability

                                   Settlements

                  Safekeeping of the Variable Account's Assets

                                  Premium Taxes

                                  Tax Reserves

EXPERTS

FINANCIAL STATEMENTS

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                  40 PROSPECTUS

AIM LIFETIME PLUS(SM) II VARIABLE ANNUITY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

STREET ADDRESS: 2940 S. 84TH STREET, LINCOLN, NE 68506-4142 MAILING ADDRESS:
P.O. BOX 82656, LINCOLN, NE 68501-2656 TELEPHONE NUMBER: 1-800-692-4682
PROSPECTUS DATED APRIL 30, 2005

Allstate Life Insurance Company of New York ("ALLSTATE NEW YORK") is offering the AIM Lifetime Plus(SM) II Variable Annuity, a group flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 21 investment alternatives ("INVESTMENT ALTERNATIVES"). The investment alternatives include 3 fixed account options

("FIXED ACCOUNT OPTIONS") and 18 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the Allstate Life of New York Separate Account A ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of one of the following funds ("FUNDS") of AIM Variable Insurance Funds, Inc. (SERIES I SHARES):

AIM V.I. AGGRESSIVE GROWTH FUND - SERIES I           AIM V.I. GOVERNMENT SECURITIES FUND -
AIM V.I. BALANCED FUND - SERIES I*                    SERIES I
AIM V.I. BASIC VALUE FUND - SERIES I                 AIM V.I. GROWTH FUND - SERIES I
AIM V.I. BLUE CHIP FUND - SERIES I                   AIM V.I. HIGH YIELD FUND - SERIES I
AIM V.I. CAPITAL APPRECIATION FUND - SERIES I        AIM V.I. INTERNATIONAL GROWTH FUND -
AIM V.I. CAPITAL DEVELOPMENT FUND - SERIES I          SERIES I
AIM V.I. CORE EQUITY FUND - SERIES I                 AIM V.I. MID CAP CORE EQUITY FUND -
AIM V.I. DENT DEMOGRAPHIC TRENDS FUND - SERIES I**    SERIES I
AIM V.I. DIVERSIFIED INCOME FUND - SERIES I          AIM V.I. MONEY MARKET FUND - SERIES I
                                                     AIM V.I. PREMIER EQUITY FUND - SERIES I
                                                     AIM V.I. TECHNOLOGY FUND - SERIES I
                                                     AIM V.I. UTILITIES FUND - SERIES I

* Effective July 1, 2005, the AIM V.I. Balanced Fund-Series I will change its name to AIM V.I. Basic Balanced Fund-Series I.

** Effective July 1, 2005, the AIM V.I. Dent Demographic Trends Fund - Series I will change its name to AIM V.I. Demographic Trends Fund - Series I.

WE (Allstate New York) have filed a Statement of Additional Information, dated April 30, 2005, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page 41 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http:www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site (http:\\www.sec.gov).

                       THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR HAS IT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A FEDERAL CRIME.

IMPORTANT NOTICES      THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS
                       THAT HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL
                       INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE
                       CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR
                       GUARANTEED BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY
                       AGENCY. INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT
                       RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                       THE CONTRACTS ARE NOT FDIC INSURED.

                       THE CONTRACTS WERE ONLY AVAILABLE IN NEW YORK, BUT ARE NO LONGER AVAILABLE FOR SALE.

                                  1 PROSPECTUS

TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
OVERVIEW
  Important Terms                                                              3
  The Contract at a Glance                                                     4
  How the Contract Works                                                       6
  Expense Table                                                                7
  Financial Information                                                        9
CONTRACT FEATURES
  The Contract                                                                 9
  Purchases                                                                   10
  Contract Value                                                              11
  Investment Alternatives                                                     12
     The Variable Sub-Accounts                                                12
     The Fixed Account Options                                                13
     Transfers                                                                15
  Expenses                                                                    18
  Other Expenses                                                              19
  Access To Your Money                                                        19

                                                                            PAGE
                                                                            ----
  Income Payments                                                             20
  Death Benefits                                                              22
OTHER INFORMATION
  More Information:
     Allstate New York                                                        25
     The Variable Account                                                     25
     The Funds                                                                25
     The Contract                                                             26
     Non-Qualified Annuities Held Within a Qualified Plan                     26
     Legal Matters                                                            26
  Taxes                                                                       27
  Annual Reports and Other Documents                                          34
APPENDIX A-ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS
OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST
OFFERED                                                                       35
APPENDIX B-MARKET VALUE ADJUSTMENT                                            39
 STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS                        41

--------------------------------------------------------------------------------

                                  2 PROSPECTUS

IMPORTANT TERMS
--------------------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                            PAGE
                                                                            ----
Accumulation Phase                                                             6
Accumulation Unit                                                             11
Accumulation Unit Value                                                       11
Allstate New York ("We and/or "Us")                                        1, 25
Anniversary Values                                                            23
Annuitant                                                                      9
Automatic Additions Program                                                   10
Automatic Fund Rebalancing Program                                            17
Beneficiary                                                                    9
Cancellation Period                                                            4
Contract*                                                                     26
Contract Anniversary                                                           5
Contract Owner ("You")                                                         9
Contract Value                                                                 5
Contract Year                                                                  5
Death Benefit Anniversary                                                     22
Dollar Cost Averaging Option                                                  13
Dollar Cost Averaging Program                                                 17
Due Proof of Death                                                            22
Enhanced Death Benefit Option                                                 23

                                                                            PAGE
                                                                            ----
Fixed Account Options                                                         13
Funds                                                                         25
Guarantee Periods                                                             13
Income Plans                                                                  20
Investment Alternatives                                                        4
Issue Date                                                                     6
Market Value Adjustment                                                       14
Payout Phase                                                                   6
Payout Start Date                                                             20
Preferred Withdrawal Amount                                                   18
Right to Cancel                                                               10
SEC                                                                            1
Settlement Value                                                              22
Systematic Withdrawal Program                                                 20
Tax Qualified Contracts                                                       30
Treasury Rate                                                                 15
Valuation Date                                                                10
Variable Account                                                              25
Variable Sub-Account                                                          12

* The AIM Lifetime Plus(SM) II Variable Annuity is a group contract and your ownership is represented by certificates. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

                                  3 PROSPECTUS

THE CONTRACT AT A GLANCE

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS                You can purchase a Contract with an initial
                                 purchase payment of $5,000 ($2,000 for
                                 "QUALIFIED CONTRACTS," which are Contracts
                                 issued with QUALIFIED PLANS). You can add to
                                 your Contract as often and as much as you like,
                                 but each payment must be at least $500 ($100
                                 for automatic purchase payments to the variable
                                 investment options). You must maintain a
                                 minimum account size of $1,000.
-------------------------------------------------------------------------------

RIGHT TO CANCEL                  You may cancel your Contract within 10 days
                                 after receipt ("CANCELLATION PERIOD"). Upon
                                 cancellation, as permitted by federal or state
                                 law, we will return your purchase payments
                                 adjusted to reflect the investment experience
                                 of any amounts allocated to the Variable
                                 Account. The adjustment will reflect the
                                 deduction of mortality and expense risk charges
                                 and administrative expense charges.
-------------------------------------------------------------------------------

EXPENSES                         You will bear the following expenses:

                                 . Total Variable Account annual fees equal to 1.10% of average daily net Assets (1.30% if you select the ENHANCED DEATH BENEFIT OPTION)

                                 . Annual contract maintenance charge of $35 (with certain exceptions)

                                 . Withdrawal charges ranging from 0% to 7% of payment withdrawn (with certain exceptions)

                                 . Transfer fee of $10 after 12th transfer in any CONTRACT YEAR (fee currently waived)

                                 . State premium tax (New York currently does not impose one).

                                 In addition, each Fund pays expenses that you will bear indirectly if you invest in a Variable Sub-Account.
-------------------------------------------------------------------------------

INVESTMENT                       The Contract offers 21 investment alternatives
ALTERNATIVES                     including:

                                 .    3 Fixed Account Options (which credit
                                      interest at rates we guarantee), and

                                 .    18 Variable Sub-Accounts investing in
                                      Funds offering professional money
                                      management by A I M Advisors, Inc.

                                 To find out current rates being paid on the Fixed Account Options, or to find out how the Variable Sub-Accounts have performed, please call us at 1-800-692-4682.

-------------------------------------------------------------------------------

SPECIAL SERVICES                 For your convenience, we offer these special
                                 services:

                                 .    AUTOMATIC FUND REBALANCING PROGRAM

                                 .    AUTOMATIC ADDITIONS PROGRAM

                                 .    DOLLAR COST AVERAGING PROGRAM

                                 .    SYSTEMATIC WITHDRAWAL PROGRAM
-------------------------------------------------------------------------------

INCOME PAYMENTS                  You can choose fixed income payments, variable
                                 income payments, or a combination of the two.
                                 You can receive your income payments in one of the following ways:

                                 .    life income with guaranteed payments

                                 .    a joint and survivor life income with
                                      guaranteed payments

                                 . guaranteed payments for a specified period (5 to 30 years)
-------------------------------------------------------------------------------

                                  4 PROSPECTUS

DEATH BENEFITS If you or the Annuitant (if the Contract is owned by a non-living person) die before the PAYOUT START DATE, we will pay the death benefit described in the Contract. We also offer an Enhanced Death Benefit Option.
-------------------------------------------------------------------------------

TRANSFERS                        Before the Payout Start Date, you may transfer
                                 your Contract value ("CONTRACT VALUE") among the investment alternatives, with certain restrictions.

                                 We do not currently impose a fee upon
                                 transfers. However, we reserve the right to
                                 charge $10 per transfer after the 12th transfer in each "CONTRACT YEAR," which we measure from the date we issue your contract or a Contract anniversary ("CONTRACT ANNIVERSARY").
-------------------------------------------------------------------------------

WITHDRAWALS                      You may withdraw some or all of your Contract
                                 Value at any time during the Accumulation
                                 Phase. Full or partial withdrawals are
                                 available under limited circumstances on or after the Payout Start Date.

                                 In general, you must withdraw at least $50 at a time ($1,000 for withdrawals made during the Payout Phase.) Withdrawals in the Payout Phase are only available if the Payout Option is a Variable Income Payment using Guaranteed Payments for a Specified Period. Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings.

                                 Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge and MARKET VALUE ADJUSTMENT also may apply.
-------------------------------------------------------------------------------

                                  5 PROSPECTUS

HOW THE CONTRACT WORKS

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 21 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in the Fixed Account Options, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Funds.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page 20. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Funds. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                  Payout Start
Date         Accumulation Phase        Date                   Payout Phase
--------------------------------------------------------------------------------------------------->
You buy      You save for retirement   You elect to receive   You can receive    Or you can receive
a Contract                             income payments or     income payments    income payments
                                       receive a lump sum     for a set period   for life
                                       payment

As the Contract owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract owner, or if there is none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract owner or, if none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-692-4682 if you have any questions about how the Contract works.

                                  6 PROSPECTUS

EXPENSE TABLE

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes because New York currently does not impose premium taxes on annuities. For more information about Variable Account expenses, see "Expenses," below. For more information about Fund expenses, please refer to the accompanying prospectuses for the Funds.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years Since We Received the Purchase  0    1      2   3    4     5    6     7+
Payment Being Withdrawn
-------------------------------------------------------------------------------------------------
Applicable Charge                                        7%   6%    5%   4%   3%    2%   1%    0%
-------------------------------------------------------------------------------------------------
Annual Contract Maintenance Charge                                   $35.00**
-------------------------------------------------------------------------------------------------
Transfer Fee                                                         $10.00***
-------------------------------------------------------------------------------------------------

* Each Contract Year, you may withdraw up to 15% of the Contract Value as of the beginning of the Contract Year without incurring a withdrawal charge or Market Value Adjustment.

**   We will waive this charge in certain cases. See "Expenses."

*** Applies solely to the thirteenth and subsequent transfers within a Contract Year excluding transfers due to dollar cost averaging or automatic fund rebalancing. We are currently waiving the transfer fee.

VARIABLE ACCOUNT ANNUAL EXPENSES

(AS A PERCENTAGE OF DAILY NET ASSET VALUE DEDUCTED FROM EACH VARIABLE
SUB-ACCOUNT)

WITHOUT ENHANCED DEATH BENEFIT OPTION                                      1.00%
Mortality and Expense Risk Charge
--------------------------------------------------------------------------------
Administrative Expense Charge                                              0.10%
--------------------------------------------------------------------------------
Total Variable Account Annual Expense                                      1.10%
--------------------------------------------------------------------------------
WITH ENHANCED DEATH BENEFIT OPTION                                         1.20%
Mortality and Expense Risk Charge
--------------------------------------------------------------------------------
Administrative Expense Charge                                              0.10%
--------------------------------------------------------------------------------
Total Variable Account Annual Expense                                      1.30%
--------------------------------------------------------------------------------

FUND ANNUAL EXPENSES

(as a percentage of Fund average daily net assets) (1) The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Funds may have agreed to waive their fees and/or reimburse Fund expenses in order to keep the Funds' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement.

More detail concerning each Fund's fees and expenses appears in the prospectus for each Fund.

                             ANNUAL FUND EXPENSES

                                                               Minimum   Maximum
--------------------------------------------------------------------------------
Total Annual Fund Operating Expenses/(1)/
(expenses that are deducted from Fund assets,
which may include management fees, distribution
and/or services
(12b-1) fees, and
other expenses)                                                  0.75%    1.16%
--------------------------------------------------------------------------------

(1) Expenses are shown as a percentage of Fund average daily net assets (before any waiver or reimbursement) as of December 31, 2004.

                                  7 PROSPECTUS

EXAMPLE 1

This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable Account annual expenses, and Fund fees and expenses. The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

..    invested $10,000 in the Contract for the time periods indicated,

..    earned a 5% annual return on your investment, and

..    surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period, and

..    elected the Enhanced Death Benefit Option.

The first line of the example assumes that the maximum fees and expenses of any of the Funds are charged. The second line of the example assumes that the minimum fees and expenses of any of the Funds are charged. Your actual expenses may be higher or lower than those shown below.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT.

                                 1 Year   3 Years    5 Years    10 Years
------------------------------------------------------------------------
Costs Based on Maximum Annual
Fund Expenses                     $797      $1,215    $1,658     $3,129
------------------------------------------------------------------------
Costs Based on Minimum Annual
Fund Expenses                     $755      $1,088    $1,447     $2,711
------------------------------------------------------------------------

EXAMPLE 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                 1 Year    3 Years   5 Years    10 Years
------------------------------------------------------------------------
Costs Based on Maximum
Annual Fund Expenses              $287      $877      $1,490     $3,129
------------------------------------------------------------------------
Costs Based on Minimum
Annual Fund Expenses              $245      $751      $1,280     $2,711
------------------------------------------------------------------------

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR ACTUAL EXPENSES MAY BE LOWER OR GREATER THAN THOSE SHOWN ABOVE. SIMILARLY, YOUR RATE OF RETURN MAY BE LOWER OR GREATER THAN 5%, WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY FUND EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED. THE ABOVE EXAMPLES ASSUME THE ELECTION OF THE ENHANCED DEATH BENEFIT OPTION, WITH A MORTALITY AND EXPENSE RISK CHARGE OF 1.20%, AN ADMINISTRATIVE EXPENSE CHARGE OF 0.10% AND AN ANNUAL CONTRACT MAINTENANCE CHARGE OF $35. IF THE ENHANCED DEATH BENEFIT HAS NOT ELECTED, THE EXPENSE FIGURES SHOWN ABOVE WOULD BE SLIGHTLY LOWER. THE ABOVE EXAMPLES ASSUME TOTAL ANNUAL FUND EXPENSES LISTED IN THE EXPENSE TABLE WILL CONTINUE THROUGHOUT THE PERIODS SHOWN.

                                  8 PROSPECTUS

FINANCIAL INFORMATION

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT." Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Attached as Appendix A to this prospectus are tables showing the Accumulation Unit Values of each Variable Sub-Account since the date we first offered the Contracts. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the Statement of Additional Information. The financial statements of Allstate New York also appear in the Statement of Additional Information.

THE CONTRACT

CONTRACT OWNER

The AIM Lifetime Plus(SM) II Variable Annuity is a contract between you, the Contract Owner, and Allstate New York, a life insurance company. As the Contract owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

..    the investment alternatives during the Accumulation and Payout Phases,

..    the amount and timing of your purchase payments and withdrawals,

..    the programs you want to use to invest or withdraw money,

..    the income payment plan you want to use to receive retirement income,

..    the Annuitant (either yourself or someone else) on whose life the income payments will be based,

..    the Beneficiary or Beneficiaries who will receive the benefits that the
     Contract provides when the last surviving Contract Owner or Annuitant dies, and

..    any other rights that the Contract provides.

If you die, any surviving Contract owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-living person and a living person. If the Contract Owner is a Grantor Trust, the Contract Owner will be considered a non-living person for purposes of this section and the Death Benefit section. The maximum age of the oldest Contract owner cannot exceed age 90 as of the date we receive the completed application to purchase the Contract.

Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended, ("Code") may limit or modify your rights and privileges under the Contract.

ANNUITANT

The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. The maximum age of the Annuitant cannot exceed age 90 as of the date we receive the completed application to purchase the Contract. If the Contract Owner is a living person you may change the Annuitant prior to the Payout Start Date. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

..    the youngest Contract Owner, if living, otherwise

..    the youngest Beneficiary.

BENEFICIARY

The Beneficiary is the person who may elect to receive the Death Benefit or become the new Contract Owner, subject to the Death of Owner provision, if the sole surviving Contract Owner dies before the Payout Start Date (See section titled "Death Benefits" for details.) If the sole surviving Contract owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to

                                  9 PROSPECTUS
change your Beneficiary, you should deliver your written notice to us promptly.

If you do not name a Beneficiary or if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

..    your spouse or, if he or she is no longer alive,

..    your surviving children equally, or if you have no surviving children,

..    your estate.

If more than one Beneficiary survives you, we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries

MODIFICATION OF THE CONTRACT

Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT

No Owner has the right to assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.

PURCHASES

MINIMUM PURCHASE PAYMENTS

Your initial Purchase Payment must be at least $5,000 ($2,000 for a Qualified Contract). All subsequent Purchase Payments must be $500 or more. The maximum Purchase Payment is $2,000,000 without prior approval. We reserve the right to change the minimum Purchase Payment and to change the maximum Purchase Payment. You may make Purchase Payments of at least $500 at any time prior to the Payout Start Date. We also reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM

You may make subsequent purchase payments of at least $100 ($500 for allocation to the Fixed Account Options) by automatically transferring amounts from your bank account. Please consult with your sales representative for detailed information.

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the investment alternatives.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our servicing center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our service center located in Vernon Hills, Illinois (mailing address: 2940 S. 84TH STREET, LINCOLN, NE 68506-4142).

We are open for business each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "VALUATION DATES." Our business day closes when the New York Stock Exchange closes, usually 4:00 p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

RIGHT TO CANCEL

You may cancel the Contract by returning it to us within the Cancellation Period, which is the 10 day period after you receive the Contract (60 days if you are exchanging another contract for the Contract described in this prospectus.) You may return it by delivering it or mailing

                                  10 PROSPECTUS
it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account Options. Upon cancellation, as permitted by federal or state law, we will return your purchase payments allocated to the Variable Account after an adjustment to reflect investment gain or loss and applicable charges that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under ode Section 408(b), we will refund the greater of any purchase payment or the Contract Value.

CONTRACT VALUE

On the issue date, the Contract Value is equal to the initial purchase payment. Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your investment in the Fixed Account Options.

ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Sub-Account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

..    changes in the share price of the Fund in which the Variable Sub-Account invests, and

..    the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date. We also determine a separate set of Accumulation Unit Values reflecting the cost of the Enhanced Death Benefit Option described on page 23.

YOU SHOULD REFER TO THE PROSPECTUS FOR THE FUNDS THAT ACCOMPANIES THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH FUND ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

                                  11 PROSPECTUS

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS

You may allocate your purchase payments to up to 18 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Fund. Each Fund has its own investment objective(s) and policies. We briefly describe the Funds below.

For more complete information about each Fund, including expenses and risks associated with the Fund, please refer to the accompanying prospectus for the Fund. You should carefully review the Fund prospectuses before allocating amounts to the Variable Sub-Accounts. A I M Advisors, Inc. serves as the investment advisor to each Fund.

SERIES I SHARES:        EACH FUND SEEKS*:               INVESTMENT ADVISOR
-------------------------------------------------------------------------------
AIM V.I. Aggressive     Long-term growth of capital
 Growth Fund - Series
 I**
-------------------------------------------------------------------------------
AIM V.I. Balanced Fund   As high a total return as
 - Series I***           possible, consistent with
                         preservation of capital
-------------------------------------------------------------------------------
AIM V.I. Basic Value    Long-term growth of capital
 Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. Blue Chip      Long-term growth of capital
 Fund - Series I         with a secondary objective of
                         current income
-------------------------------------------------------------------------------
AIM V.I. Capital        Growth of capital
 Appreciation Fund -
 Series I
-------------------------------------------------------------------------------
AIM V.I. Capital        Long-term growth of capital
 Development Fund -
 Series I
-------------------------------------------------------------------------------
AIM V.I. Core Equity    Growth of capital                A I M ADVISORS, INC..
 Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. Dent           Long-term growth of capital
 Demographic Trends
 Fund - Series I****
-------------------------------------------------------------------------------
AIM V.I. Diversified    High level of current income
 Income Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. Government     High level of current income
 Securities Fund -       consistent with reasonable
 Series I                concern for safety of
                         principal
-------------------------------------------------------------------------------
AIM V.I. Growth Fund -  Growth of capital
 Series I
-------------------------------------------------------------------------------
AIM V.I. High Yield     High level of current income
 Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. International  Long-term growth of capital
 Growth Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. Mid Cap Core   Long-term growth of capital
 Equity Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. Money Market   As high a level of current
 Fund - Series I         income as is consistent with
                         the preservation of capital
                         and liquidity
-------------------------------------------------------------------------------
AIM V.I. Premier        Long-term growth of capital
 Equity Fund - Series    with income as a secondary
 I                       objective
-------------------------------------------------------------------------------
AIM V.I. Technology     Capital growth
 Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. Utilities      Capital growth and current
 Fund - Series I         income
-------------------------------------------------------------------------------

* A Fund's investment objective(s) may be changed by the Fund's Board of Trustees without shareholder approval.

** Due to the sometime limited availability of common stocks of small-cap companies that meet the investment criteria for AIM V.I. Aggressive Growth Fund - Series I, the Fund may periodically suspend or limit the offering of its shares and it will be closed to new participants when Fund assets reach $200 million. During closed periods the Fund will accept additional investments from existing Contract owners maintaining an allocation in the Fund.

*** Effective July 1, 2005, the AIM V.I. Balanced Fund-Series I will change its name to AIM V.I. Basic Balanced Fund-Series I. In addition, the Fund's objective will cahnge to long-term growth of capital and current income.

*** The AIM V.I. Dent Demographic Trends Fund - Series I is sub-advised by H.S. Dent Advisors, Inc. Effective July 1, 2005, the AIM V.I. Dent Demographic Trends Fund - Series I will change its name to AIM V.I. Demographic Trends Fund - Series I. In addition, H.S. Dent Advisors, Inc. will no longer be the sub-advisor to the Fund effective June 30, 2005.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE FUNDS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT RISK THAT THE FUNDS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE FUNDS

                                  12 PROSPECTUS

ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS

You may allocate all or a portion of your purchase payments to the Fixed Account. You may choose from among 3 Fixed Account Options, including 2 DOLLAR COST AVERAGING FIXED ACCOUNT OPTIONS ("DOLLAR COST AVERAGING OPTION"), and the option to invest in one or more GUARANTEE PERIODS. The Fixed Account Options may not be available in all states. Please consult with your sales representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.

DOLLAR COST AVERAGING OPTION. You may establish a Dollar Cost Averaging Program, as described on page 17, by allocating purchase payments to the Dollar Cost Averaging Option either for 6 months (the "6 Month Dollar Cost Averaging Option") or for 12 months (the "12 Month Dollar Cost Averaging Option"). Your purchase payments that you allocate to the Dollar Cost Averaging Option will earn interest for the period you select at the current rate in effect at the time of allocation. Rates may differ from those available for the Guarantee Periods described below.

We will credit interest daily at a rate that will compound over the 6 or 12 month period to the annual interest rate we guaranteed at the time of allocation. You must transfer all of your money out of the 6 or 12 Month Dollar Cost Averaging Options to other investment alternatives in equal monthly installments beginning within 30 days of allocation. The number of monthly installments must be no more than 6 for the 6 Month Dollar Cost Averaging Option, and no more than 12 for the 12 Month Dollar Cost Averaging Option.

If we do not receive allocation instructions from you within one month of the date of the payment, the payment plus associated interest will be transferred to the Money Market Variable Sub-Account in equal monthly installments using the longest transfer period being offered at the time the Purchase Payment is made.

At the end of the applicable transfer period, any nominal amounts remaining in the Dollar Cost Averaging Option will be allocated to the Money Market Variable Sub-Account.

You may not transfer funds from other investment alternatives to the Dollar Cost Averaging Option.

Transfers out of the Dollar Cost Averaging Option do not count towards the 12 transfers you can make without paying a transfer fee.

We may declare different interest rates for different amounts allocated to the Dollar Cost Averaging Option depending on when they were allocated. For current interest rate information, please contact your Financial Advisor or our Customer Service unit at 1-800-692-4682.

GUARANTEE PERIODS

Each payment or transfer allocated to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods. You select one or more Guarantee Periods for each purchase payment or transfer. If you do not select the Guarantee Period for a purchase payment or transfer, we will assign the shortest Guarantee Period available under the Contract for such payment or transfer. We reserve the right to limit the number of additional purchase payments that you may allocate to this Option. Please consult with your sales representative for more information. Each Purchase Payment or transfer allocated to a Guarantee Period must be at least $500.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. WE DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your sales representative or Allstate New York at 1-800-692-4682. The interest rates we credit for the Dollar Cost Averaging Option will never be less than 3% annually.

HOW WE CREDIT INTEREST. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period.

                                  13 PROSPECTUS

The following example illustrates how a purchase payment allocated to a Guarantee Period would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment....................................................    $10,000
Guarantee Period....................................................    5 years
Annual Interest Rate................................................      4.50%

                              END OF CONTRACT YEAR

                          YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
                        ----------  ----------  ----------  ----------  ------------
Beginning Contract
 Value................  $10,000.00
 X (1 + Annual
 Interest Rate)              1.045
                        ----------
                        $10,450.00

Contract Value at end
 of Contract Year.....              $10,450.00
 X (1 + Annual
 Interest Rate)                          1.045
                                    ----------
                                    $10,920.25

Contract Value at end
 of Contract Year.....                          $10,920.25
 X (1 + Annual
 Interest Rate)                                      1.045
                                                ----------
                                                $11,411.66

Contract Value at end
 of Contract Year.....                                      $11,411.66
 X (1 + Annual
 Interest Rate)                                                  1.045
                                                            ----------
     $11,925.19

Contract Value at end
 of Contract Year.....                                                   $11,925.19
 X (1 + Annual
 Interest Rate)                                                               1.045
                                                                        -----------
                                                                         $12,461.82

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict current or future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract, if any.

RENEWALS. At least 15 but not more than 45 days prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) Take no action. We will automatically apply your money to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2) Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) Instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4) Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the Preferred Withdrawal Amount, transfers, and amounts applied to an Income Plan from a Guarantee Period, other than those taken or applied during the 30 day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment also will apply when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless applied during the 30 day period after such Guarantee Period expires). A Market Value Adjustment may apply in the calculation of the Settlement Value described below in the "Death Benefit Amount" section below. We will not apply a Market Value Adjustment to a transfer you make as part of a Dollar Cost Averaging Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

                                  14 PROSPECTUS

..    within the Preferred Withdrawal Amount as described on page 18, or

..    to satisfy the IRS minimum distribution rules for the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the Guarantee Period when you remove your money. "TREASURY RATE" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract. Death benefits will not be subject to a negative Market Value Adjustment.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you, transferred, or applied to an Income Plan. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you, transferred, or applied to an Income Plan.

For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES: TRANSFERS

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value into the Dollar Cost Averaging Option. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. The minimum amount that you may transfer into a Guarantee Period is $500. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Fund on the same day as one transfer. Transfers you make as part of a Dollar Cost Averaging Program or Automatic Fund Rebalancing Program do not count against the 12 free transfers per Contract Year.

We will process transfer requests that we receive before 4:00 p.m. Eastern Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 4:00 p.m. Eastern Time on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request. If we decide to postpone transfers from the Fixed Account Options for 10 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment.

We reserve the right to waive any transfer restrictions.

TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

You may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

                                  15 PROSPECTUS

TELEPHONE TRANSFERS

You may make transfers by telephone by calling 1-800-692-4682, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 4:00 p.m. Eastern Time. In the event that the New York Stock Exchange closes early, i.e., before 4:00 p.m. Eastern Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING

The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Fund and raise its expenses, which can impair Fund performance and adversely affect your Contract Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Funds also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Fund, we will impose the trading limitations as described below under "Trading Limitations." Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the Fund may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS

We reserve the right to limit transfers among the investment alternatives in any Contract Year, or to refuse any transfer request, if:

..    we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Fund or otherwise would be to the disadvantage of other Contract Owners; or

..    we are informed by one or more of the Funds that they intend to restrict the purchase, exchange, or redemption of Fund shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Fund shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

..    the total dollar amount being transferred, both in the aggregate and in the transfer request;

..    the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable Sub-Account in a short period of time can constitute market timing);

..    whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Variable Sub-Account underlying Funds that we have identified as being susceptible to market timing activities;

..    whether the manager of the underlying Fund has indicated that the transfers interfere with Fund management or otherwise adversely impact the Fund; and

..    the investment objectives and/or size of the Variable Sub-Account underlying Fund.

We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Fund may experience the adverse effects of market timing and excessive trading described above.

                                  16 PROSPECTUS

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If we determine that a Contract Owner has engaged in market timing or excessive trading activity, we will restrict that Contract Owner from making future additions or transfers into the impacted Variable Sub-Account(s). If we determine that a Contract Owner has engaged in a pattern of market timing or excessive trading activity involving multiple Variable Sub-Accounts, we will also require that all future transfer requests be submitted through regular U.S. mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery.

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.

DOLLAR COST AVERAGING PROGRAM

Through the Dollar Cost Averaging Program, you may automatically transfer a set amount at regular intervals during the Accumulation Phase from any Variable Sub-Account, the Dollar Cost Averaging Option, or interest credited from the 3, 5, 7 or 10 year Guarantee Periods, to any Variable Sub-Account. The interval between transfers may be monthly, quarterly, semi-annually, or annually. Transfers made through dollar cost averaging must be $50 or more. You may not use dollar cost averaging to transfer amounts into the Dollar Cost Averaging Option.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee. In addition, we will not apply the Market Value Adjustment to these transfers.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.

Call or write us for instructions on how to enroll.

AUTOMATIC FUND REBALANCING PROGRAM

Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Fund Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account Options will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the AIM V.I. Diversified Income Variable Sub-Account and 60% to be in the AIM V.I. Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Diversified Income Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I. Diversified Income Variable Sub-Account and use the money to buy more units in the AIM V.I. Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Fund Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Fund rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

                                  17 PROSPECTUS

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EXPENSES

As a Contract owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE

During the Accumulation Phase, on each Contract Anniversary, we will deduct a $35 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. We also will deduct a full contract maintenance charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver, described below. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is for the cost of maintaining each Contract and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract owners and regulatory agencies. We cannot increase the charge. We will waive this charge if:

.. total purchase payments equal $50,000 or more, or

..    all money is allocated to the Fixed Account Options, as of the Contract
     Anniversary.

After the Payout Start Date, we will waive this charge if:

..    as of the Payout Start Date, the Contract Value is $50,000 or more, or

..    all income payments are fixed amount income payments.

MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily at an annual rate of 1.00% of the average daily net assets you have invested in the Variable Sub-Accounts (1.20% if you select the Enhanced Death Benefit Option). The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will not be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional .20% for the Enhanced Death Benefit Option to compensate us for the additional risk that we accept by providing the rider.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.

ADMINISTRATIVE EXPENSE CHARGE

We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.

TRANSFER FEE

We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Fund Rebalancing Program.

WITHDRAWAL CHARGE

We may assess a withdrawal charge of up to 7% of the purchase payment(s) you withdraw in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment. The charge declines annually to 0% after 7 complete years from the day we receive the purchase payment being withdrawn. A schedule showing how the charge declines appears on page 7. During each Contract Year, you can withdraw up to 15% of the Contract Value as of the beginning of that Contract Year without paying the charge. Unused portions of this 15% "PREFERRED WITHDRAWAL AMOUNT" are not carried forward to future Contract Years.

We determine the withdrawal charge by:

..    multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn, times

..    the part of each purchase payment withdrawal that is in excess of the
     Preferred Withdrawal Amount, adjusted by a Market Value Adjustment.

We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the Contract. Thus, for tax purposes, earnings are considered to come out first, which means you pay taxes on the earnings portion of your withdrawal.

If you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is

                                  18 PROSPECTUS
lower.We do not apply a withdrawal charge in the following situations:

..    on the Payout Start Date (a withdrawal charge may apply if you elect to receive income payments for a specified period of less than 120 months);

..    the death of the Contract owner or Annuitant (unless the Settlement Value is used);

..    withdrawals taken to satisfy IRS minimum distribution rules for the
     Contract; and

..    withdrawals made after all purchase payments have been withdrawn.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

PREMIUM TAXES

Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.

DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES

We are not currently making a provision for taxes. In the future, however, we may make a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Taxes section.

OTHER EXPENSES

Each Fund deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Fund whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectus for the Funds. For a summary of current estimates of those charges and expenses, see pages 7-8.

We may receive compensation from A I M Advisors, Inc., for administrative services we provide to the Funds.

ACCESS TO YOUR MONEY

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 20.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our service center, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account Options. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You have the opportunity to name the investment alternative(s) from which you are taking the withdrawal. If none is specified, we will deduct your withdrawal pro-rata from the investment alternatives according to the value of your investments therein.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account.

If you request a total withdrawal, we may request that you return your Contract to us. We also will deduct a Contract Maintenance Charge of $35, unless we have waived the Contract Maintenance Charge on your Contract.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

                                  19 PROSPECTUS

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2.   An emergency exists as defined by the SEC; or

3.   The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Options for up to 6 months or shorter period if required by law. If we delay payment or transfer for 10 days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. Systematic Withdrawals are not available from the Dollar Cost Averaging Option. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging Program or the Automatic Fund Rebalancing Program.

Depending on fluctuations in the accumulation unit value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce the amount in any Guarantee Period to less than $500, we may treat it as a request to withdraw the entire amount invested in such Guarantee Period. If your request for a partial withdrawal would reduce the Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract value whose value has been reduced by withdrawals to less than $1,000, we would inform you in writing of our intention to terminate your Contact and give you at least 30 days in which to make an additional Purchase Payment to restore your Contract's value to the contractual minimum of $1,000. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges, and applicable taxes.

INCOME PAYMENTS

PAYOUT START DATE

The Payout Start Date is the day that we apply your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, to an Income Plan. The Payout Start Date must be no later than the Annuitant's 90th birthday.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan. Three Income Plans are available under the Contract. Each is available to provide:

..    fixed income payments;

..    variable income payments; or

..    a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis". Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will

                                  20 PROSPECTUS
continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or a portion of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable payments associated with the amount withdrawn. To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. We deduct applicable premium taxes from the Contract Value at the Payout Start Date.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account Options on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account Option balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account Options to fixed income payments.

We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the Contract owner has not made any purchase payments for at least 3 years preceding the Payout Start Date, and either the Contract Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

..    terminate the Contract and pay you the Contract Value, adjusted by any
     Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

..    reduce the frequency of your payments so that each payment will be at least
     $20.

VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Funds and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

                                  21 PROSPECTUS

FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. We calculate the fixed income payments by:

1) adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

2)   deducting any applicable premium tax; and

3) applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age. However, we reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.

DEATH BENEFITS

We will pay a death benefit if, prior to the Payout Start Date:

1.   any Contract owner dies or,

2.   the Annuitant dies, if the Contract owner is not a living person.

We will pay the death benefit to the new Contract owner who is determined immediately after the death. The new Contract owner would be a surviving Contract owner or, if none, the Beneficiary(ies). In the case of the death of an Annuitant, we will pay the death benefit to the current Contract owner. A request for payment of the death benefit must include "DUE PROOF OF DEATH." We will accept the following documentation as Due Proof of Death:

..    a certified copy of a death certificate,

..    a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or

..    any other proof acceptable to us.

Where there are multiple beneficiaries, we will only value the death benefit at the time the first beneficiary submits the necessary documentation in good order. Any death benefit amounts attributable to any beneficiary which remain in the investment divisions are subject to investment risk.

DEATH BENEFIT AMOUNT

Prior to the Payout Start Date, the death benefit is equal to the greatest of:

1.   the Contract Value as of the date we determine the death benefit, or

2. the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the death benefit, or

3. the sum of all purchase payments reduced by a withdrawal adjustment, as defined below, or

4. the greatest of the Contract Value on each DEATH BENEFIT ANNIVERSARY prior to the date we determine the death benefit, increased by purchase payments made since that Death Benefit Anniversary and reduced by a withdrawal adjustment as defined below.

In calculating the Settlement Value, the amount in each individual Guarantee Period may be subject to a Market Value Adjustment. A Market Value Adjustment will apply to amounts in a Guarantee Period, unless we calculate the Settlement Value during the 30-day period after the expiration of the Guarantee Period. Also, the Settlement Value will reflect deduction of any applicable withdrawal charges, contract maintenance charges, and premium taxes.

A "Death Benefit Anniversary" is every seventh Contract Anniversary during the Accumulation Phase. For example, the 7th, 14th, and 21st Contract Anniversaries are the first three Death Benefit Anniversaries.

The "withdrawal adjustment" is equal to (a) divided by (b), with the result multiplied by (c), where:

(a)  is the withdrawal amount;

(b)  is the Contract Value immediately prior to the withdrawal; and

(c) is the value of the applicable death benefit alternative immediately prior to the withdrawal.

Please see Appendix B to this prospectus, which contains examples of the application of the withdrawal adjustment.

We will determine the value of the death benefit as of the end of the Valuation Date on which we receive a complete request for payment of the death benefit. If we receive a request after 4:00 p.m. Eastern Time on a Valuation Date,

                                  22 PROSPECTUS

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we will process the request as of the end of the following Valuation Date.

ENHANCED DEATH BENEFIT OPTION

If the oldest Contract owner and Annuitant is less than or equal to age 80 as of the date we receive the completed application, the Enhanced Death Benefit Option, is an optional benefit that you may select. If the Contract owner is a living individual, the Enhanced Death Benefit applies only for the death of the Contract owner. If the Contract owner is not a living individual, the enhanced death benefit applies only for the death of the Annuitant. For Contracts with the Enhanced Death Benefit Rider, the death benefit will be the greatest of (1) through (4) above, or (5) the Enhanced Death Benefit, described below. The Enhanced Death Benefit will never be greater than the maximum death benefit allowed by any state nonforfeiture laws which govern the Contract.

ENHANCED DEATH BENEFIT. The Enhanced Death Benefit on the Issue Date is equal to the initial purchase payment. On each Contract Anniversary, we will recalculate your Enhanced Death Benefit to equal the greater of your Contract Value on that date, or the most recently calculated Enhanced Death Benefit. We also will recalculate your Enhanced Death Benefit whenever you make an additional purchase payment or a partial withdrawal. Additional purchase payments will increase the Enhanced Death Benefit dollar-for-dollar. Withdrawals will reduce the Enhanced Death Benefit by an amount equal to a withdrawal adjustment computed in the manner described above under "Death Benefit Amount." In the absence of any withdrawals or purchase payments, the Enhanced Death Benefit will be the greatest of all Contract Anniversary Contract Values on or before the date we calculate the death benefit.

We will calculate ANNIVERSARY VALUES for each Contract Anniversary prior to the oldest Contract owner's or the oldest Annuitant's, if the Contract owner is not a living person, 85th birthday. After age 85, we will recalculate the Enhanced Death Benefit only for purchase payments and withdrawals. The Enhanced Death Benefit will never be greater than the maximum death benefit allowed by any non-forfeiture laws which govern the Contract.

DEATH BENEFIT PAYMENTS

IF THE NEW OWNER IS YOUR SPOUSE, THE NEW OWNER MAY:

1.   elect to receive the death benefit in a lump sum, or

2. elect to apply the death benefit to an Income Plan. Payments from the Income Plan must begin within 1 year of the date of death and must be payable throughout:

..    the life of the new Owner; or

..    for a guaranteed number of payments from 5 to 50 years, but not to exceed the life expectancy of the new Owner; or

..    over the life of the new Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Owner.

If your spouse does not elect one of the above options, the Contract will continue in the Accumulation Phase as if the death had not occurred. If the Contract is continued in the Accumulation Phase, the following restrictions apply:

..    On the date the Contract is continued, the Contract Value will equal the amount of the Death Benefit as determined as of the Valuation Date on which we received the completed request for settlement of the death benefit (the next Valuation Date, if we receive the completed request for settlement of the death benefit after 3 p.m. Central Time). Unless otherwise instructed by the continuing spouse, the excess, if any, of the death benefit over the Contract Value will be allocated to the Sub-Accounts of the Variable Account. This excess will be allocated in proportion to your Contract Value in those Sub-accounts as of the end of the Valuation Period during which we receive the completed request for settlement of the death benefit, except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Money Market Sub-account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

..    transfer all or a portion of the excess among the Variable Sub-Accounts;

..    transfer all or a portion of the excess into the Guaranteed Maturity Fixed
     Account and begin a new Guarantee Period; or

..    transfer all or a portion of the excess into a combination of Variable
     Sub-Accounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in your Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a Withdrawal Charge.

Only one spousal continuation is allowed under this Contract.

IF THE NEW OWNER IS NOT YOUR SPOUSE BUT IS A LIVING PERSON, THE NEW OWNER MAY:

1)   elect to receive the death benefit in a lump sum, or

2) elect to apply the death benefit to an Income Plan. Payments from the Income Plan must begin within 1 year of the date of death and must be payable throughout:

..    the life of the new Owner; or

                                  23 PROSPECTUS

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..    for a guaranteed number of payments from 5 to 50 years, but not to exceed the life expectancy of the new Owner; or

..    over the life of the new Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Owner.

If the new Owner does not elect one of the above options then the new Owner must receive the Contract Value payable within 5 years of your date of death. The Contract Value will equal the amount of the death benefit as determined as of the Valuation Date on which we received a completed request for settlement of the death benefit (the next Valuation Date, if we receive a completed request for settlement of the death benefit after 3 p.m. Central Time). Unless otherwise instructed by the new Owner, the excess, if any, of the death benefit over the Contract Value will be allocated to the Money Market Variable Sub-Account. The new Owner may exercise all rights as set forth in the TRANSFERS section during this 5 year period.

No additional Purchase Payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

If the new Owner dies prior to the receiving all of the Contract Value, then the new Owner's named Beneficiary(ies) will receive the greater of the Settlement Value or the remaining Contract Value. This amount must be received as a lump sum within 5 years of the date of the original Owner's death.

We reserve the right to offer additional options upon Death of Owner.

IF THE NEW OWNER IS A CORPORATION, TRUST, OR OTHER NON-LIVING PERSON:

(a)  The new Owner may elect to receive the death benefit in a lump sum; or

(b) If the new Owner does not elect the option above, then the new Owner must receive the Contract Value payable within 5 years of your date of death. On the date we receive the complete request for settlement of the Death Benefit, the Contract Value under this option will be the death benefit. Unless otherwise instructed by the new Owner, the excess, if any of the death benefit over the Contract Value will be allocated to the Money Market Variable Sub-Account. The new Owner may exercise all rights set forth in the TRANSFERS provision during this 5 year period. No additional Purchase Payments may be added to the Contract under this election. Withdrawal Charges will be waived during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

If any new Owner is a non-living person, all new Owners will be considered to be non-living persons for the above purposes.

Under any of these options, all ownership rights, subject to any restrictions previously placed upon the Beneficiary, are available to the new Owner from the date of your death to the date on which the death proceeds are paid.

DEATH OF ANNUITANT

If the Annuitant who is not also the Contract Owner dies prior to the Payout Start Date and the Contract Owner is a living person, then the Contract will continue with a new Annuitant as designated by the Contract Owner.

If the Annuitant who is not also the Contract Owner dies prior to the Payout Start Date and the Contract Owner is a non-living person, the following apply:

(a)  The Contract Owner may elect to receive the death benefit in a lump sum; or

(b) If the new Owner does not elect the option above, then the Owner must receive the Contract Value payable within 5 years of the Annuitant's date of death. On the date we receive the complete request for settlement of the death benefit, the Contract Value under this option will be the death benefit. Unless otherwise instructed by the Contract Owner, the excess, if any, of the death benefit over the Contract Value will be allocated to the Money Market Variable Sub-Account. The Contract Owner may then exercise all rights set forth in the TRANSFERS provision during this 5 year period. No additional Purchase Payments may be added to the Contract under this election. Withdrawal Charges will be waived during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

                                  24 PROSPECTUS

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MORE INFORMATION

ALLSTATE NEW YORK

Allstate New York is the issuer of the Contract. Allstate New York is a stock life insurance company organized under the laws of the State of New York. Allstate New York was incorporated in 1967 and was known as "Financial Life Insurance Company" from 1967 to 1978. From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Since 1984 the company has been known as "Allstate Life Insurance Company of New York."

Allstate New York is currently licensed to operate in New York. Our home office is located at 100 Motor Parkway, Hauppauge, NY 11788-5107. Our service center located in Northbrook, Illinois.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance Company ("ALLSTATE LIFE"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of Illinois. With the exception of the directors qualifying shares, all of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

THE VARIABLE ACCOUNT

Allstate New York established the Allstate Life of New York Separate Account A on December 15, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate New York.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under New York law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations.

Our obligations arising under the Contracts are general corporate obligations of Allstate New York.

The Variable Account consists of multiple Variable Sub-Accounts, 18 of which are available through the Contracts. Each Variable Sub-Account invests in a corresponding Fund. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Funds. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE FUNDS

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Funds in shares of the distributing Fund at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Funds held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Funds that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Fund as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Fund. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Fund shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN FUNDS. If the shares of any of the Funds are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Fund and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the 1940 Act. We also may add new Variable Sub-Accounts that invest in underlying Funds. We will notify you in advance of any changes.

                                  25 PROSPECTUS

CONFLICTS OF INTEREST. Certain of the Funds sell their shares to Variable Accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance Variable Accounts and variable annuity Variable Accounts to invest in the same Fund. The boards of trustees of these Funds monitor for possible conflicts among Variable Accounts buying shares of the Funds. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a Variable Account to comply with such laws could cause a conflict. To eliminate a conflict, a Fund's board of trustees may require a Variable Account to withdraw its participation in a Fund. A Fund's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a Variable Account withdrawing because of a conflict.

THE CONTRACT

DISTRIBUTION. ALFS, Inc.* ("ALFS"), located at 3100 Sanders Road, Northbrook, IL 60062-7154, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended ("EXCHANGE ACT"), and is a member of the NASD.

We will pay commissions to broker-dealers who sell the Contracts. Commissions paid may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 8 1/2% of any purchase payments. Sometimes, we also pay the broker-dealer a persistency bonus in addition to the standard commissions. A persistency bonus is not expected to exceed 1.2%, on an annual basis, of the purchase payments considered in connection with the bonus. These commissions are intended to cover distribution expenses. Contracts may be sold by representatives or employees of banks which may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.

Allstate New York does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract owners arising out of services rendered or Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account. We provide the following administrative services, among others:

..    issuance of the Contracts;

..    maintenance of Contract owner records;

..    Contract owner services;

..    calculation of unit values;

..    maintenance of the Variable Account; and

..    preparation of Contract owner reports.

We will send you Contract statements and transaction confirmations at least annually. The annual statement details values and specific Contract data for each particular Contract. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

NON-QUALIFIED ANNUITIES HELD WITHIN A QUALIFIED PLAN

If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator fr more information. Allstate Life Insurance Company of New York no longer issues deferred annuities to employer sponsored qualified retirement plans.

LEGAL MATTERS

All matters of New York law pertaining to the Contracts, including the validity of the Contracts and Allstate New York's right to issue such Contracts under New York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.

                                  26 PROSPECTUS

TAXES

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE NEW YORK MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

Allstate New York is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable Account is not an entity separate from Allstate New York, and its operations form a part of Allstate New York, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Allstate New York believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate New York does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate New York does not intend to make provisions for any such taxes. If Allstate New York is taxed on investment income or capital gains of the Variable Account, then Allstate New York may impose a charge against the Variable Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..    the Contract Owner is a natural person,

..    the investments of the Variable Account are "adequately diversified"
     according to Treasury Department regulations, and

..    Allstate New York is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the surviving Contract Owner. Since the trust will be the surviving Contract Owner in all cases, the Death Benefit will be payable to the trust notwithstanding any beneficiary designation on the annuity contract. A trust, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment; or 2) payment deferred up to five years from date of death.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate New York does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department

                                  27 PROSPECTUS
announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate New York does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..    if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..    if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

..    if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

..    if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

..    if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any

                                  28 PROSPECTUS
premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or becoming totally disabled,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made under an immediate annuity, or

..    attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance; as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different. Your Contract may not permit partial exchanges.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate New York (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Allstate New York is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate New York is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate New York as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all

                                  29 PROSPECTUS
countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as or in connection with:

..    Individual Retirement Annuities (IRAs) under Code Section 408(b);

..    Roth IRAs under Code Section 408A;

..    Simplified Employee Pension (SEP IRA) under Code Section 408(k);

..    Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section
     408(p);

..    Tax Sheltered Annuities under Code Section 403(b);

..    Corporate and Self Employed Pension and Profit Sharing Plans under Code
     Section 401; and

..    State and Local Government and Tax-Exempt Organization Deferred
     Compensation Plans under Code Section 457.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate New York no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate New York can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate New York does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain qualified plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made to a beneficiary after the Contract Owner's death,

..    attributable to the Contract Owner being disabled, or

..    made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

                                  30 PROSPECTUS

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or total disability,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made after separation from service after age 55 (does not apply to IRAs),

..    made pursuant to an IRS levy,

..    made for certain medical expenses,

..    made to pay for health insurance premiums while unemployed (applies only for IRAs),

..    made for qualified higher education expenses (applies only for IRAs), and

..    made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate New York is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate New York is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

..    required minimum distributions, or,

..    a series of substantially equal periodic payments made over a period of at least 10 years, or,

..    a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..    hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate New York is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate New York as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien or to certain other 'foreign persons'. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer

                                  31 PROSPECTUS
identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL

IRAS). Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

(b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

(c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.

SIMPLIFIED EMPLOYEE PENSION IRA. Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..    attains age 59 1/2,

..    severs employment,

..    dies,

..    becomes disabled, or

..    incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate New York is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do

                                  32 PROSPECTUS
not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS.

Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees (commonly referred to as "H.R.10" or "Keogh"). Such retirement plans may permit the purchase of annuity contracts. Allstate New York no longer issues annuity contracts to employer sponsored qualified retirement plans.

There are two owner types for contracts intended to qualify under Section 401(a): a qualified plan fiduciary or an annuitant owner.

..    A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

..    An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owner by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant's spouse (if applicable), which is consistent with the required IRS language for qualified plans under Section 401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION

PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan. Allstate New York no longer issues annuity contracts to employer sponsored qualified retirement plans. Contracts that have been previously sold to State and Local government and Tax-Exempt organization Deferred Compensation Plans will be administered consistent with the rules for contracts intended to qualify under Section 401(a).

                                  33 PROSPECTUS

ANNUAL REPORTS AND OTHER DOCUMENTS

Allstate New York's annual report on Form 10-K for the year ended December 31, 2004 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000839759. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Customer Service, 2940 S. 84TH STREET, LINCOLN, NE 68506-4142 (telephone: 1-800-692-4682).

                                  34 PROSPECTUS

APPENDIX A

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* WITHOUT THE ENHANCED DEATH BENEFIT OPTION

For the period beginning January 1 and ending December 31,      2000       2001      2002      2003       2004
-----------------------------------------------------------------------------------------------------------------
AIM V.I. AGGRESSIVE GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   13.988  $  14.15  $  8.049  $  6.157   $  7.714
 Accumulation Unit Value, End of Period                      $    14.15  $  8.049  $  6.157  $  7.714   $  8.530
 Number of Units Outstanding, End of Period                      53,890   238,485   200,136   197,069    198,533
AIM V.I. BALANCED - SERIES I SUB-ACCOUNT **
 Accumulation Unit Value, Beginning of Period                $   13.162  $  12.43  $  8.541  $  7.003   $  8.060
 Accumulation Unit Value, End of Period                      $    12.43  $  8.541  $  7.003  $  8.060   $  8.571
 Number of Units Outstanding, End of Period                      24,499   329,610   320,917   290,941    274,548
AIM V.I. BASIC VALUE - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                        --  $ 10.000  $ 11.210  $  8.632   $ 11.408
 Accumulation Unit Value, End of Period                              --  $ 11.210  $  8.632  $ 11.408   $ 12.532
 Number of Units Outstanding, End of Period                          --    38,643   120,510   141,541    146,383
AIM V.I. BLUE CHIP - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   10.000  $   8.82  $  6.784  $  4.955   $  6.133
 Accumulation Unit Value, End of Period                      $     8.82  $  6.784  $  4.955  $  6.133   $  6.349
 Number of Units Outstanding, End of Period                      11,309   507,018   549,430   546,965    519,012
AIM V.I. CAPITAL APPRECIATION - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   21.350  $  18.75  $  7.233  $  5.411   $  6.932
 Accumulation Unit Value, End of Period                      $    18.75  $  7.233  $  5.411  $  6.932   $  7.311
 Number of Units Outstanding, End of Period                     456,761   284,137   242,299   241,264    226,743
AIM V.I. CAPITAL DEVELOPMENT - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   11.655  $  12.55  $ 10.536  $  8.195   $ 10.971
 Accumulation Unit Value, End of Period                      $    12.55  $ 10.536  $  8.195  $ 10.971   $ 12.533
 Number of Units Outstanding, End of Period                      18,297    67,296    63,097    59,597     39,783
AIM V.I. CORE EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   24.138  $  20.33  $  6.944  $  5.798   $  7.134
 Accumulation Unit Value, End of Period                      $    20.33  $  6.944  $  5.798  $  7.134   $  7.689
 Number of Units Outstanding, End of Period                     674,689   426,488   397,515   369,211    378,980
AIM V.I. DENT DEMOGRAPHIC TRENDS - SERIES I SUB-ACCOUNT ***
 Accumulation Unit Value, Beginning of Period                $   10.000  $   7.89  $  5.332  $  3.575   $  4.861
 Accumulation Unit Value, End of Period                      $     7.89  $  5.332  $  3.575  $  4.861   $  5.205
 Number of Units Outstanding, End of Period                      32,307   191,409   143,535   156,869    137,352
AIM V.I. DIVERSIFIED INCOME - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   12.002  $  11.55  $ 10.095  $ 10.214   $ 11.036
 Accumulation Unit Value, End of Period                      $    11.55  $ 10.095  $ 10.214  $ 11.036   $ 11.464
 Number of Units Outstanding, End of Period                     204,561    76,653    85,995    84,651     83,355
AIM V.I. GOVERNMENT SECURITIES - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   11.189  $  12.15  $ 11.357  $ 12.311   $ 12.306
 Accumulation Unit Value, End of Period                      $    12.15  $ 11.357  $ 12.311  $ 12.306   $ 12.484
 Number of Units Outstanding, End of Period                      99,531   187,943   248,521   167,459    152,610
AIM V.I. GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   25.263  $  19.80  $  5.446  $  3.718   $  4.826
 Accumulation Unit Value, End of Period                      $    19.80  $  5.446  $  3.718  $  4.826   $  5.166
 Number of Units Outstanding, End of Period                     403,785   302,438   270,471   271,832    265,169
AIM V.I. HIGH YIELD - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $    9.957  $   7.95  $  7.547  $  7.028   $  8.900
 Accumulation Unit Value, End of Period                      $     7.95  $  7.547  $  7.028  $  8.900   $  9.793
 Number of Units Outstanding, End of Period                         834    35,116    36,928   103,920     49,255

                                  35 PROSPECTUS

AIM V.I. INTERNATIONAL GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   21.914  $  15.90  $  6.136  $  5.117   $  6.532
 Accumulation Unit Value, End of Period                      $    15.90  $  6.136  $  5.117  $  6.532   $  8.012
 Number of Units Outstanding, End of Period                     245,480   141,910   129,999   152,651    206,187
AIM V.I. MID CAP CORE EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                        --  $ 10.000  $ 11.367  $  9.994   $ 12.585
 Accumulation Unit Value, End of Period                              --  $ 11.367  $  9.994  $ 12.585   $ 14.167
 Number of Units Outstanding, End of Period                          --     3,984    21,093    31,766     29,472
AIM V.I. MONEY MARKET - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   11.479  $  11.98  $ 10.751  $ 10.759   $ 10.703
 Accumulation Unit Value, End of Period                      $    11.98  $ 10.751  $ 10.759  $ 10.703   $ 10.659
 Number of Units Outstanding, End of Period                      95,879   186,834   148,120   104,438     97,730
AIM V.I. PREMIER EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   22.589  $  19.00  $  7.602  $  5.243   $  6.487
 Accumulation Unit Value, End of Period                      $    19.00  $  7.602  $  5.243  $  6.487   $  6.786
 Number of Units Outstanding, End of Period                   1,000,356   623,432   589,373   560,684    523,477
AIM V.I. TECHNOLOGY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                        --        --        --        --   $ 10.000
 Accumulation Unit Value, End of Period                              --        --        --        --   $ 11.117
 Number of Units Outstanding, End of Period                          --        --        --        --     36,911
AIM V.I. UTILITIES - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                        --        --        --        --   $ 10.000
 Accumulation Unit Value, End of Period                              --        --        --        --   $ 12.259
 Number of Units Outstanding, End of Period                          --        --        --        --     53,862

* The Contracts were first offered on January 17, 2000. All Variable Sub-Accounts were first offered under the Contracts on January 17, 2000, except the AIM V.I. Basic Value Fund - Series I and AIM V.I. Mid Cap Core Equity Fund - Series I, which commenced operations on October 1, 2001, and the AIM V.I. Technology Fund - Series I and the AIM V.I. Utilities Fund - Series I, which were first offered on October 15, 2004. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.00% and an administrative charge of 0.10%.

** Effective July 1, 2005, the AIM V.I. Balanced Fund-Series I will change its name to AIM V.I. Basic Balanced Fund-Series I. Effective July 1, 2005, a corresponding change in the name of the Variable Sub-Account that invests in that Fund will be made.

*** Effective July 1, 2005, the AIM V.I. Dent Demographic Trends Fund - Series I will change its name to AIM V.I. Demographic Trends Fund - Series I. Effective July 1, 2005, a corresponding change in the name of the Variable Sub-account that invests in that Portfolio will be made.

                                  36 PROSPECTUS

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* WITH THE ENHANCED DEATH BENEFIT OPTION

For the period beginning January 1 and ending December 31,     2000      2001      2002      2003       2004
--------------------------------------------------------------------------------------------------------------
AIM V.I. AGGRESSIVE GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $ 10.985  $  8.016  $  6.119   $  7.651
 Accumulation Unit Value, End of Period                      $ 10.985  $  8.016  $  6.119  $  7.651   $  8.444
 Number of Units Outstanding, End of Period                   102,502   198,010   219,455   202,257    178,359
AIM V.I. BALANCED - SERIES I SUB-ACCOUNT **
 Accumulation Unit Value, Beginning of Period                $ 10.000  $  9.729  $  8.506  $  6.960   $  7.995
 Accumulation Unit Value, End of Period                      $  9.729  $  8.506  $  6.960  $  7.995   $  8.485
 Number of Units Outstanding, End of Period                    75,164   345,629   371,207   354,606    328,989
AIM V.I. BASIC VALUE - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                      --  $ 10.000  $ 11.204  $  8.610   $ 11.357
 Accumulation Unit Value, End of Period                            --  $ 11.204  $  8.610  $ 11.357   $ 12.451
 Number of Units Outstanding, End of Period                        --    17,531    51,089    59,320     55,305
AIM V.I. BLUE CHIP - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $  8.837  $  6.757  $  4.924   $  6.083
 Accumulation Unit Value, End of Period                      $  8.837  $  6.757  $  4.924  $  6.083   $  6.285
 Number of Units Outstanding, End of Period                   177,304   474,975   497,574   476,681    449,033
AIM V.I. CAPITAL APPRECIATION - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $  9.513  $  7.203  $  5.378   $  6.876
 Accumulation Unit Value, End of Period                      $  9.513  $  7.203  $  5.378  $  6.876   $  7.237
 Number of Units Outstanding, End of Period                   131,409   235,836   252,981   236,372    215,174
AIM V.I. CAPITAL DEVELOPMENT - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $ 11.566  $ 10.493  $  8.145   $ 10.883
 Accumulation Unit Value, End of Period                      $ 11.566  $ 10.493  $  8.145  $ 10.883   $ 12.407
 Number of Units Outstanding, End of Period                     7,338    19,877    20,402    17,651     16,020
AIM V.I. CORE EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $  9.080  $  6.915  $  5.762   $  7.077
 Accumulation Unit Value, End of Period                      $  9.080  $  6.915  $  5.762  $  7.077   $  7.612
 Number of Units Outstanding, End of Period                   136,401   356,510   352,466   321,497    297,145
AIM V.I. DENT DEMOGRAPHIC TRENDS - SERIES I SUB-ACCOUNT ***
 Accumulation Unit Value, Beginning of Period                $ 10.000  $  7.902  $  5.310  $  3.554   $  4.822
 Accumulation Unit Value, End of Period                      $  7.902  $  5.310  $  3.554  $  4.822   $  5.153
 Number of Units Outstanding, End of Period                    78,274   164,204   168,918   142,509    127,214
AIM V.I. DIVERSIFIED INCOME - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $  9.833  $ 10.054  $ 10.152   $ 10.947
 Accumulation Unit Value, End of Period                      $  9.833  $ 10.054  $ 10.152  $ 10.947   $ 11.349
 Number of Units Outstanding, End of Period                     6,486    40,016    55,291    54,298     46,642
AIM V.I. GOVERNMENT SECURITIES - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $ 10.770  $ 11.311  $ 12.236   $ 12.207
 Accumulation Unit Value, End of Period                      $ 10.770  $ 11.311  $ 12.236  $ 12.207   $ 12.358
 Number of Units Outstanding, End of Period                    15,884    96,743   129,085   105,262     88,690
AIM V.I. GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $  8.312  $  5.424  $  3.696   $  4.788
 Accumulation Unit Value, End of Period                      $  8.312  $  5.424  $  3.696  $  4.788   $  5.114
 Number of Units Outstanding, End of Period                   122,705   241,384   245,046   206,466    194,304
AIM V.I. HIGH YIELD - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $  8.015  $  7.516  $  6.985   $  8.829
 Accumulation Unit Value, End of Period                      $  8.015  $  7.516  $  6.985  $  8.829   $  9.695
 Number of Units Outstanding, End of Period                    15,188    36,553    32,747    35,695     36,742

                                 37  PROSPECTUS

AIM V.I. INTERNATIONAL GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $  8.096  $  6.110  $  5.086   $  6.479
 Accumulation Unit Value, End of Period                      $  8.096  $  6.110  $  5.086  $  6.479   $  7.931
 Number of Units Outstanding, End of Period                   108,706    96,654   102,940    94,381     87,589
AIM V.I. MID CAP CORE EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                      --  $ 10.000  $ 11.361  $  9.969   $ 12.528
 Accumulation Unit Value, End of Period                            --  $ 11.361  $  9.969  $ 12.528   $ 14.075
 Number of Units Outstanding, End of Period                        --     3,675    19,816    26,343     26,487
AIM V.I. MONEY MARKET - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $ 10.468  $ 10.707  $ 10.694   $ 10.617
 Accumulation Unit Value, End of Period                      $ 10.468  $ 10.707  $ 10.694  $ 10.617   $ 10.552
 Number of Units Outstanding, End of Period                    15,332   121,447   140,442    81,551     72,126
AIM V.I. PREMIER EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $  8.772  $  7.570  $  5.211   $  6.434
 Accumulation Unit Value, End of Period                      $  8.772  $  7.570  $  5.211  $  6.434   $  6.718
 Number of Units Outstanding, End of Period                   212,887   470,018   497,394   460,643    410,137
AIM V.I. TECHNOLOGY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                      --        --        --        --   $ 10.000
 Accumulation Unit Value, End of Period                            --        --        --        --   $ 11.102
 Number of Units Outstanding, End of Period                        --        --        --        --     42,692
AIM V.I. UTILITIES - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                      --        --        --        --   $ 10.000
 Accumulation Unit Value, End of Period                            --        --        --        --   $ 12.242
 Number of Units Outstanding, End of Period                        --        --        --        --     32,969

* The Contracts were first offered on January 17, 2000. All Variable Sub-Accounts were first offered under the Contracts on January 17, 2000, except the AIM V.I. Basic Value Fund - Series I and AIM V.I. Mid Cap Core Equity Fund - Series I, which commenced operations on October 1, 2001, and the AIM V.I. Technology Fund - Series I and the AIM V.I. Utilities Fund - Series I, which were first offered on October 15, 2004. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.20% and an administrative charge of 0.10%.

** Effective July 1, 2005, the AIM V.I. Balanced Fund-Series I will change its name to AIM V.I. Basic Balanced Fund-Series I. Effective July 1, 2005, a corresponding change in the name of the Variable Sub-Account that invests in that Fund will be made.

*** Effective July 1, 2005, the AIM V.I. Dent Demographic Trends Fund - Series I will change its name to AIM V.I. Demographic Trends Fund - Series I. Effective July 1, 2005, a corresponding change in the name of the Variable Sub-Account that invests in that Fund will be made.

                                  38 PROSPECTUS

APPENDIX B MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Guarantee Period.

J = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a note for a maturity of length N is not available, a weighted average will be used. If N is one year or less, J will be the 1-year Treasury Rate.

"Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15.

The Market Value Adjustment factor is determined from the following formula:
..9 X (I - J) X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred (in excess of the Free Withdrawal Amount) paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30 day period after such Guarantee Period expires.

                                  39 PROSPECTUS

                       EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment: $10,000

Guarantee Period: 5 years

Treasury Rate (at the time the Guarantee Period was established): 4.50%

Assumed Net Annual Earnings Rate in Money Market Variable Sub-Account: 4.50%

Full Surrender: End of Contract Year 3

NOTE: These examples assume that premium taxes are not applicable.

Step 1. Calculate Contract Value at    $10,000.00 X (1.045)/3/ = $11,411.66
End of Contract Year 3:

Step 2. Calculate the Free Withdrawal  15% X $10,000.00 X (1.045)/2/ = $1,638.04
 Amount:

Step 3. Calculate the Market Value     I = 4.50%
 Adjustment:                           J = 4.20%

                                           730 days
                                       N = -------- = 2
                                           365 days

                                       Market Value Adjustment Factor: .9 X
                                       (I - J) X N = .9 X (.045 - .042) X
                                       (730/365) = .0054

                                       Market Value Adjustment = Market
                                       Value Adjustment Factor X Amount
                                       Subject to Market Value Adjustment
                                       = .0054 X ($11,411.66 - $1,638.04)
                                       = $52.78

Step 4. Calculate the Withdrawal       .05 X ($10,000.00 - $1,638.04 +
Charge:                                $52.78) = $420.74

Step 5. Calculate the amount received  $11,411.66 - $420.74 + $52.78 =
by a Contract owner as a result of     $11,043.70
full withdrawal at the end of
Contract Year 3:

EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)

EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract Value at    $10,000.00 X (1.045)/3/ = $11,411.66
End of Contract Year 3:

Step 2. Calculate the Preferred        .15 X $10,000.00 X (1.045)/2/ = $1,638.04
Withdrawal Amount:

Step 3. Calculate the Market Value     I = 4.5%
Adjustment:                            J = 4.8%

                                           730 days
                                       N = -------- = 2
                                           365 days

                                       Market Value Adjustment Factor: .9
                                       X (I - J) X N =
                                       .9 X (.045 - .048) X (730/365) =
                                       - .0054

                                       Market Value Adjustment = Market
                                       Value Adjustment Factor X Amount
                                       Subject to Market Value
                                       Adjustment:
                                       = -.0054 X ($11,411.66 -
                                       $1,638.04)  = -$52.78

Step 4. Calculate the Withdrawal       .05 X ($10,000.00 - $1,638.04 -
Charge:                                $52.78) = $415.46

Step 5. Calculate the amount received  $11,411.66 - $415.46 - $52.78 =
by a Contract owner as a result of     $10,943.42
full withdrawal at the end of
Contract Year 3:

                                  40 PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION

TABLE OF CONTENTS

ADDITIONS, DELETIONS OR SUBSTITUTIONS OF INVESTMENTS

THE CONTRACT

                              Purchase of Contracts

CALCULATION OF ACCUMULATION UNIT VALUES

NET INVESTMENT FACTOR

CALCULATION OF VARIABLE INCOME PAYMENTS

CALCULATION OF ANNUITY UNIT VALUES

GENERAL MATTERS

                                Incontestability

                                   Settlements

                  Safekeeping of the Variable Account's Assets

                                  Premium Taxes

                                  Tax Reserves

EXPERTS

FINANCIAL STATEMENTS

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                  41 PROSPECTUS

ALLSTATE PROVIDER VARIABLE ANNUITY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
300 N. MILWAUKEE AVE.
VERNON HILLS, IL 60061
TELEPHONE NUMBER: 1-800-692-4682 PROSPECTUS DATED MAY 1, 2002

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK ("ALLSTATE NEW YORK") is offering the Allstate Provider Variable Annuity, a group flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 42 investment alternatives ("INVESTMENT ALTERNATIVES"). The investment alternatives including 3 fixed account options ("FIXED ACCOUNT") and 39 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the Allstate Life of New York Separate Account A ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of one of the following mutual fund portfolios ("Portfolios"):

AIM Variable Insurance Funds             Franklin Templeton Variable Insurance
The Dreyfus Socially Responsible Growth     Products Trust (VIP)
   Products Trust Fund, Inc.             Goldman Sachs Variable Insurance Trust
Dreyfus Stock Index Fund                   (VIT)
Dreyfus Variable Investment Fund (VIF)   MFS Variable Insurance Trust
Fidelity Variable Insurance Products     The Universal Institutional Funds, Inc.
   Fund (VIP)

WE (ALLSTATE NEW YORK) have filed a Statement of Additional Information, May 1, 2002, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page D-1 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http:// www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

            THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR HAS IT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A FEDERAL CRIME.

            THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS THAT HAVE
            RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL INSTITUTIONS OR BY
IMPORTANT   EMPLOYEES OF SUCH BANKS. HOWEVER, THE CONTRACTS ARE NOT DEPOSITS OR
 NOTICES    OBLIGATIONS OF, OR GUARANTEED BY SUCH INSTITUTIONS OR ANY FEDERAL
            REGULATORY AGENCY. INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT
            RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

            THE CONTRACTS ARE NOT FDIC INSURED.

            THE CONTRACTS ARE ONLY AVAILABLE IN NEW YORK.

                                  1 PROSPECTUS

TABLE OF CONTENTS

                                                                            PAGE

OVERVIEW
   Important Terms                                                             3
   The Contract at a Glance                                                    4
   How the Contract Works                                                      6
   Expense Table                                                               7
   Financial Information                                                      13

CONTRACT FEATURES
   The Contract                                                               13
   Purchases                                                                  14
   Contract Value                                                             15
   Investment Alternatives                                                    16
      The Variable Sub-Accounts                                               16
      The Fixed Account                                                       19
      Transfers                                                               22
   Expenses                                                                   23
   Access To Your Money                                                       25
   Income Payments                                                            26
   Death Benefits                                                             27

OTHER INFORMATION
   More Information:                                                          29
      ALLSTATE NEW YORK                                                       29
      The Variable Account                                                    29
      The Portfolios                                                          30
      The Contract                                                            29
      Tax Qualified Plans                                                     30
      Legal Matters                                                           30
   Taxes                                                                      31
   Annual Reports and Other Documents                                         36
   Performance Information                                                    36
   Experts                                                                    36
   APPENDIX A - MARKET VALUE ADJUSTMENT                                       37
   APPENDIX B - WITHDRAWAL ADJUSTMENT EXAMPLES                                39

                                  2 PROSPECTUS

IMPORTANT TERMS

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                            PAGE

   Accumulation Phase                                                          6
   Accumulation Unit                                                          15
   Accumulation Unit Value                                                    15
   ALLSTATE NEW YORK ("We" or "Us")                                           29
   Anniversary Values                                                         28
   Annuitant                                                                  13
   Automatic Additions Program                                                14
   Automatic Portfolio Rebalancing Program                                    23
   Beneficiary                                                                13
   Cancellation Period                                                        14
   Contract*                                                                  29
   Contract Anniversary                                                        5
   Contract Owner ("You")                                                     13
   Contract Value                                                             15
   Contract Year                                                               4
   Death Benefit Anniversary                                                  27
   Dollar Cost Averaging Program                                              23
   Due Proof of Death                                                         28
   Fixed Accounts                                                             19
   Guarantee Periods                                                          19
   Income Plan                                                                26
   Investment Alternatives                                                    16
   Issue Date                                                                  6
   Market Value Adjustment                                                    21
   Payout Phase                                                                6
   Payout Start Date                                                           6
   Portfolios                                                                 30
   Preferred Withdrawal Amount                                                24
   Qualified Contracts                                                        33
   Right to Cancel                                                            14
   SEC                                                                         1
   Settlement Value                                                           27
   Systematic Withdrawal Program                                              25
   Treasury Rate                                                              21
   Valuation Date                                                             14
   Variable Account                                                           29
   Variable Sub-Account                                                       16

* The Allstate Provider Variable Annuity is a group contract and your ownership is represented by certificates. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

                                  3 PROSPECTUS

THE CONTRACT AT A GLANCE

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS   You can purchase a Contract with as little as $3,000 ($2,000 for a "QUALIFIED CONTRACT," which is a Contract issued with a qualified plan). You can add to your Contract as often and as much as you like, but each payment must be at least $100, $500 for allocations to the Fixed Account. You must maintain a minimum account size of $1,000.

RIGHT TO CANCEL     You may cancel your Contract within 10 days after receipt
                    (60 days if you are exchanging another contract for the Contract described in this prospectus) ("CANCELLATION
                    PERIOD"). Upon cancellation we will return your purchase payments adjusted to the extent federal or state law permits to reflect the investment experience of any amounts allocated to the Variable Account.

EXPENSES            You will bear the following expenses:

                    . Total Variable Account annual fees equal to 1.25% of average daily net assets

                    . Annual contract maintenance charge of $30 (with certain exceptions)

                    . Withdrawal charges ranging from 0% to 7% of payment withdrawn (with certain exceptions)

                    . Transfer fee of $10 after 12th transfer in any CONTRACT YEAR (fee currently waived)

                    . State premium tax (New York currently does not impose one).

                    In addition, each Portfolio pays expenses that you will bear indirectly if you invest in a Variable Sub-Account.

INVESTMENT          The Contract offers 42 investment alternatives including:
ALTERNATIVES

                    . 3 Fixed Account Options (which credit interest at rates we guarantee), and

                    . 39 Variable Sub-Accounts investing in portfolios ("Portfolios") offering professional money management by:

                    .    A I M Advisors, Inc.

                    .    The Dreyfus Corporation

                    .    Fidelity Management & Research Company

                    .    Franklin Advisers, Inc.

                    .    Franklin Mutual Advisers, LLC

                    .    Goldman Sachs Asset Management

                    .    Goldman Sachs Asset Management International

                    .    MFS Investment Management/(R)/

                    .    Miller Anderson & Sherrerd, LLP

                    .    Morgan Stanley Asset Management

                    .    Oppenheimer Funds, Inc.

                    .    Templeton Global Advisors Limited

                    .    Templeton Investment Counsel, LLC

                    .    Templeton Asset Management LTD.

                    To find out current rates being paid on the Fixed Account, or to find out how the Variable Sub-Accounts have performed, please call us at 1-800-692-4682.

                                  4 PROSPECTUS

SPECIAL SERVICES    For your convenience, we offer these special services:

                    .    AUTOMATIC PORTFOLIO REBALANCING PROGRAM

                    .    AUTOMATIC ADDITIONS PROGRAM

                    .    DOLLAR COST AVERAGING PROGRAM

                    .    SYSTEMATIC WITHDRAWAL PROGRAM

INCOME PAYMENTS     You can choose fixed income payments, variable income
                    payments, or a combination of the two. You can receive your income payments in one of the following ways:

                    .    life income with guaranteed payments

                    . a joint and survivor life income with guaranteed payments

                    . guaranteed payments for a specified period (5 to 30 years)

DEATH BENEFITS      If you die before the PAYOUT START DATE, we will pay the
                    death benefit described in the Contract.

TRANSFERS           Before the Payout Start Date, you may transfer your Contract value ("CONTRACT VALUE") among the investment alternatives, with certain restrictions. Transfers to the Fixed Account must be at least $500.

                    We do not currently impose a fee upon transfers. However, we reserve the right to charge $10 per transfer after the 12th transfer in each "CONTRACT YEAR," which we measure from the date we issue your Contract or a Contract anniversary ("CONTRACT ANNIVERSARY").

WITHDRAWALS         You may withdraw some or all of your Contract Value at any time during the Accumulation Phase. Full or partial withdrawals also are available under limited circumstances on or after the Payout Start Date.

                    In general, you must withdraw at least $50 at a time ($1,000 for withdrawals made during the Payout Phase). Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge and MARKET VALUE ADJUSTMENT also may apply.

                                  5 PROSPECTUS

HOW THE CONTRACT WORKS

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 40 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Accounts. If you invest in the Fixed Accounts, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page 26. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                      Payout Start
Date            Accumulation Phase             Date             Payout Phase
----------   -----------------------   --------------------   ----------------
You buy      You save for retirement   You elect to receive   You can receive    Or you can receive
a Contract                             income payments or     income payments    income payments
                                       receive a lump sum     for a set period   for life
                                       payment

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner, or if there is none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-692-4682 if you have any questions about how the Contract works.

                                  6 PROSPECTUS

EXPENSE TABLE

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes because New York currently does not impose premium taxes on annuities. For more information about Variable Account expenses, see "Expenses," below. For more information about Portfolio expenses, please refer to the accompanying prospectuses for the Portfolios.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years
Since We Received the Purchase
Payment Being Withdrawn               0    1    2    3    4    5    6   7+
----------------------------------  ---  ---  ---  ---  ---  ---  ---  ---
Applicable Charge                     7%   6%   5%   4%   3%   2%   1%  0%
Annual Contract Maintenance Charge                   $30.00**
Transfer Fee                                         $10.00***

* Each Contract Year, you may withdraw up to 15% of purchase payments without incurring a withdrawal charge or a Market Value Adjustment.

**   We will waive this charge in certain cases. See "Expenses."

*** Applies solely to the thirteenth and subsequent transfers within a Contract Year excluding transfers due to dollar cost averaging or automatic portfolio rebalancing. We are currently waiving the transfer fee.

VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF DAILY NET ASSET VALUE DEDUCTED FROM EACH VARIABLE
SUB-ACCOUNT)

Mortality and Expense Risk Charge       1.15%*
Administrative Expense Charge           0.10%
Total Variable Account Annual Expense   1.25%

                                  7 PROSPECTUS

PORTFOLIO ANNUAL EXPENSES (as a percentage of Portfolio average daily net assets)/1/ (After contractual Reductions and Reimbursements)

                                       (1)

                                                                                                  Total
                                                             Management   12b-1     Other       Portfolio
Portfolio                                                       Fees       Fees   Expenses   Annual Expenses
----------------------------------------------------------   ----------   -----   --------   ---------------
AIM V.I. Balanced Fund - Series I                               0.75%      N/A      0.37%         1.12%
AIM V.I. Core Equity Fund - Series I (2)                        0.61%      N/A      0.21%          .82%
AIM V.I. Diversified Income Fund - Series I                     0.60%      N/A      0.33%         0.93%
AIM V.I. Government Securities Fund - Series I                  0.50%      N/A      0.58%         1.08%
AIM V.I. Growth Fund - Series I                                 0.62%      N/A      0.26%         0.88%
AIM V.I. International Growth Fund - Sereis I (2)               0.73%      N/A      0.32%         1.05%
AIM V.I. Premier Equity Fund - Series I (2)                     0.60%      N/A      0.25%         0.85%
The Dreyfus Socially Responsible Growth Fund, Inc.:
Initial Shares                                                  0.75%      N/A      0.03%         0.78%
Dreyfus Stock Index Fund: Initial Shares                        0.25%      N/A      0.01%         0.26%
Dreyfus VIF - Growth & Income Portfolio: Initial Shares         0.75%      N/A      0.05%         0.80%
Dreyfus VIF - Money Market Portfolio                            0.50%      N/A      0.08%         0.58%
Fidelity VIP Contrafund Portfolio  - Initial Class (3)          0.58%      N/A      0.10%         0.68%
Fidelity VIP Equity-Income Portfolio - Initial Class (3)        0.48%      N/A      0.10%         0.58%
Fidelity VIP Growth Portfolio - Initial Class (3)               0.58%      N/A      0.10%         0.68%
Fidelity VIP High Income Portfolio - Initial Class (3)          0.58%      N/A      0.13%         0.71%
Franklin Small Cap Fund-Class 2 (4,5)                           0.45%     0.25%     0.31%         1.01%
Mutual Shares Securities Fund - Class 2 (4)                     0.60%     0.25%     0.19%         1.04%
Templeton Developing Markets Securities Fund - Class 2 (4)      1.25%     0.25%     0.32%         1.82%
Templeton Foreign Securities Fund - Class 2 (4,6,7)             0.68%     0.25%     0.22%         1.15%
Templeton Growth Securities Fund - Class 2 (4,8)                0.80%     0.25%     0.05%         1.10%
Goldman Sachs VIT Capital Growth Fund (9)                       0.75%      N/A      0.94%         1.69%
Goldman Sachs VIT CORE(SM) Small Cap Equity Fund (9)            0.75%      N/A      0.47%         1.22%
Goldman Sachs VIT CORE(SM) U.S. Equity Fund (9)                 0.70%      N/A      0.12%         0.82%
Goldman Sachs VIT International Equity Fund (9)                 1.00%      N/A      1.05%         2.05%
MFS Emerging Growth Series - Initial Class (10)                 0.75%      N/A      0.12%         0.87%
MFS Investors Trust Series - Initial Class (10)                 0.75%      N/A      0.15%         0.90%
MFS New Discovery Series (10,11)                                0.90%      N/A      0.16%         1.06%
MFS Research Series - Initial Class (10)                        0.75%      N/A      0.15%         0.90%
Oppenheimer Aggressive Growth Fund/VA                           0.64%      N/A      0.04%         0.68%
Oppenheimer Capital Appreciation Fund/VA                        0.64%      N/A      0.04%         0.68%
Oppenheimer Global Securities Fund/VA                           0.64%      N/A      0.06%         0.70%
Oppenheimer Main Street Growth & Income Fund/VA                 0.68%      N/A      0.05%         0.73%
Oppenheimer Strategic Bond Fund/VA(12)                          0.74%      N/A      0.05%         0.79%
Van Kampen UIF Core Plus Fixed Income Portfolio (13,14)         0.40%      N/A      0.31%         0.71%
Van Kampen UIF Equity Growth Portfolio (13,14)                  0.55%      N/A      0.36%         0.91%
Van Kampen UIF Global Equity Portfolio (13,14)                  0.80%      N/A      0.48%         1.28%
Van Kampen UIF Mid Cap Value Portfolio (13,14)                  0.75%      N/A      0.35%         1.10%
Van Kampen UIF Value Portfolio (13,14)                          0.55%      N/A      0.38%         0.93%

(1) Figures shown in the Table are for the year ended December 31, 2001(except as otherwise noted).

(2) Effective May 1, 2002 the AIM V.I. Growth and Income Fund, AIM V.I. International Equity Fund and AIM V.I. Value Fund changed their names to the AIM V.I. Core Equity Fund, AIM V.I. International Growth Fund and AIM V.I. Premier Equity Fund, respectively.

(3)  Actual "Total Portfolio Annual Expenses" were lower because a portion of

                                  8 PROSPECTUS
     the brokerage commissions that the Portfolios paid was used to reduce the Portfolios' expenses. In addition, through arrangements with the Portfolios' custodian, credits realized as a result of uninvested cash balances are used to reduce a portion of the Portfolios' custodian expenses. These offsets may be discontinued at any time. Had these offsets been taken into account, "Total Portfolio Annual Expenses" would have been 0.64% for Contrafund Portfolio, 0.57% for Equity-Income Portfolio, 0.65% for Growth Portfolio and 0.70% for High Income Portfolio.

(4) The Portfolio's Class 2 distribution plan or "rule 12b-1 plan" is described in the Portfolio's prospectus.

(5) The manager had agreed in advance to make an estimated reduction of 0.08% to its management fee to reflect reduced services resulting from the Portfolio's investment in a Franklin Templeton money fund. This reduction is required by the Portfolio's Board of Trustees and an order of the Securities and Exchange Commission. Without this reduction, "Total Portfolio Annual Expenses" would have been 1.09%.

(6) Effective May 1, 2002 the Templeton International Securities Fund - Class 2 changed its name to the Templeton Foreign Securities Fund - Class 2.

(7) The manager had agreed in advance to make an estimated reduction of 0.01% to its management fee to reflect reduced services resulting from the Portfolio's investment in a Franklin Templeton money fund. This reduction is required by the Portfolio's Board of Trustees and an order of the Securities and Exchange Commission. Without this reduction, "Total Portfolio Annual Expenses" would have been 1.16%.

(8) The Portfolio administration fee is paid indirectly through the management fee.

(9) "Total Portfolio Annual Expenses" listed in the table above reflect gross ratios prior to any voluntary waivers/ reimbursements of expenses. Goldman Sachs Asset Management and Goldman Sachs Asset Management International, the investment advisers, have voluntarily agreed to reduce or limit certain other expenses (excluding management fees, taxes, interest, brokerage fees, litigation, indemnification and other extraordinary expenses) to the extent "Total Portfolio Annual Expenses" exceed 1.00% for Capital Growth Fund, 1.00% for CORESM Small Cap Equity Fund, 0.90% for CORESM U.S. Equity Fund and 1.35% for International Equity Fund. With these limitations taken into consideration, "Management Fees", "Rule 12b-1 Fees", "Other Expenses" and "Total Portfolio Annual Expenses" were as follows:

                                                                                        Total
                                                   Management   12b-1    Other        Portfolio
Portfolio                                             Fees       Fees   Expenses   Annual Expenses
------------------------------------------------   ----------   -----   --------   ---------------
Goldman Sachs VIT Capital Growth Fund                 0.75%      N/A      0.25%         1.00%
Goldman Sachs VIT CORE(SM) Small Cap Equity Fund      0.75%      N/A      0.25%         1.00%
Goldman Sachs VIT CORE(SM) U.S. Equity Fund           0.70%      N/A      0.11%         0.81%
Goldman Sachs VIT International Equity Fund           1.00%      N/A      0.35%         1.35%

(10) Each Portfolio has an expense offset arrangement which reduces the Portfolios' custodian fee based upon the amount of cash maintained by the Portfolio with its custodian and dividend disbursing agent. Each Portfolio may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the Portfolios' expenses. "Other Expenses" do not take these expense reductions into account, and are therefore higher than the actual expenses of the Portfolios. Had these fee reductions been taken into account, "Total Portfolio Annual Expenses" would have been lower and would equal 0.86% for Emerging Growth Series, 0.89% for Investors Trust Series, 1.05% for New Discovery Series and 0.89 for Research Series.

(11) MFS has contractually agreed, subject to reimbursement, to bear expenses for the Portfolio such that "Other Expenses" (after taking into account the expense offset arrangement described in note 10 above), do not exceed 0.15% of the average daily net assets of the Portfolios during the current fiscal year. Without these fee arrangements "Total Portfolio Annual Expenses" would have been 1.09%. These contractual fee arrangements will continue at least until May 1, 2003, unless changed with the consent of the board of trustees which oversee the Portfolios.

(12) Oppenheimer Funds, Inc. (OFI) will reduce the management fee by 0.10% as long as the fund's trailing 12-month performance at the end of the quarter is in the fifth Lipper peer-group quintile; and by 0.05% as long as it is in the fourth quintile. If the fund emerges from a "penalty box" position for a quarter but then slips back in the next quarter, OFI will reinstate the waiver. The waiver is voluntary and may be terminated by the Manager at any time.

(13) "Total Portfolio Annual Expenses" listed in the table above reflect gross ratios prior to any voluntary waivers/ reimbursements of expenses by the adviser. For the year ended December 31, 2001, the management fee was reduced to reflect the voluntary waiver of a portion or all of the

                                  9 PROSPECTUS
     management fee and the reimbursement by the Portfolios' adviser to the extent "Total Portfolio Annual Expenses" exceed the following percentages:

     Van Kampen UIF Core Plus Fixed Income Portfolio 0.70%; Van Kampen UIF Equity Growth Portfolio 0.85%; Van Kampen UIF Global Value Equity Portfolio 1.15%; Van Kampen UIF Mid Cap Value Portfolio 1.05%; Van Kampen UIF Value Portfolio 0.85%. The adviser may terminate this voluntary waiver at any time at its sole discretion. After such reductions, the "Management Fees", "Rule 12b-1 Fees", "Other Expenses" and "Total Portfolio Annual Expenses" were as follows:

                                                                                       Total
                                                  Management   12b-1    Other        Portfolio
Portfolio                                            Fees       Fees   Expenses   Annual Expenses
-----------------------------------------------   ----------   -----   --------   ---------------
Van Kampen UIF Core Plus Fixed Income Portfolio      0.39%      N/A      0.31%         0.70%
Van Kampen UIF Equity Growth Portfolio               0.49%      N/A      0.36%         0.85%
Van Kampen UIF Global Equity Portfolio               0.67%      N/A      0.48%         1.15%
Van Kampen UIF Mid Cap Value Portfolio               0.70%      N/A      0.35%         1.05%
Van Kampen UIF Value Portfolio                       0.47%      N/A      0.38%         0.85%

(14) Effective May 1, 2002 the Portfolios have been re-branded and have changed names from Morgan Stanley UIF Fixed Income Portfolio to Van Kampen UIF Core Plus Fixed Income Portfolio, Morgan Stanley UIF Equity Growth Portfolio to Van Kampen UIF Equity Growth Portfolio, Morgan Stanley UIF Global Value Equity Portfolio to Van Kampen UIF Global Value Equity Portfolio, Morgan Stanley UIF Mid Cap Value Portfolio to Van Kampen UIF Mid Cap Value Portfolio and Morgan Stanley UIF Value Portfolio to Van Kampen UIF Value Portfolio.

                                  10 PROSPECTUS

EXAMPLE 1

The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

..    invested $1,000 in a Variable Sub-Account,

..    earned a 5% annual return on your investment, and

..    earned a 5% annual return on your investment, surrendered your Contract, or began receiving income payments for a specified period of less than 120 months, at the end of each time period.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT OR RECEIVE INCOME PAYMENTS. THE EXAMPLE DOES NOT INCLUDE DEDUCTIONS FOR PREMIUM TAXES BECAUSE NEW YORK DOES NOT CHARGE PREMIUM TAXES ON ANNUITIES.

Variable Sub-Account                          1 Year  3 Years  5 Years  10 Years
--------------------------------------------- ------  -------  -------  --------
AIM V.I. Balanced                               $76     $111    $148      $279
AIM V.I. Core Equity                            $73     $101    $133      $248
AIM V.I. Diversified Income                     $74     $105    $138      $259
AIM V.I. Government Securities                  $76     $109    $146      $275
AIM V.I. Growth                                 $73     $103    $136      $254
AIM V.I. International Growth                   $75     $109    $144      $272
AIM V.I. Premier Equity                         $73     $102    $134      $251
The Dreyfus Socially Responsible Growth, Inc.   $72     $100    $130      $244
Dreyfus Stock Index                             $67     $ 84    $103      $187
Dreyfus VIF - Growth & Income                   $73     $101    $131      $246
Dreyfus VIF - Money Market                      $70     $ 94    $120      $222
Fidelity VIP Contrafund                         $71     $ 97    $125      $233
Fidelity VIP Equity-Income                      $70     $ 94    $120      $222
Fidelity VIP Growth                             $71     $ 97    $125      $233
Fidelity VIP High Income                        $72     $ 98    $127      $236
Franklin Small Cap                              $75     $107    $142      $268
Mutual Shares Securities                        $75     $108    $144      $271
Templeton Developing Markets                    $75     $108    $144      $271
Templeton Foreign Securities                    $76     $112    $150      $282
Templeton Growthl Securitie                     $76     $110    $147      $277
Goldman Sachs VIT Capital Growth                $82     $128    $177      $335
Goldman Sachs VIT CORE(SM) Small Cap Equity     $77     $114    $153      $289
Goldman Sachs VIT CORE(SM) U.S. Equity          $73     $101    $133      $248
Goldman Sachs VIT International Equity          $85     $139    $195      $369
MFS Emerging Growth                             $73     $103    $135      $253
MFS Investors Trust                             $74     $104    $137      $256
MFS New Discovery                               $75     $109    $145      $273
MFS Research                                    $74     $104    $137      $256
Oppenheimer Aggressive Growth/VA                $71     $ 97    $125      $233
Oppenheimer Capital AppreciationVA              $71     $ 97    $125      $233
Oppenheimer Global Securities/VA                $64     $ 76    $ 89      $158
Oppenheimer Main Street Growth & Income/VA      $72     $ 99    $128      $238
Oppenheimer Strategic Bond/VA                   $73     $101    $131      $245
Van Kampen UIF Core Plus Fixed Income           $72     $ 98    $127      $236
Van Kampen UIF Equity Growth                    $74     $104    $137      $257
Van Kampen UIF Global Equity                    $74     $105    $138      $259
Van Kampen UIF Mid Cap Value                    $78     $110    $156      $277
Van Kampen UIF Value                            $78     $116    $156      $295

                                  11 PROSPECTUS

EXAMPLE 2

Same assumptions as Example 1 above, except that you decided not to surrender your Contract, or you began receiving income payments (for at least 120 months if under an Income Plan with a specified period), at the end of each period.

Variable Sub-Account                          1 Year  3 Years  5 Years  10 Years
--------------------------------------------- ------  -------  -------  --------
AIM V.I. Balanced                               $25     $ 77     $131     $279
AIM V.I. Core Equity                            $22     $ 67     $116     $248
AIM V.I. Diversified Income                     $23     $ 71     $121     $259
AIM V.I. Government Securities                  $25     $ 75     $129     $275
AIM V.I. Growth                                 $22     $ 69     $119     $254
AIM V.I. International Growth                   $24     $ 75     $127     $272
AIM V.I. Premier Equity                         $22     $ 68     $117     $251
The Dreyfus Socially Responsible Growth, Inc.   $21     $ 66     $113     $244
Dreyfus Stock Index                             $16     $ 50     $ 86     $187
Dreyfus VIF - Growth & Income                   $22     $ 67     $114     $246
Dreyfus VIF - Money Market                      $19     $ 60     $103     $222
Fidelity VIP Contrafund                         $20     $ 63     $108     $233
Fidelity VIP Equity-Income                      $19     $ 60     $103     $222
Fidelity VIP Growth                             $20     $ 63     $108     $233
Fidelity VIP High Income                        $24     $ 64     $110     $236
Franklin Small Cap                              $24     $ 73     $125     $268
Mutual Shares Securities                        $24     $ 74     $127     $271
Templeton Developing Markets                    $25     $ 74     $127     $271
Templeton Foreign Securities                    $25     $ 78     $133     $282
Templeton Growthl Securitie                     $25     $ 76     $130     $277
Goldman Sachs VIT Capital Growth                $31     $ 94     $160     $335
Goldman Sachs VIT CORE(SM) Small Cap Equity     $26     $ 80     $136     $289
Goldman Sachs VIT CORE(SM) U.S. Equity          $22     $ 67     $116     $248
Goldman Sachs VIT International Equity          $34     $105     $178     $369
MFS Emerging Growth                             $22     $ 69     $118     $253
MFS Investors Trust                             $23     $ 70     $120     $256
MFS New Discovery                               $24     $ 75     $128     $273
MFS Research                                    $23     $ 70     $120     $256
Oppenheimer Aggressive Growth/VA                $20     $ 63     $108     $233
Oppenheimer Capital AppreciationVA              $20     $ 63     $108     $233
Oppenheimer Global Securities/VA                $13     $ 42     $ 72     $158
Oppenheimer Main Street Growth & Income/VA      $21     $ 65     $111     $238
Oppenheimer Strategic Bond/VA                   $22     $ 67     $114     $245
Van Kampen UIF Core Plus Fixed Income           $21     $ 64     $110     $236
Van Kampen UIF Equity Growth                    $23     $ 70     $120     $257
Van Kampen UIF Global Equity                    $23     $ 71     $121     $259
Van Kampen UIF Mid Cap Value                    $25     $ 76     $130     $277
Van Kampen UIF Value                            $27     $ 82     $139     $295

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. THE EXAMPLES ASSUME THAT ANY PORTFOLIO EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS DESCRIBED IN THE FOOTNOTES ON PAGE 8-9 ARE IN EFFECT FOR THE TIME PERIODS PRESENTED ABOVE. YOUR ACTUAL EXPENSES MAY BE LESSER OR GREATER THAN THOSE SHOWN ABOVE. SIMILARLY, YOUR RATE OF RETURN MAY BE LESSER OR GREATER THAN 5%, WHICH IS NOT GUARANTEED. TO REFLECT THE CONTRACT MAINTENANCE CHARGE IN THE EXAMPLES, WE ESTIMATED AN EQUIVALENT PERCENTAGE CHARGE, BASED ON AN ASSUMED AVERAGE CONTRACT SIZE OF $45,000.

                                  12 PROSPECTUS

FINANCIAL INFORMATION

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT." Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

No Accumulation Unit Values are reported because as of the date of this prospectus, no sales of the Contract had occurred.

To obtain more information on each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the Statement of Additional Information. The financial statements of ALLSTATE NEW YORK also appear in the Statement of Additional Information. The Variable Account Financial Statements do not reflect any assets attributed to the Contracts offered by this prospectus because no sales of the Contract have occurred as of the date of this prospectus.

THE CONTRACT

CONTRACT OWNER

The Allstate Provider Variable Annuity is a contract between you, the Contract Owner, and Allstate New York, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

..    the investment alternatives during the Accumulation and Payout Phases,

..    the amount and timing of your purchase payments and withdrawals,

..    the programs you want to use to invest or withdraw money,

..    the income payment plan you want to use to receive retirement income,

..    the Annuitant (either yourself or someone else) on whose life the income payments will be based,

..    the Beneficiary or Beneficiaries who will receive the benefits that the
     Contract provides when the last surviving Contract Owner dies, and

..    any other rights that the Contract provides.

If you die, any surviving Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-natural person and a natural person. The maximum age of the oldest Contract Owner cannot exceed 85 as of the date we receive the completed application.

Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

You can use the Contract with or without a qualified plan. A qualified plan is a retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "QUALIFIED CONTRACT" to refer to a Contract issued with a qualified plan. See "Qualified Contracts" on page 33.

ANNUITANT

The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. The maximum age of the oldest Annuitant cannot exceed 85 as of the date we receive the completed application. If the Contract Owner is a natural person you may change the Annuitant prior to the Payout Start Date. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

..    the youngest Contract Owner, if living, otherwise

..    the youngest Beneficiary.

BENEFICIARY

The Beneficiary is the person who may elect to receive the death benefit or become the new Contract Owner subject to the Death of Owner provision if the sole surviving Contract Owner dies before the Payout Start Date. See "Death Benefits" on page 27. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to

                                  13 PROSPECTUS
receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you do not name a Beneficiary or, if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

..    your spouse or, if he or she is no longer alive,

..    your surviving children equally, or if you have no surviving children,

..    your estate.

If more than one Beneficiary survives you (or the Annuitant if the Contract Owner is not a natural person), we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

MODIFICATION OF THE CONTRACT

Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT

You may not assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment.

Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes and tax penalties. YOU SHOULD CONSULT WITH YOUR ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.

PURCHASES

MINIMUM PURCHASE PAYMENTS

Your initial purchase payment must be at least $3,000 ($2,000 for a Qualified Contract). All subsequent purchase payments must be $100 ($500 for allocations to the Fixed Account) or more. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount of purchase payments, or reduce the minimum purchase payment we will accept. We reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM

You may make subsequent purchase payments of at least $100 ($500 for allocation to the Fixed Account) by automatically transferring amounts from your bank account. Please consult with your representative for detailed information.

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the investment alternatives.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our service center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our service center located in Vernon Hills, Illinois (mailing address: 300 N. Milwaukee Ave., Vernon Hills, IL 60061.

We are open for business each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "VALUATION DATES." Our business day closes when the New York Stock Exchange closes, usually 4:00 p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

RIGHT TO CANCEL

You may cancel the Contract by returning it to us within the Cancellation Period, which is the 10 day period after

                                  14 PROSPECTUS
you receive the Contract (60 days if you are exchanging another contract for the Contract described in this prospectus). You may return it by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. Upon cancellation, as permitted by federal or state law, we will return your purchase payments allocated to the Variable Account after an adjustment to the extent federal or state law permits to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

CONTRACT VALUE

On the Issue Date, the Contract Value is equal to the initial purchase payment. Your Contract Value at any other time during the Accumulation Phase is equal to the sum of the value as of the most recent Valuation Date of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your investment in the Fixed Account.

ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

..    changes in the share price of the Portfolio in which the Variable
     Sub-Account invests, and

..    the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE PORTFOLIOS THAT ACCOMPANY THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

                                  15 PROSPECTUS

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS

You may allocate your purchase payments to up to 39 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the accompanying prospectuses for the Portfolios. You should carefully review the Portfolio prospectuses before allocating amounts to the Variable Sub-Accounts.

PORTFOLIO:              EACH PORTFOLIO SEEKS:
----------------------  -----------------------------
AIM VARIABLE INSURANCE FUNDS

AIM V.I. Balanced       Achieve as high a total
Fund*                   return as possible,
                        consistent with preservation
                        of capital.

AIM V.I. Core Equity    Growth of capital with a
Fund***                 secondary objective of
                        current income
                                                       AIM ADVISORS, INC.
AIM V.I. Diversified    A high level of current
Income Fund*            income

AIM V.I. Government     A high level of current
Securities Fund*        income consistent with a
                        reasonable concern for safety
                        of principal

AIM V.I. Growth Fund*   Growth of capital

AIM V.I. International  Long-term growth of capital
Growth Fund****

AIM V.I. Premier        Long-term growth of capital.
Equity Fund*****        Income is a secondary
                        objective.

THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.; THE DREYFUS STOCK INDEX FUND; AND THE DREYFUS VARIABLE INVESTMENT FUND (VIF) (COLLECTIVELY, THE DREYFUS FUNDS)

The Dreyfus Socially    Capital growth and,
Responsible Growth      secondarily, current income
Fund, Inc.

Dreyfus Stock Index     To match the total return
Fund                    Stock Price Index of the
                        Standard & Poor's(C) 500
                        Composite                      THE DREYFUS CORPORATION

Dreyfus VIF Growth &    Long-term capital growth,
Income Portfolio        income current and growth of
                        income, consistent with
                        reasonable investment risk

Dreyfus VIF Money       A high level of current
Market Portfolio        income as is consistent with
                        the preservation of capital
                        and the maintenance of
                        liquidity

FIDELITY VARIABLE INSURANCE PRODUCTS FUND

Fidelity VIP            Reasonable income
Equity-Income
Portfolio
                                                       FIDELITY MANAGEMENT &
Fidelity VIP Growth     Capital appreciation           RESEARCH COMPANY
Portfolio

Fidelity VIP High       High level of current income
Income Portfolio        while also considering growth
                        of capital

Fidelity VIP            Portfolio Long-term capital
Contrafund(R)           appreciation

                                  16 PROSPECTUS

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST (VIP) -- CLASS 2

Franklin Small Cap      Long-term capital growth       FRANKLIN ADVISERS, INC.
Fund

Mutual Shares           Capital appreciation.          FRANKLIN MUTUAL
Securities Fund         Secondary goal is income.      ADVISORS, LLC.

Templeton Developing    Long-term capital              TEMPLETON ASSET
Markets Securities      Appreciation                   MANAGEMENT LTD.
Fund

Templeton Growth        Long-term capital growth       TEMPLETON GLOBAL
Securities Fund                                        ADVISORS LIMITED

Templeton               Long-term capital growth       TEMPLETON INVESTMENT
International                                          COUNSEL, LLC.
Securities Fund

GOLDMAN SACHS VARIABLE INSURANCE TRUST (VIT)

Goldman Sachs VIT       Long-term growth of capital
Capital Growth Fund
                                                       GOLDMAN SACHS ASSET
Goldman Sachs VIT       Long-term growth of capital    MANAGEMENT
Core(SM)Small Cap
Equity Fund

Goldman Sachs VIT       Long-term growth of capital
Core(SM)U.S. Equity     and dividend income
Fund

Goldman Sachs VIT       Long-term capital              GOLDMAN SACHS ASSET
International Equity    appreciation                   MANAGEMENT INTERNATIONAL
Fund

MFS(R) VARIABLE INSURANCE TRUST(SM)

MFS Emerging Growth     Long-term growth of capital
Series

MFS Investors Trust     Long-term growth of capital    MFS INVESTMENT
Series**                with a secondary objective to  MANAGEMENT(R)
                        seek reasonable current
                        income

MFS New Discovery       Capital appreciation
Series

MFS Research Series     Long-term growth of capital
                        and future income

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

Van Kampen UIF Equity   Long-term capital
Growth******            appreciation

Van Kampen UIF Core     Above-average total return     MORGAN STANLEY ASSET
Plus Fixed              over a market cycle of three   MANAGEMENT
Income******            to five years

Van Kampen UIF Global   Long-term capital
Equity******            appreciation

Van Kampen UIF Mid Cap  Above-average total return
Value******             over a market cycle of three
                        to five years

Van Kampen UIF          Above-average total return     MILLER ANDERSON &
Value******             over a market cycle of three   SHERRERD, LLP
                        to five years

OPPENHEIMER VARIABLE ACCOUNT FUNDS

Oppenheimer Aggressive  Capital appreciation
Growth Fund/VA

Oppenheimer Capital     Capital appreciation
Appreciation Fund/VA
                                                       OPPENHEIMER FUNDS, INC.
Oppenheimer Global      Long-term capital
Securities Fund/VA      appreciation

Oppenheimer Main        High total return, which
Street Growth & Income  includes growth in the value
Fund/VA                 of its shares as well as
                        current income, from equity
                        and debt securities

Oppenheimer Strategic   High level of current income
Bond Fund/VA

                                  17 PROSPECTUS

* The Portfolio's investment objectives may be changed by the Portfolio's Board of Trustees without shareholder approval.

** Effective May 1, 2001, the MFS Growth with Income Series changed its name to MFS Investors Trust Series, and changed its investment policies.

*** Effective May 1, 2002, the Portfolio changed its name from AIM V.I. Growth and Income Fund to AIM V.I. Core Equity Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

**** Effective May 1, 2002, the Portfolio changed its name from AIM V.I. International Equity Fund to AIM V.I. International Growth Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

***** Effective May 1, 2002, the Portfolio changed its name from AIM V.I. Value Fund to AIM V.I. Premier Equity Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

****** Effective May 1, 2002, the Portfolio changed its name from Morgan Stanley to Van Kampen. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE PORTFOLIOS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT RISK THAT THE PORTFOLIOS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

VARIABLE INSURANCE PORTFOLIOS MIGHT NOT BE MANAGED BY THE SAME PORTFOLIO MANAGERS WHO MANAGE RETAIL MUTUAL FUNDS WTH SIMILAR NAMES. THESE PORTFOLIOS ARE LIKELY TO DIFFER FROM SIMILARLY NAMED RETAIL FUNDS IN ASSETS, CASH FLOW, AND TAX MATTERS. ACCORDINGLY, THE HOLDINGS ARE RESULT OF VARIABLE INSURANCE PORTFOLIO CAN BE EXPECTED TO BE HIGHER AS LEVELS THAN THE INVESTMENT RESULTS OF A SIMILARLY NAMED RETAIL MUTUAL FUND.

                                  18 PROSPECTUS

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS

You may allocate all or a portion of your purchase payments to the Fixed Account Options. We will credit a minimum annual interest rate of 3% to money you allocate to any of the Fixed Account Options. Please consult with your representative for current information. The Fixed Account consists of our general account assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTIONS

SIX MONTH DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. Under this Option, you may establish a Dollar Cost Averaging Program by allocating purchase payments to The Six Month Dollar Cost Averaging Fixed Account Option ("Six Month DCA Fixed Account Option"). We will credit interest to purchase payments you allocate to this Option for six months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Six Month DCA Fixed Account Option. You must transfer all of your money out of the Six Month DCA Fixed Account Option to the Variable Sub-Accounts in six equal monthly installments. If you discontinue the Six Month Dollar Cost Averaging Option before the end of the transfer period, we will transfer the remaining balance in this Option to the Dreyfus VIF Money Market Variable Sub-Account unless you request a different investment alternative. No transfers are permitted into the Six Month DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the payment plus associated interest to the Dreyfus VIF Money Market Variable Sub-Account in equal monthly installments. Transfering Account Value to the Money Market Variable Sub-Account in this manner may not be consistent with the theory of Dollar Cost Averaging described on page 23.

TWELVE MONTH DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. Under this Option, you may establish a Dollar Cost Averaging Program by allocating purchase payments to The Twelve Month Dollar Cost Averaging Fixed Account Option ("Twelve Month DCA Fixed Account Option"). We will credit interest to purchase payments you allocate to this Option for twelve months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Twelve Month DCA Fixed Account Option. You must transfer all of your money out of the Twelve Month DCA Fixed Account Option to the Variable Sub-Accounts in twelve equal monthly installments. If you discontinue the Twelve Month Dollar Cost Averaging Option before the end of the transfer period, we will transfer the remaining balance in this Option to the Dreyfus VIF Money Market Variable Sub-Account unless you request a different investment alternative. No transfers are permitted into the Twelve Month DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the payment plus associated interest to the Dreyfus VIF Money Market Variable Sub-Account in equal monthly installments. Transferring Account Value to the Money Market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page 23.

At the end of the transfer period, any nominal amounts remaining in the Six Month Dollar Cost Averaging Fixed Account or the Twelve Month Dollar Cost Averaging Fixed Account will be allocated to the Dreyfus VIF Money Market Variable Sub-Account.

Transfers out of the Dollar Cost Averaging Fixed Account Options do not count towards the 12 transfers you can make without paying a transfer fee.

INVESTMENT RISK. We bear the investment risk for all amounts allocated to the Six Month DCA Fixed Account Option and the Twelve Month DCA Fixed Account Option. That is because we guarantee the current interest rates we credit to the amounts you allocate to either of these Options, which will never be less than the minimum guaranteed rate in the Contract. Currently, we determine, in our sole discretion, the amount of interest credited in excess of the guaranteed rate.

We may declare more than one interest rate for different monies based upon the date of allocation to the Six Month DCA Fixed Account Option and the Twelve Month DCA Fixed Account Option. For current interest rate information, please contact your representative or our customer support unit at 1-800-692-4682.

GUARANTEE PERIODS

 Under this option, each payment or transfer allocated to the Fixed Account earns interest at a specified rate that we guarantee for a period of years we call a GUARANTEE PERIOD. Guarantee Periods may range from 1 to 10 years. We are

                                  19 PROSPECTUS
currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods. You select one or more Guarantee Periods for each purchase payment or transfer. If you do not select the Guarantee Period for a purchase payment or transfer, we will assign the shortest Guarantee Period available under the Contract for such payment or transfer.

Each payment or transfer allocated to a Guarantee Period must be at least $500. We reserve the right to limit the number of additional purchase payments that you may allocate to the Fixed Account. Please consult with your sales representative for more information.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your sales representative or ALLSTATE NEW YORK at 1-800-692-4682. The interest rate will never be less than the minimum guaranteed amount stated in the Contract.

HOW WE CREDIT INTEREST. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment allocated to the Fixed Account would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment ......... .........................................    $10,000
Guarantee Period....................................................    5 years
Annual Interest Rate................................................      4.50%

                                                                   END OF CONTRACT YEAR
                                              --------------------------------------------------------------
                                                YEAR 1       YEAR 2       YEAR 3       YEAR 4       YEAR 5
                                              ----------   ----------   ----------   ----------   ----------
Beginning Contract Value...................   $10,000.00
   X (1 + Annual Interest Rate)               x    1.045
                                              ----------
                                              $10,450.00

Contract Value at end of Contract Year.....                $10,450.00
   X (1 + Annual Interest                                  x    1.045
                                                           ----------
                                                           $10,920.25

Contract Value at end of Contract Year.....                             $10,920.25
   X (1 + Annual Interest Rate)                                              1.045
                                                                        ----------
                                                                        $11,411.66

Contract Value at end of Contract Year.....                                          $11,411.66
   X (1 + Annual Interest Rate)                                                      x    1.045
                                                                                     ----------
                                                                                     $11,925.19

Contract Value at end of Contract Year.....                                                       $11,925.19
   X (1 + Annual Interest Rate)                                                                        1.045
                                                                                                  ----------
                                                                                                  $12,461.82

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

                                  20 PROSPECTUS

RENEWALS. At least 15 but not more than 45 days prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) take no action. We will automatically apply your money to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2) Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) Instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment. We will pay interest from the day the Guarantee Period expired until the date of the transfer. The interest will be the rate for the Shortest Guarantee Period then being offered; or

4) Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

Under our automatic laddering program ("Automatic Laddering Program"), you may choose, in advance, to use Guarantee Periods of the same length for all renewals. You can select this Program at any time during the Accumulation Phase, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this Program at any time. For additional information on the Automatic Laddering Program, please call our customer service center at 1-800-692-4682.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the PREFERRED WITHDRAWAL AMOUNT, and transfers from a Guarantee Period, other than those taken during the 30 day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment also applies when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless paid or applied during the 30 day period after such Guarantee Period expires). A positive Market Value Adjustment will apply to amounts currently invested in a Guarantee Period that are paid out as death benefits. We will not apply a Market Value Adjustment to a transfer you make as part of a Dollar Cost Averaging Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

..    within the Preferred Withdrawal Amount as described on page 24, or

..    to satisfy the IRS minimum distribution rules for the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the Guarantee Period when you remove your money. "TREASURY RATE" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you or transferred. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you or transferred.

For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury

                                  21 PROSPECTUS

Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES: TRANSFERS

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives at any time. The minimum amount that you may transfer into a Guarantee Period is $500. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Portfolio on the same day as one transfer. Transfers you make as part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program do not count against the 12 free transfers per Contract Year.

We will process transfer requests that we receive before 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request. If we decide to postpone transfers from the Fixed Account for 10 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment. If any transfer reduces your value in such Guarantee Period to less than $500, we will treat the request as a transfer of the entire value in such Guarantee Period.

We reserve the right to waive any transfer fees and restrictions.

TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

You may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

TELEPHONE TRANSFERS

You may make transfers by telephone by calling 1-800-692-4682, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 4:00 p.m. Eastern Time (3:00 p.m. Central Time). In the event that the New York Stock Exchange closes early, i.e., before 4:00 p.m. Eastern Time (3:00 p.m. Central Time), or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

EXCESSIVE TRADING LIMITS

We reserve the right to limit transfers among the Variable Sub-Accounts in any Contract year, or to refuse any Variable Sub-Account transfer request, if:

..    we believe, in our sole discretion, that excessive trading by such Contract
     Owner or Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or the share prices of the corresponding Portfolio or would be to the disadvantage of other Contract owners; or

..    we are informed by one or more of the Portfolios that they intend to restrict the purchase or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or groups of transfers would have a detrimental effect on the prices of Portfolio shares.

We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract Owners.

                                  22 PROSPECTUS

                          DOLLAR COST AVERAGING PROGRAM

Through the Dollar Cost Averaging Program, you may automatically transfer a set amount every month during the Accumulation Phase from any Variable Sub-Account, or the the Six Month DCA Fixed Account, or the Twelve Month DCA Fixed Account Option, to any other Variable Sub-Account. You may not use dollar cost averaging to transfer amounts to the Fixed Account.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee. In addition, we will not apply the Market Value Adjustment to these transfers.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.

Call or write us for instructions on how to enroll.

AUTOMATIC PORTFOLIO REBALANCING PROGRAM

Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the AIM V.I. Balanced Variable Sub-Account and 60% to be in the Fidelity VIP Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Balanced Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I. Balanced Variable Sub-Account and use the money to buy more units in the Fidelity VIP Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Portfolio Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

You may not use the Dollar Cost Averaging and Automatic Portfolio Rebalancing programs at the same time.

EXPENSES

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE

During the Accumulation Phase, on each Contract Anniversary, we will deduct a $30 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. We also will deduct a full contract maintenance charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver, described below. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is for the cost of maintaining each Contract and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. We will waive this charge if:

..    total purchase payments equal $50,000 or more, or

..    all of your money is allocated to the Fixed Account on a Contract
     Anniversary.

MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily at an

                                  23 PROSPECTUS
annual rate of 1.15% of the average daily net assets you have invested in the Variable Sub-Accounts. The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.

ADMINISTRATIVE EXPENSE CHARGE

We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.

TRANSFER FEE

We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Portfolio Rebalancing Program.

WITHDRAWAL CHARGE

We may assess a withdrawal charge of up to 7% of the purchase payment(s) you withdraw in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment. The charge declines by 1% annually to 0% after 7 complete years from the day we receive the purchase payment being withdrawn. A schedule showing how the charge declines appears on page 6. During each Contract Year, you can withdraw up to 15% of purchase payments without paying the charge. Unused portions of this 15% "PREFERRED WITHDRAWAL AMOUNT" are not carried forward to future Contract Years.

We determine the withdrawal charge by:

..    multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn, times

..    the part of each purchase payment withdrawal that is in excess of the
     Preferred Withdrawal Amount, adjusted by a Market Value Adjustment.

We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the Contract, which means you pay taxes on the earnings portion of your withdrawal.

We do not apply a withdrawal charge in the following situations:

..    on the Payout Start Date (a withdrawal charge may apply if you elect to receive income payments for a specified period of less than 120 months);

..    the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

..    withdrawals taken to satisfy IRS minimum distribution rules for the
     Contract; or

..    withdrawals made after all purchase payments have been withdrawn.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. Withdrawals may also be subject to a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

PREMIUM TAXES

Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.

DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES

We are not currently making a provision for such taxes. In the future, however, we may make a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Taxes section.

OTHER EXPENSES

Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the

                                  24 PROSPECTUS

Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectuses for the Portfolios. For a summary of these charges and expenses, see pages 8-10. We may receive compensation from the investment advisers or administrators of the Portfolios for administrative services we provide to the Portfolios.

ACCESS TO YOUR MONEY

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Full or partial withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 25.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our customer service center, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account.

If you request a total withdrawal, you must return your Contract to us.

POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2. An emergency exists as defined by the SEC; or

3. The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment or transfer for 10 business days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging Program or the Automatic Portfolio Rebalancing Program.

Depending on fluctuations in the net asset value of the Variable Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce the amount in any Guarantee Period to less than $500, we will treat it as a request to withdraw the entire amount invested in such Guarantee Period. If your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract.

Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we will inform you in writing of our intention to terminate your Contract and give you ast least 30 days in which to make an additional purchase payment to restore your Contract's value to the contractual minimum of $1,000. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.

                                  25 PROSPECTUS

INCOME PAYMENTS

PAYOUT START DATE

The Payout Start Date is the day that we apply your money to an Income Plan. The Payout Start Date must be no later than the day the Annuitant reaches age 90, or the 10th Contract Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years if you have designated only one Annuitant or Income Plan 2 with guaranteed payments for 10 years if you have desginated joint Annuitants. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Three Income Plans are available under the Contract. Each is available to provide:

..    fixed income payments;

..    variable income payments; or

..    a combination of the two.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment.

Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable income payments associated with the amount withdrawn. To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. You will also have a limited ability to make transfers from the Variable Account portion of the income payments to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments. We deduct applicable premium taxes, if any, from the Contract Value at the Payout Start Date. New York does not currently impose a premium tax.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed

                                  26 PROSPECTUS

Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the Contract Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

..    terminate the Contract and pay you the Contract Value, adjusted by any
     Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

..    reduce the frequency of your payments so that each payment will be at least
     $20.

VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolio and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate.

Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from the Fixed Account for the duration of the Income Plan. We calculate the fixed income payments by:

1. adjusting the portion of the Contract Value in the Fixed Account on the Payout Start Date by any applicable Market Value Adjustment;

2. deducting any applicable premium tax; and

3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age. However, we reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.

DEATH BENEFITS

We will pay a death benefit if, prior to the Payout Start Date:

1. any Contract owner dies or,

2. the Annuitant dies, if the Contract Owner is not a natural person.

We will pay the death benefit to the new Contract Owner who is determined immediately after the death. The new Contract Owner would be a surviving Contract Owner or, if none, the Beneficiary(ies).

DEATH BENEFIT AMOUNT

Prior to the Payout Start Date, the death benefit is equal to the greatest of:

1. the Contract Value as of the date we determine the death benefit, or

2. the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the death benefit, or

3. the Contract Value on the DEATH BENEFIT

                                  27 PROSPECTUS

ANNIVERSARY immediately preceding the date we determine the death benefit, adjusted by any purchase payments, withdrawal adjustment as defined below, and charges made since that Death Benefit Anniversary. A "Death Benefit Anniversary" is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract Anniversaries are the first three Death Benefit Anniversaries, or

4. the greatest of the Anniversary Values as of the date we determine the death benefit. An "Anniversary Value" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that anniversary and reduced by the amount of any withdrawal adjustment, as defined below, since that anniversary. Anniversary Values will be calculated for each Contract Anniversary prior to the earlier of:

(i) the date we determine the death benefit, or

(ii) the deceased's 75th birthday or 5 years after the Issue Date, if later.

A positive Market Value Adjustment will apply to amounts currently invested in a Guarantee Period that are paid out as death benefits.

The value of the death benefit will be determined at the end of the Valuation Date on which we receive a complete request for payment of the death benefit, which includes Due Proof of Death.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount,

(b) = the Contract Value immediately prior to the withdrawal, and

(c) = the value of the applicable death benefit alternative immediately prior to the withdrawal.

See Appendix C for an example representative of how the withdrawal adjustment applies.

We will not settle any death claim until we receive Due Proof of Death. We will accept the following documentation as Due Proof of Death:

..    a certified copy of a death certificate; or

..    a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

..    any other proof acceptable to us.

DEATH BENEFIT PAYMENTS

A death benefit will be paid:

1. if the new Contract Owner elects to receive the death benefit distributed in a single payment within 180 days of the date of death, and

2. if the death benefit is paid as of the day the value of the death benefit is determined.

Otherwise, the Settlement Value will be paid. The new Contract Owner may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply.

We reserve the right to waive the 180 day limit on a non-discriminatory basis. The Settlement Value paid will be the Settlement Value next computed on or after the requested distribution date for payment, or on the mandatory distribution date of 5 years after the date of death.

In any event, the entire value of the Contract must be distributed within 5 years after the date of death unless an Income Plan is elected or a surviving spouse continues the Contract in accordance with the provisions described below.

If the Contract Owner eligible to receive the death benefit is not a natural person, the Contract Owner may elect to receive the distribution upon death in one or more distributions. However, the entire value of the Contract must be distributed within five years after the date of death.

If the Contract Owner is a natural person, the Contract Owner may elect to receive the distribution upon death either in one or more distributions, or by periodic payments through an Income Plan. Payments from the Income Plan must begin within one year of the date of death and must be payable throughout:

..    the life of the Contract Owner; or

..    a period not to exceed the life expectancy of the Contract Owner; or

..    the life of the Contract Owner with payments guaranteed for a period not to exceed the life expectancy of the Contract Owner.

If the surviving spouse of the deceased Contract Owner is the sole new Contract Owner, then the spouse may elect one of the options listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. The Contract may only be continued once.

If the Contract is continued in the Accumulation Phase, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

                                  28 PROSPECTUS

MORE INFORMATION

ALLSTATE NEW YORK

Allstate New York is the issuer of the Contract. Allstate New York is a stock life insurance company organized under the laws of the State of New York.

Allstate New York was incorporated in 1967 and was known as "Financial Life Insurance Company" from 1967 to 1978. From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Since 1984 the company has been known as "Allstate Life Insurance Company of New York."

Allstate New York is currently licensed to operate in New York. Our home office is One Allstate Drive, Farmingville, New York 11738. Our service center is located in Vernon Hills, Illinois.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of the State of Illinois. With the exception of the directors qualifying shares, all of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

Independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns an A+ (Superior) financial strength rating to Allstate Life, which results in A+g rating to Allstate New York due to its group affiliation with Allstate Life. Standard & Poor's Insurance Rating Service assigns an AA+ (Very Strong) financial strength rating and Moody's Investors Service assigns an Aa2 (Excellent) financial strength rating to Allstate New York, sharing the same ratings of its parents, Allstate Life. These ratings do not reflect the performance of the Variable Account.We may from time to time advertise these ratings in our sales literature.

THE VARIABLE ACCOUNT

Allstate New York established the Allstate Life of New York Separate Account A on December 15, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate New York.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under New York law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations.

Our obligations arising under the Contracts are general corporate obligations of Allstate New York.

The Variable Account consists of multiple Variable Sub-Accounts, 39 of which are available through the Contracts. Each Variable Sub-Account invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE CONTRACT

DISTRIBUTION. ALFS, Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook, Illinois 60062, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker-dealer under the Securities and Exchange Act of 1934, as amended ("Exchange Act"), and is a member of the National Association of Securities Dealers, Inc.

The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commission paid to broker-dealers may vary, but we estimate that the total commissions paid on all Contract sales to broker-dealers will not exceed 6.25% of any purchase payments. These commissions are intended to cover distribution expenses. From time to time, we may offer additional sales incentives of up to 1% of purchase payments to broker-dealers who maintain certain sales volume levels.

Allstate New York does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract Owners arising out of services rendered or Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account. We provide the following administrative services, among others:

..    issuance of the Contracts;

..    maintenance of Contract Owner records;

..    Contract Owner services;

..    calculation of unit values;

..    maintenance of the Variable Account; and

..    preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least annually. The annual statement details values and specific Contract data for each

                                  29 PROSPECTUS
particular Contract. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

TAX QUALIFIED PLANS

If you use the Contract with a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.

THE PORTFOLIOS

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment portfolio. Any substitution of securities will comply with the requirements of the 1940 Act. We also may add new Variable Sub-Accounts that invest in additional mutual funds. We will notify you in advance of any changes.

CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to Variable Accounts underlying both variable life insurance and variable annuity contracts.

It is conceivable that in the future it may be unfavorable for variable life insurance Variable Accounts and variable annuity Variable Accounts to invest in the same Portfolio. The boards of directors of these Portfolios monitor for possible conflicts among Variable Accounts buying shares of the Portfolios.

Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a Variable Account to comply with such laws could cause a conflict. To eliminate a conflict, a Portfolio's board of directors may require a Variable Account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a Variable Account withdrawing because of a conflict.

LEGAL MATTERS

JordenBurt LLP, Washington, D.C., has advised ALLSTATE NEW YORK on certain federal securities law matters. All matters of New York law pertaining to the Contracts, including the validity of the Contracts and ALLSTATE NEW YORK's right to issue such Contracts under New York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.

                                  30 PROSPECTUS

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TAXES

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE NEW YORK MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

ALLSTATE NEW YORK is taxed as a life insurance company under Part I of Subchapter L of the Internal Revenue Code. Since the Variable Account is not an entity separate from ALLSTATE NEW YORK, and its operations form a part of ALLSTATE NEW YORK, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, ALLSTATE NEW YORK believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, ALLSTATE NEW YORK does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore ALLSTATE NEW YORK does not intend to make provisions for any such taxes. If ALLSTATE NEW YORK is taxed on investment income or capital gains of the Variable Account, then ALLSTATE NEW YORK may impose a charge against the Variable Account in order to make provision for such taxes.

TAXATION OF ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

1. the Contract Owner is a natural person,

2. the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

3. ALLSTATE NEW YORK is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements, and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "ADEQUATELY DIVERSIFIED" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract Owner during the taxable year. Although ALLSTATE NEW YORK does not have control over the Funds or their investments, we expect the Funds to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in rulings in which it found that contract owners were not owners of separate account assets. For example, you have the choice to allocate premiums and Contract Values among a broader selection of investment alternatives. Also, you may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you

                                  31 PROSPECTUS
being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income.

ALLSTATE NEW

YORK does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a nonqualified contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. The Federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date.

It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

1. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

2. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

3. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

1. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

2. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract Owner attains age 59 1/2,

2. made as a result of the Contract Owner's death or becoming totally disabled,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

4. made under an immediate annuity, or

5. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions,

                                  32 PROSPECTUS

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any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

TAX FREE EXCHANGES UNDER IRC SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract for a new non-qualified annuity contract. The Contract Owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax. Currently we do not allow assignments.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-qualified deferred annuity contracts issued by ALLSTATE NEW YORK (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, ALLSTATE NEW YORK is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

ALLSTATE NEW YORK is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

                               QUALIFIED CONTRACTS

The income on qualified plan and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity in a qualified plan or IRA. Contracts may be used as investments with certain qualified plans such as:

..    Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the
     Code;

..    Roth IRAs under Section 408A of the Code;

..    Simplified Employee Pension Plans under Section 408(k) of the Code;

..    Savings Incentive Match Plans for Employees (SIMPLE) Plans under Section
     408(p) of the Code;

..    Tax Sheltered Annuities under Section 403(b) of the Code;

..    Corporate and Self Employed Pension and Profit Sharing Plans under Sections
     401 and 403; and

..    State and Local Government and Tax-Exempt Organization Deferred
     Compensation Plans under Section 457.

ALLSTATE NEW YORK reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above or to modify the Contract to conform with tax requirements. The tax rules applicable to participants in such qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and distributions that do not conform to specified commencement and minimum distribution rules.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM A QUALIFIED CONTRACT. If you make a partial withdrawal under a Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"QUALIFIED DISTRIBUTIONS" from Roth IRAs are not included in gross income. "Qualified distributions" are

                                  33 PROSPECTUS

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any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made to a beneficiary after the Contract Owner's death,

..    attributable to the Contract Owner being disabled, or

..    made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"NONQUALIFIED DISTRIBUTIONS" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth IRAs will indicate that the taxable amount is not determined.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, qualified plans require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the contract. Not all income plans offered under this annuity contract satisfy the requirements for minimum distributions. Because these distributions are required under the code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA may not invest in life insurance contracts. However, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may provide a death benefit that equals the greater of the purchase payments or the Contract Value.

The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. It is possible that the Death Benefit could be viewed as violating the prohibition on investment in life insurance contracts, with the result that the Contract would not satisfy the requirements of an IRA. We believe that these regulations do not prohibit all forms of optional death benefits; however, at this time we are not allowing the Enhanced Earnings Death Benefit Plus Option to be sold with an IRA.

It is also possible that the certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

ALLSTATE NEW YORK reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract Owner attains age 59 1/2,

2. made as a result of the Contract Owner's death or total disability,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Contract Beneficiary,

4. made pursuant to an IRS levy,

5. made for certain medical expenses,

6. made to pay for health insurance premiums while unemployed (only applies for IRAs),

7. made for qualified higher education expenses (only applies for IRAs), and

8. made for a first time home purchase (up to a $10,000 lifetime limit and only applies for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON QUALIFIED CONTRACTS. With respect to Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

INCOME TAX WITHHOLDING ON QUALIFIED CONTRACTS. Generally, ALLSTATE NEW YORK is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "ELIGIBLE ROLLOVER DISTRIBUTIONS." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. ALLSTATE NEW YORK is required to withhold federal income

                                  34 PROSPECTUS
tax at a rate of 20% on all "ELIGIBLE ROLLOVER DISTRIBUTIONS" unless you elect to make a "DIRECT ROLLOVER" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

1. required minimum distributions, or

2. a series of substantially equal periodic payments made over a period of at least 10 years, or,

3. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

4. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, ALLSTATE NEW YORK is required to withhold federal income tax using the wage withholding rates from all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form.

If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "ROLLED OVER" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "ROLLED OVER" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

SIMPLIFIED EMPLOYEE PENSION PLANS. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE PLANS). Sections 408(p) and 401(k) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees. SIMPLE plans may be structured as a SIMPLE retirement account using an IRA or as a Section 401(k) qualified cash or deferred arrangement. In general, a SIMPLE plan consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to use the Contract in conjunction with SIMPLE plans should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..    attains age 59 1/2,

..    separates from service,

..    dies,

..    becomes disabled, or

..    incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where ALLSTATE NEW YORK is directed to transfer some or all of the Contract Value to another 403(b) plan.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS. Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees. Such retirement plans (commonly referred to as "H.R.10" or "KEOGH") may permit the purchase of annuity contracts.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive

                                  35 PROSPECTUS
benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan.

ANNUAL REPORTS AND OTHER DOCUMENTS

ALLSTATE NEW YORK's annual report on Form 10-K for the year ended December 31, 2001 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000948255. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http:// www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at: Customer Service, P.O. Box 94038, Palatine, Illinois 60094-4038 (telephone: 1-800-692-4682).

PERFORMANCE INFORMATION

We may advertise the performance of the Variable Sub-Accounts, including yield and total return information. Yield refers to the income generated by an investment in a Variable Sub-Account over a specified period. Total return represents the change, over a specified period of time, in the value of an investment in a Variable Sub-Account after reinvesting all income distributions.

All performance advertisements will include, as applicable, standardized yield and total return figures that reflect the deduction of insurance charges, the contract maintenance charge, and withdrawal charge. Performance advertisements also may include total return figures that reflect the deduction of insurance charges, but not the contract maintenance or withdrawal charges. The deduction of such charges would reduce the performance shown. In addition, performance advertisements may include aggregate, average, year-by-year, or other types of total return figures.

Performance information for periods prior to the inception date of the Variable Sub-Accounts will be based on the historical performance of the corresponding Portfolios for the periods beginning with the inception dates of the Portfolios and adjusted to reflect current Contract expenses. You should not interpret these figures to reflect actual historical performance of the Variable Account.

We may include in advertising and sales materials tax deferred compounding charts and other hypothetical illustrations that compare currently taxable and tax deferred investment programs based on selected tax brackets. Our advertisements also may compare the performance of our Variable Sub-Accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman Bond Index; and/or (b) other management investment companies with investment objectives similar to the underlying funds being compared. In addition, our advertisements may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today, and statistical services, including Lipper Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, and SEI.

EXPERTS

The financial statements of Allstate New York as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 and related financial statement schedules incorporated herein by reference from the Annual Report on Form 10-K of Allstate New York and from the STatement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon the authority as experts in accounting and auditing.

The financial statements of the Variable Accounts as of December 31, 2001 and for each of the periods in the two years then ended incorporated herein by reference from the Statement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  36 PROSPECTUS

APPENDIX A MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Guarantee Period; and

J = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a note for a maturity of length N is not available, a weighted average will be used.

"Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment factor is determined from the following formula:

..9 x (I - J) x N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transefered (in excess of the Free Withdrawal Amount) paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30 day period after such Guarentee Period expires.

EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment: $10,000 allocated to a Guarantee Period

Guarantee Period: 5 years

Guaranteed Interest Rate: 4.50%

5 Year Treasury Rate at the time the Guarantee Period is established: 4.50%

Full Surrender: End of Contract Year 3

NOTE: These examples assume that premium taxes are not applicable.

EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)

Step 1. Calculate
Contract Value at End
of Contract Year 3:          $10,000.00 X  (1.045)/3/ = $11,411.66

Step 2. Calculate the
Preferred Withdrawal Amount:  .15 X 10,000.000 = $1,500.00

Step 3. Calculate the        I = 4.5%
Market Value Adjustment:     J = 4.2%
                             N = 730 days
                             ------------ = 2
                                 365 days

                             Market Value Adjustment Factor: .9 X (I - J) X N = .9 X (.045 - .042) X (730/365) = .0054

                             Market Value Adjustment = Market Value Adjustment Factor x Amount Subject to Market Value Adjustment:
                             = .0054 X ($11,411.66 - $1,500.00) = $53.32

Step 4. Calculate the
Withdrawal Charge:           = .05 X (10,000.00 - 1,500.00 + 53.52) = $427.68

Step 5. Calculate the amount
received by a Contract Owner
as a result of full
withdrawal at the end of
Contract Year 3:             11,411.66 - 427.68 + 53.52 = $11,037.50

                                  37 PROSPECTUS

EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract
Value at End of Contract
Year 3:                      10,000.00 X (1.045)/3/ = $11,411.66

Step 2. Calculate the
Preferred Withdrawal
Amount:                      .15 X 10,000.00 = $1,500.00

Step 3. Calculate the
Market Value Adjustment:     I = 4.5%
                             J = 4.8%
                             N = 730 days
                                 -------- = 2
                                 365 days

                             Market Value Adjustment Factor: .9 X (I-J) X N = .9 X (.045 - .048) X (730/365) = -.0054

                             Market Value Adjustment = Market Value Adjustment Factor X Amount Subject to Market Value Adjustment:
                             -.0054 X (11,411.66 - 1,500.00) = -$53.52

Step 4. Calculate the
Withdrawal Charge:           .05 X (10,000.00 - 1,500.00 - 53.52) = $422.32

Step 5. Calculate the
amount received by a
Contract Owner as a result
of full withdrawal at the
end of Contract Year 3:      11,411.66 - 422.32 - 53.52 = $10,935.82

                                  38 PROSPECTUS

APPENDIX B
WITHDRAWAL ADJUSTMENT EXAMPLE

Issue Date: January 1, 2002

Initial Purchase Payment: $50,000

Death Benefit Amount

                                                            Death Benefit
                                                 Contract       Value
                             Contract Value    Transaction      After                              Greatest
 Date   Type of Occurence   Before Occurrence     Amount      Occurence    Anniversary Value  Anniversary Value
------  ------------------  -----------------  -----------  -------------  -----------------  -----------------
1/1/01      Issue Date                --         $50,000       $50,000          $50,000            $50,000
1/1/02       Contract
           Anniversary           $55,000              --       $55,000          $50,000            $55,000
7/1/02  Partial Withdrawal       $60,000         $15,000       $45,000          $37,500            $41,250

Withdrawal adjustment equals the partial withdrawal amount divided by the Contract Value immediately prior to the partial withdrawal multiplied by the value of the applicable death benefit amount alternative immediately prior to the partial withdrawal.

DEATH BENEFIT ANNIVERSARY VALUE DEATH BENEFIT
PARTIAL WITHDRAWAL AMOUNT                                    (w)        $15,000
Contract Value Immediately Prior to Partial Withdrawal       (a)        $60,000
Value of Applicable Death Benefit Amount Immediately
Prior to Partial Withdrawal                                  (d)        $50,000
Withdrawal Adjustment                                   [(w)/(a)]x(d)   $12,500
Adjusted Death Benefit                                                  $37,500

GREATEST ANNIVERSARY VALUE DEATH BENEFIT
PARTIAL WITHDRAWAL AMOUNT                                    (w)        $15,000
Contract Value Immediately Prior to Partial Withdrawal       (a)        $60,000
Value of Applicable Death Benefit Amount Immediately
Prior to Partial Withdrawal                                  (d)        $55,000
Withdrawal Adjustment                                   [(w)/(a)]x(d)   $13,750
Adjusted Death Benefit                                                  $41,250

Please remember that you are looking at a hypothetical example, and that your investment performance may be greater or less than the figures shown.

                                  39 PROSPECTUS

CUSTOM PORTFOLIO VARIABLE ANNUITY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

STREET ADDRESS: 2940 S. 84TH STREET, LINCOLN, NE 68506-4142 MAILING ADDRESS:
P.O. BOX 82656, LINCOLN, NE 68501-2656 TELEPHONE NUMBER: 1-800-692-4682
PROSPECTUS DATED APRIL 30, 2005

Allstate Life Insurance Company of New York ("ALLSTATE NEW YORK") is offering the Custom Portfolio Variable Annuity, a group flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 29 investment alternatives ("INVESTMENT ALTERNATIVES"). The investment alternatives include 3 fixed account options ("FIXED ACCOUNT") and 26 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the Allstate Life of New York Separate Account A ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of one of the following underlying fund portfolios ("PORTFOLIOS"):

AIM VARIABLE INSURANCE FUNDS               DREYFUS STOCK INDEX FUND
FIDELITY(R) VARIABLE INSURANCE PRODUCTS    DREYFUS VARIABLE INVESTMENT FUND
                                            (VIF)
FRANKLIN TEMPLETON VARIABLE INSURANCE
 PRODUCTS TRUST                            WELLS FARGO VARIABLE TRUST FUNDS
OPPENHEIMER VARIABLE ACCOUNT FUNDS         DELAWARE VIP TRUST
THE DREYFUS SOCIALLY RESPONSIBLE GROWTH
 FUND, INC.

WE (Allstate New York) have filed a Statement of Additional Information, dated April 30, 2005, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page 40 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http:// www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

              THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR HAS IT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A FEDERAL CRIME.

              THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS THAT
IMPORTANT     HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL INSTITUTIONS
              OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE CONTRACTS ARE NOT
 NOTICES      DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY SUCH INSTITUTIONS
              OR ANY FEDERAL REGULATORY AGENCY. INVESTMENT IN THE CONTRACTS
              INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF
              PRINCIPAL.

              THE CONTRACTS ARE NOT FDIC INSURED.

              THE CONTRACTS ARE ONLY AVAILABLE IN NEW YORK.

                                  1 PROSPECTUS

TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
OVERVIEW
  Important Terms                                                              3
  The Contract at a Glance                                                     4
  How the Contract Works                                                       6
  Expense Table                                                                7
  Financial Information                                                        9
CONTRACT FEATURES
  The Contract                                                                 9
  Purchases                                                                   10
  Contract Value                                                              11
  Investment Alternatives                                                     11
     The Variable Sub-Accounts                                                11
     The Fixed Account                                                        13
     Transfers                                                                17
  Expenses                                                                    19
  Access To Your Money                                                        20
  Income Payments                                                             21

                                                                            PAGE
                                                                            ----
Death Benefits                                                                23
OTHER INFORMATION
  More Information:                                                           26
     Allstate New York                                                        26
     The Variable Account                                                     26
     The Portfolios                                                           27
     The Contract                                                             27
     Non-Qualified Annuities Held Within a Qualified Plan                     28
     Legal Matters                                                            28
  Taxes                                                                       29
  Annual Reports and Other Documents                                          35
APPENDIX A-ACCUMULATION UNIT VALUE                                            34
APPENDIX B-MARKET VALUE ADJUSTMENT                                            37
APPENDIX C-WITHDRAWAL ADJUSTMENT EXAMPLE                                      39
STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS                         40

                                  2 PROSPECTUS

IMPORTANT TERMS

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                            PAGE
                                                                            ----
Accumulation Phase                                                             6
Accumulation Unit                                                             11
Accumulation Unit Value                                                       11
Allstate New York ("We" or "Us")                                               1
Anniversary Values                                                            23
Annuitant                                                                      9
Automatic Additions Program                                                   10
Automatic Portfolio Rebalancing Program                                       18
Beneficiary                                                                    9
Cancellation Period                                                           11
Contract*                                                                      9
Contract Anniversary                                                           5
Contract Owner ("You")                                                         9
Contract Value                                                                 5
Contract Year                                                                  5
Death Benefit Anniversary                                                     24
Dollar Cost Averaging Program                                                 18
Due Proof of Death                                                            24
Fixed Account                                                                 13

                                                                            PAGE
                                                                            ----
Guarantee Periods                                                             14
Income Payments                                                               21
Investment Alternatives                                                       11
Issue Date                                                                     6
Market Value Adjustment                                                       16
Payout Phase                                                                   6
Payout Start Date                                                             21
Portfolios                                                                    27
Preferred Withdrawal Amount                                                   20
Tax Qualified Contracts                                                       32
Right to Cancel                                                               11
SEC                                                                            1
Settlement Value                                                              24
Systematic Withdrawal Program                                                 21
Treasury Rate                                                                 16
Valuation Dates                                                               11
Variable Account                                                              26
Variable Sub-Account                                                          11

* The Allstate Custom Portfolio Variable Annuity is a group contract and your ownership is represented by certificates. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

                                  3 PROSPECTUS

THE CONTRACT AT A GLANCE

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS                You can purchase a Contract with as little as
                                 $3,000 ($2,000 for a "QUALIFIED CONTRACT" which
                                 is a Contract issued with a qualified
                                 endorsement). You can add to your Contract as
                                 often and as much as you like, but each payment
                                 must be at least $100. For allocations to the
                                 Fixed Account the minimum payment must be at
                                 least $500. You must maintain a minimum account
                                 size of $1,000.
--------------------------------------------------------------------------------
RIGHT TO CANCEL                  You may cancel your Contract within 10 days
                                 after receipt (60 days if you are exchanging
                                 another contract for the Contract described in
                                 this prospectus) ("CANCELLATION PERIOD"). Upon
                                 cancellation we will return your purchase
                                 payments adjusted to the extent federal or
                                 state law permits to reflect the investment
                                 experience of any amounts allocated to the
                                 Variable Account.
--------------------------------------------------------------------------------
EXPENSES                         You will bear the following expenses:

                                 . Total Variable Account annual fees equal to 1.25% of average daily net assets

                                 . Annual contract maintenance charge of $30 (with certain exceptions)

                                 . Withdrawal charges ranging from 0% to 7% of payment withdrawn (with certain exceptions)

                                 . Transfer fee of $10 after 12th transfer in any CONTRACT YEAR (fee currently waived)

                                 . State premium tax (New York currently does not impose one).

                                 In addition, each Portfolio pays expenses that you will bear indirectly if you invest in a Variable Sub-Account.

-------------------------------------------------------------------------------
INVESTMENT                       The Contract offers 29 investment alternatives
ALTERNATIVES                     including:

                                 .    3 Fixed Account Options (which credits
                                      interest at rates we guarantee), and

                                 .    26 Variable Sub-Accounts investing in
                                      Portfolios offering professional money
                                      management by:

                                 .    A I M Advisors, Inc.

                                 .    Fidelity Management & Research Company

                                 .    Templeton Investment Counsel, LLC

                                 .    OppenheimerFunds, Inc.

                                 .    The Dreyfus Corporation

                                 .    Wells Fargo Funds Management, LLC

                                 .    Delaware Management Company

                                 To find out current rates being paid on the Fixed Account, or to find out how the Variable Sub-Accounts have performed, please call us at 1-800-692- 4682.

--------------------------------------------------------------------------------
SPECIAL SERVICES                 For your convenience, we offer these special
                                 services:

                                 . AUTOMATIC PORTFOLIO REBALANCING PROGRAM

                                 . AUTOMATIC ADDITIONS PROGRAM

                                 . DOLLAR COST AVERAGING PROGRAM

                                 . SYSTEMATIC WITHDRAWAL PROGRAM

                                  4 PROSPECTUS

--------------------------------------------------------------------------------
INCOME PAYMENTS                  You can choose fixed income payments, variable
                                 income payments, or a combination of the two.
                                 You can receive your income payments in one of the following ways:

                                 .    life income with guaranteed payments

                                 .    a joint and survivor life income with
                                      guaranteed payments

                                 .    guaranteed payments for a specified period
                                      (5 to 30 years)
--------------------------------------------------------------------------------
DEATH BENEFITS                   If you die before the PAYOUT START DATE, we
                                 will pay the death benefit described in the
                                 Contract.
--------------------------------------------------------------------------------
TRANSFERS                        Before the Payout Start Date, you may transfer
                                 your Contract value ("CONTRACT VALUE") among the investment alternatives, with certain restrictions. Transfers to the Fixed Account must be at least $500.

                                 We do not currently impose a fee upon
                                 transfers. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year, which we measure from the date we issue your Contract or a Contract anniversary ("CONTRACT ANNIVERSARY").

--------------------------------------------------------------------------------
WITHDRAWALS                      You may withdraw some or all of your Contract
                                 Value at any time during the Accumulation
                                 Phase. Full or partial withdrawals also are
                                 available under limited circumstances on or
                                 after the Payout Start Date. In general, you
                                 must withdraw at least $50 at a time ($1,000
                                 for withdrawals made during the Payout Phase).
                                 Withdrawals taken during the Accumulation Phase
                                 are generally considered to come from the
                                 earnings in the Contract first. If the Contract
                                 is tax-qualified, generally all withdrawals are
                                 treated as distributions of earnings.
                                 Withdrawals of earnings are taxed as ordinary
                                 income and, if taken prior to age 59 1/2, may
                                 be subject to an additional 10% federal tax
                                 penalty. A withdrawal charge and MARKET VALUE
                                 ADJUSTMENT also may apply.
--------------------------------------------------------------------------------

                                  5 PROSPECTUS

HOW THE CONTRACT WORKS

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 29 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account. If you invest in the Fixed Account, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page 22. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                  Payout Start
Date            Accumulation Phase         Date                Payout Phase
-------------------------------------------------------------------------------------------------->
You buy      You save for retirement   You elect to receive   You can receive    Or you can receive
a Contract                             income payments or     income payments    income payments
                                       receive a lump sum     for a set period   for life
                                       payment

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner, or if there is none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-692-4682 if you have any question about how the Contract works.

                                  6 PROSPECTUS

EXPENSE TABLE

The following tables show the fees and expenses that you will pay when buying, owning, making withdrawals or surrendering the Contract. The first table describes the fees and expenses that you will pay when you make a withdrawal, surrender the Contract, or transfer Contract Value among the investment alternatives. Premium taxes are not reflected in the tables because New York currently does not impose premium taxes on annuities.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years Since We Received the Purchase
 Payment Being Withdrawn                                 0    1    2    3    4    5    6     7
-------------------------------------------------------------------------------------------------
Applicable Charge                                        7%   6%   5%   4%   3%   2%   1%    0%
-------------------------------------------------------------------------------------------------
Transfer Fee                                                         $10.00**
-------------------------------------------------------------------------------------------------

* Each Contract Year, you may withdraw up to 15% of purchase payments without incurring a Withdrawal Charge or a Market Value Adjustment.

** Applies solely to the thirteenth and subsequent transfers within a Contract Year excluding transfers due to dollar cost averaging or automatic portfolio rebalancing. We are currently waiving the transfer fee.

The next tables describe the fees and expenses that you will pay periodically during the time you own the Contract, not including Portfolio fees and expenses.

Annual Contract Maintenance Charge                                $30.00/(1)/
--------------------------------------------------------------------------------
(1)  We will waive this charge in certain cases.

VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF DAILY NET ASSET VALUE
DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)

Mortality and Expense Risk Charge                                        1.15%
--------------------------------------------------------------------------------
Administrative Expense Charge                                            0.10%
--------------------------------------------------------------------------------
Total Variable Account Annual Expense                                    1.25%
--------------------------------------------------------------------------------

PORTFOLIO ANNUAL EXPENSES

(as a percentage of Portfolio average daily net assets)/(1)/

The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio's fees and expenses appears in the prospectus for each Portfolio.

ANNUAL PORTFOLIO EXPENSES

                                                               Minimum   Maximum
--------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses
(expenses that are deducted from Portfolio
assets, which may include
management fees, and
other expenses)                                                  0.26%    1.14%
--------------------------------------------------------------------------------

(1) Expenses are shown as a percentage of Portfolio average daily net assets (before any waiver or reimbursement) as of December 31, 2004.

                                  7 PROSPECTUS

EXAMPLES

Example 1

This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable Account annual expenses, and Portfolio fees and expenses.

The example shows the dollar amount of expenses that you would bear directly or indirectly if you:

..    invested $10,000 in the Contract for the time periods indicated,

..    earned a 5% annual return on your investment, and

..    surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT.

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below because of variations in a Portfolio's expense ratio from year to year.

                                 1 Year    3 Years    5 Years    10 Years
-------------------------------------------------------------------------
Costs Based on
Maximum Annual
Portfolio Expenses                $785     $1,181     $1,601     $3,015
-------------------------------------------------------------------------
Costs Based on
Minimum Annual
Portfolio Expenses                $695     $  909     $1,144     $2,088
-------------------------------------------------------------------------

EXAMPLE 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                 1 Year    3 Years    5 Years   10 Years
------------------------------------------------------------------------
Costs Based on
Maximum Annual
Portfolio Expenses                $275      $841      $1,431     $3,015
------------------------------------------------------------------------
Costs Based on
Minimum Annual
Portfolio Expenses                $185      $569      $  974     $2,088
------------------------------------------------------------------------

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%, WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY PORTFOLIO EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED. THE EXAMPLES REFLECT THE FREE WITHDRAWAL AMOUNTS, IF APPLICABLE, AND THE DEDUCTION OF THE ANNUAL CONTRACT MAINTANENCE CHARGE OF $30 EACH YEAR.

                                  8 PROSPECTUS

FINANCIAL INFORMATION

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT." Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Attached as Appendix A to this prospectus are tables showing the Accumulation Unit Values for each Variable Sub-Account since the date the Contracts were first offered. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the Statement of Additional Information. The financial statements of Allstate New York also appear in the Statement of Additional Information.

THE CONTRACT

CONTRACT OWNER

The Custom Portfolio Variable Annuity is a contract between you, the Contract Owner, and Allstate New York, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

..    the investment alternatives during the Accumulation and Payout Phases,

..    the amount and timing of your purchase payments and withdrawals,

..    the programs you want to use to invest or withdraw money,

..    the income payment plan you want to use to receive retirement income,

..    the Annuitant (either yourself or someone else) on whose life the income payments will be based,

..    the Beneficiary or Beneficiaries who will receive the benefits that the
     Contract provides when the last surviving Contract Owner dies, and

..    any other rights that the Contract provides.

If you die prior to the Payout Start Date, the new Contract Owner will be the surviving Owner. If there is no surviving Owner, the new Contract Owner will be the Beneficiary(ies) as described in the Beneficiary provision. The new Contract Owner may exercise the rights and privileges provided by the Contract, except that if the new Contract Owner took ownership as the Beneficiary, the new Contract Owner's rights will be subject to any restrictions previously placed upon the Beneficiary.

The Contract cannot be jointly owned by both a non-living person and a living person. If the Owner is a Grantor Trust, the Contract Owner will be considered a non-living person for purposes of the Death of Owner and Death of Annuitant provisions of your Contract. The maximum age of the oldest Contract Owner cannot exceed 85 as of the date we receive the completed application. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended, ("Code") may limit or modify your rights and privileges under the Contract.

ANNUITANT

The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. The maximum age of the oldest Annuitant cannot exceed 85 as of the date we receive the completed application. If the Contract Owner is a living person you may change the Annuitant prior to the Payout Start Date. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

..    the youngest Contract Owner, if living, otherwise

..    the youngest Beneficiary.

BENEFICIARY

The Beneficiary is the person who may elect to receive the death benefit or become the new Contract Owner subject to the Death of Owner provision if the sole surviving Contract Owner dies before the Payout Start Date. See "Death Benefits" on page 23. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more primary and contingent Beneficiaries when you apply for a Contract. The primary Beneficiary is the Beneficiary(ies) who is first entitled to receive benefits under the Contract upon the death of the sole surviving Contract Owner. The contingent Beneficiary is the Beneficiary(ies) entitled to receive

                                  9 PROSPECTUS
benefits under the Contract when all primary Beneficiaries predecease the sole surviving Contract Owner.

You may restrict income payments to Beneficiaries by providing us a written request. Once we accept the written request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form, whether or not the Annuitant is living when we receive the notice. Each change is subject to any payment made by us or any other action we take before we accept the change. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you do not name a Beneficiary or, if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

..    your spouse or, if he or she is no longer alive,

..    your surviving children equally, or if you have no surviving children,

..    your estate.

If more than one Beneficiary survives you, we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

MODIFICATION OF THE CONTRACT

Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT

No owner has a right to assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of qualified plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes and tax penalties. YOU SHOULD CONSULT WITH YOUR ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.

PURCHASES

MINIMUM PURCHASE PAYMENTS

Your initial purchase payment must be at least $3,000 ($2,000 for a Qualified Contract). All subsequent purchase payments must be $100 ($500 for an allocation to the Fixed Account) or more. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount of purchase payments we will accept. We also reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM

You may make subsequent purchase payments of at least $100 ($500 for allocation to the Fixed Account) by automatically transferring amounts from your bank account. Please consult with your representative for detailed information.

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the investment alternatives.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice, in good order, of the change.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our service center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our service

                                  10 PROSPECTUS
center located in Vernon Hills, Illinois (mailing address: 300 N. Milwaukee Ave, Vernon Hills, Illinois 60061).

We are open for business each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "VALUATION DATES." Our business day closes when the New York Stock Exchange closes, usually 4:00 p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

RIGHT TO CANCEL

You may cancel the Contract by returning it to us within the Cancellation Period, which is the 10 day period after you receive the Contract (60 days if you are exchanging another contract for the Contract described in this prospectus). You may return it by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. Upon cancellation, as permitted by federal or state law, we will return your purchase payments allocated to the Variable Account after an adjustment to the extent federal or state law permits to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Code Section 408(b), we will refund the greater of any purchase payment or the Contract Value.

CONTRACT VALUE

On the Issue Date, the Contract Value is equal to the initial purchase payment. Your Contract Value at any other time during the Accumulation Phase is equal to the sum of the value as of the most recent Valuation Date of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your investment in the Fixed Account.

ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

..    changes in the share price of the Portfolio in which the Variable
     Sub-Account invests, and

..    the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE PORTFOLIOS THAT ACCOMPANY THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS

You may allocate your purchase payments to up to 26 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the accompanying prospectus for the Portfolio. You should carefully review the Portfolio prospectuses before allocating amounts to the Variable Sub-Accounts.

                                  11 PROSPECTUS

PORTFOLIO:                 EACH PORTFOLIO SEEKS        INVESTMENT ADVISER:
-------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS - SERIES I SHARES: (*)
-------------------------------------------------------------------------------
AIM V.I. Balanced Fund -   As high a total return as
 Series I /1/               possible, consistent with
                            preservation of capital
-------------------------------------------------------------------------------
AIM V.I. Capital           Growth of capital
 Appreciation Fund -
 Series I
-------------------------------------------------------------------------------
AIM V.I. Government        High level of current        A I M ADVISORS, INC.
 Securities Fund - Series   income consistent with
 I                          reasonable concern for
                            safety of principal
-------------------------------------------------------------------------------
AIM V.I. Growth Fund -     Growth of capital
 Series I
-------------------------------------------------------------------------------
AIM V.I. High Yield Fund   High level of current
 - Series I                 income
-------------------------------------------------------------------------------
AIM V.I. International     Long-term growth of
 Growth Fund - Series I     capital
-------------------------------------------------------------------------------
AIM V.I. Premier Equity    Long-term growth of
 Fund - Series I            capital with income as a
                            secondary objective
-------------------------------------------------------------------------------
FIDELITY(R) VARIABLE INSURANCE PRODUCTS
-------------------------------------------------------------------------------
Fidelity VIP               Long-term capital
 Contrafund(R) Portfolio    appreciation.
 - Initial Class
-------------------------------------------------------------------------------
Fidelity VIP               Reasonable income by
 Equity-Income Portfolio    investing primarily in
 - Initial Class            income-producing equity
                            securities. In
                            choosing these
                            securities, the
                            fund will also
                            consider the
                            potential for
                            capital
                            appreciation. The           FIDELITY MANAGEMENT
                            fund's & goal               RESEARCH COMPANY
                            is to achieve a
                            yield which
                            exceeds the
                            composite yield on
                            the securities
                            comprising the S&P
                            500.
-------------------------------------------------------------------------------
Fidelity VIP Growth        To achieve capital
 Portfolio - Initial        appreciation.
 Class
-------------------------------------------------------------------------------
Fidelity VIP Growth        To provide capital growth
 Opportunities Portfolio
 - Initial Class
-------------------------------------------------------------------------------
Fidelity VIP Overseas      Long-term growth of
 Portfolio - Initial        capital.
 Class
-------------------------------------------------------------------------------
DELAWARE VIP TRUST
-------------------------------------------------------------------------------
Delaware VIP Small Cap     Capital appreciation
 Value Series - Standard                               DELAWARE MANAGEMENT
 Class                                                 COMPANY
-------------------------------------------------------------------------------
Delaware VIP Trend Series  Long-term capital
 - Standard Class           appreciation
-------------------------------------------------------------------------------
THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.; DREYFUS STOCK INDEX FUND; AND DREYFUS VARIABLE INVESTMENT FUND (VIF)
-------------------------------------------------------------------------------
The Dreyfus Socially       Capital growth and,
 Responsible Growth Fund,   secondarily, current
 Inc.: Initial Shares       income
-------------------------------------------------------------------------------
Dreyfus Stock Index Fund,  To match the total return
 Inc.: Initial Shares       of the Standard & Poor's   THE DREYFUS CORPORATION
                            500 Composite Stock Price
                            Index
-------------------------------------------------------------------------------
Dreyfus VIF -              Long-term capital growth
 Appreciation Portfolio:    consistent with the
 Initial Shares /(2)/       preservation of capital.
                             Its secondary goal is
                            current income.
-------------------------------------------------------------------------------
Dreyfus VIF - Money        A high level of current
 Market Portfolio           income as is consistent
                            with the preservation of
                            capital and the
                            maintenance of liquidity
-------------------------------------------------------------------------------
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
-------------------------------------------------------------------------------
FTVIP Templeton Global     High total return
 Asset Allocation Fund -                               TEMPLETON INVESTMENT
 Class 2                                               COUNSEL, LLC
-------------------------------------------------------------------------------
FTVIP Templeton Foreign    Long-term capital growth.
 Securities Fund - Class
 2
-------------------------------------------------------------------------------

                                  12 PROSPECTUS

OPPENHEIMER VARIABLE ACCOUNT FUNDS
-------------------------------------------------------------------------------
Oppenheimer Aggressive     Capital appreciation by
 Growth Fund/VA             investing in "growth
                            type"  companies.
-------------------------------------------------------------------------------
Oppenheimer Main Street    High total return (which
 Fund/VA                    includes growth in the     OPPENHEIMERFUNDS, INC.
                            value of its shares as
                            well as current income)
                            from equity and debt
                            securities.
-------------------------------------------------------------------------------
Oppenheimer Strategic      A high level of current
 Bond Fund/VA               income principally
                            derived from interest on
                            debt securities.
-------------------------------------------------------------------------------
WELLS FARGO VARIABLE TRUST FUNDS
-------------------------------------------------------------------------------
Wells Fargo Advantage      Long-term total return,
 Asset Allocation Fund      consistent with
 /(3)/                      reasonable risk
-------------------------------------------------------------------------------
Wells Fargo Advantage      Long-term capital           WELLS FARGO FUNDS
 Equity Income Fund/(4)/    appreciation and           MANAGEMENT, LLC
                            above-average dividend
                            income
-------------------------------------------------------------------------------
Wells Fargo Advantage      Total return comprised of
 Large Company Core Fund    long-term capital
 /(5)/                      appreciation and current
                            income
-------------------------------------------------------------------------------

* The Portfolio's investment objective(s) may be changed by the Portfolio's Board of Trustees without shareholder approval.

(1) Effective July 1, 2005, the AIM V.I. Balanced Fund- Series I will change its name to AIM V.I Basic Balanced Fund-Series I. In addition, the Portfolio's objective will change to long-term growth of capital and current income.

(2)  Sub-Advised by Fayez Sarofim & Co.

(3) Effective April 11, 2005 the Wells Fargo VT Asset Allocation Fund changed its name toWells Fargo Advantage Asset Allocation Fund. The Portfolio's objective has not changed.

(4) Effective April 11, 2005 the Wells Fargo VT Equity Income Fund changed its name to Wells Fargo Advantage Equity Income Fund. The Portfolio's objective has not changed.

(5) Effective April 11, 2005 the Wells Fargo VT Growth Fund changed its name to Wells Fargo Advantage Large Company Core Fund. In addition, the Portfolio's objective has changed.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE PORTFOLIOS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT RISK THAT THE PORTFOLIOS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

VARIABLE INSURANCE PORTFOLIOS MIGHT NOT BE MANAGED BY THE SAME PORTFOLIO MANAGERS WHO MANAGE RETAIL MUTUAL FUNDS WITH SIMILAR NAMES. THESE PORTFOLIOS ARE LIKELY TO DIFFER FROM SIMILARLY NAMED RETAIL FUNDS IN ASSETS, CASH FLOW, AND TAX MATTERS. ACCORDINGLY, THE HOLDINGS AND RESULTS OF A VARIABLE INSURANCE PORTFOLIO CAN BE EXPECTED TO BE HIGHER OR LOWER THAN THE INVESTMENT RESULTS OF A SIMILARLY NAMED RETAIL MUTUAL FUND.

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT

You may allocate all or a portion of your purchase payments to the Fixed Account Options. We will credit a minimum annual interest rate of 3% to money you allocate to any of the Fixed Account Options. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general account assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTION

SIX MONTH DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. Under this Option, you may establish a Dollar Cost Averaging Program by allocating purchase payments to the Six Month Dollar Cost Averaging Fixed Account Option ("Six Month DCA Fixed Account Option"). We will credit interest to purchase payments you allocate to this Option for six months at the current rate in effect at

                                  13 PROSPECTUS
the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Six Month DCA Fixed Account Option.

You must transfer all of your money out of the Six Month DCA Fixed Account Option to the Variable Sub-Accounts in six equal monthly installments. If you discontinue the Dollar Cost Averaging Option before the end of the transfer period, we will transfer the remaining balance in this Option to the Dreyfus VIF Money Market Variable Sub-Account unless you request a different investment alternative. No transfers are permitted into the Six Month DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the payment plus associated interest to the Dreyfus VIF Money Market Variable Sub-Account in equal monthly installments. Transferring Account Value to the Dreyfus Money Market Variable Sub-Account in this manner may not be consistent with the theory of Dollar Cost Averaging described on page 18.

TWELVE MONTH DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. Under this Option, you may establish a Dollar Cost Averaging Program by allocating purchase payments to the Twelve Month Dollar Cost Averaging Fixed Account Option ("Twelve Month DCA Fixed Account Option"). We will credit interest to purchase payments you allocate to this Option for twelve months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Twelve Month DCA Fixed Account Option.

You must transfer all of your money out of the Twelve Month DCA Fixed Account Option to the Variable Sub-Accounts in twelve equal monthly installments. If you discontinue the Dollar Cost Averaging Option before the end of the transfer period, we will transfer the remaining balance in this Option to the Dreyfus VIF Money Market Variable Sub-Account unless you request a different investment alternative. No transfers are permitted into the Twelve Month DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the payment plus associated interest to the Dreyfus VIF Money Market Variable Sub-Account in equal monthly installments. Transferring Account Value to the Money Market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page 18.

At the end of the transfer period, any nominal amounts remaining in the Six Month Dollar Cost Averaging Fixed Account or the Twelve Month Dollar Cost Averaging Fixed Account will be allocated to the Dreyfus VIF Money Market Variable Sub-Account.

Transfers out of the Dollar Cost Averaging Fixed Account Options do not count towards the 12 transfers you can make without paying a transfer fee.

INVESTMENT RISK. We bear the investment risk for all amounts allocated to the Six Month DCA Fixed Account Option and the Twelve Month DCA Fixed Account Option. That is because we guarantee the current interest rates we credit to the amounts you allocate to either of these Options, which will never be less than the minimum guaranteed rate in the Contract. Currently, we determine, in our sole discretion, the amount of interest credited in excess of the guaranteed rate.

We may declare more than one interest rate for different monies based upon the date of allocation to the Six Month DCA Fixed Account Option and the Twelve Month DCA Fixed Account Option. For current interest rate information, please contact your representative or our customer support unit at 1-800-692-4682.

GUARANTEE PERIODS

Under this option, each payment or transfer allocated to the Fixed Account earns interest at a specified rate that we guarantee for a period of years we call a Guarantee Period. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods. You select one or more Guarantee Periods for each purchase payment or transfer. If you do not select the Guarantee Period for a purchase payment or transfer, we will assign the shortest Guarantee Period available under the Contract for such payment or transfer.

Each payment or transfer allocated to a Guarantee Period must be at least $500. We reserve the right to limit the number of additional purchase payments that you may allocate to the Fixed Account. Please consult with your representative for more information.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We

                                  14 PROSPECTUS
will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your representative or Allstate New York at 1-800-692-4682. The interest rate will never be less than the minimum guaranteed amount stated in the Contract.

HOW WE CREDIT INTEREST. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment allocated to the Fixed Account would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment....................................................    $10,000
Guarantee Period....................................................    5 years
Annual Interest Rate................................................      4.50%

                              END OF CONTRACT YEAR

                          YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
                        ----------  ----------  ----------  ----------  ------------
Beginning Contract
 Value................  $10,000.00
 X (1 +Annual Interest
 Rate)                     X 1.045
                        ----------
                        $10,450.00
Contract Value at end
 of Contract Year.....              $10,450.00
 X (1 + Annual
 Interest Rate)                        X 1.045
                                    ----------
                                    $10,920.25
Contract Value at end
 of Contract Year.....                          $10,920.25
 X (1 + Annual
 Interest Rate)                                    X 1.045
                                                ----------
                                                $11,411.66
Contract Value at end
 of Contract Year.....                                      $11,411.66
 X (1 + Annual
 Interest Rate)                                                X 1.045
                                                            ----------
     $11,925.19
Contract Value at end
 of Contract Year.....                                                   $11,925.19
 X (1 + Annual
 Interest Rate)                                                             X 1.045
                                                                         ----------
                                                                         $12,461.82

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a withdrawal, you may be required to pay a Withdrawal Charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

RENEWALS. At least 15 but not more than 45 days prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) Take no action. We will automatically apply your money to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2) Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) Instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment. We will pay interest from the day the Guarantee Period expired until the date of the transfer. The interest will be the rate for the shortest Guarantee Period then being offered; or

4) Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not

                                  15 PROSPECTUS
     adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. Withdrawal of earnings are taxed as ordinary income, and, if taken prior to age 59 1/2, may be subject to an additional tax penalty

Under our automatic laddering program ("Automatic Laddering Program"), you may choose, in advance, to use Guarantee Periods of the same length for all renewals. You can select the Automatic Laddering Program at any time during the Accumulation Phase, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering the Automatic Laddering Program at any time. For additional information on the Automatic Laddering Program, please call our customer service center at 1-800-692-4682.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the PREFERRED WITHDRAWAL AMOUNT, and transfers from a Guarantee Period, other than those taken during the 30 day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment also applies when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless paid or applied during the 30 day period after such Guarantee Period expires). A positive Market Value Adjustment will apply to amounts currently invested in a Guarantee Period that are paid out as death benefits. We will not apply a Market Value Adjustment to a transfer you make as part of a Dollar Cost Averaging Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

..    within the Preferred Withdrawal Amount as described on page 19, or

..    to satisfy the IRS minimum distribution rules for the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the Guarantee Period when you remove your money. "TREASURY RATE" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you or transferred. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you or transferred.

For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

                                  16 PROSPECTUS

INVESTMENT ALTERNATIVES: TRANSFERS

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. The minimum amount that you may transfer into a Guarantee Period is $500. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Portfolio on the same day as one transfer. Transfers you make as part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program do not count against the 12 free transfers per Contract Year.

We will process transfer requests that we receive before 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request. If we decide to postpone transfers from the Fixed Account for 10 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment. If any transfer reduces your value in such Guarantee Period to less than $500, we will treat the request as a transfer of the entire value in such Guarantee Period.

We reserve the right to waive any transfer fees and restrictions.

TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

You may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

TELEPHONE TRANSFERS

You may make transfers by telephone by calling 1-800-692-4682, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 4:00 p.m. Eastern Time (3:00 p.m. Central Time). In the event that the New York Stock Exchange closes early, i.e., before 4:00 p.m. Eastern Time (3:00 p.m. Central Time), or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING

The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance and adversely affect your Contract Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under "Trading Limitations." Because there is no universally accepted definition of what constitutes market timing or

                                  17 PROSPECTUS
excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the portfolio may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS

We reserve the right to limit transfers among the investment alternatives in any Contract year, or to refuse any transfer request, if:

..    we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

..    we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

..    the total dollar amount being transferred, both in the aggregate and in the transfer request;

..    the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable Sub-Account in a short period of time can constitute market timing);

..    whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Variable Sub-Account underlying Portfolios that we have identified as being susceptible to market timing activities;

..    whether the manager of the underlying Portfolio has indicated that the transfers interfere with Portfolio management or otherwise adversely impact the Portfolio; and

..    the investment objectives and/or size of the Variable Sub-Account underlying Portfolio.

We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

If we determine that a Contract Owner has engaged in market timing or excessive trading activity, we will restrict that Contract Owner from making future additions or transfers into the impacted Variable Sub-Account(s). If we determine that a Contract Owner has engaged in a pattern of market timing or excessive trading activity involving multiple Variable Sub-Accounts, we will also require that all future transfer requests be submitted through regular U.S. mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery.

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.

DOLLAR COST AVERAGING PROGRAM

Through the Dollar Cost Averaging Program, you may automatically transfer a set amount every month during the Accumulation Phase from any Variable Sub-Account, the Six Month Dollar Cost Averaging Fixed Account, or the Twelve Month Dollar Cost Averaging Fixed Account, to any other Variable Sub-Account. You may not use dollar cost averaging to transfer amounts to the Fixed Account.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.

Call or write us for instructions on how to enroll.

AUTOMATIC PORTFOLIO REBALANCING PROGRAM

Once you have allocated your money among the Variable Sub-Accounts, the performance of each Variable Sub-Account may cause a shift in the percentage you allocated to each Variable Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will

                                  18 PROSPECTUS
automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the AIM V.I. Balanced - Series I Sub-Account Variable Sub-Account and 60% to be in the Fidelity VIP Growth - Initial Class Sub-Account Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Balanced - Series I Sub-Account Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I. Balanced - Series I Sub-Account Variable Sub-Account and use the money to buy more units in the Fidelity VIP Growth - Initial Class Sub-Account Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Portfolio Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

You may not use the Dollar Cost Averaging and automatic Portfolio Rebalancing programs at the same time.

EXPENSES

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE

During the Accumulation Phase, on each Contract Anniversary, we will deduct a $30 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. We also will deduct a full contract maintenance charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver, described below. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is for the cost of maintaining each Contract and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. We will waive this charge if:

..    total purchase payments equal $50,000 or more, or

..    all of your money is allocated to the Fixed Account on a Contract
     Anniversary.

MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily at an annual rate of 1.15% of the average daily net assets you have invested in the Variable Sub-Accounts. The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will not be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.

ADMINISTRATIVE EXPENSE CHARGE We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.

                                  19 PROSPECTUS

TRANSFER FEE

We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Portfolio Rebalancing Program.

WITHDRAWAL CHARGE We may assess a Withdrawal Charge of up to 7% of the purchase payment(s) you withdraw in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment. The charge declines by 1% annually to 0% after 7 complete years from the day we receive the purchase payment being withdrawn. Beginning on January 1, 2004, if you make a withdrawal before the Payout Start Date, we will apply the Withdrawal Charge percentage in effect on the date of the withdrawal, or the Withdrawal Charge percentage in effect on the following day, whichever is lower. A schedule showing how the Withdrawal Charge declines appears on page 7. During each Contract Year, you can withdraw up to 15% of purchase payments without paying the Withdrawal Charge. Unused portions of this 15% "PREFERRED WITHDRAWAL AMOUNT" are not carried forward to future Contract Years.

We determine the Withdrawal Charge by:

..    multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn, times

..    the part of each purchase payment withdrawal that is in excess of the
     Preferred Withdrawal Amount, adjusted by a Market Value Adjustment.

We will deduct Withdrawal Charges, if applicable, from the amount paid. For purposes of the Withdrawal Charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the Contract, which means you pay taxes on the earnings portion of your withdrawal.

We do not apply a Withdrawal Charge in the following situations:

..    on the Payout Start Date (a Withdrawal Charge may apply if you elect to receive income payments for a specified period of less than 120 months);

..    the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

..    withdrawals taken to satisfy IRS required minimum distribution rules for the Contract; or

..    withdrawals made after all purchase payments have been withdrawn.

We use the amounts obtained from the Withdrawal Charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the Withdrawal Charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals taken during the Accumulation Phase are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxable as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. Withdrawals may also be subject to a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

PREMIUM TAXES

Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.

DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES

We are not currently making a provision for such taxes. In the future, however, we may make a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Taxes section.

OTHER EXPENSES

Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectus for the Portfolios. For a summary of the maximum and minimum amounts for these charges and expenses, see pages 7-8. We may receive compensation from the investment advisers or administrators of the Portfolios for administrative services we provide to the Portfolios.

                                  20 PROSPECTUS

ACCESS TO YOUR MONEY

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Full or partial withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 22.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our customer service center, adjusted by any Market Value Adjustment, less any Withdrawal Charges, contract maintenance charges, income tax withholding, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable Withdrawal Charge and premium taxes.

Withdrawals taken during the Accumulation Phase are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

You have the opportunity to name the investment alternative(s) from which you are taking the withdrawal. If none is specified, we will deduct your withdrawal pro-rata from the investment alternatives according to the value of your investments therein.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account.

If you request a total withdrawal, you must return your Contract to us.

POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2.   An emergency exists as defined by the SEC; or

3.   The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment or transfer for 10 business days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging Program or the Automatic Portfolio Rebalancing Program.

Depending on fluctuations in the net asset value of the Variable Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce the amount in any Guarantee Period to less than $500, we will treat it as a request to withdraw the entire amount invested in such Guarantee Period. If your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we will inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make an additional purchase payment to restore your Contract's value to the contractual minimum of $1,000. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.

INCOME PAYMENTS

PAYOUT START DATE

The Payout Start Date is the day that we apply your money to an Income Plan. The Payout Start Date must be no later than the day the Annuitant reaches age 90, or the 10th Contract Anniversary, if later. You may change the Payout Start Date at any time by notifying us in

                                  21 PROSPECTUS
writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years if you have designated only one annuitant or Income Plan 2 with guaranteed payments for 10 years if you have designated a joint Annuitant. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Three Income Plans are available under the Contract. Each is available to provide:

..    fixed income payments;

..    variable income payments; or

..    a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis". Once the investment in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract. The number of months guaranteed may be 0 months, or range from 60 to 360 months.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract. The number of months guaranteed may be 0 months, or range from 60 to 360 months.

INCOME PLAN 3 - GUARANTEED PAYMENT FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment.

Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable income payments associated with the amount withdrawn. To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. You will also have a limited ability to make transfers from the Variable Account portion of the income payments to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments. We deduct applicable premium taxes, if any, from the Contract Value at the Payout Start Date. New York does not currently impose a premium tax.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed

                                  22 PROSPECTUS

Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the Contract Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

..    terminate the Contract and pay you the Contract Value, adjusted by any
     Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

..    reduce the frequency of your payments so that each payment will be at least
     $20.

VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, if any, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolio and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from the Fixed Account for the duration of the Income Plan. We calculate the fixed income payments by:

1. adjusting the portion of the Contract Value in the Fixed Account on the Payout Start Date by any applicable Market Value Adjustment;

2.   deducting any applicable premium tax; and

3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by applicable law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan, and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.

DEATH BENEFITS

We will pay the death proceeds prior to the Payout Start Date on:

(a)  the death of any Contract Owner, or

(b) the death of the Annuitant, if the Contract is owned by a non-living person.

We will pay the death proceeds to the new Contract Owner as determined immediately after the death. The new Contract Owner would be a surviving Contract Owner or, if none, the Beneficiary(ies). In the case of a Contract owned by a non-living owner, upon the death of the Annuitant, we will pay the death proceeds to the current Contract Owner.

We will determine the value of the death proceeds as of the end of the Valuation Date on which we receive a complete request for settlement of the death proceeds. If we receive a request after 3 p.m. Central Time on a Valuation Date, we will process the request as of the end of the following Valuation Date.

                                  23 PROSPECTUS

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A complete request for settlement of the death proceeds must include DUE PROOF
OF DEATH. We will accept the following documentation as "Due Proof of Death:"

..    a certified copy of the death certificate,

..    a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or

..    any other proof acceptable to us.

DEATH PROCEEDS

If we receive a complete request for settlement of the death proceeds within 180 days of the date of the death of any Contract Owner, or the death of the Annuitant, if the Contract is owned by a non-living owner, the death proceeds are equal to the Death Benefit described below. Otherwise, the death proceeds are equal to the greater of the Contract Value or the Settlement Value.

We reserve the right to extend, on a non-discriminatory basis, the 180-day period in which the death proceeds will equal the Death Benefit as described below. This right applies only to the amount payable as death proceeds and in no way restricts when a claim may be filed.

If we do not receive a complete request for settlement of the death proceeds within 180 days of the date of death, the death proceeds are equal to the greater of:

1)   the Contract Value as of the date we determine the death proceeds; or

2)   the Settlement Value as of the date we determine the death proceeds.

DEATH BENEFIT AMOUNT

Prior to the Payout Start Date, the Death Benefit is equal to the greatest of:

1. the Contract Value as of the date we receive a complete request for settlement of the death proceeds, or

2. the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the death proceeds, or

3. the Contract Value on the Death Benefit Anniversary immediately preceding the date we receive a complete request for settlement of the death proceeds, adjusted by any purchase payments, withdrawal adjustment as defined below, and charges made since that Death Benefit Anniversary. A "DEATH BENEFIT ANNIVERSARY" is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract Anniversaries are the first three Death Benefit Anniversaries, or

4. the greatest of the Anniversary Values as of the date we receive a complete request for settlement of the death proceeds. An "ANNIVERSARY VALUE" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that Anniversary and reduced by the amount of any withdrawal adjustment, as defined below, since that anniversary. Anniversary Values will be calculated for each Contract Anniversary prior to the earlier of:

(i)  the date we determine the death benefit, or

(ii) the deceased's 75th birthday or 5 years after the Issue Date, if later.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

(a)  = the withdrawal amount,

(b)  = the Contract Value immediately prior to the withdrawal, and

(c) = the value of the applicable death benefit alternative immediately prior to the withdrawal.

See Appendix C for an example representative of how the withdrawal adjustment applies.

In calculating the Settlement Value, the amount in each individual Guarantee Period may be subject to a Market Value Adjustment. A Market Value Adjustment will apply to amounts in a Guarantee Period, unless we calculate the Settlement Value during the 30-day period after the expiration of the Guarantee Period. Also, the Settlement Value will reflect the deduction of any applicable Withdrawal Charges, contract maintenance charges, and premium taxes. Contract maintenance charges will be pro rated for the part of the Contract Year elapsed as of the date we determine the Settlement Value, unless your Contract qualifies for a waiver of such charges described in the "Contract Maintenance Charge" section above.

DEATH BENEFIT PAYMENTS
DEATH OF OWNER

1.   If your spouse is the sole surviving Contract Owner, or is the sole
     Beneficiary:

a.   Your spouse may elect to receive the Death Proceeds in a lump sum; or

b. Your spouse may elect to receive the Death Proceeds paid out under one of the Income Plans (described in "Income Payments" above), subject to the following conditions:

The Payout Start Date must be within one year of your date of death. Income payments must be payable:

i.   over the life of your spouse; or

ii. for a guaranteed number of payments from 5 to 50 years but not to exceed the life expectancy of your spouse; or

iii. over the life of your spouse with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse.

c. If your spouse does not elect one of these options, the Contract will continue in the Accumulation

                                  24 PROSPECTUS

Phase as if the death had not occurred. If the Contract is continued in the Accumulation Phase, the following conditions apply: The Contract Value of the continued Contract will be the Death Proceeds. Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-Accounts of the Variable Account. This excess will be allocated in proportion to your Contract Value in those Variable Sub-Accounts as of the end of the Valuation Date on which we receive the complete request for settlement of the Death Proceeds (the next Valuation Date if we receive the request after 3:00 p.m. Central Time), except that any portion of this excess attributable to the Fixed Account Options will be allocated to the money market Variable Sub-Account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

i.   transfer all or a portion of the excess among the Variable Sub-accounts;

ii. transfer all or a portion of the excess into the Fixed Account and begin a new Guarantee Period; or

iii. transfer all or a portion of the excess into a combination of Variable Sub-Accounts and the Fixed Account.

Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in the Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge or Market Value Adjustment.

Prior to the Payout Start Date, the Death Proceeds of the continued Contract will be described under "Death Benefit Amount."

Only one spousal continuation is allowed under the Contract.

2. If the new Contract Owner is not your spouse but is a living person or if there are multiple living-person new Contract Owners:

a. The new Contract Owner may elect to receive the Death Proceeds in a lump sum; or

b. The new Contract Owner may elect to receive the Death Proceeds paid out under one of the Income Plans (described in "Income Payments" on page 21), subject to the following conditions:

The Payout Start Date must be within one year of your date of death. Income payments must be payable:

i.   over the life of the new Contract Owner; or

ii. for a guaranteed number of payments from 5 to 50 years but not to exceed the life expectancy of the new Contract Owner; or

iii. over the life of the new Contract Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Contract Owner.

c. If the new Contract Owner does not elect one of the options above, then the new Contract Owner must receive the Contract Value payable within 5 years of your date of death. The Contract Value will equal the amount of the Death Proceeds as determined as of the end of the Valuation Date on which we receive a complete request for settlement of the Death Proceeds (the next Valuation Date if we receive the request after 3:00 p.m. Central
     Time). Unless otherwise instructed by the new Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the new Contract Owner may make transfers (as described in "Transfers During the Payout Phase" on page 18) during this 5 year period. No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

We reserve the right to offer additional options upon the death of the Contract Owner.

If the new Contract Owner dies prior to the omplete liquidation of the Contract Value, then the new Contract Owner's named Beneficiary(ies) will receive the greater of the Settlement Value or the remaining Contract Value. This amount must be liquidated as a lump sum within 5 years of the date of the original Contract Owner's death.

3. If the new Contract Owner is a corporation or other type of non-living person:

a. The new Contract Owner may elect to receive the Death Proceeds in a lump sum; or

b. If the new Contract Owner does not elect the option above, then the new Contract Owner must receive the Contract Value payable within 5 years of your date of death. The Contract Value will equal the amount of the Death Proceeds as determined as of the end of the Valuation Date on which we receive a complete request for settlement of the Death Proceeds (the next Valuation Date if we receive the request after 3:00 p.m. Central Time). Unless otherwise instructed by the new Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the new Contract Owner may make transfers (as described in "Transfers During the Payout Phase" on page
     18) during this 5 year period.

No additional purchase payments may be added to the Contract under this election. Withdrawal charges will be waived during this 5 year period.

We reserve the right to make additional options available to the new Contract Owner upon the death of the Contract Owner.

If any new Contract Owner is a non-living person, all new Contract Owners will be considered to be non-living persons for the above purposes. Under any of these options, all ownership rights, subject to any restrictions previously placed upon the Beneficiary, are available to the new Contract Owner from the date of your death to the date on which the Death Proceeds is paid.

DEATH OF ANNUITANT

If the Annuitant who is not also the Contract Owner dies prior to the Payout Start Date, the following apply:

1. If the Contract Owner is a living person, then the Contract will continue with a new Annuitant, who will be:

a.   the youngest Contract Owner; otherwise

b. the youngest Beneficiary. You may change the Annuitant before the Payout Start Date.

2.   If the Contract Owner is a non-living person:

a.   The Contract Owner may elect to receive the Death Proceeds in a lump sum;
     or

b. If the Contract Owner does not elect the option above, then the Contract Owner must receive the Contract Value payable within 5 years of the Annuitant's date of death. The Contract Value will equal the amount of the Death Proceeds as determined as of the end of the Valuation Date on which we receive a complete request for settlement of the Death Proceeds (the next Valuation Date if we receive the request after 3:00 p.m. Central
     Time). Unless otherwise instructed by the Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the Contract Owner may make transfers (as described in "Transfers During the Payout Phase" on page 18) during this 5 year period.

No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived during this 5 year period.

                                  25 PROSPECTUS

We reserve the right to make additional options available to the Contract Owner upon the death of the Annuitant.

Under any of these options, all ownership rights are available to the non-living Contract Owner from the date of the Annuitant's death to the date on which the Death Proceeds is paid.

MORE INFORMATION

ALLSTATE NEW YORK

Allstate New York is the issuer of the Contract. Allstate New York is a stock life insurance company organized under the laws of the State of New York. Allstate New York was incorporated in 1967 and was known as "Financial Life Insurance Company" from 1967 to 1978. From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Since 1984 the company has been known as "Allstate Life Insurance Company of New York."

Allstate New York is currently licensed to operate in New York. Our home office is located 100 Motor Parkway, Hauppauge, New York 11788-5107. Our service center is located in Vernon Hills, Illinois.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life") , a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of the State of Illinois. With the exception of the directors qualifying shares, all of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

THE VARIABLE ACCOUNT

Allstate New York established the Allstate Life of New York Separate Account A on December 15, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate New York.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under New York law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations.

Our obligations arising under the Contracts are general corporate obligations of Allstate New York.

The Variable Account consists of multiple Variable Sub-Accounts, 26 of which are available through the Contracts. Each Variable Sub-Account invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We

                                  26 PROSPECTUS
may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE PORTFOLIOS

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment portfolio. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Sub-Accounts that invest in additional portfolios. We will notify you in advance of any changes.

CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to Variable Accounts underlying both variable life insurance and variable annuity contracts.

It is conceivable that in the future it may be unfavorable for variable life insurance Variable Accounts and variable annuity Variable Accounts to invest in the same Portfolio. The boards of directors of these Portfolios monitor for possible conflicts among Variable Accounts buying shares of the Portfolios.

Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a Variable Account to comply with such laws could cause a conflict. To eliminate a conflict, a Portfolio's board of directors may require a Variable Account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a Variable Account withdrawing because of a conflict.

THE CONTRACT

DISTRIBUTION. ALFS, Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook, Illinois 60062, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker-dealer under the Securities and Exchange Act of 1934, as amended ("Exchange Act"), and is a member of the NASD.

Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all Contract sales to broker-dealers will not exceed 8.5% of any purchase payments. These commissions are intended to cover distribution expenses. From time to time, we may offer additional sales incentives of up to 1% of purchase payments to broker-dealers who maintain certain sales volume levels.

Allstate New York does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract Owners arising out of services rendered or Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account. We provide the following administrative services, among others:

..    issuance of the Contracts;

..    maintenance of Contract Owner records;

..    Contract Owner services;

..    calculation of unit values;

..    maintenance of the Variable Account; and

                                  27 PROSPECTUS

..    preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least annually. The annual statement details values and specific Contract data for each particular Contract. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

NON-QUALIFIED ANNUITIES HELD WITHIN A QUALIFIED PLAN

If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. We no longer issue deferred annuities to employer sponsored qualified retirement plans.

LEGAL MATTERS

All matters of New York law pertaining to the Contracts, including the validity of the Contracts and Allstate New York's right to issue such Contracts under New York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.

                                  28 PROSPECTUS

TAXES

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE NEW YORK MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

Allstate New York is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable Account is not an entity separate from Allstate New York, and its operations form a part of Allstate New York, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Allstate New York believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate New York does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate New York does not intend to make provisions for any such taxes. If Allstate New York is taxed on investment income or capital gains of the Variable Account, then Allstate New York may impose a charge against the Variable Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..    the Contract Owner is a natural person,

..    the investments of the Variable Account are "adequately diversified"
     according to Treasury Department regulations, and

..    Allstate New York is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the surviving Contract Owner. Since the trust will be the surviving Contract Owner in all cases, the Death Benefit will be payable to the trust notwithstanding any beneficiary designation on the annuity contract. A trust, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment; or 2) payment deferred up to five years from date of death.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate New York does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department

                                  29 PROSPECTUS

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announced that the regulations

do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate New York does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..    if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..    if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

..    if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

..    if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

..    if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any

                                  30 PROSPECTUS
premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or becoming totally disabled,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made under an immediate annuity, or

..    attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance; as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different. Your Contract may not permit partial exchanges.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate New York (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Allstate New York is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate New York is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate New York as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all

                                  31 PROSPECTUS

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countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as or in connection with:

..    Individual Retirement Annuities (IRAs) under Code Section 408(b);

..    Roth IRAs under Code Section 408A;

..    Simplified Employee Pension (SEP IRA) under Code Section 408(k);

..    Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section
     408(p);

..    Tax Sheltered Annuities under Code Section 403(b);

..    Corporate and Self Employed Pension and Profit Sharing Plans under Code
     Section 401; and

..    State and Local Government and Tax-Exempt Organization Deferred
     Compensation Plans under Code Section 457.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate New York no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate New York can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate New York does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain qualified plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made to a beneficiary after the Contract Owner's death,

..    attributable to the Contract Owner being disabled, or

..    made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

                                  32 PROSPECTUS

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It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or total disability,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made after separation from service after age 55 (does not apply to IRAs),

..    made pursuant to an IRS levy,

..    made for certain medical expenses,

..    made to pay for health insurance premiums while unemployed (applies only for IRAs),

..    made for qualified higher education expenses (applies only for IRAs), and

..    made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate New York is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate New York is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

..    required minimum distributions, or,

..    a series of substantially equal periodic payments made over a period of at least 10 years, or,

..    a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..    hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate New York is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate New York as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien or to certain other 'foreign persons'. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer

                                  33 PROSPECTUS
identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL
IRAS). Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

(b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

(c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.

SIMPLIFIED EMPLOYEE PENSION IRA. Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..    attains age 59 1/2,

..    severs employment,

..    dies,

..    becomes disabled, or

..    incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate New York is directed to transfer some or all of the Contract Value to another 403(b) plan.

Generally, we do

                                  34 PROSPECTUS
not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS.

Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees (commonly referred to as "H.R.10" or "Keogh"). Such retirement plans may permit the purchase of annuity contracts. Allstate New York no longer issues annuity contracts to employer sponsored qualified retirement plans.

There are two owner types for contracts intended to qualify under Section 401(a): a qualified plan fiduciary or an annuitant owner.

..    A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

..    An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owner by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant's spouse (if applicable), which is consistent with the required IRS language for qualified plans under Section 401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION

PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan. Allstate New York no longer issues annuity contracts to employer sponsored qualified retirement plans. Contracts that have been previously sold to State and Local government and Tax-Exempt organization Deferred Compensation Plans will be administered consistent with the rules for contracts intended to qualify under Section 401(a).

ANNUAL REPORTS AND OTHER DOCUMENTS

Allstate New York's annual report on Form 10-K for the year ended December 31, 2004, is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000839759. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Customer Service, P.O. Box 82656, Lincoln, NE 68501-2656 (telephone: 1-800-692-4682).

                                  35 PROSPECTUS

APPENDIX A

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED*

For the period beginning January 1 and ending December 31,                        2000      2001      2002      2003       2004
---------------------------------------------------------------------------------------------------------------------------------
AIM V.I. BALANCED - SERIES I SUB-ACCOUNT **
 Accumulation Unit Value, Beginning of Period                                    $10.000  $ 10.154  $  8.881  $  7.270   $  8.354
 Accumulation Unit Value, End of Period                                          $10.154  $  8.881  $  7.270  $  8.354   $  8.870
 Number of Units Outstanding, End of Period                                       26,413   122,945   252,907   290,005    278,556
AIM V.I. CAPITAL APPRECIATION - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.242  $  7.001  $  5.230   $  6.689
 Accumulation Unit Value, End of Period                                          $ 9.242  $  7.001  $  5.230  $  6.689   $  7.043
 Number of Units Outstanding, End of Period                                       10,595    65,809   134,666   161,621    175,396
AIM V.I. GOVERNMENT SECURITIES - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $ 10.807  $ 11.356  $ 12.290   $ 12.226
 Accumulation Unit Value, End of Period                                          $10.807  $ 11.356  $ 12.290  $ 12.226   $ 12.423
 Number of Units Outstanding, End of Period                                       12.496    51,574   205,419   280,241    227,477
AIM V.I. GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  8.338  $  5.443  $  3.710   $  4.809
 Accumulation Unit Value, End of Period                                          $ 8.338  $  5.443  $  3.710  $  4.809   $  5.139
 Number of Units Outstanding, End of Period                                       14,487    66,340   103,684   128,420    114,786
AIM V.I. HIGH YIELD - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  8.362  $  7.845  $  7.294   $  9.223
 Accumulation Unit Value, End of Period                                          $ 8.362  $  7.845  $  7.294  $  9.223   $ 10.132
 Number of Units Outstanding, End of Period                                        7,031    27,476    54,243    74,581    106,724
AIM V.I. INTERNATIONAL GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  8.989  $  6,787  $  5.652   $  7.203
 Accumulation Unit Value, End of Period                                          $ 8.989  $  6.787  $  5.652  $  7.203   $  8.820
 Number of Units Outstanding, End of Period                                        6,197    51,835    95,690    96,516     92,690
AIM V.I. PREMIER EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  8.980  $  7.754  $  5.339   $  6.595
 Accumulation Unit Value, End of Period                                          $ 8.980  $  7.754  $  5.339  $  6.595   $  6.889
 Number of Units Outstanding, End of Period                                       29,890   132,390   194,292   196,079    182,257
FIDELITY VIP CONTRAFUND(R) - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.950  $  8.621  $  7.718   $  9.791
 Accumulation Unit Value, End of Period                                          $ 9.950  $  8.621  $  7.718  $  9.791   $ 11.165
 Number of Units Outstanding, End of Period                                       16,726    54,431   130,889   142,815    143,910
FIDELITY VIP EQUITY-INCOME - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $ 10.810  $ 10.145  $  8.320   $ 10.708
 Accumulation Unit Value, End of Period                                          $10.810  $ 10.145  $  8.320  $ 10.708   $ 11.794
 Number of Units Outstanding, End of Period                                        1,655    98,345   343,378   427,122    427,302
 FIDELITY VIP GROWTH - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.389  $  7.634  $  5.269   $  6.913
 Accumulation Unit Value, End of Period                                          $ 9.389  $  7.634  $  5.269  $  6.913   $  7.057
 Number of Units Outstanding, End of Period                                       12,984   111,676   271,819   292,079    287,423
FIDELITY VIP GROWTH OPPORTUNITIES - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.350  $  7.901  $  6.098   $  7.820
 Accumulation Unit Value, End of Period                                          $ 9.350  $  7.901  $  6.098  $  7.820   $  8.278
 Number of Units Outstanding, End of Period                                        4,746    23,416    49,139    63,281     75,230
FIDELITY VIP OVERSEAS - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.314  $  7.251  $  5.707   $  8.081
 Accumulation Unit Value, End of Period                                          $ 9.314  $  7.251  $  5.707  $  8.081   $  9.068
 Number of Units Outstanding, End of Period                                        4,880    29,515    84,428    84,019     86,851

                                        36 PROSPECTUS

FTVIP TEMPLETON GLOBAL ASSET ALLOCATION - CLASS 2 SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $ 10.443  $  9.286  $  8.768   $ 11.425
 Accumulation Unit Value, End of Period                                          $10.443  $  9.286  $  8.768  $ 11.425   $ 13.055
 Number of Units Outstanding, End of Period                                          632    13,934    25,836    37,170     38,129
FTVIP TEMPLETON FOREIGN SECURITIES - CLASS 2 SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $ 10.522  $  8.728  $  7.019   $  9.164
 Accumulation Unit Value, End of Period                                          $10.522  $  8.728  $  7.019  $  9.164   $ 10.276
 Number of Units Outstanding, End of Period                                        7,881    44,999   110,201   121,630    115,042
OPPENHEIMER AGGRESSIVE GROWTH/VA SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.162  $  6.218  $  4.434   $  5.499
 Accumulation Unit Value, End of Period                                          $ 9.162  $  6.218  $  4.434  $  5.499   $  6.504
 Number of Units Outstanding, End of Period                                       10,578   137,154   289,514   301,948    293,993
OPPENHEIMER MAIN STREET/VA SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.274  $  8.227  $  6.597   $  8.256
 Accumulation Unit Value, End of Period                                          $ 9.274  $  8.227  $  6.597  $  8.256   $  8.924
 Number of Units Outstanding, End of Period                                       35,354   173,074   401,718   494,003    512,442
OPPENHEIMER STRATEGIC BOND/VA SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $ 10.320  $ 10.685  $ 11.336   $ 13.218
 Accumulation Unit Value, End of Period                                          $10.320  $ 10.685  $ 11.336  $ 13.218   $ 14.185
 Number of Units Outstanding, End of Period                                        8,730    96,313   220,809   276,973    263,324
THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.: INITIAL SHARES SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.249  $  7.071  $  4.962   $  6.174
 Accumulation Unit Value, End of Period                                          $ 9.249  $  7.071  $  4.962  $  6.174   $  6.475
 Number of Units Outstanding, End of Period                                       11.070    32,951    39,724    41,869     39,582
DREYFUS STOCK INDEX FUND, INC.: INITIAL SHARES SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.409  $  8.159  $  6.255   $  7.929
 Accumulation Unit Value, End of Period                                          $ 9.409  $  8.159  $  6.255  $  7.929   $  8.663
 Number of Units Outstanding, End of Period                                       28,181   185,335   611,361   703,922    677,882
DREYFUS VIF - APPRECIATION: INITIAL SHARES SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.931  $  8.894  $  7.314   $  8.752
 Accumulation Unit Value, End of Period                                          $ 9.931  $  8.894  $  7.314  $  8.752   $  9.079
 Number of Units Outstanding, End of Period                                        1,285    27,925    80,006    97,355     93,398
DREYFUS VIF - MONEY MARKET SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                         --        --        --  $ 10.000   $  8.752
 Accumulation Unit Value, End of Period                                               --        --        --  $  9.957   $  9.911
 Number of Units Outstanding, End of Period                                           --        --        --   398,378    329,692
WELLS FARGO ADVANTAGE ASSET ALLOCATION SUB-ACCOUNT ***
 Accumulation Unit Value, Beginning of Period                                    $10.000  $ 10.012  $  9.198  $  7.916   $  9.544
 Accumulation Unit Value, End of Period                                          $10.012  $  9.198  $  7.916  $  9.544   $ 10.306
 Number of Units Outstanding, End of Period                                          667    13,021    54,392    66,680     59,351
WELLS FARGO ADVANTAGE EQUITY INCOME SUB-ACCOUNT ****
 Accumulation Unit Value, Beginning of Period                                    $10.000  $ 10.429  $  9.741  $  7.766   $  9.679
 Accumulation Unit Value, End of Period                                          $10.429  $  9.741  $  7.766  $  9.679   $ 10.617
 Number of Units Outstanding, End of Period                                          264     8,467    23,695    25,815     30,383
WELLS FARGO ADVANTAGE LARGE COMPANY CORE SUB-ACCOUNT *****
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.048  $  7.218  $  5.286   $  6.451
 Accumulation Unit Value, End of Period                                          $ 9.048  $  7.218  $  5.286  $  6.451   $  6.904
 Number of Units Outstanding, End of Period                                          390     4,893    20,443    40,250     55,986
DELAWARE VIP SMALL CAP VALUE - STANDARD CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $ 11.593  $ 12.802  $ 11.934   $ 16.732
 Accumulation Unit Value, End of Period                                          $11.593  $ 12.802  $ 11.934  $ 16.732   $ 20.073
 Number of Units Outstanding, End of Period                                        7,204    45,515   133,174   157,546    161,967
DELAWARE VIP TREND - STANDARD CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.265  $  7.745  $  6.124   $  8.170
 Accumulation Unit Value, End of Period                                          $ 9.265  $  7.745  $  6.124  $  8.170   $  9.084
 Number of Units Outstanding, End of Period                                        5,514    24,184    80,076   112,774    114,856

                                  37 PROSPECTUS

* The Contracts were first offered on June 1, 2000. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.15% and an administrative charge of 0.10%. All of the Variable Sub-Accounts, with the exception of the Dreyfus VIF - Money Market Sub-Account which was first offered on April 30, 2003, were first offered under the Contracts on June 1, 2000.

** Effective July 1, 2005, the AIM V.I. Balanced Fund -Series I will change its name to AIM V.I Basic Balanced Fund-Series I. Effective July 1, 2005, a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio will be made.

*** Effective April 11, 2005 the Wells Fargo VT Asset Allocation Fund changed its name to Wells Fargo Advantage Asset Allocation Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

**** Effective April 11, 2005 the Wells Fargo VT Equity Income Fund changed its name to Wells Fargo Advantage Equity Income Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

***** Effective April 11, 2005 the Wells Fargo VT Growth Fund changed its name to Wells Fargo Advantage Large Company Core Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

                                  38 PROSPECTUS

APPENDIX B MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Guarantee Period; and

J = the Treasury Rate for a maturity equal to N years for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a note for a maturity of length N is not available, a weighted average will be used.

"Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15.

The Market Value Adjustment factor is determined from the following formula:

..9 X (I - J) X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred (in excess of the Free Withdrawal Amount) paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30 day period after such Guarantee Period expires.

                                  39 PROSPECTUS

EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment: $10,000 allocated to a Guarantee Period

Guarantee Period: 5 years

Guaranteed Interest Rate: 4.50%

5 Year Treasury Rate at the time the Guarantee Period is established: 4.50%

Full Surrender: End of Contract Year 3

NOTE: These examples assume that premium taxes are not applicable.

EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)

Step 1.  Calculate Contract      $10,000.00 X (1.045)/3/ = $11,411.66
 Value at End of Contract Year 3:
Step 2. Calculate the Preferred  .15 X $10,000.00 = $1,500.00
 Withdrawal Amount:
Step 3. Calculate the Market      I = 4.5%
 Value Adjustment:                J = 4.2%

                                      730 days
                                  N = -------- = 2
                                      365 days

                                 Market Value Adjustment Factor: .9 X (I - J) X N = .9 X (.045 - .042) X (730/365) = .0054

                                 Market Value Adjustment = Market Value
                                 Adjustment Factor X Amount Subject to Market
                                 Value Adjustment:
                                  = .0054 X ($11,411.66 - $1,500.00) = $53.32

                   EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1.  Calculate Contract      $10,000.00 X (1.045)/3/ = $11,411.66
 Value at End of Contract Year
 3:
Step 2. Calculate the Preferred  .15 X $10,000.00 = $1,500.00
 Withdrawal Amount:
Step 3. Calculate the Market      I = 4.5%
 Value Adjustment:                J = 4.8%

                                      730 days
                                  N = -------- = 2
                                      365 days

                                 MARKET VALUE ADJUSTMENT FACTOR: .9 X (I - J)
                                 X N = .9 X (.045 - .048) X (730/365) = -.0054

                                 Market Value Adjustment = Market Value
                                 Adjustment Factor X Amount Subject to Market
                                 Value Adjustment:
                                 = -.0054 X ($11,411.66 - $1,500.00) = -$53.52

                                  40 PROSPECTUS

APPENDIX C

WITHDRAWAL ADJUSTMENT EXAMPLE

Issue Date: January 1, 2005

Initial Purchase Payment: $50,000

                              Death Benefit Amount

                                       Contract                  Contract    Death Benefit    Greatest
                                     Value Before  Transaction  Value After   Anniversary    Anniversary
    Date       Type of Occurrence     Occurrence     Amount     Occurrence       Value          Value
---------------------------------------------------------------------------------------------------------
   1/1/05          Issue Date               --       $50,000      $50,000       $50,000        $50,000
---------------------------------------------------------------------------------------------------------
   1/1/06     Contract Anniversary     $55,000            --      $55,000       $50,000        $55,000
---------------------------------------------------------------------------------------------------------
   7/1/06      Partial Withdrawal      $60,000       $15,000      $45,000       $37,500        $41,250
---------------------------------------------------------------------------------------------------------

Withdrawal adjustment equals the partial withdrawal amount divided by the Contract Value immediately prior to the partial withdrawal multiplied by the value of the applicable death benefit amount alternative immediately prior to the partial withdrawal.

DEATH BENEFIT ANNIVERSARY VALUE DEATH BENEFIT
--------------------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                                     (w)               $15,000
--------------------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                        (a)               $60,000
--------------------------------------------------------------------------------------------------------------
Value of Applicable Death Benefit Amount Immediately Prior to Partial         (d)               $50,000
Withdrawal
--------------------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                                           $12,500
                                                                        [(w)/(a)] X (d)
--------------------------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                                          $37,500
--------------------------------------------------------------------------------------------------------------
GREATEST ANNIVERSARY VALUE DEATH BENEFIT
--------------------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                                     (w)               $15,000
--------------------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                        (a)               $60,000
--------------------------------------------------------------------------------------------------------------
Value of Applicable Death Benefit Amount Immediately Prior to Partial         (d)               $55,000
Withdrawal
--------------------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                                           $13,750
                                                                        [(w)/(a)] * (d)
--------------------------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                                          $41,250
--------------------------------------------------------------------------------------------------------------

Please remember that you are looking at a hypothetical example, and that your investment performance may be greater or less than the figures shown.

                                  41 PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION

TABLE OF CONTENTS

              Additions, Deletions or Substitutions of Investments

                                  The Contract

                              Purchase of Contracts

                     Calculation of Accumulation Unit Values

                     Calculation of Variable Income Payments

                                 General Matters

                                Incontestability

                                   Settlements

                  Safekeeping of the Variable Account's Assets

                                     Experts

                              Financial Statements

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                  42 PROSPECTUS

SELECTDIRECTIONS(SM) VARIABLE ANNUITY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

STREET ADDRESS: 2940 S. 84TH STREET, LINCOLN, NE 68506-4142 MAILING ADDRESS:
P.O. BOX 82656, LINCOLN, NE 68501-2656 TELEPHONE NUMBER: 1-800-632-3492
PROSPECTUS DATED APRIL 30, 2005

Allstate Life Insurance Company of New York ("Allstate New York") is offering the SelectDirections(SM) Variable Annuity, a group flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 27 investment alternatives ("INVESTMENT ALTERNATIVES"). The investment alternatives including 3 fixed accounts ("FIXED ACCOUNT") and 24 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the Allstate Life of New York Separate Account A ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of one of the following underlying fund portfolios ("PORTFOLIOS"):

AIM VARIABLE INSURANCE FUNDS:            MFS(R) VARIABLE INSURANCE TRUST(SM):
-----------------------------            ------------------------------------
AIM V.I. Capital Appreciation Fund -     MFS Research Bond Series - Initial
 Series I                                 Class*
AIM V.I. Core Equity Fund - Series I     MFS High Income Series - Initial Class
AIM V.I. Diversified Income Fund -       MFS Investors Trust Series - Initial
 Series I                                 Class
AIM V.I. International Growth Fund -     MFS New Discovery Series - Initial
 Series I                                 Class
AIM V.I. Premier Equity Fund - Series I

FIDELITY(R) VARIABLE INSURANCE PRODUCTS: OPPENHEIMER VARIABLE ACCOUNT FUNDS:
----------------------------------------  -----------------------------------
  Fidelity VIP Contrafund(R) Portfolio - Oppenheimer Core Bond Fund/VA **
   Initial Class                         Oppenheimer Capital Appreciation
  Fidelity VIP Growth Portfolio - Initial Fund/VA
   Class                                 Oppenheimer Global Securities Fund/VA
  Fidelity VIP High Income Portfolio -   Oppenheimer High Income Fund/VA
   Initial Class                         Oppenheimer Main Street Small Cap
  Fidelity VIP Index 500 Portfolio -      Fund/VA
   Initial Class
  Fidelity VIP Investment Grade Bond     VAN KAMPEN LIFE INVESTMENT TRUST:
   Portfolio - Initial Class             ---------------------------------
  Fidelity VIP Overseas Portfolio -      Van Kampen LIT Comstock Portfolio,
   Initial Class                          Class I
                                         Van Kampen LIT Emerging Growth
                                          Portfolio, Class I
                                         Van Kampen LIT Government Portfolio,
                                          Class I
                                         Van Kampen LIT Money Market Portfolio,
                                          Class I

* Effective May 1, 2005, the MFS Bond Series - Initial Class will change its name to MFS Research Bond Series - Initial Class.

** Effective Apil 29, 2005, the Oppenheimer Bond Fund/VA changed its name to Oppenheimer Core Bond Fund/VA.

WE (Allstate New York) have filed a Statement of Additional Information, dated April 30, 2005, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page 41 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http:// www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

                       THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR HAS IT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A FEDERAL CRIME.

                       THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS
      IMPORTANT        THAT HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL
                       INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE
       NOTICES         CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR
                       GUARANTEED BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY
                       AGENCY. INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT
                       RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                       THE CONTRACTS ARE NOT FDIC INSURED.

                       THE CONTRACTS ARE ONLY AVAILABLE IN NEW YORK.

                                  1 PROSPECTUS

TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
OVERVIEW
  Important Terms                                                              3
  The Contract at a Glance                                                     4
  How the Contract Works                                                       6
  Expense Table                                                                7
  Financial Information                                                        9
CONTRACT FEATURES
  The Contract                                                                 9
  Purchases                                                                   10
  Contract Value                                                              11
  Investment Alternatives                                                     12
     The Variable Sub-Accounts                                                12
     The Fixed Account                                                        14
     Transfers                                                                17
  Expenses                                                                    19
  Access To Your Money                                                        21
  Income Payments                                                             22

                                                                            PAGE
                                                                            ----
  Death Benefits                                                              24
OTHER INFORMATION
  More Information:                                                           26
     Allstate New York                                                        26
     The Variable Account                                                     26
     The Portfolios                                                           27
     The Contract                                                             27
     Non-Qualified Annuities Held Within a Qualified Plan                     28
     Legal Matters                                                            28
  Federal Tax Matters                                                         29
  Annual Reports and Other Documents                                          35
APPENDIX A-ACCUMULATION UNIT VALUES AND NUMBER OF ACCUMULATION
UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS
WERE FIRST OFFERED                                                            38
APPENDIX B -MARKET VALUE ADJUSTMENT                                           38
APPENDIX C - WITHDRAWAL ADJUSTMENT EXAMPLE                                    40
STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS                         41

                                  2 PROSPECTUS

IMPORTANT TERMS

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                            PAGE
                                                                            ----
Accumulation Phase                                                            6
Accumulation Unit                                                            11
Accumulation Unit Value                                                      11
Allstate New York ("We" or "Us")                                              1
Anniversary Values                                                           24
Annuitant                                                                     9
Automatic Additions Program                                                  10
Automatic Portfolio Rebalancing Program                                      18
Beneficiary                                                                   9
Cancellation Period                                                           4
Contract*                                                                     9
Contract Anniversary                                                          5
Contract Owner ("You")                                                        9
Contract Value                                                                5
Contract Year                                                                 4
Death Benefit Anniversary                                                    24
Dollar Cost Averaging Program                                                18
Due Proof of Death                                                           24
Fixed Account                                                                14

                                                                            PAGE
                                                                            ----
Guarantee Periods                                                            15
Income Plans                                                                 22
Investment Alternatives                                                      12
Issue Date                                                                    6
Market Value Adjustment                                                      16
Payout Phase                                                                  6
Payout Start Date                                                             6
Portfolios                                                                   27
Preferred Withdrawal Amount                                                  20
Right to Cancel                                                              11
SEC                                                                           1
Settlement Value                                                             24
Systematic Withdrawal Program                                                21
Tax Qualified Contracts                                                      32
Treasury Rate                                                                16
Valuation Dates                                                              11
Variable Account                                                             26
Variable Sub-Account                                                         12

* The SelectDirections(SM) Variable Annuity is a group contract and your ownership is represented by certificates. References to "CONTRACT" in this prospectus include certificates, unless the context requires otherwise.

                                  3 PROSPECTUS

THE CONTRACT AT A GLANCE

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS      You can purchase a Contract with as little as
                       $3,000 ($2,000 for a "QUALIFIED CONTRACT" which is a
                       Contract issued with a qualified endorsement). You can
                       add to your Contract as often and as much as you like,
                       but each payment must be at least $100. You must maintain
                       a minimum account size of $1,000.
-------------------------------------------------------------------------------
RIGHT TO CANCEL        You may cancel your Contract within 10 days after receipt
                       (60 days if you are exchanging another contract for the
                       Contract described in this prospectus) ("CANCELLATION
                       PERIOD"). Upon cancellation we will return your purchase
                       payments adjusted, to the extent federal or state law
                       permits, to reflect the investment experience of any
                       amounts allocated to the Variable Account.
-------------------------------------------------------------------------------
EXPENSES               You will bear the following expenses:

                       . Total Variable Account annual fees equal to 1.25% of average daily net assets

                       . Annual contract maintenance charge of $30 (with certain exceptions)

                       . Withdrawal charges ranging from 0% to 7% of payment withdrawn (with certain exceptions)

                       . Transfer fee of $10 after 12th transfer in any CONTRACT YEAR (fee currently waived)

                       . State premium tax (New York currently does not impose one).

                       In addition, each Portfolio pays expenses that you will
                       bear indirectly if you invest in a Variable Sub-Account.
-------------------------------------------------------------------------------
INVESTMENT             The Contract offers 27 investment alternatives
ALTERNATIVES           including:

                       . 3 Fixed Account Options (which credits interest at rates we guarantee), and

                       . 24 Variable Sub-Accounts investing in Portfolios offering professional money management by:

                       .    A I M Advisors, Inc.

                       .    Fidelity Management & Research Company

                       .    MFS(TM) Investment Management

                       .    OppenheimerFunds, Inc.

                       .    Van Kampen Asset Management

                       To find out current rates being paid on the Fixed
                       Account, or to find out how the Variable Sub-Accounts
                       have performed, please call us at 1-800-632-3492.
-------------------------------------------------------------------------------
SPECIAL SERVICES       For your convenience, we offer these special services:

                       .    AUTOMATIC PORTFOLIO REBALANCING PROGRAM

                       .    AUTOMATIC ADDITIONS PROGRAM

                       .    DOLLAR COST AVERAGING PROGRAM

                       .    SYSTEMATIC WITHDRAWAL PROGRAM
-------------------------------------------------------------------------------
INCOME PAYMENTS        You can choose fixed income payments, variable income
                       payments, or a combination of the two. You can receive your income payments in one of the following ways:

                       .    life income with guaranteed payments

                       . joint and survivor life income with guaranteed payments

                       . guaranteed payments for a specified period (5 to 30 years)
-------------------------------------------------------------------------------

                                  4 PROSPECTUS

DEATH BENEFITS         If you die before the PAYOUT START DATE, we will pay the
                       death benefit described in the Contract.
-------------------------------------------------------------------------------
TRANSFERS              Before the Payout Start Date, you may transfer your
                       Contract value ("CONTRACT VALUE") among the investment alternatives, with certain restrictions. Transfers to the Fixed Account must be at least $500.

                       We do not currently impose a fee upon transfers. However,
                       we reserve the right to charge $10 per transfer after the
                       12th transfer in each "Contract Year," which we measure
                       from the date we issue your Contract or a Contract
                       anniversary ("CONTRACT ANNIVERSARY").
-------------------------------------------------------------------------------
WITHDRAWALS            You may withdraw some or all of your Contract Value at
                       anytime during the Accumulation Phase. Full or partial withdrawals also are available under limited circumstances on or after the Payout Start Date.

                       In general, you must withdraw at least $50 at a time ($1,000 for withdrawals made during the Payout Phase). Withdrawals taken during the Accumulation Phase are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge and MARKET VALUE ADJUSTMENT also may apply.
--------------------------------------------------------------------------------

                                  5 PROSPECTUS

HOW THE CONTRACT WORKS

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 27 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or the Fixed Account. If you invest in the Fixed Account, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page 22. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                Payout Start
Date            Accumulation Phase       Date                 Payout Phase
------------------------------------------------------------------------------------------------->
You buy    You save for retirement   You elect to receive    You can receive    Or you can receive
a Contract                           income payments or      income payments    income payments
                                     receive a lump sum      for a set period   for life
                                     payment

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner, or if there is none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-632-3492 if you have any question about how the Contract works.

                                  6 PROSPECTUS

EXPENSE TABLE

The following tables describe the fees and expenses that you will pay when buying, owning, making withdrawals or surrendering the Contract. The first table describes the fees and expenses that you will pay when you make a withdrawal, surrender the Contract, or transfer Contract Value among the investment alternatives. Premium taxes are not reflected in the tables because New York currently does not impose premium taxes on annuities.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years Since We Received the Purchase  0    1    2    3    4    5    6     7+
 Payment Being Withdrawn
-------------------------------------------------------------------------------------------------
Applicable Charge                                        7%   6%   5%   4%   3%   2%   1%    0%
-------------------------------------------------------------------------------------------------
Transfer Fee                                                         $10.00**
-------------------------------------------------------------------------------------------------

* Each Contract Year, you may withdraw up to 15% of purchase payments without incurring a Withdrawal Charge or a Market Value Adjustment.

** Applies solely to the thirteenth and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging or automatic portfolio rebalancing. We are currently waiving the transfer fee.

The next tables describe the fees and expenses that you will pay periodically during the time you own the Contract, not including Portfolio fees and expenses.

Annual Contract Maintenance Charge                                  $30.00/(1)/
--------------------------------------------------------------------------------

(1)  We will waive this charge in certain cases.

VARIABLE ACCOUNT ANNUAL EXPENSES
 (AS A PERCENTAGE OF DAILY NET ASSET VALUE
DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)

Mortality and Expense Risk Charge                                        1.15%
-------------------------------------------------------------------------------
Administrative Expense Charge                                            0.10%
-------------------------------------------------------------------------------
Total Variable Account Annual Expense                                    1.25%
-------------------------------------------------------------------------------

PORTFOLIO ANNUAL EXPENSES (AS A PERCENTAGE OF PORTFOLIO AVERAGE DAILY NET ASSETS)(1)

The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio's fees and expenses appears in the prospectus for each Portfolio.

                            ANNUAL PORTFOLIO EXPENSES

                                                               Minimum   Maximum
--------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses
(expenses that are deducted from Portfolio
assets, which may include
management fees, and
other expenses)                                                  0.10%    1.14%
--------------------------------------------------------------------------------

(1) Expenses are shown as a percentage of Portfolio average daily net assets (before any waiver or reimbursement) as of December 31, 2004.

                                  7 PROSPECTUS

EXAMPLES

EXAMPLE 1

This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable Account annual expenses, and Portfolio fees and expenses.

The example shows the dollar amount that you would bear directly or indirectly if you:

..    invested $10,000 in the Contract for the time periods indicated,

..    earned a 5% annual return on your investment, and

..    surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period.

THE EXAMPLES DO NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT.

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below, because of variations in a Portfolio's expense ratio from year to year.

                                 1 Year    3 Years    5 Years   10 Years
------------------------------------------------------------------------
Costs Based on Maximum Annual
Portfolio Expenses                 $785     $1,181    $1,601     $3,015
------------------------------------------------------------------------
Costs Based on Minimum Annual
Portfolio Expenses                 $678     $  859    $1,059     $1,911
------------------------------------------------------------------------

EXAMPLE 2

 This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                  1Year     3Years     5Years    10Years
------------------------------------------------------------------------
Costs Based on
Maximum Annual
Portfolio Expenses                $275      $841       $1,431    $3,015
------------------------------------------------------------------------
Costs Based on
Minimum Annual
Portfolio Expenses                $168      $519       $  889    $1,911
------------------------------------------------------------------------

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%, WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY PORTFOLIO EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED. THE EXAMPLES REFLECT THE FREE WITHDRAWAL AMOUNTS, IF APPLICABLE, AND THE DEDUCTION OF THE ANNUAL CONTRACT MAINTANENCE CHARGE OF $30 EACH YEAR.

                                  8 PROSPECTUS

FINANCIAL INFORMATION

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT." Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Attached as Appendix A to this prospectus are tables showing the Accumulation Unit Values of each Variable Sub-Account since the date the Contracts were first offered. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the Statement of Additional Information. The financial statements of Allstate New York also appear in the Statement of Additional Information.

THE CONTRACT

CONTRACT OWNER

The SelectDirections(SM) Variable Annuity is a contract between you, the Contract Owner, and Allstate New York, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

..    the investment alternatives during the Accumulation and Payout Phases,

..    the amount and timing of your purchase payments and withdrawals,

..    the programs you want to use to invest or withdraw money,

..    the income payment plan you want to use to receive retirement income,

..    the Annuitant (either yourself or someone else) on whose life the income payments will be based,

..    the Beneficiary or Beneficiaries who will receive the benefits that the
     Contract provides when the last surviving Contract Owner dies, and

..    any other rights that the Contract provides.

If you die prior to the Payout Start Date, the new Contract Owner will be the surviving Owner. If there is no surviving Owner, the new Contract Owner will be the Beneficiary(ies) as described in the Beneficiary provision. The new Contract Owner may exercise the rights and privileges provided by the Contract, except that if the new Contract Owner took ownership as the Beneficiary, the new Contract Owner's rights will be subject to any restrictions previously placed upon the Beneficiary.

The Contract cannot be jointly owned by both a non-living person and a living person. If the Owner is a Grantor Trust, the Contract Owner will be considered a non-living person for purposes of the Death of Owner and Death of Annuitant provisions of your Contract. The maximum age of the oldest Contract Owner cannot exceed 85 as of the date we receive the completed application. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

The Contract can alo be purchased as an IRA or TSA (also known as 403(b)). The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended, ("Code") may limit or modify your rights and privileges under the Contract.

ANNUITANT

The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. The maximum age of the oldest Annuitant cannot exceed 85 as of the date we receive the completed application. If the Contract Owner is a living person you may change the Annuitant prior to the Payout Start Date. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

..    the youngest Contract Owner, if living, otherwise

..    the youngest Beneficiary.

BENEFICIARY

The Beneficiary is the person who may elect to receive the death benefit or become the new Contract Owner subject to the Death of Owner provision if the sole surviving Contract Owner dies before the Payout Start Date. See "Death Benefits" on page 24. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more primary and contingent Beneficiaries when you apply for a Contract. The primary Beneficiary is the Beneficiary(ies) who is first entitled to receive benefits under the Contract upon the death of the sole surviving Contract Owner. The contingent Beneficiary is the Beneficiary(ies) entitled to receive benefits under the Contract when all primary

                                  9 PROSPECTUS

Beneficiaries predecease the sole surviving Contract Owner.

You may restrict income payments to Beneficiaries by providing us a written request. Once we accept the written request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form, whether or not the Annuitant is living when we receive the notice. Each change is subject to any payment made by us or any other action we take before we accept the change. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you do not name a Beneficiary or, if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

..    your spouse or, if he or she is no longer alive,

..    your surviving children equally, or if you have no surviving children,

..    your estate.

If more than one Beneficiary survives you, we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

MODIFICATION OF THE CONTRACT

Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT

You may not assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of qualified plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH YOUR ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.

PURCHASES

MINIMUM PURCHASE PAYMENTS

Your initial purchase payment must be at least $3,000 ($2,000 for a Qualified Contract). All subsequent purchase payments must be $100 ($500 for allocation to the Fixed Account or the Dollar Cost Averaging Fixed Account) or more. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount of purchase payments, or reduce the minimum purchase payment we will accept. We reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM

You may make subsequent purchase payments of at least $100 ($500 for allocation to the Fixed Account) by automatically transferring amounts from your bank account. Please consult with your Personal Financial Representative for detailed information.

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the investment alternatives.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive, in good order, written notice of the change.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our service center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our service

                                  10 PROSPECTUS
center located in Lincoln, Nebraska (mailing address: P.O. Box 82656, Lincoln, NE 68501-2656).

We are open for business each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "VALUATION DATES." Our business day closes when the New York Stock Exchange closes, usually 4:00 p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

RIGHT TO CANCEL

You may cancel the Contract by returning it to us within the Cancellation Period, which is the 10 day period after you receive the Contract (60 days if you are exchanging another contract for the Contract described in this prospectus). You may return it by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. Upon cancellation, as permitted by federal or state law, we will return your purchase payments allocated to the Variable Account after an adjustment to the extent federal or state law permits to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Code Section 408(b), we will refund the greater of any purchase payment or the Contract Value.

CONTRACT VALUE

On the Issue Date, the Contract Value is equal to the initial purchase payment. Your Contract Value at any other time during the Accumulation Phase is equal to the sum of the value as of the most recent Valuation Date of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your investment in the Fixed Account.

ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

..    changes in the share price of the Portfolio in which the Variable
     Sub-Account invests, and

..    the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE PORTFOLIOS THAT ACCOMPANY THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

                                  11 PROSPECTUS

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS

You may allocate your purchase payments to up to 24 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the accompanying prospectus for the Portfolio. You should carefully review the Portfolio prospectuses before allocating amounts to the Variable Sub-Accounts.

PORTFOLIO:               EACH PORTFOLIO SEEKS:         INVESTMENT ADVISOR:
-------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS
-------------------------------------------------------------------------------
AIM V.I. Capital         Growth of capital
 Appreciation Fund -
 Series I*
-------------------------------------------------------------------------------
AIM V.I. Core Equity     Growth of capital
 Fund - Series I*                                        A I M ADVISORS, INC.
-------------------------------------------------------------------------------
AIM V.I. Diversified     High level of current income
 Income Fund - Series
 I*
-------------------------------------------------------------------------------
AIM V.I. International   Long-term growth of capital
 Growth Fund - Series
 I*
-------------------------------------------------------------------------------
AIM V.I. Premier Equity  Long-term growth of capital
 Fund - Series I*         with income as a secondary
                          objective
-------------------------------------------------------------------------------
FIDELITY(R) VARIABLE INSURANCE PRODUCTS
-------------------------------------------------------------------------------
Fidelity VIP             Long-term capital
 Contrafund(R)            appreciation.
 Portfolio - Initial
 Class
-------------------------------------------------------------------------------
Fidelity VIP Growth      To achieve capital
 Portfolio - Initial      appreciation.
 Class
-------------------------------------------------------------------------------
Fidelity VIP High        High level of current
 Income Portfolio -       income, while also
 Initial Class            considering growth of          FIDELITY MANAGEMENT &
                          capital.                       RESEARCH COMPANY
-------------------------------------------------------------------------------
Fidelity VIP Index 500   Investment results that
 Portfolio - Initial      correspond to the total
 Class                    return of common stocks
                          publicly traded in
                          the United States,
                          as represented by
                          the Standard &
                          Poor's 500(SM) Index
                          (S&P 500(R)).
-------------------------------------------------------------------------------
Fidelity VIP Investment As high a level of
 current Grade Bond Portfolio - income as is
 consistent Initial Class with the
 preservation of capital.
-------------------------------------------------------------------------------
Fidelity VIP Overseas Long-term growth of
capital.
 Portfolio - Initial
 Class
-------------------------------------------------------------------------------
MFS(R) VARIABLE INSURANCE TRUST(SM)
-------------------------------------------------------------------------------
MFS Research Bond        To provide total return
 Series - Initial         (high current income and
 Class**                  long-term growth of
                          capital)
-------------------------------------------------------------------------------
MFS High Income Series   High current income by
 - Initial Class          investing primarily in a
                          professionally managed         MFS(TM) INVESTMENT
                          diversified portfolio of       MANAGEMENT
                          fixed income securities,
                          some of which may involve
                          equity features
-------------------------------------------------------------------------------
MFS Investors Trust      To provide long-term growth
 Series - Initial Class   of capital and secondarily
                          to provide reasonable
                          current income
-------------------------------------------------------------------------------
MFS New Discovery        Capital appreciation.
 Series - Initial Class
-------------------------------------------------------------------------------

                                  12 PROSPECTUS

OPPENHEIMER VARIABLE ACCOUNT FUNDS
-------------------------------------------------------------------------------
Oppenheimer Core Bond    High level of current
 Fund/VA***               income. As a secondary
                          objective, the
                          Portfolio seeks
                          capital appreciation
                          when consistent with
                          its primary
                          objective.
-------------------------------------------------------------------------------
Oppenheimer Capital      Capital appreciation by
 Appreciation Fund/VA     investing in securities of
                          well-known, established
                          companies.
-------------------------------------------------------------------------------
Oppenheimer Global       Long-term capital               OPPENHEIMERFUNDS, INC.
 Securities Fund/VA       appreciation by investing a
                          substantial portion
                          of assets in
                          securities of
                          foreign issuers,
                          growth-type
                          companies, cyclical
                          industries and
                          special situations
                          that are considered
                          to have appreciation
                          possibilities.
-------------------------------------------------------------------------------
Oppenheimer High Income  A high level of current
 Fund/VA                  income from investment in
                          high-yield fixed-income
                          securities.
-------------------------------------------------------------------------------
Oppenheimer Main Street  Capital appreciation.
 Small Cap Fund/VA
-------------------------------------------------------------------------------
VAN KAMPEN LIFE INVESTMENT TRUST
-------------------------------------------------------------------------------
Van Kampen LIT Comstock  Capital growth and income      VAN KAMPEN ASSET
 Portfolio, Class I       through investments in        MANAGEMENT
                          equity securities,
                          including common stocks,
                          preferred stocks and
                          securities convertible into
                          common and preferred
                          stocks.
-------------------------------------------------------------------------------
Van Kampen LIT Emerging  Capital appreciation.
 Growth Portfolio,
 Class I
-------------------------------------------------------------------------------
Van Kampen LIT           High current return
 Government Portfolio,    consistent with
 Class I                  preservation of capital
-------------------------------------------------------------------------------
Van Kampen LIT Money     Protection of capital and
 Market Portfolio,        high current income through
 Class I                  investments in money market
                          instruments.
-------------------------------------------------------------------------------

* The Portfolio's investment objective(s) may be changed by the Portfolio's Board of Trustees without shareholder approval

..** Effective May 1, 2005, the MFS Bond Series-Initial Class will change its name to MFS Research Bond Series-Initial Class. In addition, the Portfolio's objective will change as described above.

*** Effective April 29, 2005, the Oppenheimer Bond Fund/VA changed its name to Oppenheimer Core Bond Fund/VA. The Portfolio's objective has not changed.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE PORTFOLIOS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT RISK THAT THE PORTFOLIOS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

VARIABLE INSURANCE PORTFOLIOS MIGHT NOT BE MANAGED BY THE SAME PORTFOLIO MANAGERS WHO MANAGE RETAIL MUTUAL FUNDS WITH SIMILAR NAMES. THESE PORTFOLIOS ARE LIKELY TO DIFFER FROM SIMILARLY NAMED RETAIL FUNDS IN ASSETS, CASH FLOW, AND TAX MATTERS. ACCORDINGLY, THE HOLDINGS AND RESULTS OF A VARIABLE INSURANCE PORTFOLIO CAN BE EXPECTED TO BE HIGHER OR LOWER THAN THE INVESTMENT RESULTS OF A SIMILARLY NAMED RETAIL MUTUAL FUND.

                                  13 PROSPECTUS

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT

You may allocate all or a portion of your purchase payments to the Fixed Account Options. We will credit a minimum annual interest rate of 3% to money you allocate to any of the Fixed Account Options. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTIONS

SIX MONTH DOLLAR COST AVERAGING FIXED ACCOUNT OPTION

Under this Option, you may establish a Dollar Cost Averaging Program allocating purchase payments to the Six Month Dollar Cost Averaging Fixed Account Option ("Six Month DCA Fixed Account Option"). We will credit interest to purchase payments you allocate to this Option for six months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Six Month DCA Fixed Account Option. You must transfer all of your money out of the Six Month DCA Fixed Account Option to the Variable Sub-Accounts in six equal monthly installments. If you discontinue the Six Month DCA Fixed Account Option before the end of the transfer period, we will transfer the remaining balance in this Option to the Van Kampen LIT Money Market Variable Sub-Account unless you request a different investment alternative. No transfers are permitted into the Six Month DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the payment plus associated interest to the Van Kampen LIT Money Market Variable Sub-Account in equal monthly installments. Transferring Account Value to the Van Kampen LIT Money Market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page 19.

TWELVE MONTH DOLLAR COST AVERAGING FIXED ACCOUNT OPTION

Under this Option, you may establish a Dollar Cost Averaging Program by allocating purchase payments to the Twelve Month Dollar Cost Averaging Fixed Account Option ("Twelve Month DCA Fixed Account Option"). We will credit interest to purchase payments you allocate to this Option for twelve months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Twelve Month DCA Fixed Account Option. You must transfer all of your money out of the Twelve Month DCA Fixed Account Option to the Variable Sub-Accounts in twelve equal monthly installments. If you discontinue the Dollar Cost Averaging Option before the end of the transfer period, we will transfer the remaining balance in this Option to the Van Kampen LIT Money Market Variable Sub-Account unless you request a different investment alternative. No transfers are permitted into the Twelve Month DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the payment plus associated interest to the Van Kampen LIT Money Market Variable Sub-Account in equal monthly installments. Transferring Account Value to the Van Kampen LIT Money Market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page 19.

At the end of the transfer period, any nominal amounts remaining in the Six Month Dollar Cost Averaging Fixed Account or the Twelve Month Term Dollar Cost Averaging Fixed Account will be allocated to the Van Kampen LIT Money Market Variable Sub-Account.

Transfers out of the Dollar Cost Averaging Fixed Account Options do not count towards the 12 transfers you can make without paying a transfer fee.

INVESTMENT RISK

We bear the investment risk for all amounts allocated to the Six Month DCA Fixed Account Option and the Twelve Month DCA Fixed Account Option. That is because we guarantee the current interest rates we credit to the amounts you allocate to either of these Options, which will never be less than the minimum guaranteed rate in the Contract. Currently, we determine, in our sole discretion, the amount of interest credited in excess of the guaranteed rate.

We may declare more than one interest rate for different monies based upon the date of allocation to the Six Month DCA Fixed Account Option and the Twelve Month DCA Fixed Account Option. For current rate information, please contact your representative or our customer support unit at 1-800-632-3492.

                                  14 PROSPECTUS

GUARANTEE PERIODS

Under this option, each payment or transfer allocated to the Fixed Account earns interest at a specified rate that we guarantee for a period of years we call a Guarantee Period. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods. You select one or more Guarantee Periods for each purchase payment or transfer. If you do not select the Guarantee Period for a purchase payment or transfer, we will assign the shortest Guarantee Period available under the Contract for such payment or transfer.

Each payment or transfer allocated to a Guarantee Period must be at least $500. We reserve the right to limit the number of additional purchase payments that you may allocate to the Fixed Account. Please consult with your Personal Financial Representative for more information.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your Personal Financial Representative or Allstate New York at 1-800-632-3492. The interest rate will never be less than the minimum guaranteed amount stated in the Contract.

HOW WE CREDIT INTEREST. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment allocated to the Fixed Account would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment....................................................    $10,000
Guarantee Period....................................................    5 years
Annual Interest Rate................................................      4.50%

Total Interest Credited During Guarantee Period = $2,461.82 ($12,461.82-$10,000)

END OF CONTRACT YEAR

                                             YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
                                           ----------  ----------  ----------  ----------  ------------
Beginning Contract Value.................  $10,000.00
 X (1 + Annual Interest Rate)                 X 1.045
                                           ----------
                                           $10,450.00

Contract Value at end of Contract Year...              $10,450.00
 X (1 + Annual Interest                                   X 1.045
                                                       ----------
                                                       $10,920.25

Contract Value at end of Contract Year...                          $10,920.25
 X (1 + Annual Interest Rate)                                         X 1.045
                                                                   ----------
                                                                   $11,411.66

Contract Value at end of Contract Year...                                      $11,411.66
 X (1 + Annual Interest Rate)                                                     X 1.045
                                                                               ----------
                                                                               $11,925.19

Contract Value at end of Contract Year...                                                   $11,925.19
 X (1 + Annual Interest Rate)                                                                  X 1.045
                                                                                           -----------
                                                                                            $12,461.82

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a withdrawal, you may be required to pay a Withdrawal Charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

                                  15 PROSPECTUS

RENEWALS. At least 15 but not more than 45 days prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) take no action. We will automatically apply your money to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2) instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment. We will pay interest from the day the Guarantee Period expired until the date of the transfer. The interest will be the rate for the Shortest Guarantee Period then being offered; or

4) withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

Under our automatic laddering program ("Automatic Laddering Program"), you may choose, in advance, to use Guarantee Periods of the same length for all renewals. You can select the Automatic Laddering Program at any time during the Accumulation Phase, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering the Automatic Laddering Program at any time. For additional information on the Automatic Laddering Program, please call our customer service center at 1-800-632-3492.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the Preferred Withdrawal Amount, and transfers from a Guarantee Period, other than those taken during the 30 day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment also applies when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless paid or applied during the 30 day period after such Guarantee Period expires). A positive Market Value Adjustment will apply to amounts currently invested in a Guarantee Period that are paid out as death benefits. We will not apply a Market Value Adjustment to a transfer you make as part of a Dollar Cost Averaging Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

..    within the Preferred Withdrawal Amount as described on page 20, or

..    to satisfy the IRS minimum distribution rules for a qualified Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the Guarantee Period when you remove your money. "TREASURY RATE" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you or transferred. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you or transferred.

For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury Rate is 4.80%, then the Market Value Adjustment will be

                                  16 PROSPECTUS
negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES: TRANSFERS

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. The minimum amount that you may transfer into a Guarantee Period is $500. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Portfolio on the same day as one transfer. Transfers you make as part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program do not count against the 12 free transfers per Contract Year.

We will process transfer requests that we receive before 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request. If we decide to postpone transfers from the Fixed Account for 10 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment. If any transfer reduces your value in such Guarantee Period to less than $500, we will treat the request as a transfer of the entire value in such Guarantee Period.

We reserve the right to waive any transfer fees and restrictions.

TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

You may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

TELEPHONE TRANSFERS

You may make transfers by telephone by calling 1-800-632-3492, if you first send us a completed authorization form. The cut off-time for telephone transfer requests is 4:00 p.m. Eastern Time (3:00 p.m. Central Time). In the event that the New York Stock Exchange closes early, i.e., before 4:00 p.m. Eastern Time (3:00 p.m. Central Time), or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING

The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

                                  17 PROSPECTUS

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under "Trading Limitations." Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable Sub-Accounts, not all market timing or excessive trading is identifiable or preventable. Imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it first occurs. To the extent that such trading activity occurs prior to detection and the imposition of trading restrictions, the portfolio may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS

We reserve the right to limit transfers among the investment alternatives in any Contract year, or to refuse any transfer request, if:

..    we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

..    we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

..    the total dollar amount being transferred, both in the aggregate and in the transfer request;

..    the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a sub-account in a short period of time can constitute market timing);

..    whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Sub-account underlying portfolios that we have identified as being susceptible to market timing activities;

..    whether the manager of the underlying portfolio has indicated that the transfers interfere with portfolio management or otherwise adversely impact the portfolio; and

..    the investment objectives and/or size of the Sub-account underlying portfolio.

If we determine that a contract owner has engaged in market timing or excessive trading activity, we will restrict that contract owner from making future additions or transfers into the impacted Sub-account(s). If we determine that a contract owner has engaged in a pattern of market timing or excessive trading activity involving multiple Sub-accounts, we will also require that all future transfer requests be submitted through regular U.S. mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. Any Sub-account or transfer restrictions will be uniformly applied.

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.

DOLLAR COST AVERAGING PROGRAM

Through the Dollar Cost Averaging Program, you may automatically transfer a set amount every month during the Accumulation Phase from any Variable Sub-Account, the Six Month Dollar Cost Averaging Fixed Account, or the Twelve Month Dollar Cost Averaging Fixed Account, to any other Variable Sub-Account. You may not use dollar cost averaging to transfer amounts to the Fixed Account.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.

Call or write us for instructions on how to enroll.

AUTOMATIC PORTFOLIO REBALANCING PROGRAM

Once you have allocated your money among the Variable Sub-Accounts, the performance of each Variable Sub-Account may cause a shift in the percentage you allocated to each Variable Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will

                                  18 PROSPECTUS
automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the AIM V.I. Capital Appreciation Variable Sub-Account and 60% to be in the Fidelity VIP Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Capital Appreciation Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I. Capital Appreciation Variable Sub-Account and use the money to buy more units in the Fidelity VIP Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Portfolio Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

You may not use the Dollar Cost Averaging and the Automatic Portfolio Rebalancing programs at the same time.

EXPENSES

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE

During the Accumulation Phase, on each Contract Anniversary, we will deduct a $30 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. We also will deduct a full contract maintenance charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver, described below. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is for the cost of maintaining each Contract and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. We will waive this charge if:

..    total purchase payments equal $50,000 or more, or

..    all of your money is allocated to the Fixed Account on a Contract
     Anniversary.

MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily at an annual rate of 1.15% of the average daily net assets you have invested in the Variable Sub-Accounts. The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.

ADMINISTRATIVE EXPENSE CHARGE

We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.

TRANSFER FEE

We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Portfolio Rebalancing Program.

                                  19 PROSPECTUS

WITHDRAWAL CHARGE

We may assess a Withdrawal Charge of up to 7% of the purchase payment(s) you withdraw in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment. The charge declines by 1% annually to 0% after 7 complete years from the day we receive the purchase payment being withdrawn. Beginning on January 1, 2004, if you make a withdrawal before the Payout Start Date, we will apply the Withdrawal Charge percentage in effect on the date of the withdrawal, or the Withdrawal Charge percentage in effect on the following day, whichever is lower. A schedule showing how the Withdrawal Charge declines appears on page 7. During each Contract Year, you can withdraw up to 15% of purchase payments without paying the Withdrawal Charge. Unused portions of this 15% "PREFERRED WITHDRAWAL AMOUNT" are not carried forward to future Contract Years.

We determine the Withdrawal Charge by:

..    multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn, times

..    the part of each purchase payment withdrawal that is in excess of the
     Preferred Withdrawal Amount, adjusted by a Market Value Adjustment.

We will deduct Withdrawal Charges, if applicable, from the amount paid. For purposes of the Withdrawal Charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the Contract, which means you pay taxes on the earnings portion of your withdrawal.

We do not apply a Withdrawal Charge in the following situations:

..    on the Payout Start Date (a Withdrawal Charge may apply if you elect to receive income payments for a specified period of less than 120 months);

..    the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

..    withdrawals taken to satisfy IRS required minimum distribution rules for the Contract; or

..    withdrawals made after all purchase payments have been withdrawn.

We use the amounts obtained from the Withdrawal Charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the Withdrawal Charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals taken during the Accumulation Phase are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. Withdrawals may also be subject to a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

PREMIUM TAXES

Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.

DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES

We are not currently making a provision for such taxes. In the future, however, we may make a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Federal Tax Matters section.

OTHER EXPENSES

Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectuses for the Portfolios. For a summary of the maximum and minimum amounts for these charges and expenses, see pages 8-9. We may receive compensation from the investment advisers or administrators of the Portfolios for administrative services we provide to the Portfolios.

                                  20 PROSPECTUS

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ACCESS TO YOUR MONEY

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Full or partial withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 22.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our customer service center, adjusted by any Market Value Adjustment, less any Withdrawal Charges, contract maintenance charges, income tax withholding, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable Withdrawal Charge and premium taxes.

Withdrawals taken during the Accumulation Phase are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

You have the opportunity to name the investment alternative(s) from which you are taking the withdrawal. If none is specified, we will deduct your withdrawal pro-rata from the investment alternatives according to the value of your investments therein.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account.

If you request a total withdrawal, you must return your Contract to us.

POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2.   An emergency exists as defined by the SEC; or

3.   The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment or transfer for 10 business days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging Program or the Automatic Portfolio Rebalancing Program.

Depending on fluctuations in the net asset value of the Variable Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce the amount in any Guarantee Period to less than $500, we will treat it as a request to withdraw the entire amount invested in such Guarantee Period. If your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we will inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make an additional purchase payment to restore your Contract's value to the contractual minimum of $1,000. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.

                                  21 PROSPECTUS

INCOME PAYMENTS

PAYOUT START DATE

The Payout Start Date is the day that we apply your money to an Income Plan. The Payout Start Date must be no later than the day the Annuitant reaches age 90, or the 10th Contract Anniversary, if later. You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years if you have designated only one Annuitant, or Income Plan 2 with guaranteed payments for 10 years if you have designated joint Annuitants. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Three Income Plans are available under the Contract. Each is available to provide:

..    fixed income payments;

..    variable income payments; or

..    a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis". Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract. The number of months guaranteed may be 0 months, or range from 60 to 360 months.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract. The number of months guaranteed may be 0 months, or range from 60 to 360 months.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment.

Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable income payments associated with the amount withdrawn. To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. You will also have a limited ability to make transfers from the Variable Account portion of the income payments to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any

                                  22 PROSPECTUS
portion of your right to receive fixed income payments into variable income payments. We deduct applicable premium taxes, if any, from the Contract Value at the Payout Start Date. New York does not currently impose a Premium Tax.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the Contract Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

..    terminate the Contract and pay you the Contract Value, adjusted by any
     Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

..    reduce the frequency of your payments so that each payment will be at least
     $20.

VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolio and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from the Fixed Account for the duration of the Income Plan. We calculate the fixed income payments by:

1. adjusting the portion of the Contract Value in the Fixed Account on the Payout Start Date by any applicable Market Value Adjustment;

2.   deducting any applicable premium tax; and

3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

                                  23 PROSPECTUS

DEATH BENEFITS

We will pay the death proceeds prior to the Payout Start Date on:

(a)  the death of any Contract Owner, or

(b) the death of the Annuitant, if the Contract is owned by a non-living person.

We will pay the death proceeds to the new Contract Owner as determined immediately after the death. The new Contract Owner would be a surviving Contract Owner or, if none, the Beneficiary(ies). In the case of a Contract owned by a non-living owner, upon the death of the Annuitant, we will pay the death proceeds to the current Contract Owner.

We will determine the value of the death proceeds as of the end of the Valuation Date on which we receive a complete request for settlement of the death proceeds. If we receive a request after 3 p.m. Central Time on a Valuation Date, we will process the request as of the end of the following Valuation Date.

A complete request for settlement of the death proceeds must include DUE PROOF OF DEATH. We will accept the following documentation as "Due Proof of Death:"

..    a certified copy of the death certificate,

..    a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or

..    any other proof acceptable to us.

DEATH PROCEEDS If we receive a complete request for settlement of the death proceeds within 180 days of the date of the death of any Contract Owner, or the death of the Annuitant, if the Contract is owned by a non-living owner, the death proceeds are equal to the Death Benefit described below. Otherwise, the death proceeds are equal to the greater of the Contract Value or the Settlement Value.

We reserve the right to extend, on a non-discriminatory basis, the 180-day period in which the death proceeds will equal the Death Benefit as described below. This right applies only to the amount payable as death proceeds and in no way restricts when a claim may be filed.

If we do not receive a complete request for settlement of the death proceeds within 180 days of the date of death, the death proceeds are equal to the greater of:

1)   the Contract Value as of the date we determine the death proceeds; or

2)   the Settlement Value as of the date we determine the death proceeds.

DEATH BENEFIT AMOUNT

Prior to the Payout Start Date, the Death Benefit is equal to the greatest of:

1. the Contract Value as of the date we receive a complete request for settlement of the death proceeds, or

2. the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the death proceeds, or

3. the Contract Value on the Death Benefit Anniversary immediately preceding the date we receive a complete request for settlement of the death proceeds, adjusted by any purchase payments, withdrawal adjustment as defined below, and charges made since that Death Benefit Anniversary. A "DEATH BENEFIT ANNIVERSARY" is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract Anniversaries are the first three Death Benefit Anniversaries, or

4. the greatest of the Anniversary Values as of the date we receive a complete request for settlement of the death proceeds. An "ANNIVERSARY VALUE" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that Anniversary and reduced by the amount of any withdrawal adjustment, as defined below, since that anniversary. Anniversary Values will be calculated for each Contract Anniversary prior to the earlier of:

(i)  the date we determine the death benefit, or

(ii) the deceased's 75th birthday or 5 years after the Issue Date, if later.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount,

(b) = the Contract Value immediately prior to the withdrawal, and

(c) = the value of the applicable death benefit alternative immediately prior to the withdrawal.

See Appendix C for an example representative of how the withdrawal adjustment applies.

In calculating the Settlement Value, the amount in each individual Guarantee Period may be subject to a Market Value Adjustment. A Market Value Adjustment will apply to amounts in a Guarantee Period, unless we calculate the Settlement Value during the 30-day period after the expiration of the Guarantee Period. Also, the Settlement Value will reflect the deduction of any applicable Withdrawal Charges, contract maintenance charges, and premium taxes. Contract maintenance charges will be pro rated for the part of the Contract Year elapsed as of the date we determine the Settlement Value, unless your Contract qualifies for a waiver of such charges described in the "Contract Maintenance Charge" section above.

DEATH BENEFIT PAYMENTS
DEATH OF OWNER

                                  24 PROSPECTUS

1.   If your spouse is the sole surviving Contract Owner, or is the sole
     Beneficiary:

a.   Your spouse may elect to receive the Death Proceeds in a lump sum; or

b. Your spouse may elect to receive the Death Proceeds paid out under one of the Income Plans (described in "Income Payments" above), subject to the following conditions:

The Payout Start Date must be within one year of your date of death. Income payments must be payable:

i.   over the life of your spouse; or

ii. for a guaranteed number of payments from 5 to 50 years but not to exceed the life expectancy of your spouse; or

iii. over the life of your spouse with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse.

c. If your spouse does not elect one of these options, the Contract will continue in the Accumulation Phase as if the death had not occurred. If the Contract is continued in the Accumulation Phase, the following conditions apply: The Contract Value of the continued Contract will be the Death Proceeds. Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-Accounts of the Variable Account. This excess will be allocated in proportion to your Contract Value in those Variable Sub-Accounts as of the end of the Valuation Date on which we receive the complete request for settlement of the Death Proceeds (the next Valuation Date if we receive the request after 3:00 p.m. Central Time), except that any portion of this excess attributable to the Fixed Account Options will be allocated to the money market Variable Sub-Account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

i.   transfer all or a portion of the excess among the Variable Sub-accounts;

ii. transfer all or a portion of the excess into the Fixed Account and begin a new Guarantee Period; or

iii. transfer all or a portion of the excess into a combination of Variable Sub-Accounts and the Fixed Account.

Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in the Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge or Market Value Adjustment.

Prior to the Payout Start Date, the Death Proceeds of the continued Contract will be described under "Death Benefit Amount."

Only one spousal continuation is allowed under the Contract.

2. If the new Contract Owner is not your spouse but is a living person or if there are multiple living-person new Contract Owners:

a. The new Contract Owner may elect to receive the Death Proceeds in a lump sum; or

b. The new Contract Owner may elect to receive the Death Proceeds paid out under one of the Income Plans (described in "Income Payments" on page 22), subject to the following conditions:

The Payout Start Date must be within one year of your date of death. Income payments must be payable:

i.   over the life of the new Contract Owner; or

ii. for a guaranteed number of payments from 5 to 50 years but not to exceed the life expectancy of the new Contract Owner; or

iii. over the life of the new Contract Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Contract Owner.

c. If the new Contract Owner does not elect one of the options above, then the new Contract Owner must receive the Contract Value payable within 5 years of your date of death. The Contract Value will equal the amount of the Death Proceeds as determined as of the end of the Valuation Date on which we receive a complete request for settlement of the Death Proceeds (the next Valuation Date if we receive the request after 3:00 p.m. Central
     Time). Unless otherwise instructed by the new Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the new Contract Owner may make transfers (as described in "Transfers During the Payout Phase" on page 18) during this 5 year period. No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

We reserve the right to offer additional options upon the death of the Contract Owner.

If the new Contract Owner dies prior to the complete liquidation of the Contract Value, then the new Contract Owner's named Beneficiary(ies) will receive the greater of the Settlement Value or the remaining Contract Value. This amount must be liquidated as a lump sum within 5 years of the date of the original Contract Owner's death.

                                  25 PROSPECTUS

3. If the new Contract Owner is a corporation or other type of non-living person:

a. The new Contract Owner may elect to receive the Death Proceeds in a lump sum; or

b. If the new Contract Owner does not elect the option above, then the new Contract Owner must receive the Contract Value payable within 5 years of your date of death. The Contract Value will equal the amount of the Death Proceeds as determined as of the end of the Valuation Date on which we receive a complete request for settlement of the Death Proceeds (the next Valuation Date if we receive the request after 3:00 p.m. Central Time). Unless otherwise instructed by the new Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the new Contract Owner may make transfers (as described in "Transfers During the Payout Phase" on page
     18) during this 5 year period.

No additional purchase payments may be added to the Contract under this election. Withdrawal charges will be waived during this 5 year period.

We reserve the right to make additional options available to the new Contract Owner upon the death of the Contract Owner.

If any new Contract Owner is a non-living person, all new Contract Owners will be considered to be non-living persons for the above purposes. Under any of these options, all ownership rights, subject to any restrictions previously placed upon the Beneficiary, are available to the new Contract Owner from the date of your death to the date on which the Death Proceeds is paid.

DEATH OF ANNUITANT

If the Annuitant who is not also the Contract Owner dies prior to the Payout Start Date, the following apply:

1. If the Contract Owner is a living person, then the Contract will continue with a new Annuitant, who will be:

a.   the youngest Contract Owner; otherwise

b. the youngest Beneficiary. You may change the Annuitant before the Payout Start Date.

2.   If the Contract Owner is a non-living person:

a.   The Contract Owner may elect to receive the Death Proceeds in a lump sum;
     or

b. If the Contract Owner does not elect the option above, then the Contract Owner must receive the Contract Value payable within 5 years of the Annuitant's date of death. The Contract Value will equal the amount of the Death Proceeds as determined as of the end of the Valuation Date on which we receive a complete request for settlement of the Death Proceeds (the next Valuation Date if we receive the request after 3:00 p.m. Central
     Time). Unless otherwise instructed by the Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the Contract Owner may make transfers (as described in "Transfers During the Payout Phase" on page 18) during this 5 year period.

No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived during this 5 year period.

We reserve the right to make additional options available to the Contract Owner upon the death of the Annuitant.

Under any of these options, all ownership rights are available to the non-living Contract Owner from the date of the Annuitant's death to the date on which the Death Proceeds is paid.

MORE INFORMATION

ALLSTATE NEW YORK

Allstate New York is the issuer of the Contract. Allstate New York is a stock life insurance company organized under the laws of the State of New York.

Allstate New York was incorporated in 1967 and was known as "Financial Life Insurance Company" from 1967 to 1978. From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Since 1984 the company has been known as "Allstate Life Insurance Company of New York."

Allstate New York is currently licensed to operate in New York. Our home office is located at 100 Motor Parkway, Hauppauge, New York 11788-5107.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of the State of Illinois. With the exception of the directors' qualifying shares, all of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

THE VARIABLE ACCOUNT

Allstate New York established the Allstate Life of New York Separate Account A on December 15, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the

                                  26 PROSPECTUS
management of the Variable Account or Allstate New York.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under New York law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations.

Our obligations arising under the Contracts are general corporate obligations of Allstate New York.

The Variable Account consists of multiple Variable Sub-Accounts, 24 of which are available through the Contracts. Each Variable Sub-Account invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE PORTFOLIOS

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment portfolio. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Sub-Accounts that invest in additional Portfolios. We will notify you in advance of any changes.

CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to Variable Accounts underlying both variable life insurance and variable annuity contracts.

It is conceivable that in the future it may be unfavorable for variable life insurance Variable Accounts and variable annuity Variable Accounts to invest in the same Portfolio. The boards of directors of these Portfolios monitor for possible conflicts among Variable Accounts buying shares of the Portfolios.

Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a Variable Account to comply with such laws could cause a conflict. To eliminate a conflict, a Portfolio's board of directors may require a Variable Account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a Variable Account withdrawing because of a conflict.

THE CONTRACT

DISTRIBUTION. ALFS, Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook, Illinois 60062, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker-dealer under the Securities and Exchange Act of 1934, as amended ("Exchange Act"), and is a member of the NASD, Inc.

The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to

                                  27 PROSPECTUS

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broker-dealers may vary, but we estimate that the total commissions paid on all
Contract sales to broker-dealers will not exceed 8.5% of any purchase payments.

These commissions are intended to cover distribution expenses.

From time to time, we may offer additional sales incentives of up to 1% of purchase payments to broker-dealers who maintain certain sales volume levels.

Allstate New York does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract Owners arising out of services rendered or Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account. We provide the following administrative services, among others:

..    issuance of the Contracts;

..    maintenance of Contract Owner records;

..    Contract Owner services;

..    calculation of unit values;

..    maintenance of the Variable Account; and

..    preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least annually. The annual statement details values and specific Contract data for each particular Contract. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error. We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

NON-QUALIFIED ANNUITIES HELD WITHIN A QUALIFIED PLAN

If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitaitons on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate Life Insurance Company of New York no longer issues deferred annuities to employer spnsored qualified retirement plans.

LEGAL MATTERS

All matters of New York law pertaining to the Contracts, including the validity of the Contracts and Allstate New York's right to issue such Contracts under New York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.

                                  28 PROSPECTUS

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FEDERAL TAX MATTERS

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE NEW YORK MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

Allstate New York is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable Account is not an entity separate from Allstate New York, and its operations form a part of Allstate New York, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Allstate New York believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate New York does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate New York does not intend to make provisions for any such taxes. If Allstate New York is taxed on investment income or capital gains of the Variable Account, then Allstate New York may impose a charge against the Variable Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..    the Contract Owner is a natural person,

..    the investments of the Variable Account are "adequately diversified"
     according to Treasury Department regulations, and

..    Allstate New York is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the surviving Contract Owner. Since the trust will be the surviving Contract Owner in all cases, the Death Benefit will be payable to the trust notwithstanding any beneficiary designation on the annuity contract. A trust, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment; or 2) payment deferred up to five years from date of death.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate New York does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department

                                  29 PROSPECTUS

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announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate New York does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..    if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..    if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

..    if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

..    if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

..    if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any

                                  30 PROSPECTUS

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premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or becoming totally disabled,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made under an immediate annuity, or

..    attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance; as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different. Your Contract may not permit partial exchanges.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate New York (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Allstate New York is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate New York is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate New York as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all

                                  31 PROSPECTUS

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countries nor do

all tax treaties provide an exclusion or lower withholding rate for annuities.

                             TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as or in connection with:

..    Individual Retirement Annuities (IRAs) under Code Section 408(b);

..    Roth IRAs under Code Section 408A;

..    Simplified Employee Pension (SEP IRA) under Code Section 408(k);

..    Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section
     408(p);

..    Tax Sheltered Annuities under Code Section 403(b);

..    Corporate and Self Employed Pension and Profit Sharing Plans under Code
     Section 401; and

..    State and Local Government and Tax-Exempt Organization Deferred
     Compensation Plans under Code Section 457.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate New York no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate New York can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate New York does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain qualified plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made to a beneficiary after the Contract Owner's death,

..    attributable to the Contract Owner being disabled, or

..    made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

                                  32 PROSPECTUS

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It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or total disability,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made after separation from service after age 55 (does not apply to IRAs),

..    made pursuant to an IRS levy,

..    made for certain medical expenses,

..    made to pay for health insurance premiums while unemployed (applies only for IRAs),

..    made for qualified higher education expenses (applies only for IRAs), and

..    made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate New York is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate New York is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

..    required minimum distributions, or,

..    a series of substantially equal periodic payments made over a period of at least 10 years, or,

..    a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..    hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate New York is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate New York as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien or to certain other 'foreign persons'. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer

                                  33 PROSPECTUS
identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL

IRAS). Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

(b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

(c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.

SIMPLIFIED EMPLOYEE PENSION IRA. Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..    attains age 59 1/2,

..    severs employment,

..    dies,

..    becomes disabled, or

..    incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate New York is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do

                                  34 PROSPECTUS
not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).

ANNUAL REPORTS AND OTHER DOCUMENTS

Allstate New York's Annual Report on Form 10-K for the year ended December 31, 2004, is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000839759. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Customer Service, P.O. Box 82656, Lincoln, NE 68501-2656 (telephone: 1-800-632-3492).

                                  35 PROSPECTUS

APPENDIX A

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED*

For the period beginning January 1 and ending December 31,         2000      2001      2002      2003       2004
------------------------------------------------------------------------------------------------------------------
AIM V.I. CAPITAL APPRECIATION - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   7.63  $  5.779  $  4.317   $  5.521
 Accumulation Unit Value, End of Period                           $  7.63  $  5.779  $  4.317  $  5.521   $  5.813
 Number of Units Outstanding, End of Period                         1,991    35,576    91,317   117,184    160,308
AIM V.I. CORE EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   8.18  $  6.231  $  5.195   $  6.382
 Accumulation Unit Value, End of Period                           $  8.18  $  6.231  $  5.195  $  6.382   $  6.868
 Number of Units Outstanding, End of Period                         1,488    34,966    62,419    79,425     94,314
AIM V.I. DIVERSIFIED INCOME - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   9.99  $ 10.223  $ 10.328   $ 11.141
 Accumulation Unit Value, End of Period                           $  9.99  $ 10.223  $ 10.328  $ 11.141   $ 11.555
 Number of Units Outstanding, End of Period                           364     5,443    24,375    33,509     47,763
AIM V.I. INTERNATIONAL GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   8.66  $  6.538  $  5.444   $  9.938
 Accumulation Unit Value, End of Period                           $  8.66  $  6.538  $  5.444  $  9.938   $  8.496
 Number of Units Outstanding, End of Period                           305    11,638    15,358    20,763     28,603
AIM V.I. PREMIER EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   8.67  $  7.482  $  5.153   $  6.365
 Accumulation Unit Value, End of Period                           $  8.67  $  7.482  $  5.153  $  6.365   $  6.648
 Number of Units Outstanding, End of Period                        21,939    71,223   158,710   177,633    197,713
FIDELITY VIP CONTRAFUND(R) - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   9.39  $  8.138  $  7.285   $  9.242
 Accumulation Unit Value, End of Period                           $  9.39  $  8.138  $  7.285  $  9.242   $ 10.539
 Number of Units Outstanding, End of Period                         2,196    31,995    97,646   147,589    197,911
FIDELITY VIP GROWTH - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   8.53  $  6.934  $  4.786   $  6.279
 Accumulation Unit Value, End of Period                           $  8.53  $  6.934  $  4.786  $  6.279   $  6.410
 Number of Units Outstanding, End of Period                        27,151    90,481   208,536   257,920    354,754
FIDELITY VIP HIGH INCOME - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   8.40  $  7.317  $  7.474   $  9.393
 Accumulation Unit Value, End of Period                           $  8.40  $  7.317  $  7.474  $  9.393   $ 10.166
 Number of Units Outstanding, End of Period                            33    20,582    43,029    63,385    103,282
FIDELITY VIP INDEX 500 - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   9.04  $  7.845  $  6.025   $  7.640
 Accumulation Unit Value, End of Period                           $  9.04  $  7.845  $  6.025  $  7.640   $  8.345
 Number of Units Outstanding, End of Period                             0    67,571   215,402   267,570    404,671
 FIDELITY VIP INVESTMENT GRADE BOND - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $  10.44  $ 11.179  $ 12.181   $ 12.655
 Accumulation Unit Value, End of Period                           $ 10.44  $ 11.179  $ 12.181  $ 12.655   $ 13.054
 Number of Units Outstanding, End of Period                           132    26,618   143,699      202,    195,735
FIDELITY VIP OVERSEAS - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   8.97  $  6.982  $  5.496   $  7.781
 Accumulation Unit Value, End of Period                           $  8.97  $  6.982  $  5.496  $  7.781   $  8.732
 Number of Units Outstanding, End of Period                            92    25,188    36,513    43,249     52,535
MFS RESEARCH BOND - INITIAL CLASS SUB-ACCOUNT **
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $  10.39  $ 11.150  $ 11.993   $ 12.949
 Accumulation Unit Value, End of Period                           $ 10.39  $ 11.150  $ 11.993  $ 12.949   $ 13.563
 Number of Units Outstanding, End of Period                             0    18,271   100,799   121,895    110,249

                                  36 PROSPECTUS

MFS HIGH INCOME - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   9.22  $  9.298  $  9.417   $ 10.969
 Accumulation Unit Value, End of Period                           $  9.22  $  9.298  $  9.417  $ 10.969   $ 11.823
 Number of Units Outstanding, End of Period                           108    10,338     9,733    15,277     49,548
MFS INVESTORS TRUST - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   9.73  $  8.078  $  6.305   $  7.605
 Accumulation Unit Value, End of Period                           $  9.73  $  8.078  $  6.305  $  7.605   $  8.363
 Number of Units Outstanding, End of Period                             0    27,560    73,504    87,690    114,180
MFS NEW DISCOVERY - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   8.89  $  8.336  $  5.628   $  7.432
 Accumulation Unit Value, End of Period                           $  8.89  $  8.336  $  5.628  $  7.432   $  7.817
 Number of Units Outstanding, End of Period                         6,891    19,369    66,020    77,933     86,243
OPPENHEIMER CORE BOND/VA SUB-ACCOUNT ***
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $  10.20  $ 10.857  $ 11.695   $ 12.332
 Accumulation Unit Value, End of Period                           $ 10.20  $ 10.857  $ 11.695  $ 12.332   $ 12.847
 Number of Units Outstanding, End of Period                             0    25,776   106,484   121,184    143,175
OPPENHEIMER CAPITAL APPRECIATION/VA SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   8.95  $  7.723  $  5.578   $  7.213
 Accumulation Unit Value, End of Period                           $  8.95  $  7.723  $  5.578  $  7.213   $  7.617
 Number of Units Outstanding, End of Period                            91   107,889   186,591   237,209    299,956
OPPENHEIMER GLOBAL SECURITIES/VA SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   9.63  $  8.363  $  6.431   $  9.082
 Accumulation Unit Value, End of Period                           $  9.63  $  8.363  $  6.431  $  9.082   $ 10.687
 Number of Units Outstanding, End of Period                             0    41,075    84,628   108,776    130,413
OPPENHEIMER HIGH INCOME/VA SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   9.46  $  9.520  $  9.176   $ 11.232
 Accumulation Unit Value, End of Period                           $  9.46  $  9.520  $  9.176  $ 11.232   $ 12.087
 Number of Units Outstanding, End of Period                             0    23,570    52,432    63,049     95,050
OPPENHEIMER MAIN STREET SMALL CAP/VA SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   8.73  $  8.589  $  7.146   $ 10.187
 Accumulation Unit Value, End of Period                           $  8.73  $  8.589  $  7.146  $ 10.187   $ 12.013
 Number of Units Outstanding, End of Period                           240    22,387    77,910   119,444    164,702
VAN KAMPEN LIT COMSTOCK, CLASS I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $  11.58  $ 11.154  $  8.894   $ 11.505
 Accumulation Unit Value, End of Period                           $ 11.58  $ 11.154  $  8.894  $ 11.505   $ 13.379
 Number of Units Outstanding, End of Period                           337    38,811   117,684   175,133    232,285
VAN KAMPEN LIT EMERGING GROWTH, CLASS I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   7.47  $  5.053  $  3.369   $  4.237
 Accumulation Unit Value, End of Period                           $  7.47  $  5.053  $  3.369  $  4.237   $  4.478
 Number of Units Outstanding, End of Period                        16,637    65,356   138,721   171,774    182,412
VAN KAMPEN LIT GOVERNMENT, CLASS I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                          --        --  $ 10.000  $ 10.642   $ 10.692
 Accumulation Unit Value, End of Period                                --        --  $ 10.642  $ 10.692   $ 10.999
 Number of Units Outstanding, End of Period                            --        --    46,592    56,776     48,986
VAN KAMPEN LIT MONEY MARKET, CLASS I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $  10.14  $ 10.381  $ 10.377   $ 10.305
 Accumulation Unit Value, End of Period                           $ 10.14  $ 10.381  $ 10.377  $ 10.305   $ 10.258
 Number of Units Outstanding, End of Period                             0   129,426   199,118   192,771    199,636

* The Contracts were first offered on September 22, 2000. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.15% and an administrative expense charge of 0.10%. All of the Variable Sub-Accounts were first offered under the Contracts on September 19, 2000, with the exception of the Van Kampen LIT Government, Class I Sub-Account that was first offered April 30, 2002.

** Effective May 1, 2005, the MFS Bond Series - Initial Class will change its name to MFS Research Bond Series - Initial Class. We will make a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

*** Effective Apil 29, 2005, the Oppenheimer Bond Fund/VA changed its name to Oppenheimer Core Bond Fund/VA. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

                                  37 PROSPECTUS

APPENDIX B MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Guarantee Period; and

J = the Treasury Rate for a maturity equal to N years for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a note for a maturity of length N is not available, a weighted average will be used.

"Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15.

The Market Value Adjustment factor is determined from the following formula:

..9 X (I - J) X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred (in excess of the Preferred Withdrawal Amount) paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30 day period after such Guarantee Period expires.

                                  38 PROSPECTUS

EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment: $10,000 allocated to a Guarantee Period

Guarantee Period: 5 years

Guaranteed Interest Rate: 4.50%

5 Year Treasury Rate at the time the Guarantee Period is established: 4.50%

Full Surrender: End of Contract Year 3

NOTE: These examples assume that premium taxes are not applicable.

EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)

Step 1.  Calculate Contract      $10,000.00 X (1.045)/3/ = $11,411.66
 Value at End of Contract Year
 3:
Step 2. Calculate the Preferred .15 X
 $10,000.00 = $1,500.00 Withdrawal Amount:

Step 3. Calculate the Market      I = 4.5%
 Value Adjustment:                J = 4.2%

                                      730 days
                                  N = -------- = 2
                                      365 days

                                 Market Value Adjustment Factor: .9 X (I - J) X N = .9 X (.045 - .042) X (730/365) = .0054

                                 Market Value Adjustment = Market Value
                                 Adjustment Factor X Amount Subject to Market
                                 Value Adjustment:

                                  = .0054 X ($11,411.66 - $1,500.00) = $53.32

EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1.  Calculate Contract      $10,000.00 X (1.045)/3/  = $11,411.66
 Value at End of Contract Year 3:
Step 2. Calculate the Preferred .15 X
 $10,000.00 = $1,500.00 Withdrawal Amount:
Step 3. Calculate the Market      I = 4.5%
 Value Adjustment:                J = 4.8%

                                       730 days
                                   N = -------- = 2
                                       365 days

                                 Market Value Adjustment Factor: .9 X (I - J) X N = .9 X (.045 - .048) X (730/365) = -.0054

                                 Market Value Adjustment = Market Value
                                 Adjustment Factor X Amount Subject to Market
                                 Value Adjustment:

                                  = -.0054 X ($11,411.66 - $1,500.00) = -$53.52

                                  39 PROSPECTUS

APPENDIX C WITHDRAWAL ADJUSTMENT EXAMPLE

Issue Date: January 1, 2005

Initial Purchase Payment: $50,000

Death Benefit Amount

-----------------------------------------------------------------------------------------------
                             Contract                  Contract                     Greatest
                Type       Value Before  Transaction  Value After  Death Benefit   Anniversary
   Date     of Occurrence   Occurrence     Amount     Occurrence    Anniversary       Value
                 Value
-----------------------------------------------------------------------------------------------
  1/1/05      IssueDate         --         $50,000      $50,000       $50,000        $50,000
-----------------------------------------------------------------------------------------------
  1/1/06      Contract       $55,000         --         $55,000       $50,000        $55,000
             Anniversary
-----------------------------------------------------------------------------------------------
  7/1/06       Partial       $60,000       $15,000      $45,000       $37,500        $41,250
             Withdrawal
-----------------------------------------------------------------------------------------------

Withdrawal adjustment equals the partial withdrawal amount divided by the Contract Value immediately prior to the partial withdrawal multiplied by the value of the applicable death benefit amount alternative immediately prior to the partial withdrawal.

DEATH BENEFIT ANNIVERSARY VALUE DEATH BENEFIT
--------------------------------------------------------------------------------------------------------------
PARTIAL WITHDRAWAL AMOUNT                                                     (w)               $15,000
--------------------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                        (a)               $60,000
--------------------------------------------------------------------------------------------------------------
Value of Applicable Death Benefit Amount Immediately Prior to Partial         (d)               $50,000
Withdrawal
--------------------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                    [(w)/(a)] X (d)        $12,500
--------------------------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                                          $37,500
--------------------------------------------------------------------------------------------------------------
GREATEST ANNIVERSARY VALUE DEATH BENEFIT
--------------------------------------------------------------------------------------------------------------
PARTIAL WITHDRAWAL AMOUNT                                                     (w)               $15,000
--------------------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                        (a)               $60,000
--------------------------------------------------------------------------------------------------------------
Value of Applicable Death Benefit Amount Immediately Prior to Partial         (d)               $55,000
Withdrawal
--------------------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                    [(w)/(a)] X (d)        $13,750
--------------------------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                                          $41,250
--------------------------------------------------------------------------------------------------------------

Please remember that you are looking at a hypothetical example, and that your investment performance may be greater or less than the figures shown.

                                  40 PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION

TABLE OF CONTENTS

              Additions, Deletions or Substitutions of Investments

                                  The Contract

                              Purchase of Contracts

                     Calculation of Accumulation Unit Values

                     Calculation of Variable Income Payments

                                 General Matters

                                Incontestability

                                   Settlements

                  Safekeeping of the Variable Account's Assets

                                     Experts

                              Financial Statements

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                  41 PROSPECTUS

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees................   $    0

Cost of printing and engraving...   $4,000
Legal fees.......................   $    0
Accounting fees..................   $3,000
Mailing fees.....................   $6,500

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The By-laws of Allstate Life Insurance Company of New York ("Registrant") provide that Registrant will indemnify all of its directors, former directors, officers and former officers, to the fullest extent permitted under law, who were or are a party or are threatened to be made a party to any proceeding by reason of the fact that such persons were or are directors or officers of Registrant, against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them. The indemnity shall not be deemed exclusive of any other rights to which directors or officers may be entitled by law or under any articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the indemnity shall inure to the benefit of the legal representatives of directors and officers or of their estates, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such directors and officers. The indemnity shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such directors and officers taken prior to the effectiveness of this indemnity; provided that payment of such claims had not been agreed to or denied by Registrant before such date.

The directors and officers of Registrant have been provided liability insurance for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of Registrant.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the period beginning on December 1, 2008 and ending on April 3, 2009, the Registrant inadvertently sold deferred annuity contracts or participating interests therein pursuant to two registration statements on Form S-3 that were not in compliance with Rule 415(a)(5) under the Securities Act of 1933. The aggregate amount of securities sold was $2,908,070. Purchasers, however, did receive all material information relating to the security prior to sale, including the prospectus from the existing registration statement. When the technical violation was discovered, the Registrant filed new registration statements on Form S-3 with the Commission to comply with the requirements of Rule 415(a)(5) for continuous offering. These registration statements were declared effective on March 27, 2009 (SEC File No. 333-158183) and April 27, 2009 (SEC File No. 333-158655). Although the legal effect of a violation of Rule 415(a)(5) is not entirely clear, the Registrant may have been deemed to have inadvertently sold unregistered securities during the time period noted above. New procedures have been implemented to ensure timely submission of future registration statement filings.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

16(a)

Exhibit No. Description

(1) Form of Underwriting Agreement (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Registrant's Form N-4 Registration Statement (File No. 033-65381) dated September 23, 1996.)

(2) None

3(i) Restated Certificate of Incorporation of Allstate Life Insurance Company of New York dated December 2, 2003. Incorporated herein by reference to Exhibit 3(i) to Allstate Life Insurance Company of New York's Annual Report on Form 10-K for 2003, SEC File No. 333-100029.

3(ii) Amended By-Laws of Allstate Life Insurance Company of New York dated December 16, 1998. Incorporated herein by reference to Exhibit 3(ii) to Allstate Life Insurance Company of New York's Annual Report on Form 10-K for 1998, SEC File No. 333-100029.

(4)(a) Form of AIM Lifetime Plus(SM) Variable Annuity Contract (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (File No. 033-65381) dated September 23, 1996.)

(b) Form of AIM Lifetime Plus(SM) II Variable Annuity Contract (Incorporated herein by reference to Post-Effective Amendment No. 4 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (File No. 033-65381) dated November 12, 1999.)

(c) Form of "Allstate Custom Portfolio," "Allstate Provider" or
"SelectDirections(SM)" Variable Annuity Contract (Incorporated herein by reference to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (File No. 333-94785) dated January 14, 2000.)

(d) Form of Amendatory Endorsement to Add Dollar Cost Averaging Fixed Accounts to the "Allstate Custom Portfolio", "Allstate Provider", or "SelectDirections" Variable Annuity (Incorporated herein by reference to Post-Effective Amendment No. 23 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (File No. 333-94785) dated April 20, 2001.)

(e) Form of Amendatory Endorsement for Transfer Limitations under the "Allstate Custom Portfolio", "Allstate Provider", or "SelectDirections" Variable Annuity (Incorporated herein by reference to Post-Effective Amendment No. 23 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (File No. 333-94785) dated April 20, 2001.)

(f) Form of Death Benefit Endorsement (Previously filed in Post-Effective Amendment No. 1 to this Registration Statement (File No. 333-100029) dated April 11, 2003.)

(5)(a) Opinion and Consent of General Counsel re: Legality (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form S-3 Registration Statement of Allstate Life Insurance Company of New York (File No. 033-65355) dated September 23, 1996.)

(5)(b) Opinion and Consent of General Counsel re: Legality (Incorporated herein by reference to Post-Effective Amendment No. 4 to Form S-3 Registration Statement of Allstate Life Insurance Company of New York (File No. 033-65355) dated November 12, 1999.)

(5)(c) Opinion and Consent of General Counsel re: Legality (Incorporated herein by reference to Post-Effective Amendment No. 1 to the Form S-3 Registration Statement (File No.333-95703) dated February 14, 2000.)

(5)(d) Opinion of General Counsel Re: Legality (Incorporated herein by reference to Post-Effective Amendment No. 3 to the Form S-3 Registration Statement (File No.333-95703) dated July 21, 2000.)

(5)(e) Opinion of General Counsel Re: Legality (Incorporated herein by reference to Post-Effective Amendment No. 4 to the Registration Statement on Form S-3 (File No. 333-95703) dated August 21, 2000.)

(5)(f) Opinion of General Counsel Re: Legality (Incorporated herein by reference to Registrant's Form S-3 Initial Registration Statement (File No. 333-61846) dated May 30, 2001.)

(5)(g) Opinion of General Counsel Re: Securities registered (Previously filed in Registrant's Form S-3 Initial Registration Statement (File No. 333-100029) dated September 24, 2002.)

(5)(h) Opinion of General Counsel Re: Legality (Incorporated by reference to Registrant's Form S-3 Registration Statement (File No. 333-158183) dated March 24, 2009)

(8) None

(9) None

(10)  Material Contracts

10.1 Form of Amended and Restated Service and Expense Agreement between Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2004. Incorporated herein by reference to
      Exhibit 10.1 to Allstate Life Insurance Company's Annual Report on Form 10-K for 2007. (SEC File No.000-31248)

10.2 Form of Amendment No. 1 to Amended and Restated Service and Expense Agreement between Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2009. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company's Current Report on Form 8-K filed February 17, 2010. (SEC File No. 000-31248)

10.3 New York Insurer Supplement to Amended and Restated Service and Expense Agreement between Allstate Insurance Company, The Allstate Corporation, Allstate Life Insurance Company of New York and Intramerica Life Insurance Company, effective March 5, 2005. Incorporated herein by reference to
      Exhibit 10.2 to Allstate Life Insurance Company's Quarterly Report on Form 10-Q for quarter ended June 30, 2005. (SEC File No. 000-31248)

10.4 Investment Advisory Agreement and Amendment to Service Agreement as of January 1, 2002 between Allstate Insurance Company, Allstate Investments, LLC and Allstate Life Insurance Company of New York. Incorporated herein by reference to Exhibit 10.2 to Allstate Life Insurance Company of New York's Quarterly Report on Form 10-Q for quarter ended March 31, 2002. (SEC File No. 333-61846)

10.5 Underwriting Agreement between Allstate Life Insurance Company of New York and ALFS, Inc., effective October 1, 1996. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company of New York's Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-61846)

10.6 Principal Underwriting Agreement between Allstate Life Insurance Company of New York and Allstate Distributors, L.L.C., effective May 1, 2000. Incorporated herein by reference to Exhibit 10.2 to Allstate Life Insurance Company of New York's Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-61846)

10.7 Amendment Number One to the Principal Underwriting Agreement between Allstate Life Insurance Company of New York and Allstate Distributors, L.L.C. effective October 1, 2002. Incorporated herein by reference to
      Exhibit 10.1 to Allstate Life Insurance Company of New York's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. (SEC File No. 333-100029)

10.8 Selling Agreement between Allstate Life Insurance Company of New York, ALFS, Inc. and Allstate Financial Services, LLC effective May 1, 2005. Incorporated herein by reference to Exhibit 10.7 to Allstate Life Insurance Company's Annual Report on Form 10-K for 2003. (SEC File No. 000-31248)

10.9 Reinsurance Agreement between Allstate Life Insurance Company and Allstate Life Insurance Company of New York effective January 1, 1984 as amended by Amendment No. 1 effective September 1, 1984, Amendment No.2 effective January 1, 1987, Amendment No.3 effective October 1, 1988, Amendment No.4 effective January 1, 1994 and Amendment No.5 effective December 31, 1995. Incorporated herein by reference to Exhibit 10.6 to Allstate Life Insurance Company of New York's Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-61846)

10.10 Amendment No. 6 to Reinsurance Agreement between Allstate Life Insurance Company and Allstate Life Insurance Company of New York effective
      December 1, 2007. Incorporated herein by reference to Exhibit 10.11 to the Registration Statement on Form S-1 for Allstate Life Insurance Company of New York (File No. 333-158183) filed on April 8, 2010.

10.11 Amendment No. 7 to Reinsurance Agreement between Allstate Life Insurance Company and Allstate Life Insurance Company of New York effective
      November 1, 2009. Incorporated herein by reference to Exhibit 10.12 to the Registration Statement on Form S-1 for Allstate Life Insurance Company of New York (File No. 333-158183) filed on April 8, 2010.

10.12 Assumption Reinsurance Agreement between Allstate Life Insurance Company and Allstate Life Insurance Company of New York effective July 1, 1984. Incorporated herein by reference to Exhibit 10.7 to Allstate Life Insurance Company of New York's Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-61846)

10.13 Reinsurance Agreement between Allstate Life Insurance Company and Allstate Life Insurance Company of New York, effective January 1, 1986, as amended by Amendment No.1 effective December 31, 1995 and Amendment No. 2 effective December 1, 1995. Incorporated herein by reference to Exhibit
      10.8 to Allstate Life Insurance Company of New York's Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-61846)

10.14 Reinsurance Agreement between Allstate Life Insurance Company and Allstate Life Insurance Company of New York, effective January 1, 1991, as amended by Amendment No.1 effective December 31, 1995. Incorporated herein by reference to Exhibit 10.9 to Allstate Life Insurance Company of New York's Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-61846)

10.15 Stop Loss Reinsurance Agreement between Allstate Life Insurance Company and Allstate Life Insurance Company of New York effective December 31, 2001. Incorporated herein by reference to Exhibit 10.16 to Allstate Life Insurance Company of New York's Annual Report on Form 10-K for 2003. (SEC File No. 333- 100029)

10.16 Cash Management Services Master Agreement between Allstate Insurance Company and Allstate Bank (f/k/a Allstate Federal Savings Bank) dated March 16, 1999. Incorporated herein by reference to Exhibit 10.32 to Allstate Life Insurance Company's Form 10 filed on April 24, 2002. (SEC File No. 000-31248)

10.17 Amendment No. 1 effective January 5, 2001 to Cash Management Services Master Agreement between Allstate Insurance Company and Allstate Bank dated March 16, 1999. Incorporated herein by reference to Exhibit 10.33 to Allstate Life Insurance Company's Form 10 filed on April 24, 2002. (SEC File No. 000- 31248)

10.18 Amendment No. 2 entered into November 8, 2002 to the Cash Management Services Master Agreement between Allstate Insurance Company, Allstate Bank and Allstate Motor Club, Inc. dated March 16, 1999. Incorporated herein by reference to Exhibit 10.19 to Allstate Life Insurance Company's Annual Report on Form 10-K filed for 2007. (SEC File No. 000-31248)

10.19 Premium Depository Service Supplement dated as of September 30, 2005 to Cash Management Services Master Agreement between Allstate Insurance Company, Allstate Bank, Allstate Motor Club, Inc. and certain other parties. Incorporated herein by reference to Exhibit 10.20 to Allstate Life Insurance Company's Annual Report on Form 10-K filed for 2007. (SEC File No. 000-31248)

10.20 Variable Annuity Service Supplement dated November 10, 2005 to Cash Management Services Agreement between Allstate Bank, Allstate Life Insurance Company of New York and certain other parties. Incorporated herein by reference to Exhibit 10.21 to Allstate Life Insurance Company's Annual Report on Form 10-K filed for 2007. (SEC File No. 000-31248)

10.21 Sweep Agreement Service Supplement dated as of October 11, 2006 to Cash Management Services Master Agreement between Allstate Life Insurance Company, Allstate Bank, Allstate Motor Club, Inc. and certain other companies. Incorporated herein by reference to Exhibit 10.22 to Allstate Life Insurance Company's Annual Report on Form 10-K filed for 2007. (SEC File No. 000-31248)

10.22 Intercompany Loan Agreement among The Allstate Corporation, Allstate Life Insurance Company, Lincoln Benefit Life Company and other certain subsidiaries of The Allstate Corporation dated February 1, 1996. Incorporated herein by reference to Exhibit 10.24 of Allstate Life Insurance Company's Annual Report on Form 10-K for 2006. (SEC File No. 000-31248)

10.23 Form of Pledge and Security Agreement between Road Bay Investments, LLC and Allstate Life Insurance Company of New York dated as of September 25, 2009. Filed herewith.

10.24 Form of Asset Purchase Agreement between Allstate Life Insurance Company of New York and Road Bay Investments, LLC dated as of September 25, 2009. Filed herewith.

10.25 Form of Amendment No. 1 to Asset Purchase Agreement between Allstate
      Life Insurance Company of New York and Road Bay Investments, LLC dated as of September 25, 2009. Filed herewith.

10.26 Form of Pledge and Security Agreement between Road Bay Investments, LLC and Allstate Life Insurance Company of New York dated as of March 11, 2011. Filed herewith.

10.27 Form of Asset Purchase Agreement between Allstate Life Insurance Company of New York and Road Bay Investments, LLC dated as of March 11, 2011. Filed herewith.

10.28 Form of Tax Sharing Agreement among The Allstate Corporation and certain affiliates dated as of November 12, 1996. Incorporated herein by reference to Exhibit 10.24 to Allstate Life Insurance Company's Annual Report Form 10-K for 2007. (SEC File No.000-31248)

10.29 Agreement for the Settlement of State and Local Tax Credits among Allstate Insurance Company and certain affiliates effective January 1, 2007. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company of New York's Current Report on Form 8-K filed February 21, 2008. (SEC File No. 333-100029)

10.30 Administrative Agreement between Allstate Life Insurance Company, ALFS, Inc., and Allstate Life Insurance Company of New York effective June 1, 1993. Incorporated herein by reference to Exhibit 10.22 to Allstate Life Insurance Company of New York's Annual Report on Form 10-K for 2008. (SEC File No. 333- 100029)

10.31 Administrative Services Agreement between Allstate Life Insurance Company of New York and ALFS, Inc. effective January 1, 2002. Incorporated herein by reference to Exhibit 10.23 to Allstate Life Insurance Company of New York's Annual Report on Form 10-K for 2008. (SEC File No. 333-100029)

10.32 Form of Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements between ALFS, Inc. and Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Distributors, LLC & Lincoln Benefit Life Company. Filed herewith.

(24)(a) Powers of  Attorney for Marcia  D. Alazraki, Robert  K. Becker, Michael
B. Boyle, Cleveland Johnson, Jr., Kenneth R. O'Brien, Samuel H. Pilch, John C. Pintozzi, John Raben, Jr., Phyllis Hill Slater, Matthew E. Winter. Incorporated herein by reference to Exhibit 24 to the Registration Statement on Form S-1 for Allstate Life Insurance Company of New York (File No. 333-158183) filed on April 8, 2010.

(24)(b) Powers of Attorney for Anurag Chandra, Larry M. Sedillo and Samuel H. Pilch. Filed herewith.

16(b) Financial statement schedules required by Regulation S-X (17 CFR Part 210) and Item 11(e) of Form S-1 are included in Part I.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, Allstate Life Insurance Company of New York, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois on the 12th day of April, 2011.

                             ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                            (REGISTRANT)


                             By: /s/ SUSAN L. LEES
                                 ----------------------------------------
                                 Susan L. Lees, Director, Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 12th day of April, 2011.


*/MARCIA D. ALAZRAKI             Director
------------------------------
Marcia D. Alazraki


*/ROBERT K. BECKER               Director and Senior Vice President
------------------------------
Robert K. Becker


*/MICHAEL B. BOYLE               Director and Senior Vice President
------------------------------
Michael B. Boyle


*/ANURAG CHANDRA                 Director and  Executive Vice President
------------------------------
Anurag Chandra


*/CLEVELAND JOHNSON, JR.         Director
------------------------------
Cleveland Johnson, Jr.


/s/ SUSAN L. LEES                Director, Senior Vice President, General
------------------------------   Counsel and Secretary
Susan L. Lees


*/KENNETH R. O'BRIEN             Director
------------------------------
Kenneth R. O'Brien


*/SAMUEL H. PILCH                Director, Senior Group Vice President and
------------------------------   Controller (Principal Accounting Officer)
Samuel H. Pilch


*/JOHN C. PINTOZZI               Director, Senior Vice President and Chief
------------------------------   Financial Officer (Principal Financial
John C. Pintozzi                 Officer)


*/JOHN R. RABEN, JR.             Director
------------------------------
John R. Raben, Jr.


*/LARRY M. SEDILLO               Director, Vice President and Chief
------------------------------   Operations Officer
Larry M. Sedillo


*/PHYLLIS H. SLATER              Director
------------------------------
Phyllis H. Slater


*/MATTHEW E. WINTER              Director, Chairman, President and
------------------------------   Chief Executive Officer
Matthew E. Winter                (Principal Executive Officer)

*/   By Susan L. Lees, pursuant to Power of Attorney previously filed or filed herewith.

                                  EXHIBIT LIST

The following exhibits are filed herewith:

Exhibit No. Description

10.23 Form of Pledge and Security Agreement between Road Bay Investments, LLC and Allstate Life Insurance Company of New York dated as of September 25, 2009. Filed herewith.

10.24 Form of Asset Purchase Agreement between Allstate Life Insurance Company of New York and Road Bay Investments, LLC dated as of September 25, 2009. Filed herewith.

10.25 Form of Amendment No. 1 to Asset Purchase Agreement between Allstate Life Insurance Company of New York and Road Bay Investments, LLC dated as of September 25, 2009. Filed herewith.

10.26 Form of Pledge and Security Agreement between Road Bay Investments, LLC and Allstate Life Insurance Company of New York dated as of March 11, 2011. Filed herewith.

10.27 Form of Asset Purchase Agreement between Allstate Life Insurance Company of New York and Road Bay Investments, LLC dated as of March 11, 2011. Filed herewith.

10.32 Form of Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements between ALFS, Inc. and Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Distributors, LLC & Lincoln Benefit Life Company

(23)   Consent of Independent Registered Public Accounting Firm

(24)(b)Powers  of Attorney for Anurag Chandra, Larry M. Sedillo and
       Samuel H. Pilch